Exhibit 99.1

Application for Rehearing

Submitted to The Public Utilities Commission of Ohio

on November 9, 2012

BEFORE

THE PUBLIC UTILITIES COMMISSION OF OHIO

In the Matter of the Joint Application	)
of Ohio Edison Company, The	)
Cleveland Electric Illuminating Company,	)
and The Toledo Edison Company for	)
Authority to Issue Phase-In-Recovery	) Case No. 12–1465–EL–ATS
Bonds and Impose, Charge and Collect	)
Phase-In-Recovery Charges and	)
For Tariff and Bill Format Approvals	)

APPLICATION FOR REHEARING

OF OHIO EDISON COMPANY, THE CLEVELAND ELECTRIC ILLUMINATING

COMPANY, AND THE TOLEDO EDISON COMPANY

Pursuant to R.C. § 4903.10 and Rule 4901-1-35, Ohio Administrative Code, Ohio Edison Company (“OE”), The Cleveland Electric Illuminating Company (“CEI”), and The Toledo Edison Company (“TE” and together with OE and CEI, the “Applicants” or the “Companies”), hereby apply for rehearing of the Financing Order issued in the above-captioned case on October 10, 2012 (“Order”). As explained in more detail in the attached Memorandum in Support, the Order in this case is unreasonable and unlawful on the following grounds1:

1.	The Order unreasonably and unlawfully caps all financing costs at five percent of the Companies’ estimated costs, instead of one hundred five percent for financing costs, excluding debt retirement costs, and one hundred fifteen percent for debt retirement costs.

2.	The Order unreasonably and unlawfully fails to include minimum standards for third party billing and collection service in order to protect the nonbypassibility of Phase-In-Recovery Charges and bankruptcy remote nature of the transaction, and to support the credit quality of the Phase-In-Recovery (“PIR”) Bonds.

3.	The Order unreasonably and unlawfully imposes a cap on the weighted average yield of the PIR Bonds.

[1]	Capitalized terms used herein and in the attached Memorandum in Support but not otherwise defined have the meanings set forth in the Order.

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4.	The Order unreasonably and unlawfully fails to recognize when a financing order becomes final and instead permits the Commission to issue a supplemental financing order that could unlawfully modify the final financing order.

5.	The Order provides for a fee for the Commission’s financial advisor that is unreasonable.

6.	The Order unreasonably and unlawfully fails to provide a reasonable fee to a non-EDU servicer in the event that there is no EDU successor willing or able to assume such servicing duties in order to ensure the collection and true up adjustment, from time to time, of Phase-In-Recovery Charges.

7.	The Order includes multiple errors and inconsistencies that need to be corrected to properly implement a Final Financing Order in a manner that will benefit customers:

•

Both the Order and the form of Issuance Advice Letter attached thereto contain typographic errors, inconsistencies, and errors that must be corrected so that the description of the Phase-In Costs, Phase-In-Recovery Charges, Phase-In-Recovery Property, financing costs and PIR Bonds is reasonable and the use of those terms is consistent with corresponding statutory terms.

•	The Order references riders that are inapplicable to TE and OE.

•	The Order unreasonably sets the capitalization of the SPEs.

•

The Order states that each PIR Bond issuance cannot exceed the aggregate amount of deferral balances and associated costs, resulting in an unreasonable failure to account for actual upfront financing costs.

•

The Order is unclear as to the types of costs that may be recovered as financing costs, and must clearly and consistently refer to statutory “financing costs” and do so without limitation or qualification.

As demonstrated in the Memorandum in Support of this Application, which is attached hereto, the Commission should grant this Application for Rehearing as requested herein.

Respectfully submitted,

/s/ James W. Burk
James W. Burk (Attorney No. 0043808) FIRSTENERGY SERVICE COMPANY 76 South Main Street Akron, OH 44308 (330) 384-5861 (telephone) (330) 384-3875 (fax) burkj@firstenergycorp.com

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ATTORNEY FOR THE CLEVELAND ELECTRIC ILLUMINATING COMPANY, OHIO EDISON COMPANY, AND THE TOLEDO EDISON COMPANY

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BEFORE

THE PUBLIC UTILITIES COMMISSION OF OHIO

In the Matter of the Joint Application	)
of Ohio Edison Company, The	)
Cleveland Electric Illuminating Company,	)
and The Toledo Edison Company for	)
Authority to Issue Phase-In-Recovery	) Case No. 12–1465–EL–ATS
Bonds and Impose, Charge and Collect	)
Phase-In-Recovery Charges and	)
For Tariff and Bill Format Approvals	)

MEMORANDUM IN SUPPORT OF APPLICATION FOR REHEARING

OF OHIO EDISON COMPANY, THE CLEVELAND ELECTRIC ILLUMINATING

COMPANY, AND THE TOLEDO EDISON COMPANY

TABLE OF CONTENTS

TABLE OF CONTENTS			i

I.	INTRODUCTION		1

II.	COMMISSION ORDERS MUST BE LAWFUL AND REASONABLE.		4

III.	THE COMMISSION MUST CORRECT THE ERRORS AND INCONSISTENCIES IN THE FINANCING ORDER SO THAT CUSTOMERS ARE NOT DEPRIVED OF THE ESTIMATED TENS OF MILLIONS OF DOLLARS IN SAVINGS.		4

	A.	The Commission Must Modify Its Cap On Debt Retirement Costs And Correct The Errors In Paragraph VI.D.10. Of The Order (Page 40).	4

	B.	The Commission Must Provide Minimum Standards For Third Party Billing.	7

	C.	The Commission Should Not Impose an Interest Rate Cap On The PIR Bonds.	13

	D.	The Commission Must Clarify When The Financing Order Becomes Final and That Any “Supplemental Financing Order” Will Not Modify The Final Financing Order.	16

	E.	The Commission’s Authorized Fee For Its Financial Advisor Is Inappropriate And Unnecessarily High.	17

	F.	The Commission Should Clarify The Amount Of The Fee Available For A Non-EDU Servicer To Ensure Customers Receive The Benefits Of Securitization.	19

	G.	The Commission’s Order Includes Other Errors and Inconsistencies That Must Be Remedied On Rehearing.	20

	H.	The Issuance Advice Letter attached to the Commission’s Order Includes Other Errors and Inconsistencies That Must Be Remedied On Rehearing.	22

IV.	CONCLUSION		25

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I.	INTRODUCTION

The securitization transaction proposed by the Companies cannot go forward without attaining a AAA rating from the rating agencies, such as Fitch, S&P, and Moody’s. The AAA rating allows the interest rate on the PIR Bonds to be substantially lower than the interest rate on the Companies’ other long term debt. This difference in interest rates gives rise to the savings that customers will enjoy from this securitization. The Commission erred in issuing an Order with terms and conditions that prevent, for all practical purposes, the Companies from obtaining a AAA rating for the PIR Bonds, thereby making it impossible for the Companies to complete the proposed securitization, which in turn would deprive customers of millions of dollars of savings in the aggregate.

For complex financial transactions of this type, rating agencies require that certain terms be included in utility financing orders, including, among other things, terms that ensure credit quality of the PIR Bonds such as the nonbypassibility of statutorily-imposed charges like the Phase-In-Recovery Charges and the bankruptcy remoteness and financial stability of the special purpose entities (“SPEs”) that issue the applicable PIR Bonds and hold the Phase-In-Recovery Property, which is the collateral for the PIR Bonds. Indeed, given that transactions of this type have been approved by utility commissions in multiple other states across the country for more than a decade, the rating agencies expect financing order terms that do not vary materially from what consistently have been approved elsewhere.

The language of any financing order must be carefully crafted to address the requirements and expectations of rating agencies in order to attain the AAA rating and also to take into account the variability associated with the marketing of these financial instruments. Unfortunately, the Commission’s Order lacked the necessary precision in several ways. Unless corrected as provided herein, the Companies will be unable to proceed with the securitization

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and the Companies’ customers will be forced to forego the estimated nominal savings of approximately $100 million in the aggregate as compared to existing recovery mechanisms.2 Additionally, with the continued amortization of the existing riders and in a period of historically low interest rates, every day of additional delay further erodes the savings for customers expected to arise from the issuance of the PIR Bonds.

Among the many shortcomings of the Order is the Commission’s imposition of unworkable caps on financing costs (including debt retirement costs) and interest rates. The Commission’s decision to limit financing costs to only 5% of estimated total costs is an obvious error, as evidenced by the inconsistency with the Commission’s own discussion and conclusions in the Order, which if left uncorrected may cause uncertainty in the financial markets about Ohio’s commitment to securitizing utility assets. Likewise, the inconsistencies in the Commission’s decision to limit any increase in debt retirement costs to no more than 5% above the costs estimated in the original Application (assuming that is what the Commission intended) may well, given current market conditions, prevent the securitization from moving forward and, again, is internally inconsistent with other provisions in the Order.

Equally troubling is the Commission’s decision to cap the weighted average yield of the PIR Bonds at less than 3%, which was based on market rates at the time the Application was filed over six months ago, which also may prevent the securitization from being completed thereby depriving customers of tens of millions of dollars in savings as compared to existing recovery mechanisms. As stated above, the longer the delay in receiving a corrected Order from the Commission that will support a AAA rating for the PIR Bonds, the greater the risk the

[2]	This amount is an estimate based on market conditions and interest rates that were in place at the time the Companies filed the Application in May 2012. Actual savings levels may vary.

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securitization will no longer be feasible and the smaller the customers’ savings will be. Given that the Companies cannot complete the securitization under the statute unless customers will realize cost savings,3 and given that the Commission and its independent financial advisor will be reviewing pricing terms following the Companies’ submission of the Issuance Advice Letter, these caps are unnecessary and unreasonable.

Importantly, the Commission’s willingness to correct the shortcomings in the Order will benefit not only the Companies’ customers, but potentially the customers of other electric distribution utilities currently seeking or contemplating securitizations in Ohio. If the Commission’s willingness and ability to carry out the securitization provisions in Ohio law are cast into question, the markets may add a risk premium to future applications, and the rating agencies’ justifiable skepticism may endanger AAA ratings for such future transactions. If the Companies’ Application fails to go forward because the Commission is unwilling or unable to provide rating agencies and investors with the risk mitigation features they expect and require, future securitization applications will be in doubt, the statutory goals embodied in the Act will go unrealized, and customers will be harmed. Therefore, the Companies respectfully request that the Commission grant rehearing as set forth below.

The Companies have attached a corrected form of Financing Order and Issuance Advice Letter to this Application for Rehearing as Attachment A and Attachment B, respectively, to aid the Commission in its consideration of the issues raised herein. Both Attachment A and Attachment B are the original documents issued by the Commission that have been changed to reflect the modifications discussed below.

[3]	See R.C. § 4928.235(C)(2).

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II.	COMMISSION ORDERS MUST BE LAWFUL AND REASONABLE.

R.C. § 4903.10 provides that any party may file an application for rehearing setting forth the grounds on which an order of the Commission is unreasonable or unlawful. “Where such application for rehearing has been filed, the commission may grant and hold such rehearing on the matter specified in such application, if in its judgment sufficient reason therefor is made to appear.” R.C. § 4903.10. If the Commission grants rehearing and determines that any part of the original order is unjust or unwarranted, it may abrogate or modify the order. Id. R.C. § 4903.13 further provides that a Commission order “shall be reversed, vacated, or modified by the supreme court on appeal, if, upon consideration of the record, such court is of the opinion that such order was unlawful or unreasonable.” Determining whether the Commission applied the correct legal standard is a question of law, which the Ohio Supreme Court considers on a de novo basis. Time Warner AxS v. Pub. Util. Comm., 75 Ohio St. 3d 229, 234, 661 N.E.2d 1097, 1101 (1996).

III.	THE COMMISSION MUST CORRECT THE ERRORS AND INCONSISTENCIES IN THE FINANCING ORDER SO THAT CUSTOMERS ARE NOT DEPRIVED OF THE ESTIMATED TENS OF MILLIONS OF DOLLARS IN SAVINGS.

A.	The Commission Must Modify Its Cap On Debt Retirement Costs And Correct The Errors In Paragraph VI.D.10. Of The Order (Page 40).[4]

Caps on financing costs are not needed and can, in fact, only work to the detriment of customers who could be denied tens of millions of dollars of savings in the aggregate by the workings of an arbitrary cap. Indeed, the General Assembly understood that flexibility is required in financing orders and authorized a cap only on total phase-in costs, not on financing

[4]	Page number references are to the Commission’s originally issued Financing Order.

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costs.5 The General Assembly understood that financing costs necessarily will fluctuate with market conditions, which is why the statutory standard for issuance of a financing order is dependent upon market conditions6 and why the Companies cannot complete a securitization transaction unless customers will realize cost savings.7 Because the securitization structure created by the General Assembly ensures that customers will benefit from a securitization, arbitrary caps on costs are unnecessary and counterproductive.

Based on certain assumptions set forth in the Application, the Companies estimated at the time the Application was filed that up-front financing costs for a combined issuance, exclusive of debt retirement costs, would be approximately $8.4 million. These are estimates based on actual market experience. The Companies further estimated that ongoing financing costs for a combined issuance, rather than a separate bond issuance for each Company, would be approximately $1.1 million annually and result in savings of almost $300,000 annually. As noted in the Application, debt retirement costs “may vary significantly in response to market conditions and as a result of the terms of the various debt securities to be retired”.8 Thus, the Commission noted on page 20 of the Order that debt retirement costs “should be afforded more flexibility” and should not exceed the debt retirement costs estimated in the Application by more than fifteen percent. The Commission further noted on page 20 of the Order that financing costs other than debt retirement costs should not exceed by more than 5% the estimated costs provided in the Application.

[5]	See R.C. § 4928.232(F) (affording flexibility in terms and conditions to accommodate changes in market conditions, including interest rates and financing costs). Compare R.C. § 4928.232(E)(1) (financing order shall include a “determination of the maximum amount and a description of the phase-in costs”) with R.C. § 4928.232(E)(3) ( financing order shall include a “description of the financing costs that may be recovered”).
[6]	R.C. § 4928.232(D)(2).
[7]	R.C. § 4928.235(C)(2).
[8]	Application, p. 9.

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Yet, in Section VI.D.10. of the Order on page 40, the Commission established limits on financing costs that both conflict with its own findings and are unworkable. First, the Commission’s Order mistakenly caps all financing costs at only five percent of estimated costs: “upfront and ongoing financing costs for the issuance of the PIR Bonds, under the single combined issuance, and the debt retirement costs should not exceed 5 percent of the amounts reflected in columns B-D on Exhibit C of the application, Pages 1, 2 and the financial advisor expenses discussed infra.” The Commission likely intended to establish a cap at 105% of estimated costs, not at 5% thereof. Or the Commission may have intended to say, as it did on page 20 of the Order, that financing costs, excluding debt retirement costs, may not exceed the estimated costs by more than 5%. Regardless, authorization to collect up-front financing costs, including all debt retirement costs, of no more than $2,498,2559 when the original estimate for such costs exceeded $48 million would economically prevent the Companies from completing this securitization.

Second, even if the provision on page 40 could be construed as a 105% cap on debt retirement costs, it nevertheless would directly conflict with the Commission’s findings on page 20 and, based upon current market conditions, will prevent the Companies from completing the securitization transaction as contemplated, thereby depriving customers of substantial savings. As stated by the Commission on page 20, the Order should authorize the Companies to incur actual debt retirement costs that do not exceed estimated debt retirement costs in the Application by more than fifteen percent.

[9]	($48,465,099 + $1,500,000) x 0.05. This is the estimated upfront costs, including debt retirement costs + the excessive amount approved for the Commission’s financial advisor. Approval of only $53,637 annually in ongoing financing costs also prevents this transaction from going forward.

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Third, the Commission’s reference to “actual” ongoing financing costs in paragraph VI.D.10. of the Order is misplaced given that ongoing financing costs will be incurred, as the title suggests, over the term of the PIR Bonds. At the time of closing and the filing of the Issuance Advice Letter, certain of the ongoing financing costs will continue to be estimates. The Companies cannot know all “actual” ongoing costs until they have been incurred.

Based on the foregoing, the Commission must correct the three errors and inconsistencies described above by modifying paragraph VI.D.10. of the Order as follows:

Applicants represent that their current estimate of upfront financing costs is approximately $8.4 million in the aggregate, exclusive of debt retirement costs. Through the filing of their Issuance Advice Letter, Applicants are required to provide the Commission with their actual upfront and estimated ongoing financing costs. The aggregate upfront and estimated ongoing financing costs for the issuance of the PIR Bonds exclusive of debt retirement costs, under the single combined issuance, ~~and the debt retirement costs~~should not exceed, by more than 5 percent, ~~of~~ the total amounts reflected in columns B-D on Exhibit C of the application, Pages 1, 2 and the financial advisor expenses discussed infra. The debt retirement costs should not exceed, by more than 15 percent, the total of the amounts reflected in columns B-D on Exhibit C of the application, Page 1.

Without these changes, the PIR Bonds will not be issued, and customers will not receive the anticipated multi-million dollar benefit of the securitization.

B.	The Commission Must Provide Minimum Standards For Third Party Billing.

The Application recognizes that third parties currently cannot bill and/or collect Phase-In-Recovery Charges, either separately or as one billing component that may be levied upon the Companies’ customers.10 However, the Commission is authorizing the billing and collection of Phase-In-Recovery Charges expected through 203411 and, to secure a AAA rating for the PIR

[10]	Application, pp. 24-25.
[11]	See Application, Exh. E.

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Bonds, the billing and collection of Phase-In-Recovery Charges throughout the entire collection period cannot be left in doubt. As discussed at length in the Application, the Commission necessarily must address and minimize in the Order the risk third-party billing and collection presents to future billing and collection of the Phase-In-Recovery Charges. Because of this risk, rating agencies require that financing orders authorizing utility securitizations include minimum standards for billing and collection agents in order for those transactions to receive a AAA rating. Because of this risk, other state commissions have included minimum standards for third-party billing in their financing orders.12 These minimum standards were set forth in the Application. Unless the Commission corrects the Order’s failure to acknowledge and mitigate this risk, the Companies may well be unable to complete the securitization and customers will be harmed by having to forego millions of dollars of savings in the aggregate.

[12]	See, e.g., In re AEP Texas Cent. Co., Financing Order, Docket No. 39931, 2012 WL 189652 (Pub. Util. Co. of Tex. Jan. 12, 2012); In re Boston Edison Co. and Commonwealth Elec. Co., Financing Order, D.T.E. 04-70, 2005 WL 389206 (Mass. Dep’t of Telecomm. and Energy Jan. 21, 2005).

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The risk that third-party billing and/or collection could be implemented during the time period when the PIR Bonds are outstanding represents a risk to investors that is considered by the rating agencies in determining the appropriate rating for the PIR Bonds. This affects the ultimate interest rate borne by the PIR Bonds and, in turn, the amount of required Phase-In-Recovery Charges. Thus, the Application asked the Commission to “take the necessary steps to ensure nonbypassability, both to preserve the high credit quality of the PIR Bonds and to minimize the likelihood that any defaults by any such third party result in an increase in charges thereafter billed to all customers.”13 The Application then sets out the minimum standards that the Companies believe are necessary to satisfy rating agency concerns and to minimize the risk presented by the possibility of having third-party billing and collection service approved in Ohio prior to the year 2035. As stated in the Application:

Such steps should generally require that (i) the Commission establish operational standards and minimum credit requirements for any such third party billing intermediary, or require a cash deposit, letter of credit or other credit mitigant in lieu thereof, (ii) the Commission find that regardless of who is responsible for billing, the customers of that electric distribution utility shall continue to be responsible for Phase-In-Recovery Charges, (iii) if a third party meters and bills for the Phase-In-Recovery Charges, that the electric distribution utility (as servicer) must have access to information on billing and usage by customers to provide for proper reporting to the SPE and to perform its obligations as servicer, (iv) in the case of a third party default, billing responsibilities must be promptly transferred to another party to minimize potential losses; and (v) the failure of customers to pay Phase-In-Recovery Charges shall allow service termination by the electric distribution utility on behalf of the SPE of the customers failing to pay Phase-In-Recovery Charges in accordance with Commission-approved service termination rules and orders.14

The Applicants believe that it is critical to the securitization for the Commission to grant rehearing and issue a revised financing order that includes these minimum standards so that the PIR Bonds may be considered the highest credit quality instruments and deliver the expected savings to customers.

The rating agencies have cited standards for third parties that may be permitted to bill and/or collect securitized charges as a factor in their assessment of the creditworthiness of securitization bonds of this type. For example, Fitch indicates in its ratings criteria:

In jurisdictions where third-party energy providers are allowed to perform consolidated billing, the ‘AAAsf’ stress model incorporates a test of the transaction’s maximum exposure to third-party collections. To test the effect of a potential third-party default, the stress case assumes third parties take over billing for a large percentage of the customer base and default each year for the

[13]	Application, p. 24.
[14]	Id.

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entire term of the bonds. The length of the assumed default and percentage of the customer base affected vary based on the third party’s commingling restrictions contained in the statute or order.15

For rating agencies to stress test the Companies’ proposed securitization using an assumption that third-party billing and/or collections could occur during the term of the PIR Bonds, they must have guidance from this Commission as to the standards that may be applicable (such as the commingling restrictions referenced by Fitch). Otherwise, the rating agencies would view the risk of third-party billing and collections as an “open-ended” risk.

The Commission’s statement in the Order that “Applicants should be allowed to implement such features subject to the terms and conditions of competitive third-party billing set forth by the Commission at that time” does nothing to mitigate this risk.16 It is not a question of the Companies implementing the features set forth by the Commission, but of whether the Commission has established in the Order sufficient risk mitigation features in the event third-party billing is allowed in the future. Third-party billing and collection service can only become a reality in the future if authorized by the Commission. The Commission will have the responsibility to minimize the potential risk to customers of any defaults by third parties that may in the future bill and/or collect the Phase-In-Recovery Charges. But the Commission must clearly signal today that it will exercise that obligation in the future guided by the minimum standards set out above; if it fails to do so, rating agencies and potential bondholders will view the Commission’s lack of commitment as itself an increased risk of the securitization.

Moreover, the Commission further compounded the risk presented by third-party billing and collection when it created a new problem by directing in the Order that, if the Commission

[15]	Fitch Ratings, Rating Criteria for U.S. Utility Tariff Bonds, January 6, 2012, available with login at http://www.fitchratings.com/creditdesk/reports/report_frame.cfm?rpt_id=662317.
[16]	Order, p. 21.

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authorizes future third-party billing and/or collection of Phase-In-Recovery Charges, “such billing and/or collection costs should not be included as part of the recoverable, ongoing Phase-In Costs or other rates or charges.”17 This mandate inappropriately suggests that the Companies would be precluded from recovering prudently-incurred costs of providing electric service to customers, and therefore must be modified on rehearing. Under a third party billing scenario, a third party would presumably provide billing and collection service at a competitive rate. The third party would be compensated, directly or indirectly, by all customers for this service, including those customers paying the Phase-In-Recovery Charge. Therefore, the incremental costs of billing and collection service from a third party will likely not result in incremental Phase-In-Recovery Charges, since billing and collection services are included in the Servicing Agreement. However, in the unlikely event any incremental costs are incurred by the Companies in connection with third party billing and collection services, they must be appropriately allocated to both the Companies’ distribution service and as a Phase-In-Recovery Charge in order to avoid a compromise of the bankruptcy remote nature of the transaction. In addition, it would be unreasonable and unlawful for the Commission to prohibit the Companies from recovering costs incurred, directly or indirectly, related to the provision of billing and collection service to customers, and to relieve customers from paying for that billing and collection service as part of the Companies’ rates and charges.

[17]	Order, p. 47.

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Consequently, by prohibiting the cost of billing and collection service from being included “as part of the recoverable, ongoing Phase-In Costs or other rates or charges,” the Commission has again created sua sponte a new unknown risk for the rating agencies to incorporate into their review of the PIR Bonds. The rating agencies will likely raise questions, such as:

•	If customers paying the Phase-In-Recovery Charges are exempt from paying for billing and collection service, then who pays for this service?

•	Is the Commission suggesting, improperly and unreasonably, that the Companies or the SPE should pay for this service instead of the customer?

If so, the SPE will incur a charge for which it has no off-setting revenue or the Companies will be forced to subsidize the SPE while also unlawfully subsidizing a competitive service. The outcome under either scenario would be that the bankruptcy remote nature of the SPE would be compromised, which would in turn threaten the AAA rating. Neither option is reasonable nor lawful. The uncertainty created by this unfortunate phrasing must be clarified on rehearing.

The Commission should grant rehearing to revise the first full paragraph on page 21 of the Order to read as follows:

The Commission notes that there is no dispute that competitive third-party billing/collection is not currently permitted by the Commission’s rules. However, if the Commission, in the future, establishes rules relating to competitive third-party billing/collection, ~~Applicants should be allowed to implement such features subject to the terms and conditions of competitive third-party billing set forth by the Commission at that time.~~the Commission will take the necessary steps to ensure nonbypassability, both to preserve the high credit quality of the PIR Bonds and to minimize the likelihood that any defaults by any such third party result in an increase in charges thereafter billed to all customers. Further, any s~~S~~uch ~~billing/collection must not result in additional financial burden on Applicants, or the SPEs on a going-forward-basis. In other words, such~~ third-party billing/collection costs shall be included as part of the recoverable, ongoing costs as contemplated by the application and the Act, or as part of any other rates and charges, as appropriate.

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In addition, the Commission should grant rehearing to revise paragraph VI.F.11. of the Order on page 47 as follows:

If and to the extent that the Commission subsequently allows third parties to bill and/or collect any Phase-In-Recovery Charges, the Commission will take steps to ensure nonbypassability and minimize the likelihood of default by third-party servicers, which generally would include (i) operational standards and minimum credit requirements for any such third party billing servicer, or require a cash deposit, letter of credit or other credit mitigant in lieu thereof, (ii) a finding that, regardless of who is responsible for billing, customers shall continue to be responsible for Phase-In-Recovery Charges, (iii) if a third party meters and bills for the Phase-In-Recovery Charges, that the electric distribution utility (as servicer) must have access to information on billing and usage by customers to provide for proper reporting to the SPE and to perform its obligations as servicer, (iv) in the case of a third party default, billing responsibilities must be promptly transferred to another party to minimize potential losses; and (v) the failure of customers to pay Phase-In-Recovery Charges shall allow service termination by the electric distribution utility on behalf of the SPE of the customers failing to pay Phase-In-Recovery Charges in accordance with Commission-approved service termination rules and orders. Any costs associated with such third-party billing and/or collection shall ~~billing and/or collection costs should not~~ be included as part of the recoverable, ongoing Phase-In Costs or any other rates or charges, as appropriate. Further, the Commission shall not permit implementation of any third-party billing/collection that would result in a downgrade of the PIR Bonds.

C.	The Commission Should Not Impose an Interest Rate Cap On The PIR Bonds.

The Commission erred by imposing a cap on the interest rate for the PIR Bonds equivalent to the interest rates originally included with the Application filed in May. On page 34 of the Order (Section VI.B.8.), the Commission provides that “the PIR Bonds shall be issued only with fixed interest rates that are at or below those referenced in the application (i.e. a weighted average yield, exclusive of upfront and ongoing costs, of less than 3 percent) . . . .” While the Companies believe that fixed interest rates are appropriate, the Commission’s interest

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rate cap is an unreasonable limitation that jeopardizes the entire securitization and the benefits it is expected to bring to customers. The interest rates included in the Application were included solely for purposes of illustration based on then-current market rates, but interest rates most likely will be different at the time the Companies price the PIR Bonds. The Commission’s Order precludes the Companies from completing the securitization even if interest rates increase by only a single basis point (1/100 of one percent), and even if such an increase would cause customer savings to be only very slightly less than the $104 million that was estimated in May when the Application was filed. Such an outcome is not reasonable and such an ordering provision is not consistent with the statute.

As explained in the Application, the effective interest rate will not be known until the PIR Bonds are priced at the time they are sold.18 Based upon market conditions at the time the Application was filed, typical structural features, and assuming an SEC-registered offering of Phase-In Recovery Certificates rated in the highest category by the rating agencies most actively involved in the rating of securitizations of this type, the Companies estimated that the weighted average yield of the PIR Bonds (exclusive of upfront and ongoing financing costs) would be less than three percent on the date the Application was filed.19 The Companies further estimated that significant cost savings and mitigation of rate impacts through the proposed Phase-In-Recovery Bond issuance were expected to result as long as the weighted average yield on the various tranches of the PIR Bonds was below five percent.20

Further, the impact on customers of any increase in market rates will be ameliorated to some extent by a corresponding reduction in debt retirement costs. The debt retirement costs

[18]	Application, p. 32.
[19]	Id.
[20]	Id., p. 33.

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incurred by the Companies to redeem or repurchase existing debt securities with the proceeds of the sale of the PIR Bonds are a function of the spread between the current yield on the existing debt securities and the interest rate for such debt securities together with the date of maturity.21 The smaller the spread between these two interest rates and the shorter the maturity period remaining, the lower the debt retirement cost. The debt retirement costs included in the Application were estimated at the time the Application was filed at the beginning of May 2012. The actual debt retirement costs incurred will reflect market conditions and interest rate levels at the time the debt is retired. However, as stated in the Application and consistent with law,22 the Companies will not go forward with the securitization transaction unless savings can be achieved for customers. Therefore, no cap on interest rates is appropriate beyond that provided by this statutory requirement.

Notwithstanding the foregoing and despite the statutory protections, if the Commission insists on an interest rate cap, it should be no less than 200 basis points above the estimated weighted average yield provided in the Application (i.e. a weighted average yield, exclusive of upfront and ongoing financing costs, of less than five percent) to be more equivalent to the 5% interest rate level discussed in the Application at which customer savings can still be achieved, which is the applicable statutory standard.23 Such a threshold provides flexibility related to market conditions over which the Companies have no control while preserving an opportunity for customer savings, especially in light of the expected delay in the issuance of the PIR Bonds.

[21]	The calculation of the debt retirement costs is fairly straightforward. The make-whole calculation is a mathematical calculation that uses three primary inputs: (a) current interest rates on U.S. Treasury securities with a similar remaining maturity as the debt to be redeemed; (b) interest rates on existing debt to be redeemed; and (c) the maturity period remaining on the existing debt to be redeemed.
[22]	R.C. 4928.235(C)(2).
[23]	Id.

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It would be unfortunate, however, if while interest rates increased, debt retirement costs decreased whereby customers could still have saved tens of millions of dollars in the aggregate, but the Companies were prevented from securitizing due to such an artificial cap on interest rates. The Order should be modified to remove the Commission’s unreasonable cap on interest rates.

D.	The Commission Must Clarify When The Financing Order Becomes Final and That Any “Supplemental Financing Order” Will Not Modify The Final Financing Order.

In paragraph VI.F.5. of the Order on page 45, the Commission states that it will have four complete business days following receipt of the Issuance Advice Letter to complete its review of the transaction and, that, if the Commission does not act during this time period, the Order “shall be considered as the Final Financing Order.” At page 23 of the Order, the Commission further describes a process under which it may issue a “Supplemental Financing Order” within the four-day period in order to stop the issuance of the PIR Bonds. Because these provisions can be interpreted as being contrary to R.C. §§ 4928.233 and 4928.235, the Commission should grant rehearing to clarify that it will adhere to Ohio law.

The date on which a financing order becomes final is determined by R.C. § 4928.233, not following the pricing of the Phase-In Recovery Bonds. The Companies cannot move forward with pricing the Phase-In Recovery Bonds until there is a Final Financing Order. The Commission Order in this respect must be corrected.

Once the Companies have a Final Financing Order, they may elect to proceed with the securitization transaction as provided in division (C) of R.C. § 4928.235. The Companies are prohibited from proceeding with the securitization pursuant to the terms of a Final Financing Order if, “before phase-in-recovery bonds have been issued, . . . market conditions are such that

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customers will not realize cost savings from the issuance of the phase-in-recovery bonds.”24 The Issuance Advice Letter process allows the Commission sufficient time to confirm that market conditions are such that customers will realize cost savings. In fact, if the Issuance Advice Letter shows that customers will not realize cost savings from the securitization, the Companies are prohibited by R.C. § 4928.235(C)(2) from issuing the PIR Bonds. Commission action would be necessary only if the Companies and the Commission disagreed over whether customers will realize cost savings. Regardless, if the Commission does determine, based on the Issuance Advice Letter, that customers will not realize cost savings from the securitization, it may issue an order prohibiting the Companies from proceeding with the securitization. Any such order is not a “Supplemental Financing Order” and would not further modify the Final Financing Order.

The Commission should clarify in its Entry on Rehearing that the Financing Order approved in that Entry will become a Final Financing Order as provided in R.C. § 4928.233(E), and not following the issuance of the Issuance Advice Letter. The Commission also should clarify that it will not modify or amend a Final Financing Order, but may act pursuant to R.C. § 4928.235(C)(2) to stop the issuance of PIR Bonds within four business days after receipt from the Companies of the Issuance Advice Letter.

E.	The Commission’s Authorized Fee For Its Financial Advisor Is Inappropriate And Unnecessarily High.

On page 44 of the Order, the Commission provides that its financial advisor shall be entitled to a fee not to exceed $1,500,000, “$500,000 of which will be funded out of the underwriter’s spread and $1,000,000 of which will be included as part of the upfront financing costs.” The level of this fee, and the requirement to reduce the underwriter’s fee in order to pay it, is unsupported, excessive, and inconsistent with market precedent.

[24]	R.C. § 4928.235(C)(2).

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Under the Commission’s structure, the financial advisor’s fee would reduce the fee paid to the financial institutions (underwriters) that actually conduct the transaction. Further, the Commission’s financial advisor could earn a fee greater than any of the individual underwriters. Indeed, if the issuance level was less than $400 million, the Commission’s financial advisor would earn a fee greater than the Companies’ estimate for all of the underwriters combined. The financial advisor fee authorized by the Commission is simply inappropriate. The underwriter-financial institutions and the structuring advisor are an integral part of the securitization process, and the process should not be jeopardized by such an uncertain fee structure that could reward the Commission’s financial advisor more than the underwriters themselves.

The Commission’s inappropriately high level of compensation for its advisor, and its resulting establishment of an excessive fee cap for the advisor, is likely to result in RFP responses that include fee structures well above market. Indeed, by signaling to potential applicants that any fee up to $1.5 million may be acceptable, the Commission has created a market at that exorbitant level. Given that the Companies’ customers will have to pay this fee as one component of the upfront financing costs, the Commission’s Order is not in the best interest of customers.

Paragraph IV.F.3. of the Order should be modified to set a fee for the Commission’s financial advisor that is no greater than $500,000, and that fee will be included solely as part of the upfront financing costs and shall not be funded out of the underwriter’s spread.

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F.	The Commission Should Clarify The Amount Of The Fee Available For A Non-EDU Servicer To Ensure Customers Receive The Benefits Of Securitization.

This proceeding is the first in Ohio to securitize EDU assets. However, the electric utility customer backed securitization process has been implemented in a number of other states across the country. As a result of these previous processes, the rating agencies have expectations for utility commission financing orders, which expectations provide greater security for the rating agencies. In turn, as the rating agencies gain comfort with the financing orders, the likelihood that such securitizations will attain a AAA rating and the transactions completed – and that electric utility customers would be assured of getting the benefits of securitization – also increases. Such is part of the formulation for electric utility customer backed securitization bonds attaining a AAA rating.

On page 36 of the Commission’s Order, the Commission addresses the fee available for the Companies or any successor EDU as servicer, but does not address the fee available for a non-EDU servicer should that situation arise. By omitting the amount of the fee available for a non-EDU servicer the Order fails to recognize this important issue that threatens the confidence of rating agencies and, in turn, jeopardizes the securitization process and its benefits. The Commission should clarify the amount of the fee available for a non-EDU servicer and that the fee shall be increased, if necessary, to ensure the collection and true up, from time to time, of the Phase-In-Recovery Charges and the attainment of a AAA rating from the rating agencies on the PIR Bonds. Therefore, The Commission should grant rehearing and amend paragraph VI.B.14. of the Order (page 36) as follows:

Each Applicant (or any successor EDU) is authorized to receive a periodic servicing fee, which will be recovered through Phase-In-Recovery Charges as a financing cost. Based upon both estimated costs of performing the servicing function and market precedent for such fees, the annual servicing fee to be paid to the respective

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Applicant or its successor EDU shall be 0.10 percent of the initial principal amounts of the PIR Bonds issued by the SPE of such Applicant. In the event that there is no EDU successor willing or able to perform such servicing functions, a non-utility servicer shall be engaged, and given the incremental costs to perform the servicing function shall be entitled to an increased annual servicing fee to preserve the PIR Bond ratings. However, the annual servicing fee for such non-utility successor shall not exceed 0.75 percent of the initial principal amount of the PIR Bonds.

G.	The Commission’s Order Includes Other Errors and Inconsistencies That Must Be Remedied On Rehearing.

The Companies submit that the Commission’s Order includes a number of errors and inconsistencies that warrant correction to ensure accuracy and consistency with the Act, other applicable statutes and the Commission’s own Order (and to eliminate doubt and ambiguity for securitization documentation, securities disclosure and legal opinion purposes). Specifically, the following errors and inconsistencies must be corrected:

•

Order – global comment: The Order should be corrected to replace terms such as “finance costs,” “financial costs,” “costs,” “costs related to the PIR Bonds,” etc. with “financing costs” to correctly reflect the term used in the Act.

•	Order, Section III – pg. 8, paragraph (3): The reference to Rider RER1 should be deleted because Toledo Edison customers would only see an impact to Rider DFC.

•

Order, Section III – pg. 8, paragraph beginning “Specifically,”: In the description of the process to request approval of an adjustment to the Phase-In-Recovery Charges, the Commission should clarify that the Companies’ proposal is as follows: “Review of the adjustments is limited to whether mathematical errors occurred in the application of the formula-based mechanism relating to the appropriate amount of any over- or under-collection of Phase-In-Recovery C~~c~~harges (Id. at 35). This change conforms the Order language to the statute. R.C. § 4928.38(B).

•

Order, Section VI – pg. 27: The paragraph beginning with “Additionally,” which lists the necessary statutory requirements should be revised to affirmatively state that these statutory requirements are incorporated into the Order. The second sentence should be revised as follows: “In order to accomplish this objective and satisfy specific statutory requirements, there are a number of expressed regulatory authorizations that ~~must be~~are incorporated in the Financing Order, including those

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related to (a) Irrevocability; (b) State pledge; (c) True sale; (d) Successor utility; (e) Security interest; (f) Bankruptcy of the electric distribution utility; (g) Non-bypassability; and (i) Validity of the Financing Order; and (j) Treatment of Phase-In-Recovery Charges.”

•

Order, Section VI.A.4. – pg. 29: The first sentence should be revised as follows to clarify terms of capitalization of the SPEs: “Each Applicant will capitalize its respective SPE in an amount ~~anticipated to be approximately~~of not less than 0.50 percent of its initial principal balance of the PIR Bonds, as may be adjusted upward at the time of issuance based on rating agency requirements and the return of and on such capitalization as shall be maintained as an ongoing financing cost.”

•

Order, Section VI.B.1 – pg. 31: The Commission should state that the actual amount of CEI’s bond issuance cannot exceed the aggregate amount of the deferral balances and associated costs for Riders DFC, DGC and RER1 at the time of issuance, plus CEI’s portion of actual upfront financing costs.

•

Order, Section VI.B.2 – pg. 32: The reference to Rider DGC for Ohio Edison should be removed because Ohio Edison does not have a Rider DGC. The Commission should also state that the actual amount of Ohio Edison’s bond issuance cannot exceed the aggregate amount of the deferral balances and associated costs for the Riders DFC and RER1 at the time of issuance, plus Ohio Edison’s portion of actual upfront financing costs.

•

Order, Section VI.B.3 – pg. 33: The Commission should state that the actual amount of Toledo Edison’s bond issuance cannot exceed the aggregate amount of the deferral balances and associated costs for Rider DFC at the time of issuance, plus Toledo Edison’s portion of actual upfront financing costs.

•

Order, Section VI.B.4 – pg. 33: The Order should include a specific reference to the Servicing Agreement, as a material agreement, in connection with the breach of representations, warranties, or covenants made by an Applicant.

•

Order, Section VI.C – pg. 37: The Order should include express authorization that the costs associated with the PIR Trust be included as upfront financing costs. Therefore, a new Section VI.C.7 should be included as follows: “The costs of setting up and maintaining the PIR Trust, including fees and expenses of the trustee and its counsel, shall be included in and constitute upfront and ongoing financing costs.”

•

Order, Section VI.D.1 – pg. 37: This provision should make clear that Phase-In-Recovery Charges together with the adjustment mechanism will provide full and timely recovery as follows to be consistent with the Act: “Phase-In-Recovery Charges ~~consist~~, together with the adjustment mechanism, will provide for the full and timely recovery of all costs associated with the issuance of or use of proceeds from the ~~Phase-In-Recovery~~PIR Bonds approved in this proceeding~~. These charges include~~, including all Phase-In Costs and ~~Financing Costs~~financing costs as described in this Financing Order.”

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•

Order, Section VI.D.2 – pp. 37-38: This provision should make clear that Phase-In-Recovery Charges pay both the PIR Bonds and Financing Charges: “Consistent with Section 4928.239(B)(1), Revised Code, all of the Applicants’ customers will be responsible for the repayment of PIR Bonds and financing costs through the imposition of separate, nonbypassable Phase-In- Recovery Charges.”

•	Order, Section VI.D.4 – pg. 38: The word “insets” should be replaced with “inserts.”

•

Order, Section VI.D.13 – pg. 41: The list of costs included as ongoing financing costs must be clarified as follows so that rating agencies do not see a risk of non-collection: “The estimated ongoing financing costs include, without limitation, servicing fees, other administrative fees, the cost of any ~~overcollateralization~~reserves or other ~~reserves~~credit enhancement (if required) for the PIR Bonds, the periodic costs for servicing the PIR Bonds and the Phase-In-Recovery Charges, ~~SPE~~trustee and other administrative costs, return on capital account and applicable taxes, and, if the PIR Bonds (or PIR Trusts, as the case may be) are issued in a registered public offering, ongoing Securities and Exchange Commission (SEC) compliance costs.”

•	Order, Section VI.F.3 – pg. 44: The references to “transition” in the second, third and fourth sentences should be replaced with “PIR” to correctly identify the relevant bonds.

A corrected Financing Order reflecting the above changes along with additional corrections to other inconsistencies and typographic errors is attached hereto as Attachment A.

H.	The Issuance Advice Letter attached to the Commission’s Order Includes Other Errors and Inconsistencies That Must Be Remedied On Rehearing.

The Companies submit that the Issuance Advice Letter attached to the Commission’s Order includes a number of errors and inconsistencies that warrant correction to ensure accuracy and consistency with the Act, other applicable statutes and the Commission’s own Order (and to eliminate doubt and ambiguity for securitization documentation, securities disclosure and legal opinion purposes). Specifically, the following errors and inconsistencies must be corrected:

•

Issuance Advice Letter – pg. 1 of 12: The reference to “fourth” in the first paragraph should be replaced with “first” to be consistent with the Order’s provision on page 23 that “for each series of PIR Bonds, each Applicant shall [file] the attached Issuance Advice Letter no later than the first business day following the pricing date for that series of PIR Bonds.”

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•	Issuance Advice Letter – pg. 1 of 12: The references to the “Advice Letter” and “letter” in the first paragraph should be replaced with “Issuance Advice Letter” for consistency.

•

Issuance Advice Letter – pg. 1 of 12: The references to the “Phase-in-Recovery Charges” must be replaced with “Phase-In Costs” to conform to the term in the Act. Additionally, the references to the “total amount” being securitized must include “financing costs” as well.

•	Issuance Advice Letter – pg. 2 of 12, paragraph (1): The reference to “revenues” should be replaced with “Phase-in-Recovery Revenues” to conform to the term in the Act.

•

Issuance Advice Letter – pg. 2 of 12, paragraph (2): This paragraph must be deleted as this standard is not consistent with any standard provided in the Act. Additionally, no securitization transaction that is modeled consistent with the Companies’ Application could meet this standard unless financing costs were zero.

•	Issuance Advice Letter – pg. 2 of 12, paragraph (3): The reference to “PIR Bond charges” should be replaced with “Phase-in-Recovery Charges” to conform to the standard in the Act.

•

Issuance Advice Letter – pg. 3 of 12: The reference to “PIR Bond Issuance Costs” in the seventh line should include the parenthetical “(upfront financing costs)” immediately thereafter to avoid any ambiguity as to what amounts the Applicants will provide.

•

Issuance Advice Letter – pg. 3 of 12: The reference to “PIR Bond Support and Serving” in the eighth line must be restated in its entirety to read “PIR Bond Support and Servicing (ongoing financing costs)” to correct a typographical error and avoid any ambiguity as to what amounts the Applicants will provide.

•

Issuance Advice Letter – pg. 4 of 12: The reference to “each of the variables” in the first sentence must be revised to simply “variables” as Table I does not seek all of the information necessary to calculate the initial Phase-In-Recovery Charge.

•

Issuance Advice Letter – pg. 4 of 12, Table I: The reference to “kWh/kW” in the third and seventh lines should be replaced with “kWh” as the Applicants only calculate such amount on usage basis and not a demand basis.

•

Issuance Advice Letter – pg. 5 of 12, Attachment-1, Schedule-A: The table is inaccurately titled “Calculation of Securitized Phase-In-Recovery Charges” and should be titled “Total Amount Securitized.” New second and third rows titled

23

“Phase-in Costs” and “Upfront financing costs,” respectively, should be added so that the total amount securitized can be properly calculated for the comparison to the amount permitted to be securitized by the Financing Order. Finally, the title of the last row “Total Securitized Phase-In-Recovery Charges” should be replaced with “Total Amount Securitized.”

•

Issuance Advice Letter – pg. 6 of 12, Attachment-1, Schedule-B: The Order included fees and expenses of the Financial Advisor as an upfront financing cost; therefore, a line item for “Fees & Expenses for Commission’s Financial Advisor” must be added and the lines re-numbered accordingly.

•

Issuance Advice Letter – pg. 7 of 12, Attachment-2, Schedule-A: While the table is titled “Phase-In-Recovery Revenue Requirement Information” the required information would only provide the amortization schedule of the bonds not all of the necessary information to determine such revenue requirement. Therefore, the more appropriate title would be “PIR Bond Repayment Schedule.”

•

Issuance Advice Letter – pg. 8 of 12, Attachment-2, Schedule-B: The references to “transition bonds” in the paragraph immediately following the table must be replaced with “PIR Bonds” to conform to the term in the Act and the Order. There is a spelling error to the term “rateably” in footnote 1; the correct spelling is “ratably.”

•

Issuance Advice Letter – pg. 9 of 12, Attachment-2, Schedule-C: While the table is titled “Calculation of Phase-In-Recovery Charges” the required information does not provide sufficient information to perform such a calculation. Therefore, the more appropriate title would be “Summary of Phase-In-Recovery Charges.” The Rider PIR Revenue Requirement includes applicable taxes, uncollectibles and billing lags in addition to the bond payments and ongoing costs. In column D of this schedule, the reference to “(b)+(c)” should be deleted and footnote 3 should be modified as follows: “Sum of PIR Bond payments and ongoing financing costs, adjusted for applicable taxes, uncollectibles and billing lags.”

•

Issuance Advice Letter – pg. 10 of 12, Attachment-2, Schedule-D: The title of the second column must be corrected from “Conventional Financing Through[2]” to “Existing Ratemaking[2]” to correctly calculate the present value savings reflected in the Application. As previously noted, the standard described in paragraph 2 on page 2 of 12 of the Issuance Advice Letter, is not consistent with any standard provided in the Act. Footnote 1 should be modified as follows: “Calculated in accordance with the methodology used in the Joint Application, using the discount rate referenced in footnote 4 on Attachment-2 Schedule-C.”

A revised Issuance Advice Letter reflecting the above changes along with additional corrections to other inconsistencies and typographic errors is attached hereto as Attachment B.

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IV.	CONCLUSION

For the foregoing reasons, the Commission should grant rehearing and issue an Entry on Rehearing approving a Financing Order modified as set forth herein.

Respectfully submitted,

/s/ James W. Burk

James W. Burk (Attorney No. 0043808)

FIRSTENERGY SERVICE COMPANY

76 South Main Street

Akron, OH 44308

(330) 384-5861 (telephone)

(330) 384-3875 (fax)

burkj@firstenergycorp.com

ATTORNEY FOR THE CLEVELAND

ELECTRIC ILLUMINATING COMPANY,

OHIO EDISON COMPANY, AND

THE TOLEDO EDISON COMPANY

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CERTIFICATE OF SERVICE

I hereby certify that the foregoing Application for Rehearing of Ohio Edison Company, The Cleveland Electric Illuminating Company and The Toledo Edison Company was served this 9th day of November, 2012 by electronic mail on the persons listed below.

James W. Burk

William L. Wright

Section Chief

Thomas McNamee

Asst. Attorneys General

180 East Broad Street, 6th Floor

Columbus, Ohio 43215

William.wright@puc.state.oh.us

Thomas.mcnamee@puc.state.oh.us

Kyle L. Kern

Assistant Consumers’ Counsel

Office of the Ohio Consumers’ Counsel

10 West Broad Street, 18th Floor

Columbus, Ohio 43215

kern@occ.state.oh.us

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Exhibit 99.1

Amendment to Application for Financing Order

Submitted to The Public Utilities Commission of Ohio

on August 16, 2012

August 16, 2012

Mrs. Barcy McNeal

Commission Secretary

The Public Utilities Commission of Ohio

180 East Broad Street

Columbus, OH 43215

SUBJECT: Case No. 12-1465-EL-ATS

Dear Mrs. McNeal:

Please file the following errata in Case No. 12-1465-EL-ATS, the Application of Ohio Edison Company, The Cleveland Electric Illuminating Company, and The Toledo Edison Company for Authority to Recover Phase-in Costs and Financing Costs, Issue Phase-in Recovery Bonds and Impose and Collect Phase-in Recovery Charges, and for Tariff and Bill Format Approvals and for Commission Action on an Expedited Basis.

In the Application, Exhibit A, page 1 of 1, at Line 2 column F contains an incorrect date. The date “1/6/10” that currently appears should be deleted and it should be replaced with the date “3/24/10”. Thank You.

Sincerely,

Eileen M. Mikkelsen
Director, Rates & Regulatory Affairs

This foregoing document was electronically filed with the Public Utilities

Commission of Ohio Docketing Information System on

8/16/2012 4:50:59 PM

in

Case No(s). 12-1465-EL-ATS

Summary: Application Errata in the Application of Ohio Edison Company, The Cleveland Electric Illuminating Company, and The Toledo Edison Company for Authority to Recover Phase-in Costs and Financing Costs, Issue Phase-in Recovery Bonds and Impose and Collect Phase-in Recovery Charges, and for Tariff and Bill Format Approvals and for Commission Action on an Expedited Basis electronically filed by Karen A Sweeney on behalf of Ohio Edison Company and The Cleveland Electric Illuminating Company and The Toledo Edison Company and Mrs. Eileen M Mikkelsen

Exhibit 99.1

Application for Financing Order

Submitted to The Public Utilities Commission of Ohio

on May 3, 2012

BEFORE

THE PUBLIC UTILITIES COMMISSION OF OHIO

In the Matter of the Joint Application	)
of Ohio Edison Company, The	)
Cleveland Electric Illuminating Company,	)
and The Toledo Edison Company for	)
Authority to Issue Phase-In-Recovery	)	Case No. 12–1465–EL–ATS
Bonds and Impose, Charge and Collect	)
Phase-In-Recovery Charges and	)
For Tariff and Bill Format Approvals	)
Change	)

Application of Ohio Edison Company, The Cleveland Electric Illuminating Company, and The Toledo Edison Company for Authority to Recover Phase-In Costs and Financing Costs, Issue Phase-In-Recovery Bonds and Impose and Collect Phase-In-Recovery Charges, and for Tariff and Bill Format Approvals and for Commission Action on an Expedited Basis

Applicants, Ohio Edison Company (“OE”), The Cleveland Electric Illuminating Company (“CEI”), and The Toledo Edison Company (“TE” and together with OE and CEI, the “Applicants”) hereby submit this joint application (the “Application”) pursuant to O.R.C. § 4928.231 seeking authority to recover certain specified Phase-In Costs and Financing Costs through the issuance of Bonds payable from the collection of Phase-In-Recovery Charges (herein referred to as “Phase-In-Recovery Bonds”) and to impose and collect such Phase-In-Recovery Charges, all in accordance with O.R.C. §§ 4928.23 through 4928.2318 (referred to herein as the “Act”).

I.	Introduction

The Commission previously authorized the Applicants to defer and recover as regulatory assets certain costs, with carrying charges, related to fuel costs in 2006 - 2007 (all Applicants), power purchases in 2009 (CEI only), and the transition of all-electric customers toward market pricing beginning in 2011 (OE and CEI only). The proposed securitization will benefit customers by providing both cost savings and rate mitigation through reducing the overall cost of these regulatory assets and by reducing the rates customers currently are paying toward their recovery. Exhibit A hereto provides the estimated existing deferral balances and citations to the Commission orders associated with the previously-authorized recovery of these regulatory assets or, as they are referred to under the Act, Phase-In Costs. The securitization transaction also is expected to significantly reduce the carrying charges over the recovery period for these Phase-In Costs resulting in customer savings through the issuance of the Phase-In Recovery Bonds (even after including applicable Financing Costs as discussed below), which recovery period will not exceed the overall recovery period under the existing cost recovery methodologies approved by the Commission for such regulatory assets, resulting in estimated nominal costs savings to customers of approximately $104 million in the aggregate as shown on Exhibit B hereto. In addition, the proposed securitization is expected to mitigate rate impacts to customers by flowing the cost savings through to customers annually in a manner that yields lower associated rates compared to the traditional cost recovery mechanisms previously approved by the Commission. This expectation for rate mitigation is based on current interest rates, market conditions and rates currently approved by the Commission. The proceeds from the issuance of the Phase-In-Recovery Bonds will, after the payment of upfront Financing Costs, be primarily applied to the reduction of existing long-term debt of the respective Applicants, which may confer additional long term benefits for both customers and the Applicants through a potential improvement to the Applicants credit metrics resulting from the anticipated use of proceeds from the proposed securitization.

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II.	Securitization Transaction

1.	Each Applicant is an Ohio corporation engaged in the distribution of electricity for sale to retail customers in Ohio under rates and tariffs approved by this Commission and electric distribution utilities pursuant to O.R.C. § 4928.01(A)(6).

2.	The Act provides for electric distribution utilities to securitize certain previously-approved costs through the issuance of Phase-In-Recovery Bonds pursuant to a Financing Order issued by the Commission. Securitization is authorized if the Commission finds, consistent with market conditions, it measurably enhances cost savings to customers and mitigates rate impacts to customers as compared with the Commission’s previously-approved recovery methods for the Applicants, and is consistent with Ohio policy as set forth in O.R.C. § 4928.02.

3.	The Applicants request that the Commission issue a Financing Order pursuant to the provisions of O.R.C. § 4928.232(C) and (D)(2) authorizing the issuance of up to an aggregate amount of $555 million of Phase-In-Recovery Bonds, in one or more series and one or more classes/tranches. The proceeds from the issuance of the Phase-In-Recovery Bonds will: (i) allow full collection of the associated Financing Costs described in paragraph 10 below and on Exhibit C] hereto; and (ii) compensate the Applicants for Phase-In Costs described in paragraphs 6, 7 and 8 below and on Exhibit A hereto, at an effective interest rate (after taking into account upfront and ongoing Financing Costs) lower than each Applicant’s Commission-authorized rate of return for such regulatory assets. The benefits to customers of the lower effective interest rate versus the current authorized rate of return are reflected in a reduction in the expected amount payable by customers on both a nominal and a net present value basis as compared with existing recovery mechanisms.

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4.	All customers of the Applicants will be responsible for repayment of the Phase-In-Recovery Bonds through the imposition of separate, nonbypassable charges called Phase-In-Recovery Charges. O.R.C. § 4928.239(B)(1). For purposes of this proceeding, “Phase-In Recovery Charges” are those charges to be set forth in a rider to be approved by the Commission in this proceeding, which, together with an adjustment mechanism to be authorized by the Commission pursuant to O.R.C. § 4928.238, will provide for the full and timely recovery of all costs associated with the issuance of or use of proceeds from the proposed Phase-In Recovery Bonds including without limitation all Phase-In Costs and Financing Costs.

5.	Each Applicant intends to use its portion of the proceeds from the issuance and sale of Phase-In-Recovery Bonds to primarily repay existing long-term debt. Proceeds will also be used to pay Financing Costs, including all required credit enhancement, and may also be used for other corporate purposes. Exhibit D hereto provides current and pro forma capitalization for the Applicants in connection with the proposed issuance of Phase-In-Recovery Bonds.

a)	The repayment of existing long-term debt by the Applicants may result in improved credit metrics for each of the Applicants as the Phase-In Recovery Bonds are not expected to be classified as debt of the Applicants by the rating agencies because they will not be supported by the Applicants’ general revenue streams or collateralized by the assets of any Applicant (assumes the customary securitization transaction such as that proposed is approved).

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b)	The Phase-In-Recovery Bonds will not be included in the regulatory capital structure of the Applicants going forward. The Phase-In-Recovery Bonds are expected to be recorded in accordance with GAAP primarily as long term debt on the balance sheet of each Applicant’s special purpose entity to which Phase-In-Recovery Property is sold in connection with the securitization (each, an “SPE”) for financial reporting purposes. Such SPE’s Phase-In-Recovery Bonds will also appear on the consolidated balance sheet of the respective Applicant, as the parent company, in its GAAP financial statements.

6.

CEI requests that the Commission approve the issuance of Phase-In-Recovery Bonds in an amount up to $280 million in the aggregate, the proceeds of which will be used to recover, finance or refinance CEI’s portion of the estimated Financing Costs and the following Phase-In Costs: (i) the remaining uncollected balances of its deferred costs, with carrying charges, associated with the actual fuel costs incurred that exceeded the fuel recovery mechanism revenues collected from January 1, 2006 through December 31, 2007, which currently are being recovered through a separate rider mechanism, namely the Deferred Fuel Cost Recovery Rider (Rider DFC); (ii) the remaining uncollected balances of its

5

deferred costs, with carrying charges, associated with purchase power costs incurred that exceeded the purchase power recovery mechanism revenue from January 1, 2009 through May 31, 2009, which currently are being recovered through a separate rider mechanism, namely the Deferred Generation Cost Recovery Rider (Rider DGC); and (iii) the remaining uncollected balances of its deferred costs, with carrying charges, associated with purchase power costs incurred from March 17, 2010 through June 30, 2011 that exceeded the associated purchase power recovery mechanism revenue due to implementation of the Residential Generation Credit Rider (Rider RGC), which currently are being recovered through a separate rider mechanism, namely the Residential Electric Heating Recovery Rider (Rider RER1). Exhibit A provides the estimated deferral balances as of December 31, 2012.

7.	OE requests that the Commission approve the issuance of Phase-In-Recovery Bonds in an amount up to $220 million in the aggregate, the proceeds of which will be used to recover, finance or refinance OE’s portion of the estimated Financing Costs and the following Phase-In Costs: (i) the remaining uncollected balances of its deferred costs, with carrying charges, associated with the actual fuel costs incurred that exceeded the fuel recovery mechanism revenues collected from January 1, 2006 through December 31, 2007, which currently are being recovered through a separate rider mechanism, namely Deferred Fuel Cost Recovery Rider (Rider DFC); and (ii) the remaining uncollected balances of its deferred costs, with carrying charges, associated with purchase power costs incurred from March 17, 2010 through June 30, 2011 that exceeded the associated purchase power recovery mechanism revenue due to implementation of the Residential Generation Credit Rider (Rider RGC), which currently are being recovered through a separate rider mechanism, namely Residential Electric Heating Recovery Rider (Rider RER1). Exhibit A provides the estimated deferral balances as of December 31, 2012.

6

8.	TE requests that the Commission approve the issuance of Phase-In-Recovery Bonds in an amount up to $55 million in the aggregate, the proceeds of which will be used to recover, finance or refinance TE’s portion of the estimated Financing Costs and the following Phase-In Costs: the remaining uncollected balances of its deferred costs, with carrying charges, associated with the actual fuel costs incurred that exceeded the fuel recovery mechanism revenues collected from January 1, 2006 through December 31, 2007, which currently are being recovered through a separate rider mechanism, namely Deferred Fuel Cost Recovery Rider (Rider DFC). Exhibit A provides the estimated deferral balance as of December 31, 2012.

All of the riders referred to in paragraphs 6, 7 and 8 for which uncollected balances constitute Phase-In Costs to be financed through the proposed securitization are hereinafter referred to as the “Existing Riders.”

9.

Notwithstanding that the Phase-In-Recovery Bonds’ scheduled recovery period (and potential tranching resulting in multiple tranches of Phase-In Recovery Bonds with different maturity dates) will be determined by reference to rating agency considerations and market conditions, Applicants intend that the Phase-In-Recovery Bonds overall scheduled recovery period will not exceed the longest remaining recovery period under the Existing Riders. In an attempt to reduce the average interest cost, and as is customary for transactions of this type, the Phase-In-Recovery Bonds will likely be issued in several classes, referred to in this Application as tranches, each with a different expected maturity date. Each tranche will also have a later final legal maturity date (expected to be up to 2

7

years after the expected maturity date) by which the Phase-In-Recovery Bonds must be paid in full in the event collections of the Phase-In-Recovery Charges are lower than projected prior to the expected maturity date. Based upon the market conditions as of the date of filing this Application, the recommended tranches with initial principal amounts, first scheduled principal payment dates, expected maturity dates, final legal maturity dates and average lives are shown in Exhibit E hereto. The expected issuance date for the Phase-In-Recovery Bonds, assuming no material changes in market conditions, would be within one hundred twenty (120) days of the Financing Order becoming a Final Financing Order, and for illustrative purposes, we have assumed an issuance date of December 31, 2012. Notwithstanding the foregoing, the final number of tranches, payment and maturity dates and average lives may differ from those set forth on Exhibit E hereto due to market conditions on the date of pricing of the Phase-In-Recovery Bonds.

10.

An estimate of the upfront and ongoing Financing Costs related to each Applicant’s request as provided in this Application is set forth in Exhibit C hereto. At the time of issuance of the Phase-In-Recovery Bonds, certain of these Financing Costs are likely to vary from such estimate as a result of changes in market conditions and other factors (e.g., the actual costs of redeeming or otherwise retiring existing long-term debt), none of which can be known at this time. The Applicants propose that a statement setting forth final upfront Financing Costs be provided to the Commission promptly upon final determination; provided, however, that the Applicants propose that the Financing

8

Order state that the upfront Financing Costs recoverable through Phase-In-Recovery Charges, exclusive of debt retirement costs, shall not exceed the aggregate limit set forth in the Financing Order. As shown in Exhibit C, the Applicants’ current estimate of such upfront Financing Costs is approximately $8.4 million in the aggregate, exclusive of debt retirement costs.

a)	In the case of debt retirement costs, these costs may vary significantly in response to market conditions and as a result of the terms of the various debt securities to be retired (e.g. whether the Applicants have to tender for such debt securities or repurchase such debt securities on the open market or otherwise have the right to optionally redeem such debt securities). Further, if the Applicants specify the debt securities to be retired or the timing of such retirements then the prices at which such debt securities could be retired, redeemed or repurchased could increase and ultimately result in increased Financing Costs.

b)	The cost of debt retirement may be impacted by changes in market interest rates. The lower prevailing interest rates are at the time of retirement, the higher the cost to effect such retirement may be. All else being equal, the impact of any increase in debt retirement costs caused by lower market interest rates should be somewhat offset by a lower cost of debt on the Phase-In-Recovery Bonds. Therefore, the Applicants request that the Commission authorize each Applicant to retire its debt with the Proceeds from the Phase-In-Recovery Bonds in any manner, consistent with market conditions, that does not impede the securitization transaction from achieving measurably enhanced cost savings and mitigating rate impacts for customers.

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III.	Retail Rate Impact and Phase-In-Recovery Charges

11.

As previously stated, the securitization proposed to be implemented pursuant to the Act would provide customers with the benefit of lower cost long-term financing compared to the previously-approved recovery mechanisms (i.e. the Existing Riders). Exhibit B hereto shows the expected debt service associated with the Phase-In-Recovery Bonds based upon market conditions as of the date of this Application and compares those amounts to the current expected costs of recovery for the uncollected Phase-In Costs to be securitized under the Existing Riders, ultimately supporting projected savings to customers on both a nominal and a net present value basis. As demonstrated on Exhibit B hereto, from the point of view of the Applicants’ customers, issuance of Phase-In-Recovery Bonds as proposed in this Application, consistent with the market conditions as of the date of filing this Application, both measurably enhances cost savings to customers and mitigates rate impacts to customers as compared with recovery of such uncollected Phase-In Costs under the Existing Riders. In comparing the estimated Phase-In-Recovery Charges to the rates under the Existing Riders, it is important to acknowledge that such rates are not directly comparable (e.g., current rates do not reflect customer uncollectibles which are recovered separately, while Phase-In-Recovery Charges must reflect uncollectibles as such charges are the sole source of payment for Phase-In-Recovery Bonds). While all amounts shown below: (i) are dependent upon a number of assumptions; and (ii) are based on

10

current estimates and market conditions; and (iii) will periodically change throughout the recovery period in accordance with the approved adjustment mechanisms described in Exhibit F hereto, upon issuance of the proposed Phase-In-Recovery Bonds:

a)	CEI customers would have an estimated initial Phase-In-Recovery Charge of 0.3851 cents/kWh resulting in a monthly cost of $3.85 for the typical residential bill (1,000 kWh). If the Existing Riders continued as approved, a 1,000 kWh residential customer would pay on average for Riders DGC, DFC, and RER1, a total monthly charge of 0.4303 cents/kWh resulting in a monthly cost of $4.30. See Exhibit G hereto for impacts for other customer classes and usage levels.

b)	OE customers would have an estimated initial Phase-In-Recovery Charge of 0.3198 cents/kWh resulting in a monthly cost of $3.20 for the typical residential bill (1,000 kWh). If the Existing Riders continued as approved, a 1,000 kWh residential customer would pay on average for Riders DFC, and RER1, a total monthly charge of 0.3476 cents/kWh resulting in a monthly cost of $3.48. See Exhibit G hereto for impacts for other customer classes and usage levels.

c)	TE customers would have an estimated initial Phase-In-Recovery Charge of 0.0250 cents/kWh resulting in a monthly cost of $0.25 for the typical residential bill (1,000 kWh). If the Existing Riders continued as approved, a 1,000 kWh residential customer would pay on average for Rider DFC, a total monthly charge of 0.0257 cents/kWh resulting in a monthly cost of $0.26. See Exhibit G hereto for impacts for other customer classes and usage levels.

11

12.	Applicants have attached as Exhibit H hereto proposed tariff sheets reflecting Phase-In-Recovery Charges that are expected to approximate the final tariff charges, based upon currently available information related to the terms of the proposed issuance of Phase-In-Recovery Bonds (the “Proposed Tariff Sheets”). Following issuance of the Financing Order and upon pricing of the Phase-In-Recovery Bonds, the Proposed Tariff Sheets will be updated in accordance with the Commission-approved adjustment mechanism contained in the Financing Order as described in paragraph 16 below to reflect actual costs and any other revised assumptions (e.g., electricity consumption) and filed with the Commission pursuant to O.R.C. § 4928.232(H) (as so updated, the “Final Initial Tariff Sheets”). The Existing Riders will be reduced to zero on the effective date of the Final Initial Tariff Sheets subject to final reconciliation of the remaining deferral balances, if any, which will be maintained on the Applicants books subject to carrying charges until full cost recovery occurs. Any final reconciliation that reduces deferral balances below zero shall similarly produce a customer credit and will not affect the Phase-In-Recovery Charges, which are irrevocable.

13.

As reflected in the description on the reconciliation mechanism shown in Exhibit F, the determination of the Phase-In-Recovery Charges for each Applicant will take into account (a) the timing and amounts of principal, interest and other ongoing costs of the Phase-in-Recovery Bonds, and (b) the expected monthly electricity consumption by customers of the Applicant. The Phase-In-Recovery

12

Charges shall also take into account factors such as (i) expected delays between the billing and collection of Phase-In-Recovery Charges, and (ii) expected Phase-In-Recovery Charge uncollectibles, which factors will impact the amount and/or timing of collections received in respect of the Phase-In-Recovery Charges, and will therefore impact the rate at which the Phase-In-Recovery Bonds are repaid and interest accrues thereon. The methodology proposed for allocating the amounts to be collected under the Phase-In Recovery Charges among customer classes for each Applicant is generally consistent with the allocations in place under the Existing Riders. Each Applicant will estimate the amount of revenue otherwise collected from each rate schedule under the Existing Riders for the Phase-In Costs. These estimated revenues, by rate schedule, will then be used to determine allocation ratios representing the proportion of the total revenue collected from each rate schedule under the existing recovery methodology on a monthly basis. These allocation ratios will then be applied to the estimated amounts to be recovered under the Phase-In Recovery Charges so that in effect, each rate schedule will be paying approximately the same proportion of the Phase-In Recovery Charges as they otherwise would for Rider DFC, Rider DGC (CEI only) and Rider RER1 (OE and CEI only) under the existing recovery methodology. In the event that any Phase-In Recovery Charges cannot be allocated to a given customer class(es) (e.g., no customers remain in such class(es)), such charges shall be allocated to the remaining customer classes, using the same ratable allocation to the customer classes excluding the class(es) where allocation is infeasible.

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14.	Since the Phase-In Recovery Charges are recovered on a nonbypassable basis, the methodology proposed for allocating the Phase-In Recovery Charges for each Applicant to governmental aggregation customers is the same as all other customers. The nonbypassability of the Phase-In Recovery Charges, along with the rate design methodology described in paragraph 13 above, ensure that all customers, including governmental aggregation customers, receive a proportion of the benefits generally consistent with the proportion of the charges they are paying under the existing recovery methodology. Additionally, consistent with 4928.231(B)(5), Exhibit B provides each Applicant’s initial estimate of the amount of Phase-In-Recovery Charges necessary to recover all Phase-In-Costs and Financing Costs.

15.	The Phase-In-Recovery Bonds would be structured in the manner provided for in the Financing Order consistent with the Act, thus enabling the Phase-In-Recovery Bonds to achieve the highest credit rating and a lower cost than Applicants’ existing, Commission-approved carrying charges, thereby both measurably enhancing cost savings to customers and mitigating rate impacts to customers as compared with the current Commission-approved mechanisms. Thus, issuing Phase-In-Recovery Bonds as proposed, pursuant to the Act, would lower the costs to customers while still permitting Phase-In-Recovery Property to be fully collected over a period that is not expected to exceed the longest remaining recovery period under the Existing Riders.

16.	The Applicants request that the Financing Order establish the nonbypassable Phase-In-Recovery Charges in accordance with the Proposed Tariff Sheets,

14

described in paragraph 12 above, that will be applied and billed to all customers of each Applicant as a result of the issuance of the proposed Phase-In-Recovery Bonds pursuant to O.R.C. § 4928.239(B)(1), as updated through the Final Initial Tariff Sheets. The final initial Phase-In-Recovery Charges to be included in the Final Initial Tariff Sheets will reflect the terms and conditions of the Final Financing Order including all Phase-In Costs and Financing Costs. As required by O.R.C. § 4928.232(H), after the final terms of the respective tranches of Phase-In-Recovery Bonds have been established and prior to the issuance of those Bonds, the Applicants will determine the resulting final initial Phase-In-Recovery Charges in accordance with the adjustment mechanism approved in the Final Financing Order and make a compliance filing of the Final Initial Tariff Sheets in this docket, which Phase-In-Recovery Charges and Final Initial Tariff Sheets shall be final and effective upon the issuance of the Phase-In-Recovery Bonds without further Commission action.

17.

The property, rights and interests of each Applicant or its SPE Assignee (further discussed below) under the Financing Order, including the right to impose, charge and collect the Phase-In-Recovery Charges that shall be used to pay and secure the payment of the Phase-In-Recovery Bonds and Financing Costs, and the right to obtain adjustments to those charges, together with the revenues, receipts, collections, rights to payment, payments, moneys, claims or other proceeds arising from the rights and interests created under the Financing Order, shall constitute, until fully collected, Phase-In-Recovery Property as defined under O.R.C. § 4928.23(K). For avoidance of doubt, “Phase-In-Recovery Revenues”

15

constitute “Phase-In-Recovery Property.” The Phase-In-Recovery Charges will be included in customers’ bills of each Applicant, and there will be notation on customers’ bills denoting that the right to impose, charge and collect Phase-In-Recovery Charges is owned by the SPE formed by such Applicant as discussed below.

18.	As reflected in Exhibit I Proposed Bill Format, the Applicants seek approval of a modified bill format that includes the following language in the notes section of the bill: “Cost Recovery Charges – Recovers previously incurred costs, including PUCO-approved Phase-In Recovery Charges [Applicant Name] collects from all customers on behalf of a subsidiary, [SPE Name], which owns the right to impose and collect such charges.” The Applicants may also include similar language in billing inserts or other communication to customers. Such notation is important to preserve the “bankruptcy remote” nature of the securitization by respecting the legal ownership of the Phase-In Recovery Property.

IV.	Securitization Structure and Documentation.

19.	Each Applicant will form a separate, wholly-owned limited liability company, which is expected to be organized in Delaware, as a SPE for purposes of the securitization transaction. Each Applicant will then transfer, sell or assign its Phase-In-Recovery Property to its SPE. See Exhibit J hereto for a structure/transaction flow chart. Applicants request that the Financing Order confirm the formation of each SPE, the sale of Phase-In-Recovery Property to each SPE, and the issuance by each SPE of Phase-In-Recovery Bonds secured by the Phase-In-Recovery Property and other assets and property (subject to possible limited exceptions consistent with paragraph 21(e) below) owned by such SPE.

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a)	Each SPE will be a bankruptcy-remote, special purpose limited liability company, in that its activities generally will be limited to (i) purchasing, owning, administering and servicing the Phase-In-Recovery Property transferred, sold or assigned to it, (ii) issuing and, if applicable, registering the Phase-in-Recovery Bonds, (iii) making payments on the Phase-In-Recovery Bonds, (iv) managing, selling, assigning, pledging, collecting amounts due on, and otherwise dealing with the Phase-In-Recovery Property and (v) granting a statutory first priority security interest in the Phase-In-Recovery Property to secure such Phase-In-Recovery Bonds. Restrictions will be imposed on each SPE’s ability to commence a bankruptcy case or other insolvency proceeding. Each SPE will have no employees, and it will engage with other parties to undertake the activities necessary to issue the Phase-In-Recovery Bonds and perform other functions in connection with each issuance.

b)

Each of the Applicants will capitalize its respective SPE in an amount anticipated to be approximately 0.50 percent of its initial principal balance of Phase-In-Recovery Bonds, as may be adjusted at the time of issuance based on rating agency requirements. Each Applicant intends to finance its respective SPE’s capitalization amount with cash from working capital, and such amounts will not constitute Financing Costs or be subject to recovery through Phase-In-Recovery Charges. The purpose of this capitalization

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amount is to cover unexpected ongoing Financing Costs or unexpected short-falls in collections until a true-up adjustment can be effected and the additional revenues can be collected. However, each Applicant will be authorized to recover its average long term debt rate without reduction for accumulated deferred income taxes on its respective SPE’s capitalization amount as an ongoing Financing Cost. Upon the full repayment of the Phase-In-Recovery Bonds, the capitalization amount will be returned to each of the Applicants to the extent of available funds.

c)

Upon the sale of the Phase-In-Recovery Property by each Applicant to its SPE subsidiary as authorized under the Financing Order, there will arise and constitute an existing, present property right and interest in such Phase-In-Recovery Property, which shall continue to exist until the Phase-In-Recovery Bonds and all applicable Financing Costs are paid in full. Consistent with O.R.C. § 4928.232(G), each Applicant requests that the Financing Order confirm the creation of its Phase-In-Recovery Property and that such creation shall be simultaneous with the sale of that property to its SPE, and the grant of a security interest in its Phase-In-Recovery Property, among other SPE assets and property, to secure the repayment of Phase-In-Recovery Bonds and Financing Costs. Additionally, consistent with O.R.C. §4928.234(D), the Financing Order should confirm that all such Phase-In-Recovery Property shall continue to exist regardless of whether Phase-In-Recovery Charges have been billed, have accrued or have been collected and notwithstanding any requirement that value or amount of the property is dependent on the future

18

provision of service to customers by the Applicants, and shall continue to exist until the Phase-In-Recovery Bonds and all Financing Costs are paid in full.

d)	Each SPE will acquire the Phase-In-Recovery Property from the appropriate Applicant with the proceeds of Phase-In-Recovery Bonds, the repayment of which will be secured by a first priority pledge and security interest in all right, title, and interest of the SPE in (i) the Phase-In-Recovery Property, (ii) the transaction documents, (iii) the collection account and all subaccounts established in the Indenture (discussed below) under which the Phase-In-Recovery Bonds will be issued, (iv) the cash used to capitalize the SPE, (v) all other property owned by the SPE (with limited exceptions as may be appropriate) and (vi) all proceeds of each of the foregoing. Each SPE’s Phase-In-Recovery Bonds will be non-recourse to the related Applicant and its assets (i.e., the Applicants will have no obligation to pay any of the principal, interest or other amounts payable on the Phase-In-Recovery Bonds or any Financing Costs); provided, however, that each Applicant could be liable to holders of Phase-In-Recovery Bonds in the event that it breached representations, warranties or covenants made by it in connection with its Sale Agreement (discussed below) or otherwise to such holders in connection with the securitization.

e)	Each SPE will be an “Assignee” of Phase-In-Recovery Property as defined in O.R.C. § 4928.23(B) and as provided for in O.R.C. § 4928.234(A).

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f)	Each SPE shall, pursuant to its Indenture or organizational documents, have a “priority of payments” that shall establish how collections of Phase-In-Recovery Charges and any other amounts are applied to pay principal, interest on, and other costs related to the Phase-In Recovery Bonds. The right to impose, charge and collect Phase-In-Recovery Charges, although owned by the applicable SPE, will be considered electric distribution utility charges for purposes of priority of customer payments and termination/reconnection of service will be considered charges of the Applicants and will be accorded similar treatment with the Applicants’ own charges under applicable statutes, the Commission’s rules, and Applicants’ tariffs and Electric Service Regulations.

20.

The Phase-In-Recovery Bonds contemplated by the transactions described in this Application will be “asset-backed securities.” A key feature of any such securities is that the SPE owning the asset or group of assets underlying the asset-backed securities be “bankruptcy remote” from the entity originating such asset or group of assets, which in this case will be an Applicant. More specifically, an asset-backed security must be secured by, and payable from, a cash flow stream associated with an identifiable asset, the collections from which are sufficient to pay debt service and related costs, and the ownership of that asset is normally vested in a limited purpose entity, such as a special-purpose corporation, trust or limited liability company, which is insulated from the credit risks, including the possible bankruptcy, of the originating entity. As a result, the securities issued by such entity shall be secured by, and payable out of, the related cash flow stream.

20

This structure means the Phase-In-Recovery Bonds should have less credit risk than debt securities issued by an Applicant, and investors should therefore be willing to accept a lower rate of return for the asset-backed security than for such other debt securities. If such criteria are satisfied in the proposed securitization, the Phase-In-Recovery Bonds secured by the Phase-In-Recovery Property should receive a triple-A (or equivalent) credit rating from applicable rating agencies.

21.	In order for the Phase-In-Recovery Bonds to have relatively little credit risk, and therefore, for investors to be willing to accept a relatively lower interest rate for the Phase-In-Recovery Bonds, there are a number of other structural elements and express regulatory authorizations and confirmations customarily required to be included in a Financing Order for ratings and marketing purposes even if already included in the underlying statutory provisions, which are included in this Application including those in paragraphs 21(a) through (j) below.

(a)	Irrevocability: Consistent with O.R.C. § 4928.235(B), the Financing Order should provide that it is irrevocable when final and the Commission may not reduce, impair, postpone, or terminate the Phase-In-Recovery Charges authorized in the Financing Order or impair the Phase-In-Recovery Property or the collection of Phase-In-Recovery Charges or the recovery of Phase-In-Costs and Financing Costs. The Financing Order should further confirm, consistent with the Act, that no adjustment (described in O.R.C. §4928.238) approved by the Commission shall affect the irrevocability of the Financing Order.

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(b)	State Pledge: Consistent with O.R.C. § 4928.2315, the Financing Order should confirm that the State of Ohio pledges to and agrees with the bondholders, any assignee, and any financing parties under the Financing Order that the State of Ohio will not take or permit any action that impairs the value of Phase-In-Recovery Property under the Financing Order or revises the Phase-In-Costs for which recovery is authorized under the Financing Order or, except as allowed under O.R.C. § 4928.238, relating to the approved adjustment mechanism, reduce, alter or impair Phase-In-Recovery Charges until the Phase-In-Recovery Bonds, all Financing Costs, and all amounts to be paid under any ancillary agreement are paid or performed in full.

(c)	True Sale: Consistent with O.R.C. § 4928.2313, the Financing Order should confirm that any sale, assignment, or transfer of Phase-In-Recovery Property under a Financing Order shall be an absolute transfer and true sale of, and not a pledge of or secured transaction relating to, the seller’s right, title and interest in, to, and under the Phase-In-Recovery Property.

(d)	Successor utility: Consistent with O.R.C. § 4928.2311, the Financing Order should confirm that any successor to an electric distribution utility subject to a Financing Order shall perform and satisfy all obligations of the electric distribution utility under the Financing Order.

(e)

Security interest: Consistent with O.R.C. § 4928.2312, the Financing Order should confirm that a valid and binding security interest in the Phase-In-Recovery Property, among other SPE assets and property, will be created, perfected and enforced to secure the repayment of the principal of and interest

22

on Phase-In-Recovery Bonds, amounts payable under any ancillary agreement, and other Financing Costs; such security interest to be a continuously perfected security interest with priority over any other lien that may subsequently attach to the Phase-In-Recovery Property unless the holder of such lien otherwise agrees in writing. The Financing Order should further confirm that no application of the adjustment mechanism (described in O.R.C. §4928.238) shall effect the validity, perfection, or priority of a security interest in or the transfer of Phase-In-Recovery Property under the Financing Order.

(f)	Bankruptcy of the electric distribution utility: Consistent with O.R.C. § 4928.2310, the Financing Order should confirm that (i) if an electric distribution utility subject to a Financing Order defaults on any required payment of Phase-In-Recovery Revenues to any SPE, a court, upon application by an interested party and without limiting any other remedies available to the applicant, shall order the sequestration and payment of the Phase-In-Recovery Revenues to the applicable SPE for the benefit of bondholders, any assignee and any financing parties, and (ii) customers of an electric distribution utility and each SPE shall be held harmless for the electric distribution utility’s failure to remit any required payment of Phase-In-Recovery Revenues, and such failure shall in no way affect the Phase-In-Recovery Property or the rights to impose, collect and adjust the Phase-In-Recovery Charges.

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(g)	Nonbypassability: Consistent with O.R.C. § 4928.239, the Financing Order should confirm that the Phase-In-Recovery Charges cannot be avoided by any customer or other person obligated to pay the charges and that, if a customer subsequently receives retail electric distribution service from another electric distribution utility operating in the same service area, the Phase-In-Recovery Charges shall continue to apply to that customer.

(h)

Third Party Billing Agents. Consistent with the nonbypassable nature of the Phase-In-Recovery Charges, the Financing Order should further provide that, while current law requires the electric distribution utility to bill and collect the Phase-In-Recovery Charges directly from customers, if and to the extent that the Commission subsequently allows any third parties to bill and/or collect any Phase-In-Recovery Charges (separately, or as one billing component that may be levied upon the customer), the Commission shall take the necessary steps to ensure nonbypassability, both to preserve the high credit quality of the Phase-In-Recovery Bonds and to minimize the likelihood that any defaults by any such third party result in an increase in charges thereafter billed to all customers. Such steps should generally require that (i) the Commission establish operational standards and minimum credit requirements for any such third party billing intermediary, or require a cash deposit, letter of credit or other credit mitigant in lieu thereof, (ii) the Commission find that regardless of who is responsible for billing, the customers of that electric distribution utility shall continue to be responsible for Phase-In-Recovery Charges, (iii) if a third party meters and bills for the Phase-In-Recovery Charges, that the

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electric distribution utility (as servicer) must have access to information on billing and usage by customers to provide for proper reporting to the SPE and to perform its obligations as servicer, (iv) in the case of a third party default, billing responsibilities must be promptly transferred to another party to minimize potential losses; and (v) the failure of customers to pay Phase-In-Recovery Charges shall allow service termination by the electric distribution utility on behalf of the SPE of the customers failing to pay Phase-In-Recovery Charges in accordance with Commission-approved service termination rules and orders.

(i)	Validity of the Financing Order: Consistent with O.R.C. § 4928.235, the Financing Order should confirm that it shall remain in effect until the Phase-In-Recovery Bonds issued under the Financing Order are paid in full and all Financing Costs relating to the Phase-In-Recovery Bonds have been paid in full, and the Financing Order shall remain in effect and unabated notwithstanding the bankruptcy, reorganization, or insolvency of the electric distribution utility or any affiliate of the electric distribution utility or the commencement of any judicial or nonjudicial proceeding on the Financing Order.

(j)

Treatment of Phase-In-Recovery Charges: Consistent with O.R.C. § 4928.232(E)(7), to ensure the full and timely collection of Phase-In-Recovery Charges, including to minimize the likelihood that customer defaults in the payment of Phase-In-Recovery Charges result in additional charges being borne by other non-defaulting customers, the Financing Order should provide

25

that the electric distribution utility or other servicer, on behalf of the SPE, shall terminate service of any customer who defaults in the payment of Phase-In-Recovery Charges in accordance with applicable statutes, Commission rules and orders and the Applicants’ rules, tariffs, and practices applicable to other charges owed directly to the electric distribution utility.

22.	In order to accomplish the securitization, each Applicant will enter into several agreements with its respective SPE subsidiary. Such agreements will be substantially similar among each Applicant and its respective SPE subsidiary. In the case of a registered public offering: (i) material agreements will generally be filed as exhibits to a registration statement filed with the U.S. Securities and Exchange Commission (“SEC”); and (ii) the material terms of each agreement will also be summarized in the related prospectus included in any such registration statement and used in the offer and sale of the Phase-In Recovery Bonds. In the case of an unregistered offering, the material terms of each agreement will typically be summarized in an offering memorandum (or private placement memorandum) used in connection with the marketing of the securities, and are generally made available to current or prospective security holders.

a)

The LLC Agreement for each SPE is the key organizational and governing document for the SPE and contains customary SPE provisions related to its restricted purposes described in paragraph 19(a). The LLC Agreement for each SPE will not permit it to engage in any activity not related to its restricted purposes and will contain provisions regarding separateness, independent managers and restrictions on commencing bankruptcy and

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insolvency proceedings. It is expected that each SPE will be managed by five managers, at least two of which will be independent managers, in each case appointed by the owner Applicant. Only independent managers are expected to be paid compensation.

b)	Each Administration Agreement will provide for the administrative functions that each Applicant will provide to its SPE subsidiary, including services relating to the preparation of financial statements, required filings with the SEC (if any), any tax returns required to be filed under applicable law, qualifications to do business and minutes of managers’ meetings. Each Applicant (or any successor administrator thereof) will receive a periodic administration fee, expected to be $50,000 annually, for performing these services, which, together with costs and expenses incurred by the administrator, will be recovered through Phase-In-Recovery Charges–as Financing Costs.

c)

Each Sale Agreement will provide for the terms and conditions of the absolute transfer and true sale of the appropriate Applicant’s right, title and interest in, to, and under its Phase-In-Recovery Property to its SPE subsidiary that will issue Phase-In-Recovery Bonds, consistent with the provisions of O.R.C. §4928.2313. Each SPE’s obligation to purchase, and the appropriate Applicant’s obligation to sell, the Phase-In-Recovery Property is subject to numerous conditions in the Sale Agreement, including (among other things): (i) delivery by the appropriate Applicant of a duly executed bill of sale identifying the Phase-In-Recovery Property, (ii) receipt of a Financing Order

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from the Commission creating the Phase-In-Recovery Property, (iii) certain conditions related to the solvency of the appropriate Applicant, and (iv) delivery by the appropriate Applicant of appropriate opinions of counsel and officers’ certificates. Each Sale Agreement will further provide that the appropriate Applicant has taken all actions required to transfer ownership of the Phase-In-Recovery Property to its SPE, free and clear of all liens, and to perfect such transfer, and that the Phase-In-Recovery Bonds have received a rating or ratings as required by the Financing Order. Customary representations, warranties and covenants by the appropriate Applicant and its SPE will be included in each Sale Agreement.

d)

Each Servicing Agreement details the services that each Applicant, as servicer, will provide to its SPE principally with respect to calculating, billing and collecting the Phase-In-Recovery Charges. Each servicer under the applicable Servicing Agreement will be responsible for (among other things): (i) posting all collections, (ii) responding to inquiries by customers, competitive retail electric suppliers (if any), third party billing agents (if any), the Commission or others regarding Phase-In-Recovery Charges, (iii) calculating historical electricity usage and customer payment information (e.g., uncollectibles, typical lags between billing and collection of charges), (iv) projecting future electricity usage and customer payment information, (v) accounting for collections, (vi) furnishing periodic reports and statements, (vii) making certain filings as necessary to perfect the trustee’s lien on the Phase-In-Recovery Property and (viii) taking all necessary action in

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connection with true-up adjustments. Each of the Applicants (or any successor servicer thereof) will receive a periodic servicing fee, which will be recovered through Phase-In-Recovery Charges as a Financing Cost. Based upon both the estimated costs of performing the servicing function and market precedent for such fees, the annual servicing fee shall be 0.10% of the initial principal amounts of the Phase-In-Recovery Bonds issued by the SPE of such Applicant, which fee will be paid to the Applicant or a successor electric distribution utility company. Customary for transactions of this type, in the unlikely event that there is no electric distribution utility successor willing or able to assume such servicing duties, a non-utility servicer may need to be engaged, and given the incremental costs for such an entity to perform the servicing function (i.e., an entity not already billing and collecting the same customer base for other charges), the annual servicing fee for such non-utility successor shall not exceed 0.75% of the initial principal amount of the Phase-In-Recovery Bonds issued by the SPE of such electric distribution utility, unless otherwise approved by the Commission.

e)

The Phase-In-Recovery Bonds issued by each SPE will be issued pursuant to an Indenture (and indenture supplement) between such SPE and a third party trustee, which will describe the particular terms of the Phase-In-Recovery Bonds, including the principal amount, interest rate, payment dates, issuance date, collateral, authorized denominations, principal repayment schedule and other material terms of the Phase-In-Recovery Bonds. The Indenture will provide for certain covenants on the part of the applicable SPE, including

29

covenants (among others) restricting each SPE’s ability to (i) merge or consolidate with any other entity, (ii) sell, convey, transfer or otherwise dispose of its assets or property, (iii) terminate its existence or dissolve or liquidate, (iv) permit any lien, charge, security interest or other encumbrance (other than the lien and security interest granted under the Indenture) to be created, (v) engage in any business other than financing, purchasing, owning and managing the Phase-In-Recovery Property, (vi) make any payments, distributions or dividends, and (vii) issue, incur, assume, guarantee or otherwise become liable for any indebtedness except for the Phase-In-Recovery Bonds and any other secured obligations arising under the transaction documents. Each Indenture will further provide for specific events of default, the occurrence and continuation of which may result in the acceleration of the indebtedness evidenced by the Phase-In-Recovery Bonds or the exercise of other remedies by the trustee or bondholders.

23.

The Applicants seek approval to issue and sell the Phase-In-Recovery Bonds either through (i) a registered public offering under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or (ii) an unregistered offering exempt from registration pursuant to Section 4(2) of the Securities Act (A) with subsequent resales to institutional purchasers and/or purchasers outside the United States pursuant to Rule 144A and Regulation S, respectively, under the Securities Act or (B) as a negotiated private placement. The decision as to which method may be preferable is dependent on factors such as issue size, complexity of issue, current market conditions, and ongoing administrative costs, some of which are

30

not known with certainty at this time. The upfront Financing Cost estimates provided by the Applicants in Exhibit C hereto include an estimate for underwriting and/or placement fees for each approach. The Applicants will determine the appropriate format based upon the expected lowest cost alternative at the time the Phase-In-Recovery Bonds are marketed, considering both the expected interest cost and the estimated upfront and ongoing Financing Costs associated with the Phase-In-Recovery Bonds.

24.	Each SPE may, as an alternative to directly issuing and marketing the Phase-In-Recovery Bonds to unaffiliated investors through either a registered public offering or unregistered exempt offering as described in paragraph 23 above, issue the Phase-In-Recovery Bonds to a single special purpose trust established jointly by the Applicants (the “PIR Trust”).

a)	Notes or other pass-through certificates or similar instruments (the “PIR Certificates”) would be issued by the PIR Trust to investors representing undivided beneficial interests in the SPEs’ Phase-In-Recovery Bonds held by the PIR Trust. The PIR Trust would engage in no activities other than the holding of the Phase-In-Recovery Bonds, issuing the PIR Certificates and engaging in other related activities.

b)	The PIR Certificates may be sold either through a registered public offering or unregistered exempt offering as described in paragraph 23 above. The decision as to which method may be preferable is dependent on the same factors discussed in paragraph 23 above.

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c)	The PIR Certificates would be expected to receive a triple-A (or equivalent) credit rating from applicable rating agencies based upon the underlying structure of the PIR Trust-owned Phase-In-Recovery Bonds secured by Phase-In-Recovery Property and supported by the adjustment mechanism.

d)	Combining the issuance of the Phase-In-Recovery Bonds by each of the Applicants in one transaction through the use of the PIR Trust could, as detailed in Exhibit C hereto, result in lower issuance costs and other efficiencies, thereby lowering costs for the Applicant’s customers. None of the SPEs would be obligated, however, with respect to any other SPE’s Phase-In-Recovery Bonds; therefore, the customers of the respective Applicants would not be affected by the actions of any other Applicant or the adequacy of the Phase-In-Recovery Property of such other Applicant.

e)	The PIR Trust would transfer an allocable portion of net proceeds from the sale of the PIR Certificates to each SPE and each such SPE would in turn transfer those proceeds to the applicable Applicant in consideration for the Phase-In-Recovery Property sold to such SPE by such Applicant.

25.

As is the case with most debt issuances, the cost of the debt, i.e., the effective interest rate, will not be known until the Phase-In-Recovery Bonds are priced at the time they are sold. Based upon current market conditions, typical structural features, and assuming an SEC-registered offering of PIR Certificates rated in the highest category by the rating agencies most actively involved in the rating of securitizations of this type, the weighted average yield of the Phase-In-Recovery Bonds (exclusive of upfront and ongoing costs) is estimated to be less than 3%.

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In the absence of an extraordinary change in market conditions between the date of this Application and the issuance date of the Phase-In-Recovery Bonds, significant cost savings and mitigation of rate impacts through the proposed Phase-In-Recovery Bond issuance are expected to result (based on the Phase-In-Recovery Bond expected principal repayment schedule reflected in Exhibit E); as such, only a weighted average yield on the various tranches of the Phase-In-Recovery Bonds in excess of 5% would overcome the benefits associated with the Applicants’ proposal. Consistent with O.R.C. § 4928.232(F), the Applicants request that the Commission, in the Financing Order, afford the Applicants the flexibility in establishing the terms and conditions for the Phase-In-Recovery Bonds to accommodate changes in market conditions, including repayment schedules, interest rates, Financing Costs, collateral requirements, required debt service and other reserves, and the ability of each of the Applicants, at its option, to effect a series of issuances of Phase-In-Recovery Bonds and correlated assignments, sales, pledges, or other transfers of Phase-In-Recovery Property.

26.	It is expected that the Phase-In-Recovery Bonds or if applicable, the PIR Notes, would be sold pursuant to a negotiated sale to investors, coordinated through one or more underwriters, initial purchasers or placement agents. It is customary for securities of this type to be offered pursuant to a negotiated sale. Furthermore, and consistent with most other transactions of this type, the Applicants have engaged an investment banking firm, frequently involved in the underwriting of this type of securities to assist in the process of structuring the transaction.

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27.	Certain of the Financing Costs to be recovered from the proceeds of the Phase-In-Recovery Bonds and included in the Phase-In-Recovery Charges will constitute costs of issuing the Phase-In-Recovery Bonds. These Financing Costs, which are referred to as “Estimated Upfront Financing Costs” in Exhibit C, include, without limitation, estimated costs associated with the retiring or refunding of existing long-term debt of the Applicants, counsel fees, structural advisory fees, underwriting fees, rating agency fees, independent auditors fees and filing, printing and marketing expenses. Other Financing Costs will constitute costs necessary to support, repay and service the Phase-In-Recovery Bonds. These Financing Costs, which are referred to as “Estimated Ongoing Financing Costs” in Exhibit C hereto, include servicing fees and other administrative fees. In addition to debt service, these Ongoing Costs include the cost of any overcollateralization or other reserves (if required) for the Phase-In-Recovery Bonds, the periodic costs of servicing the Phase-In-Recovery Bonds and the Phase-In-Recovery Charges, SPE administrative costs and, if the Phase-In-Recovery Bonds are issued in a registered public offering, ongoing SEC compliance costs. While these costs are expected to be relatively stable over time, they may increase or decrease based upon market conditions or factors beyond the Applicants’ control. Debt service, as well as these Ongoing Costs, will be recovered through the imposition and collection and adjustment (or true up), from time to time, of the Phase-In-Recovery Charges. Finally, Financing Costs include the recovery of all tax liabilities associated with the collection of the Phase-In-Recovery Charges or otherwise arising due to the securitization.

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V.	Adjustment Mechanism.

28.

The Applicants have also included in Exhibit F hereto a proposed formula-based mechanism for making expeditious periodic adjustments in the Phase-In-Recovery Charges that each Applicant’s customers would be required to pay under the Financing Order. Specifically, the initial update to each Applicant’s Rider PIR will be up to 12 months after the issuance date for the Phase-In-Recovery Bonds. Thereafter, each Applicant’s Rider PIR shall be updated semiannually with the exception of the last year each series of Phase-In-Recovery Bonds is expected to be outstanding in which case updates, as frequently as monthly may be necessary. Otherwise, no later than November 1st and May 1st of each year, the Applicants will file with the Commission a request for approval of these adjusted Phase-In-Recovery Charges which, unless otherwise ordered by the Commission, shall become effective on a service rendered basis on the succeeding January 1st and July 1st, respectively. Consistent with O.R.C. § 4928.238(B), the review of such a request would be limited to determining whether there is any mathematical error in the application of the formula-based mechanism relating to the appropriate amount of any overcollection or undercollection of Phase-In-Recovery Charges and the amount of an adjustment. These adjustments will also cover increases or decreases in trustee and servicing costs, rating agency surveillance fees, legal and accounting fees and other ongoing Financing Costs as well as adjustments for dealing with differences between estimated and actual costs. These adjustments will ensure the recovery of adequate revenues sufficient to provide for the payment of Phase-In Costs, principal, interest, and redemption

35

premiums on the Phase-In-Recovery Bonds, any payments under an ancillary agreement, any amounts required to fund or replenish a reserve account or other account established under any indenture, ancillary agreement or other financing document relating to the Phase-In-Recovery Bonds, any costs of retiring or refunding any existing long-term debt of the Applicants with the proceeds from the Phase-In-Recovery Bonds, and any other Financing Costs and other fees, costs, and charges in respect of Phase-In-Recovery Bonds approved under the proposed Financing Order. The adjustments will also take into account revised projections of electricity consumption and customer payment information (e.g., uncollectibles, lags between customer billing and collection). Finally, the adjustment mechanism will provide for any changes or updates to the Proposed Tariff Sheets compared with the Final Initial Tariff Sheets necessary to reflect the terms of the Financing Order pursuant to O.R.C. § 4928.232(H).

29.	Issuance of a Financing Order as proposed herein is consistent with O.R.C. § 4928.02. Customers will benefit from the provision of reasonably-priced retail electric service. O.R.C. § 4928.02(A). Because securitization will reduce the overall cost of the nonbypassable riders being replaced by the Phase-In-Recovery Charges and will result in cost savings and rate mitigation, securitization promotes customer choice and the diversity of electric supplies and suppliers. O.R.C. § 4928.02(B) and (C). Securitization also recognizes the continuing emergence of competitive electricity markets through the development and implementation of flexible regulatory treatment and also facilitates the state’s effectiveness in the global economy. O.R.C. § 4928.02(G) and (N).

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VI.	Timing of Commission Action.

30.	Applicants request that the Commission consider and approve the securitization and all related matters requested in this Application on an expedited basis by August 1, 2012, in order that Phase-In-Recovery Bonds may be issued in a timely fashion to take advantage of historically low interest rates and the currently-functioning credit markets, and that the savings for customers expected to arise from the implementation of this Application may start being realized as soon as possible, which is within the 135-day timeline set forth in O.R.C. § 4928.232(C)(1).

WHEREFORE, for the reasons set forth above the Applicants respectfully request that the Commission:

(1) Approve the Applicants’ proposed securitization and, pursuant to the Act, issue a Financing Order granting any and all authorizations that may be required under Ohio law, including, without limitation, approval and authorization in the Financing Order for the consummation of the transactions contemplated by the issuance of Phase-In-Recovery Bonds and related matters (all as described in this Application), including, without limitation, (a) the securitization transaction providing for the recovery of Phase-In-Recovery Costs and Financing Costs, through the issuance of up to an aggregate amount of $555 million of Phase-In-Recovery Bonds payable from collections from Phase-In-Recovery Charges, and the execution, delivery and performance of all documentation necessary to consummate the securitization transaction, (b) the recovery of certain deferred

37

Phase-In-Costs and Financing Costs, (c) the imposition, charging, and collection of Phase-In-Recovery Charges, (d) the creation of the Phase-In-Recovery Property (such creation to be simultaneous with the sale of such Phase-In-Recovery Property to each SPE), the establishment and adjustment from time to time of Phase-In-Recovery Charges from which Phase-In-Recovery Bonds and ongoing Financing Costs will be paid and the adjustment mechanism to be used, (e) the allocation of Phase-In-Recovery Charges among customer classes, (f) the maximum term of the Phase-In-Recovery Bonds, (g) the organization and capitalization of each SPE to which Phase-In-Recovery Property will be sold, (h) the servicing of Phase-In-Recovery Charges by Applicants as initial servicers or any successor servicer under the servicing agreements, (i) implementation of the trust structure contemplated by paragraph 24 of this Application, (j) flexibility in establishing the terms and conditions for the Phase-In-Recovery Bonds to accommodate changes in market conditions, (k) the ability to issue Phase-In-Recovery Bonds in one or more series and to effect correlated assignments, sales, pledges, or other transfers of Phase-in-Recovery Property, (l) approval of the Final Initial Tariff Sheets and associated adjustment mechanism, (m) approval of the change reflected in the proposed Bill Format, and (n) all of the determinations and descriptions required by §4928.232;

(2) Confirm, provide and include in the Financing Order each provision requested in this Application to be confirmed in the Financing Order including, without limitation, each provision set forth in paragraph 21 of this Application;

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(3) Find that the proposed securitization, consistent with market conditions, measurably enhances cost savings to customers and mitigates rate impacts to customers as compared to the existing cost recovery methods of each of the Applicants;

(4) Make such other findings and issue such other orders as requested by the Applicants in this Application; and

(5) Grant such other and further orders and approvals as it may deem necessary or proper under the circumstances.

[Remainder of Page Intentionally Left Blank]

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Respectfully submitted,

OHIO EDISON COMPANY,

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY, and

THE TOLEDO EDISON COMPANY

By:	/s/ James F. Pearson	By:	/s/ Steven R. Staub
	James F. Pearson		Steven R. Staub
	Vice President and Treasurer, as to each		Assistant Treasurer, as to each

STATE OF OHIO             )

                                           ) ss.:

SUMMIT COUNTY         )

James F. Pearson and Steven R. Staub, depose and say that they are Vice President and Treasurer and Assistant Treasurer, respectively, of each of Ohio Edison Company, The Cleveland Electric Illuminating Company, and The Toledo Edison Company, Applicants in the above matter, and that they have read and are fully acquainted and familiar with the contents of the foregoing Application and that the statements therein are true as they verily believe.

/s/ James F. Pearson	/s/ Steven R. Staub
James F. Pearson	Steven R. Staub

Subscribed and sworn to before me this 3rd day of May, 2012

Attorneys for Applicant

/s/ Michele A. Buchtel	/s/ James W. Burk
Michele A. Buchtel	James W. Burk, Counsel of Record (0043808)
Notary Public, State of Ohio Resident of Summit County My Commission Expires August 28, 2016	FirstEnergy Service Company 76 South Main Street Akron, Ohio 44308 (330) 384-5861 Fax: (330) 384-3875 Email : burkj@firstenergycorp.com
James F, Lang Laura C. McBride CALFEE, HALTER & GRISWOLD LLP 1405 East Sixth Street Cleveland, OH 44114

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Exhibit list for Securitization Application

Exhibit A – Estimated Deferral Balances Subject to Securitization

Exhibit B - Estimated Comparison of Existing Rate Making and Securitization

Exhibit C – Estimated Up-front and Ongoing Financing Costs

Exhibit D – Expected Use of Proceeds and Capitalization

Exhibit E – Indicative Transaction Structure and Expected Principal Repayment Schedule

Exhibit F – Rider PIR Reconciliation Mechanism and Rate Design Process

Exhibit G – Estimated Monthly Typical Bill Impacts

Exhibit H - Proposed Tariffs Sheets for Rider PIR - Phase-In Recovery Rider

Exhibit I – Proposed Bill Format

Exhibit J - Structure/ Transaction Flow Chart

EXHIBIT A

ESTIMATED DEFERRAL BALANCES SUBJECT TO SECURITIZATION

Estimated December 31, 2012 Balances

		(A)	(B)	(C)	(D)	(E)	(F)
	Category and Current Recovery Mechanism	CEI	OE	TE	Total	Existing Recovery Period & Interest Rate	Recovery Authorization

1	Deferred Generation Costs - Rider DGC	127,049,987	0	0	$127,049,987	June 2011 - May 2021 Annual Interest Rate 6.85%	PUCO Case No. 08-935-EL-SSO Order dated March 25, 2009

2	2006-2007 Deferred Fuel Costs - Rider DFC	86,041,909	125,727,952	36,410,202	$248,180,063	January 2011 - December 2035 Annual Interest Rate 6.85%	PUCO Case No. 08-935-EL-SSO Order dated 3/25/09, Case No. 07-1003-EL-ATA Order dated 1/6/10, and continued by 10-388-EL-SSO dated 8/25/10

3	Residential All Electric Credits - Rider RER1 *	21,565,629	39,536,661	0	$61,102,290	September 2011 - June 2014 Annual Interest Rate 6.85%	PUCO Case No. 10-176-EL-ATA Order dated May 25, 2011

4	Total	$234,657,526	$165,264,613	$36,410,202	$436,332,340

*	The deferred balance collected under Rider RER1 for TE is expected to be fully recovered by the effective date of the securitization.

EXHIBIT B

CEI

ESTIMATED COMPARISON OF EXISTING RATE MAKING AND SECURITIZATION

		Estimated Recovery Under Existing Rate Making					Estimated Recovery Under Securitization						Savings
	(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)	(K)	(L)	(M)
	Period	Ending Balance	Return of Asset	Return on Asset @ 6.85%	CAT Tax (a)	Total Amounts Billed	Ending Balance	Principal Payments	Interest Payments	Other Ongoing Financing Costs (b)	Total Payments	Total Amounts Billed (c)	Nominal Savings
1	Dec-12	234,657,526					250,680,890
2	Jun-13	222,194,399	12,463,127	7,787,537	52,789	20,303,453	237,804,995	12,875,895	2,446,322	451,515	15,773,732	18,171,590	2,131,863
3	Dec-13	208,639,682	13,554,717	7,352,046	54,499	20,961,262	222,288,856	15,516,139	2,406,252	457,158	18,379,550	18,760,329	2,200,932
4	Jun-14	195,192,852	13,446,830	6,881,966	52,993	20,381,789	206,760,936	15,527,920	2,357,966	452,187	18,338,073	18,241,701	2,140,088
5	Dec-14	187,241,557	7,951,295	6,512,594	37,704	14,501,593	195,867,010	10,893,925	2,309,643	401,745	13,605,314	12,978,926	1,522,667
6	Jun-15	180,315,736	6,925,822	6,270,732	34,400	13,230,954	186,711,934	9,155,076	2,275,741	390,845	11,821,662	11,841,704	1,389,250
7	Dec-15	172,904,508	7,411,228	6,027,521	35,032	13,473,781	177,446,971	9,264,963	2,247,250	392,928	11,905,142	12,059,034	1,414,747
8	Jun-16	165,774,407	7,130,101	5,777,713	33,648	12,941,462	168,457,507	8,989,464	2,213,620	388,362	11,591,447	11,582,608	1,358,853
9	Dec-16	158,158,013	7,616,394	5,527,546	34,263	13,178,204	159,355,569	9,101,938	2,150,694	390,393	11,643,025	11,794,492	1,383,711
10	Jun-17	150,711,317	7,446,696	5,268,733	33,146	12,748,575	150,420,503	8,935,066	2,086,980	386,707	11,408,754	11,409,974	1,338,600
11	Dec-17	142,770,256	7,941,061	5,007,705	33,755	12,982,520	141,365,331	9,055,171	2,024,435	388,714	11,468,320	11,619,355	1,363,165
12	Jun-18	135,028,261	7,741,995	4,738,236	32,533	12,512,764	132,506,087	8,859,244	1,961,049	384,684	11,204,978	11,198,924	1,313,840
13	Dec-18	126,785,862	8,242,400	4,467,100	33,131	12,742,630	123,537,086	8,969,000	1,899,034	386,656	11,254,691	11,404,654	1,337,976
14	Jun-19	118,652,739	8,133,123	4,185,717	32,112	12,350,953	114,702,980	8,834,107	1,836,251	383,296	11,053,654	11,054,103	1,296,850
15	Dec-19	110,008,493	8,644,246	3,901,088	32,703	12,578,037	105,754,472	8,948,507	1,774,412	385,244	11,108,164	11,257,343	1,320,694
16	Jun-20	101,549,363	8,459,130	3,607,271	31,454	12,097,855	96,999,625	8,754,848	1,703,336	381,125	10,839,309	10,827,580	1,270,275
17	Dec-20	92,571,173	8,978,190	3,311,403	32,036	12,321,630	88,064,524	8,935,101	1,562,326	383,045	10,880,471	11,027,858	1,293,771
18	Jun-21	83,760,729	8,810,444	3,005,869	30,803	11,847,116	79,245,628	8,818,896	1,418,413	378,974	10,616,283	10,603,169	1,243,947
19	Dec-21	79,392,337	4,368,392	2,754,916	18,569	7,141,877	73,712,097	5,533,531	1,276,371	338,611	7,148,514	6,391,980	749,897
20	Jun-22	77,707,313	1,685,024	2,680,806	11,381	4,377,211	71,297,464	2,414,633	1,187,245	314,895	3,916,773	3,917,604	459,607
21	Dec-22	75,888,920	1,818,393	2,621,493	11,574	4,451,460	68,826,957	2,470,507	1,148,354	315,532	3,934,393	3,984,057	467,403
22	Jun-23	74,082,179	1,806,741	2,559,089	11,381	4,377,211	66,342,410	2,484,547	1,108,563	314,895	3,908,005	3,917,604	459,607
23	Dec-23	72,137,839	1,944,339	2,495,547	11,574	4,451,460	63,792,094	2,550,316	1,068,545	315,532	3,934,393	3,984,057	467,403
24	Jun-24	70,200,776	1,937,063	2,428,767	11,381	4,377,211	61,226,453	2,565,641	1,027,468	314,895	3,908,005	3,917,604	459,607
25	Dec-24	68,121,587	2,079,189	2,360,697	11,574	4,451,460	58,593,737	2,632,716	986,145	315,532	3,934,393	3,984,057	467,403
26	Jun-25	66,044,990	2,076,598	2,289,232	11,381	4,377,211	55,944,369	2,649,369	943,741	314,895	3,908,005	3,917,604	459,607
27	Dec-25	63,821,418	2,223,572	2,216,315	11,574	4,451,460	53,226,577	2,717,792	901,069	315,532	3,934,393	3,984,057	467,403
28	Jun-26	61,595,422	2,225,996	2,139,834	11,381	4,377,211	50,490,762	2,735,815	857,295	314,895	3,908,005	3,917,604	459,607
29	Dec-26	59,217,261	2,378,161	2,061,726	11,574	4,451,460	47,685,131	2,805,630	813,230	315,532	3,934,393	3,984,057	467,403
30	Jun-27	56,831,305	2,385,956	1,979,874	11,381	4,377,211	44,860,063	2,825,068	768,041	314,895	3,908,005	3,917,604	459,607
31	Dec-27	54,287,626	2,543,678	1,896,208	11,574	4,451,460	41,963,742	2,896,321	722,539	315,532	3,934,393	3,984,057	467,403
32	Jun-28	51,730,402	2,557,224	1,808,606	11,381	4,377,211	39,046,522	2,917,220	675,890	314,895	3,908,005	3,917,604	459,607
33	Dec-28	49,009,506	2,720,896	1,718,990	11,574	4,451,460	36,056,564	2,989,957	628,903	315,532	3,934,393	3,984,057	467,403
34	Jun-29	46,268,907	2,740,599	1,625,231	11,381	4,377,211	33,044,200	3,012,364	580,746	314,895	3,908,005	3,917,604	459,607
35	Dec-29	43,358,264	2,910,642	1,529,244	11,574	4,451,460	29,957,567	3,086,634	532,227	315,532	3,934,393	3,984,057	467,403
36	Jun-30	40,421,326	2,936,938	1,428,892	11,381	4,377,211	26,846,969	3,110,598	482,512	314,895	3,908,005	3,917,604	459,607
37	Dec-30	37,307,524	3,113,802	1,326,084	11,574	4,451,460	23,660,519	3,186,450	432,411	315,532	3,934,393	3,984,057	467,403
38	Jun-31	34,160,369	3,147,156	1,218,674	11,381	4,377,211	20,448,498	3,212,021	381,089	314,895	3,908,005	3,917,604	459,607
39	Dec-31	30,829,045	3,331,323	1,108,563	11,574	4,451,460	17,158,992	3,289,507	329,354	315,532	3,934,393	3,984,057	467,403
40	Jun-32	27,456,811	3,372,234	993,596	11,381	4,377,211	13,842,253	3,316,738	276,372	314,895	3,908,005	3,917,604	459,607
41	Dec-32	23,892,589	3,564,222	875,665	11,574	4,451,460	10,446,343	3,395,910	222,950	315,532	3,934,393	3,984,057	467,403
42	Jun-33	20,279,365	3,613,224	752,606	11,381	4,377,211	7,021,488	3,424,855	168,254	314,895	3,908,005	3,917,604	459,607
43	Dec-33	16,465,781	3,813,584	626,302	11,574	4,451,460	3,515,719	3,505,769	113,092	315,532	3,934,393	3,984,057	467,403
44	Jun-34	12,594,531	3,871,250	494,580	11,381	4,377,211	0	3,515,719	56,626	0	3,572,345	3,086,709	1,290,502
45	Dec-34	8,513,956	4,080,575	359,312	11,574	4,451,460	0	0	0	0	0	0	4,451,460
46	Jun-35	4,366,439	4,147,517	218,313	11,381	4,377,211	0	0	0	0	0	0	4,377,211
47	Dec-35	0	4,366,439	73,447	11,574	4,451,460	0	0	0	0	0	0	4,451,460
48	Jun-36	0	0	0	0	0	0	0	0	0	0	0	0

Total			234,657,525	136,273,385	966,934	371,897,845		250,680,890	52,362,756	14,687,324	317,730,969	320,131,959	51,765,886
NPV of Total @ 6.85%			143,124,484	88,707,352	604,334	232,436,170		160,809,586	33,935,585	8,089,452	202,834,624	205,222,685	27,213,485

Notes:

Line 1, Column B - see Exhibit A, Line 4, Column A

Line 1, Column G - see Exhibit D, Line 1, Column B

Column F = Sum (Columns C-E)

Column K = Sum (Columns H-J)

Column M = Column F -Column L

(a)	Equal to 0.26% of total billings.
(b)	Includes servicing fee, estimated securitization costs and applicable taxes.
(c)	Billed amounts exceed payments to allow for lags between billing and collections and to account for uncollectibles.

EXHIBIT B

OE

ESTIMATED COMPARISON OF EXISTING RATE MAKING AND SECURITIZATION

		Estimated Recovery Under Existing Rate Making					Estimated Recovery Under Securitization						Savings
	(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)	(K)	(L)	(M)
	Period	Ending Balance	Return of Asset	Return on Asset @ 6.85%	CAT Tax (a)	Total Amounts Billed	Ending Balance	Principal Payments	Interest Payments	Other Ongoing Financing Costs (b)	Total Payments	Total Amounts Billed (c)	Nominal Savings
1	Dec-12	165,264,613					188,353,837
2	Jun-13	152,622,997	12,641,616	5,414,214	47,068	18,102,897	176,614,045	11,739,792	2,301,988	383,363	14,425,143	16,654,665	1,448,232
3	Dec-13	139,063,788	13,559,209	4,979,949	48,327	18,587,485	162,603,438	14,010,607	2,265,454	388,047	16,664,108	17,100,486	1,486,999
4	Jun-14	125,391,933	13,671,855	4,501,874	47,375	18,221,104	148,206,071	14,397,367	2,221,853	384,505	17,003,725	16,763,416	1,457,688
5	Dec-14	125,111,128	280,805	4,276,488	11,880	4,569,173	144,852,453	3,353,618	2,177,048	252,553	5,783,219	4,203,639	365,534
6	Jun-15	124,853,554	257,575	4,267,724	11,796	4,537,094	143,123,398	1,729,055	2,166,612	252,243	4,147,909	4,174,127	362,968
7	Dec-15	124,477,353	376,201	4,256,366	12,076	4,644,643	141,292,425	1,830,973	2,161,231	253,282	4,245,486	4,273,071	371,571
8	Jun-16	124,294,384	182,969	4,247,354	11,549	4,441,872	139,617,471	1,674,953	2,153,350	251,322	4,079,626	4,086,522	355,350
9	Dec-16	123,997,869	296,515	4,238,653	11,822	4,546,990	137,855,393	1,762,079	2,141,625	252,338	4,156,042	4,183,231	363,759
10	Jun-17	123,783,200	214,668	4,230,446	11,587	4,456,702	136,156,206	1,699,187	2,129,291	251,466	4,079,944	4,100,166	356,536
11	Dec-17	123,453,593	329,607	4,220,628	11,861	4,562,096	134,356,028	1,800,177	2,117,396	252,484	4,170,058	4,197,129	364,968
12	Jun-18	123,250,568	203,026	4,212,045	11,509	4,426,580	132,654,335	1,701,693	2,104,795	251,174	4,057,662	4,072,454	354,126
13	Dec-18	122,933,938	316,630	4,202,673	11,781	4,531,084	130,858,092	1,796,244	2,092,883	252,185	4,141,311	4,168,597	362,487
14	Jun-19	122,736,550	197,388	4,194,380	11,448	4,403,217	129,153,469	1,704,623	2,080,310	250,949	4,035,881	4,050,959	352,257
15	Dec-19	122,426,475	310,076	4,185,242	11,718	4,507,036	127,354,914	1,798,555	2,068,377	251,952	4,118,884	4,146,473	360,563
16	Jun-20	122,266,166	160,309	4,177,677	11,308	4,349,294	125,665,926	1,688,988	2,051,244	250,427	3,990,659	4,001,351	347,944
17	Dec-20	121,995,740	270,425	4,169,870	11,575	4,451,870	123,873,226	1,792,700	2,024,040	251,419	4,068,160	4,095,721	356,150
18	Jun-21	121,873,936	121,804	4,163,622	11,171	4,296,598	122,175,770	1,697,456	1,995,166	249,918	3,942,540	3,952,870	343,728
19	Dec-21	120,069,993	1,803,943	4,139,608	15,494	5,959,045	119,252,638	2,923,132	1,967,826	265,986	5,156,944	5,482,321	476,724
20	Jun-22	117,543,899	2,526,093	4,056,595	17,160	6,599,848	115,390,222	3,862,416	1,920,745	272,180	6,055,340	6,071,860	527,988
21	Dec-22	114,771,557	2,772,343	3,965,476	17,564	6,755,382	111,350,033	4,040,189	1,858,535	273,683	6,172,407	6,214,952	540,431
22	Jun-23	112,061,382	2,710,174	3,872,514	17,160	6,599,848	107,368,847	3,981,186	1,793,461	272,180	6,046,827	6,071,860	527,988
23	Dec-23	109,098,563	2,962,819	3,774,999	17,564	6,755,382	103,199,462	4,169,385	1,729,338	273,683	6,172,407	6,214,952	540,431
24	Jun-24	106,191,295	2,907,268	3,675,420	17,160	6,599,848	99,086,999	4,112,463	1,662,184	272,180	6,046,827	6,071,860	527,988
25	Dec-24	103,024,534	3,166,761	3,571,058	17,564	6,755,382	94,784,222	4,302,777	1,595,946	273,683	6,172,407	6,214,952	540,431
26	Jun-25	99,906,239	3,118,295	3,464,393	17,160	6,599,848	90,536,218	4,248,003	1,526,644	272,180	6,046,827	6,071,860	527,988
27	Dec-25	96,521,119	3,385,119	3,352,699	17,564	6,755,382	86,095,718	4,440,500	1,458,223	273,683	6,172,407	6,214,952	540,431
28	Jun-26	93,176,879	3,344,240	3,238,448	17,160	6,599,848	81,707,773	4,387,945	1,386,702	272,180	6,046,827	6,071,860	527,988
29	Dec-26	89,557,965	3,618,914	3,118,904	17,564	6,755,382	77,125,077	4,582,696	1,316,028	273,683	6,172,407	6,214,952	540,431
30	Jun-27	85,971,807	3,586,158	2,996,530	17,160	6,599,848	72,592,647	4,532,431	1,242,216	272,180	6,046,827	6,071,860	527,988
31	Dec-27	82,102,570	3,869,237	2,868,582	17,564	6,755,382	67,863,138	4,729,509	1,169,215	273,683	6,172,407	6,214,952	540,431
32	Jun-28	78,257,394	3,845,177	2,737,511	17,160	6,599,848	63,181,529	4,681,608	1,093,039	272,180	6,046,827	6,071,860	527,988
33	Dec-28	74,120,139	4,137,255	2,600,564	17,564	6,755,382	58,300,440	4,881,089	1,017,634	273,683	6,172,407	6,214,952	540,431
34	Jun-29	69,997,632	4,122,507	2,460,181	17,160	6,599,848	53,464,810	4,835,630	939,017	272,180	6,046,827	6,071,860	527,988
35	Dec-29	65,573,413	4,424,220	2,313,599	17,564	6,755,382	48,427,219	5,037,592	861,132	273,683	6,172,407	6,214,952	540,431
36	Jun-30	61,153,971	4,419,441	2,163,247	17,160	6,599,848	43,432,565	4,994,653	779,994	272,180	6,046,827	6,071,860	527,988
37	Dec-30	56,422,501	4,731,471	2,006,348	17,564	6,755,382	38,233,389	5,199,176	699,547	273,683	6,172,407	6,214,952	540,431
38	Jun-31	51,685,134	4,737,367	1,845,321	17,160	6,599,848	33,074,549	5,158,840	615,807	272,180	6,046,827	6,071,860	527,988
39	Dec-31	46,624,692	5,060,442	1,677,377	17,564	6,755,382	27,708,541	5,366,008	532,716	273,683	6,172,407	6,214,952	540,431
40	Jun-32	41,546,925	5,077,768	1,504,920	17,160	6,599,848	22,380,182	5,328,359	446,288	272,180	6,046,827	6,071,860	527,988
41	Dec-32	36,134,256	5,412,669	1,325,150	17,564	6,755,382	16,841,926	5,538,257	360,467	273,683	6,172,407	6,214,952	540,431
42	Jun-33	30,692,024	5,442,232	1,140,456	17,160	6,599,848	11,338,543	5,503,382	271,265	272,180	6,046,827	6,071,860	527,988
43	Dec-33	24,902,229	5,789,795	948,023	17,564	6,755,382	5,622,444	5,716,099	182,624	273,683	6,172,407	6,214,952	540,431
44	Jun-34	19,069,769	5,832,460	750,227	17,160	6,599,848	0	5,622,444	90,558	0	5,713,002	4,934,149	1,665,698
45	Dec-34	12,876,187	6,193,581	544,237	17,564	6,755,382	0	0	0	0	0	0	6,755,382
46	Jun-35	6,625,912	6,250,275	332,413	17,160	6,599,848	0	0	0	0	0	0	6,599,848
47	Dec-35	0	6,625,912	111,906	17,564	6,755,382	0	0	0	0	0	0	6,755,382
48	Jun-36	0	0	0	0	0	0	0	0	0	0	0	0

Total			165,264,613	144,495,909	807,477	310,567,998		188,353,837	64,769,814	11,495,977	264,619,628	266,083,085	44,484,914
NPV of Total @ 6.85%			79,458,862	84,160,822	426,520	164,046,204		99,827,398	39,186,070	6,133,320	145,146,788	146,588,541	17,457,663

Notes:

Line 1, Column B - see Exhibit A, Line 4, Column B

Line 1, Column G - see Exhibit D, Line 1, Column E

Column F = Sum (Columns C-E)

Column K = Sum (Columns H-J)

Column M = Column F - Column L

(a)	Equal to 0.26% of total billings.
(b)	Includes servicing fee, estimated securitization costs and applicable taxes.
(c)	Billed amounts exceed payments to allow for lags between billing and collections and to account for uncollectibles.

EXHIBIT B

TE

ESTIMATED COMPARISON OF EXISTING RATE MAKING AND SECURITIZATION

		Estimated Recovery Under Existing Rate Making					Estimated Recovery Under Securitization						Savings
	(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)	(K)	(L)	(M)
	Period	Ending Balance	Return of Asset	Return on Asset @ 6.85%	CAT Tax (a)	Total Amounts Billed	Ending Balance	Principal Payments	Interest Payments	Other Ongoing Financing Costs (b)	Total Payments	Total Amounts Billed (c)	Nominal Savings
1	Dec-12	36,410,202					45,762,713
2	Jun-13	36,269,801	140,400	1,240,926	3,601	1,384,927	45,300,846	461,867	633,315	64,434	1,159,617	1,344,764	40,163
3	Dec-13	36,033,730	236,072	1,234,080	3,832	1,473,984	44,584,226	716,620	631,878	65,322	1,413,820	1,431,239	42,746
4	Jun-14	35,837,685	196,045	1,227,096	3,710	1,426,851	43,901,687	682,538	629,648	64,852	1,377,039	1,385,472	41,379
5	Dec-14	35,555,847	281,838	1,218,493	3,911	1,504,242	43,150,110	751,577	627,524	65,624	1,444,725	1,460,619	43,623
6	Jun-15	35,322,162	233,685	1,210,115	3,764	1,447,563	42,442,625	707,485	625,185	65,059	1,397,729	1,405,584	41,979
7	Dec-15	35,005,880	316,282	1,200,282	3,953	1,520,517	41,670,415	772,210	622,983	65,786	1,460,979	1,476,422	44,095
8	Jun-16	34,777,098	228,782	1,191,411	3,702	1,423,896	40,973,892	696,523	618,277	64,823	1,379,623	1,382,603	41,293
9	Dec-16	34,466,691	310,407	1,181,778	3,890	1,496,075	40,215,593	758,298	613,402	65,542	1,437,242	1,452,689	43,386
10	Jun-17	34,214,994	251,697	1,172,608	3,713	1,428,018	39,508,322	707,271	608,094	64,864	1,380,228	1,386,605	41,413
11	Dec-17	33,880,700	334,294	1,162,173	3,901	1,500,368	38,735,645	772,677	603,143	65,585	1,441,405	1,456,858	43,511
12	Jun-18	33,604,694	276,006	1,152,184	3,723	1,431,913	38,014,297	721,348	597,734	64,903	1,383,985	1,390,388	41,525
13	Dec-18	33,245,206	359,487	1,140,900	3,911	1,504,299	37,227,342	786,956	592,684	65,624	1,445,264	1,460,674	43,625
14	Jun-19	32,940,273	304,933	1,129,991	3,741	1,438,664	36,489,428	737,914	587,176	64,970	1,390,060	1,396,943	41,721
15	Dec-19	32,550,729	389,544	1,117,694	3,929	1,511,168	35,685,165	804,263	582,010	65,693	1,451,966	1,467,344	43,824
16	Jun-20	32,228,318	322,411	1,105,980	3,723	1,432,114	34,939,500	745,665	574,764	64,905	1,385,333	1,390,583	41,531
17	Dec-20	31,821,186	407,133	1,093,084	3,911	1,504,127	34,122,576	816,924	562,754	65,623	1,445,301	1,460,507	43,620
18	Jun-21	31,479,957	341,229	1,080,749	3,707	1,425,684	33,358,011	764,566	549,596	64,841	1,379,002	1,384,339	41,345
19	Dec-21	30,880,859	599,098	1,065,257	4,339	1,668,693	32,391,501	966,509	537,281	67,263	1,571,053	1,620,301	48,392
20	Jun-22	30,253,174	627,685	1,043,733	4,357	1,675,775	31,359,954	1,031,547	521,714	67,333	1,620,595	1,627,178	48,597
21	Dec-22	29,518,152	735,022	1,019,943	4,575	1,759,539	30,242,232	1,117,723	505,100	68,168	1,690,991	1,708,513	51,027
22	Jun-23	28,843,123	675,029	996,389	4,357	1,675,775	29,176,980	1,065,252	487,097	67,333	1,619,682	1,627,178	48,597
23	Dec-23	28,059,112	784,011	970,954	4,575	1,759,539	28,024,097	1,152,883	469,939	68,168	1,690,991	1,708,513	51,027
24	Jun-24	27,333,392	725,720	945,698	4,357	1,675,775	26,923,119	1,100,978	451,371	67,333	1,619,682	1,627,178	48,597
25	Dec-24	26,496,930	836,463	918,502	4,575	1,759,539	25,733,934	1,189,185	433,638	68,168	1,690,991	1,708,513	51,027
26	Jun-25	25,716,936	779,994	891,424	4,357	1,675,775	24,596,069	1,137,865	414,484	67,333	1,619,682	1,627,178	48,597
27	Dec-25	24,824,313	892,622	862,342	4,575	1,759,539	23,369,404	1,226,665	396,157	68,168	1,690,991	1,708,513	51,027
28	Jun-26	23,986,208	838,105	833,313	4,357	1,675,775	22,193,454	1,175,949	376,400	67,333	1,619,682	1,627,178	48,597
29	Dec-26	23,033,456	952,752	802,213	4,575	1,759,539	20,928,091	1,265,363	357,459	68,168	1,690,991	1,708,513	51,027
30	Jun-27	22,133,132	900,324	771,094	4,357	1,675,775	19,712,821	1,215,270	337,079	67,333	1,619,682	1,627,178	48,597
31	Dec-27	21,116,000	1,017,133	737,832	4,575	1,759,539	18,407,503	1,305,318	317,505	68,168	1,690,991	1,708,513	51,027
32	Jun-28	20,149,059	966,941	704,477	4,357	1,675,775	17,151,635	1,255,868	296,481	67,333	1,619,682	1,627,178	48,597
33	Dec-28	19,062,994	1,086,064	668,900	4,575	1,759,539	15,805,066	1,346,569	276,253	68,168	1,690,991	1,708,513	51,027
34	Jun-29	18,024,727	1,038,268	633,151	4,357	1,675,775	14,507,282	1,297,784	254,565	67,333	1,619,682	1,627,178	48,597
35	Dec-29	16,864,858	1,159,869	595,096	4,575	1,759,539	13,118,121	1,389,161	233,662	68,168	1,690,991	1,708,513	51,027
36	Jun-30	15,750,221	1,114,636	556,782	4,357	1,675,775	11,777,060	1,341,062	211,287	67,333	1,619,682	1,627,178	48,597
37	Dec-30	14,511,330	1,238,891	516,074	4,575	1,759,539	10,343,925	1,433,135	189,687	68,168	1,690,991	1,708,513	51,027
38	Jun-31	13,314,926	1,196,404	475,014	4,357	1,675,775	8,958,180	1,385,744	166,605	67,333	1,619,682	1,627,178	48,597
39	Dec-31	11,991,427	1,323,499	431,465	4,575	1,759,539	7,479,643	1,478,537	144,285	68,168	1,690,991	1,708,513	51,027
40	Jun-32	10,707,476	1,283,952	387,467	4,357	1,675,775	6,047,765	1,431,878	120,471	67,333	1,619,682	1,627,178	48,597
41	Dec-32	9,293,387	1,414,089	340,876	4,575	1,759,539	4,522,351	1,525,414	97,408	68,168	1,690,991	1,708,513	51,027
42	Jun-33	7,915,698	1,377,688	293,730	4,357	1,675,775	3,042,842	1,479,510	72,839	67,333	1,619,682	1,627,178	48,597
43	Dec-33	6,404,616	1,511,082	243,883	4,575	1,759,539	1,469,029	1,573,813	49,010	68,168	1,690,991	1,708,513	51,027
44	Jun-34	4,926,565	1,478,051	193,367	4,357	1,675,775	0	1,469,029	23,661	0	1,492,690	1,286,845	388,930
45	Dec-34	3,311,633	1,614,932	140,033	4,575	1,759,539	0	0	0	0	0	0	1,759,539
46	Jun-35	1,726,123	1,585,510	85,909	4,357	1,675,775	0	0	0	0	0	0	1,675,775
47	Dec-35	0	1,726,123	28,841	4,575	1,759,539	0	0	0	0	0	0	1,759,539
48	Jun-36	0	0	0	0	0	0	0	0	0	0	0	0

Total			36,410,202	38,013,304	194,006	74,617,511		45,762,713	18,001,603	2,801,733	66,566,049	67,069,067	7,548,444
NPV of Total @ 6.85%			13,846,376	22,253,965	94,106	36,194,446		21,136,050	10,958,232	1,464,398	33,558,680	33,956,132	2,238,315

Notes:

Line 1, Column B - see Exhibit A, Line 4, Column C

Line 1, Column G - see Exhibit D, Line 1, Column H

Column F = Sum (Columns C-E)

Column K = Sum (Columns H-J)

Column M = Column F - Column L

(a)	Equal to 0.26% of total billings.
(b)	Includes servicing fee, estimated securitization costs and applicable taxes.
(c)	Billed amounts exceed payments to allow for lags between billing and collections and to account for uncollectibles.

EXHIBIT C

ESTIMATED UP-FRONT FINANCING COSTS

		(A)	(B)	(C)	(D)	(E)	(F)
		MULTIPLE UTILITY LEVEL ISSUANCES	SINGLE COMBINED ISSUANCE (a)
		Total	CEI	OE	TE	Total	Savings
1	Accountant’s/Auditor’s Fees	300,000	107,559	75,752	16,689	200,000	100,000
2	Fee for Applicant’s Structuring Advisor	900,000	161,339	113,628	25,034	300,000	600,000
3	Legal Fees and Expenses for Applicant’s/Issuer’s Counsel	2,500,000	1,075,591	757,517	166,892	2,000,000	500,000
4	Legal Fees and Expenses for Trustee’s Counsel	60,000	13,445	9,469	2,086	25,000	35,000
5	Legal Fees and Expenses for Underwriter’s Counsel	2,150,000	994,921	700,703	154,375	1,850,000	300,000
6	Printing and Filing Costs	300,000	53,780	37,876	8,345	100,000	200,000
7	Rating Agency Fees (b)	1,305,000	332,152	249,569	60,636	642,357	662,643
8	SEC Registration Fees (c)	19,147	9,852	7,402	1,798	19,052	95
9	Servicer Set-up Costs (d)	300,000	100,000	100,000	100,000	300,000	0
10	Trustee Payments	30,000	13,445	9,469	2,086	25,000	5,000
11	Underwriting Costs (e)	2,436,061	1,253,404	941,769	228,814	2,423,987	12,074
12	Miscellaneous (f)	525,000	175,000	175,000	175,000	525,000	0

13	Subtotal Issuance Expenses (Sum Lines 1-12)	10,825,209	4,290,488	3,178,154	941,755	8,410,396	2,414,812
14	Debt Retirement Costs (g)	40,054,703	11,732,876	19,911,070	8,410,757	40,054,703	0

15	Total Estimated Upfront Financing Costs (Line 13 + Line 14)	50,879,912	16,023,364	23,089,224	9,352,511	48,465,099	2,414,812

(a)	Upfront financing costs expected to be allocated rateably based upon Phase-In Costs amounts assuming an SEC-registered offering, unless otherwise noted.
(b)

Based upon current fee schedules applied to issuance amounts which change from time to time. For multiple utility level issuances each applicant will likely be required to pay the minimum Rating Agency fee amount for each issuance.

(c)	Based upon current fee level of $0.0000393 applied to issuance amounts.
(d)	Assumes $100,000 per utility.
(e)	Based upon fee level of 0.50% applied to issuance amounts.
(f)	Unforeseen expenses, if any, will be described in the Final Financing Order following the issuance of the Phase-In Recovery Bonds.
(g)	Will vary depending upon market conditions and timing / method of debt retirement.

EXHIBIT C

ESTIMATED ONGOING FINANCING COSTS (ANNUAL AMOUNT)

		(A)	(B)	(C)	(D)	(E)	(F)
		MULTIPLE UTILITY LEVEL ISSUANCES	SINGLE COMBINED ISSUANCE
		Total	CEI	OE	TE	Total (a)	Savings
1	Servicing Fee (b)	487,212	250,681	188,354	45,763	484,797	2,415
2	Administration Fees and Expenses	150,000	51,708	38,852	9,440	100,000	50,000
3	Trustee Fees and Expenses	60,000	25,854	19,426	4,720	50,000	10,000
4	Legal Fees	60,000	25,854	19,426	4,720	50,000	10,000
5	Accounting Fees	150,000	51,708	38,852	9,440	100,000	50,000
6	SPE Independent Manager’s Fees	30,000	10,342	7,770	1,888	20,000	10,000
7	Rating Agency Fees (c)	225,000	38,781	29,139	7,080	75,000	150,000
8	Reporting and SEC Filing Fees	7,500	1,293	971	236	2,500	5,000
9	Miscellaneous	6,000	2,585	1,943	472	5,000	1,000
10	Return on Capital Account (d)	166,870	85,858	64,511	15,674	166,043	827
11	Dealers In Intangible Tax (e)	19,488	10,027	7,534	1,831	19,392	97

12	Total Estimated Ongoing Financing Costs (f) (Sum Lines 1-11)	1,362,071	554,693	416,779	101,261	1,072,732	289,338

(a)	Ongoing financing costs expected to be allocated rateably based upon issuance amount assuming a SEC-registered single combined offering.
(b)	Assumes each Applicant acts as servicer and earns an annual servicing fee equal to 0.10% of issuance amount.
(c)	Based upon current scheduled fee levels.
(d)	Assumes each Applicant funds reserve account equal to 0.50% of issuance amount and earns an annual rate of return of 6.85% thereon.
(e)	Assumes each securitization SPE required to pay a 0.8% annual tax on amounts funded in capital account.
(f)	Estimated, subject to change.

EXHIBIT D

EXPECTED USE OF PROCEEDS AND CAPITALIZATION

		(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)
	I. Sources and Uses of Proceeds
		The Cleveland Electric Illuminating Company			Ohio Edison Company			Toledo Edison Company			Notes

1	PIR Bonds Issued		$250,680,890			$188,353,837			$45,762,713		Exhibit A, Line 4 + Exhibit C, Page 1, Line 15

2	Total Sources:		$250,680,890			$188,353,837			$45,762,713		Line 1

3	Issuance Expenses		$4,290,488			$3,178,154			$941,755		Exhibit C, Page 1, Line 13
4	Debt Retirement Costs		$11,732,876			$19,911,070			$8,410,757		Exhibit C, Page 1, Line 14
5	Debt Retired		$234,657,526			$165,264,613			$25,487,141		Estimated Debt Retired
6	Corporate Purposes		$0			$0			$10,923,061		Estimated Other Use of funds

7	Total Uses:		$250,680,890			$188,353,837			$45,762,713		Sum Lines 3-6

	II. Current and Pro Forma Capitalization
		The Cleveland Electric Illuminating Company			Ohio Edison Company			Toledo Edison Company			Notes
	At 3/31/2012	Current	Changes	Pro Forma	Current	Changes	Pro Forma	Current	Changes	Pro Forma

8	Long-term Debt	$1,811,425,851	($234,657,526)	$1,576,768,325	$1,159,025,334	($165,264,613)	$993,760,721	$599,084,921	($25,487,141)	$573,597,780	Applicant Financial Statements

9	PIR Bonds	$0	$250,680,890	$250,680,890	$0	$188,353,837	$188,353,837	$0	$45,762,713	$45,762,713	Line 2

10	Total Debt	$1,811,425,851		$1,827,449,215	$1,159,025,334		$1,182,114,558	$599,084,921		$619,360,493	Line 8 + Line 9
11	Total Equity	$1,187,753,094	$0	$1,187,753,094	$742,329,238	$0	$742,329,238	$362,900,686	$0	$362,900,686	Applicant Financial Statements

12	Total Capitalization	$2,999,178,945		$3,015,202,309	$1,901,354,572		$1,924,443,796	$961,985,607		$982,261,179	Line 10 + Line 11

13	Capitalization Ratios (including PIR Bonds)
14	Debt / Capitalization	60.4%		60.6%	61.0%		61.4%	62.3%		63.1%	Line 10 / Line 12
15	Equity / Capitalization	39.6%		39.4%	39.0%		38.6%	37.7%		36.9%	Line 11 / Line 12

16	Capitalization Ratios (excluding PIR Bonds)
17	Debt / Capitalization	60.4%		57.0%	61.0%		57.2%	62.3%		61.2%	Line 8 / (Line 12 - Line 9)
18	Equity / Capitalization	39.6%		43.0%	39.0%		42.8%	37.7%		38.8%	Line 11 / (Line 12 - Line 9)

EXHIBIT E

INDICATIVE TRANSACTION STRUCTURE (a)

(A)	(B)	(C)	(D)		(E)		(F)
Tranche	Initial Principal Balance (b)	Expected WAL (c)	Expected Maturity		Legal Final Maturity		Interest Rate
A-1	$122,000,000	1.4 yrs	Dec-2015	3.0 yrs	Dec-2017	5.0 yrs	0.62%
A-2	$92,400,000	5.2 yrs	Dec-2019	7.0 yrs	Dec-2021	9.0 yrs	1.40%
A-3	$270,397,439	14.6 yrs	Jun-2034	21.5 yrs	Jun-2036	23.5 yrs	3.22%

	$484,797,439

(a)

Estimated, for discussion purposes only. Final structure will depend upon several factors including then-current market conditions. Assumes all three offerings combined into one single pooled offering.

(b)	Sum of Columns B, E & H on Exhibit D, Line 2.
(c)	Weighted average life represents time-weighted receipt of principal repayment. Principal repayment schedule based upon a percentage of current recoveries on assets securitized.

EXHIBIT E

EXPECTED PRINCIPAL REPAYMENT SCHEDULE (a)

	Tranche A-1	Tranche A-2	Tranche A-3	Total

Tranche Size	$122,000,000	$92,400,000	$270,397,439	$484,797,439
Date
Jun-13	$25,077,554	$0	$0	$25,077,554
Dec-13	$30,243,366	$0	$0	$30,243,366
Jun-14	$30,607,825	$0	$0	$30,607,825
Dec-14	$14,999,121	$0	$0	$14,999,121
Jun-15	$11,591,616	$0	$0	$11,591,616
Dec-15	$9,480,518	$2,387,629	$0	$11,868,146
Jun-16	$0	$11,360,941	$0	$11,360,941
Dec-16	$0	$11,622,315	$0	$11,622,315
Jun-17	$0	$11,341,524	$0	$11,341,524
Dec-17	$0	$11,628,026	$0	$11,628,026
Jun-18	$0	$11,282,285	$0	$11,282,285
Dec-18	$0	$11,552,199	$0	$11,552,199
Jun-19	$0	$11,276,643	$0	$11,276,643
Dec-19	$0	$9,948,437	$1,602,888	$11,551,325
Jun-20	$0	$0	$11,189,500	$11,189,500
Dec-20	$0	$0	$11,544,725	$11,544,725
Jun-21	$0	$0	$11,280,917	$11,280,917
Dec-21	$0	$0	$9,423,172	$9,423,172
Jun-22	$0	$0	$7,308,595	$7,308,595
Dec-22	$0	$0	$7,628,419	$7,628,419
Jun-23	$0	$0	$7,530,985	$7,530,985
Dec-23	$0	$0	$7,872,584	$7,872,584
Jun-24	$0	$0	$7,779,083	$7,779,083
Dec-24	$0	$0	$8,124,678	$8,124,678
Jun-25	$0	$0	$8,035,237	$8,035,237
Dec-25	$0	$0	$8,384,958	$8,384,958
Jun-26	$0	$0	$8,299,709	$8,299,709
Dec-26	$0	$0	$8,653,690	$8,653,690
Jun-27	$0	$0	$8,572,769	$8,572,769
Dec-27	$0	$0	$8,931,148	$8,931,148
Jun-28	$0	$0	$8,854,696	$8,854,696
Dec-28	$0	$0	$9,217,616	$9,217,616
Jun-29	$0	$0	$9,145,778	$9,145,778
Dec-29	$0	$0	$9,513,386	$9,513,386
Jun-30	$0	$0	$9,446,312	$9,446,312
Dec-30	$0	$0	$9,818,761	$9,818,761
Jun-31	$0	$0	$9,756,606	$9,756,606
Dec-31	$0	$0	$10,134,052	$10,134,052
Jun-32	$0	$0	$10,076,975	$10,076,975
Dec-32	$0	$0	$10,459,581	$10,459,581
Jun-33	$0	$0	$10,407,747	$10,407,747
Dec-33	$0	$0	$10,795,681	$10,795,681
Jun-34	$0	$0	$10,607,192	$10,607,192
Dec-34	$0	$0	$0	$0
Jun-35	$0	$0	$0	$0
Dec-35	$0	$0	$0	$0

(a)

Estimated, for discussion purposes only. Assumes an issuance date of January 1, 2013. Final structure will depend upon several factors including then-current market conditions. Assumes all three offerings combined into one single combined offering.

EXHIBIT F - Rider PIR Reconciliation Mechanism and Rate Design Process

Rider PIR Reconciliation Calculation

On or about November 1st and May 1st each year, each Applicant will file an adjustment to the Rider PIR charge to be effective the following January 1st or July 1st, respectively.1 In order to facilitate the semi-annual adjustment, each Applicant will track, on a monthly basis, the amount of phase-in recovery revenue collected under Rider PIR and the associated costs of the Phase-In Recovery Bonds issued by its subsidiary SPE (i.e., debt service and ongoing Financing Costs), so that any difference (whether an over collection or an under collection) can be reflected in the next semi-annual adjustment of the Rider PIR charge.

The Rider PIR charges will be adjusted at least semi-annually to ensure that the expected collections of the Rider PIR charges are adequate to pay principal and interest on the associated Phase-In Recovery Bonds when due pursuant to the expected amortization schedule, pay when due all other ongoing Financing Costs, and to fund the reserve account to the required level. All adjustments will be designed to cause (i) the outstanding principal balance of the Phase-In Recovery Bonds to be equal to the scheduled balance on the expected amortization schedule; (ii) the amount in the reserve subaccount to be equal to the required reserve level; and (iii) any residual subaccount to be zero by the payment date immediately preceding the next adjustment or by the final payment date, if the next payment date is the final payment date.

The methodology for the reconciliation mechanism for a generic month j is provided below.

Let

COLj	=	Phase-In Recovery Charge collections under Rider PIR and interest earned on the associated securitization subaccounts in month j

INTj	=	Interest on the associated Phase-In Recovery Bonds paid and / or accrued in month j

PRNj	=	Principal of the associated Phase-In Recovery Bonds paid and / or accrued in month j

EXPj	=	Ongoing Financing Costs allocated to the associated Phase-In Recovery Bonds paid and / or accrued in month j

RECj	=	Reconciliation amount in month j

[1]	The initial Rider PIR charge will go into effect as soon as practicable following the issuance of the associated Phase-In Recovery Bonds. The initial update to each Applicant’s Rider PIR will be up to 12 months after the issuance date for the Phase-In Recovery Bonds.

1

EXHIBIT F - Rider PIR Reconciliation Mechanism and Rate Design Process

Then

RECj	= (INTj + PRNj + EXPj) - COL, where

RECj > 0 g under collection of Rider PIR in month j
RECj < 0 g over collection of Rider PIR in month j

The reconciliation will be tracked monthly and on a cumulative basis, including any interest earned on the securitization subaccounts.

Due to the timing of the semi-annual reconciliations, there will be a three month lag between the time the reconciliation is prepared and the time the resulting proposed Rider PIR charges will go into effect.

Therefore, for purposes of Rider PIR the following terms shall apply (other than for the initial Rider PIR charge):

PIR Computational Period	=	the 6 month period from January 1 through June 30 or July 1 through December 31 of each year over which the new Rider PIR charge will be in effect

PIR Reconciliation Period	=	the 6 month period from April 1 through September 30 or October 1 through March 31 immediately preceding the PIR Computational Period

For example, when preparing the reconciliation to be filed on November 1st, only actual results through the end of September will be known, thus leaving a gap of three months – October, November, and December – between the end of the immediately preceding PIR Reconciliation Period and the beginning of the PIR Computational Period. In order to bridge this gap, the Applicants will estimate the monthly reconciliation activity for the three months following the immediately preceding PIR Reconciliation Period. The estimated monthly reconciliation activity will follow the same formula described above, though each of the components in the formula will be estimates as opposed to actual results

The estimated reconciliation amount over these three estimated months will be added to the cumulative actual reconciliation balance through the immediately preceding PIR Reconciliation Period to derive the estimated cumulative reconciliation balance as of the beginning of the upcoming PIR Computational Period. So for a generic PIR Computational Period p,

REC BALp	=	Cumulative reconciliation balance as of the beginning of PIR Computational Period p (includes estimated activity for the three months following the immediately preceding PIR Reconciliation Period)

REC BALp will then be included in the revenue requirement calculation for the upcoming PIR Computational Period p.

2

EXHIBIT F - Rider PIR Reconciliation Mechanism and Rate Design Process

Rider PIR Revenue Requirement Calculation

At the time of each semi-annual adjustment, each Applicant will calculate the amount of revenue to be billed under its Rider PIR over the upcoming PIR Computational Period.2 These Rider PIR revenue estimates will take into account any differences between Rider PIR billed revenues and Rider PIR collections, (e.g., applicable taxes, write-offs, and billing lags) such that the estimated Rider PIR billed revenues will be converted to the estimated amount of cash needed to make payments associated with the Phase-In Recovery Bonds over the same six month period. This estimated Rider PIR billed revenue includes the cumulative reconciliation balance (REC BALp) as of the end of the month immediately preceding PIR Computational Period, as described above.

A summary formula for the semi-annual adjustment and associated revenue requirement calculation for a generic PIR Computational Period p is provided below.

Let

REV REQp	=	Rider PIR revenue requirement for PIR Computational Period p

REC BALp	=	Cumulative reconciliation balance as of the beginning of PIR Computational Period p (includes estimated activity for the three months following the immediately preceding PIR Reconciliation Period)

INTp	=	Estimated interest on the associated Phase-In Recovery Bonds to be paid and / or accrued in PIR Computational Period p

PRNp	=	Estimated principal of the associated Phase-In Recovery Bonds to be paid and / or accrued in PIR Computational Period p

EXPp	=	Estimated ongoing Financing Costs allocated to the associated Phase-In Recovery Bonds to be paid and / or accrued in PIR Computational Period p

TAX Ratep	=	Composite tax rate applicable to Rider PIR revenues during PIR Computational Period p (includes Commercial Activity Tax and non-Ohio state income taxes)

UNC Ratep	=	Estimated uncollectible rate during PIR Computational Period p

LAG Factorp	=	Estimated factor to convert from cash to revenue accounting for expected lags between Rider PIR billed revenue and Rider PIR collections during PIR Computational Period p

[2]	As noted above, the initial PIR Computational Period may be different than six months.

3

EXHIBIT F - Rider PIR Reconciliation Mechanism and Rate Design Process

Then

REV REQ	=	REC BALp + INTp + PRNp + EXPp	x LAG Factorp
(1 – TAX Ratep – UNC Ratep)

This revenue requirement calculation will be performed for each PIR Computational Period by each of the Applicants to establish the amount of revenue to be billed by each Applicant over the upcoming six month period effective January 1st or July 1st. Each Applicant’s calculations will only include the principal, interest, and collections associated with and ongoing Financing Costs allocated to the Phase-In Recovery Bonds issued by its subsidiary SPE. The initial charge for Rider PIR will follow this same methodology, though the initial reconciliation balance will have a value of zero.

4

EXHIBIT F - Rider PIR Reconciliation Mechanism and Rate Design Process

Rider PIR Revenue Requirement Allocation and Rate Design

Once the Rider PIR revenue requirement is calculated pursuant to the formula above, it will be allocated to each Applicant’s rate schedules based on allocation ratios designed to mirror the relationships that exist today under the existing recovery mechanisms for the Phase-In Costs (i.e., Riders RER1, DGC, and DFC, where applicable). These allocation factors will be calculated for each PIR Computational Period. A description of the methodology for calculating the allocation ratios is provided below.

The estimated tariff rates that would otherwise be in effect under the existing recovery mechanisms and that are to be used for purposes of calculating the allocation factors for Rider PIR are summarized in the tables below. All prices are shown in terms of ¢/kWh.

Current through June 2014 (¢/kWh)

	Rider RER1			Rider DGC			Rider DFC
Rate Schedule	CEI	OE	TE	CEI	OE	TE	CEI	OE	TE
RS	0.2787	0.3114		0.1171			0.0345	0.0362	0.0257
GS				0.1171			0.0345	0.0362	0.0257
GP				0.1130			0.0345	0.0362	0.0257
GSU				0.1099			0.0345	0.0362	0.0257
GT				0.1097			0.0345	0.0362	0.0257
STL				0.1171			0.0345	0.0362	0.0257
TRF				0.1171			0.0345	0.0362	0.0257
POL				0.1171			0.0345	0.0362	0.0257

July 2014 through May 2021 (¢/kWh)

	Rider RER1			Rider DGC			Rider DFC
Rate Schedule	CEI	OE	TE	CEI	OE	TE	CEI	OE	TE
RS				0.1171			0.0345	0.0362	0.0257
GS				0.1171			0.0345	0.0362	0.0257
GP				0.1130			0.0345	0.0362	0.0257
GSU				0.1099			0.0345	0.0362	0.0257
GT				0.1097			0.0345	0.0362	0.0257
STL				0.1171			0.0345	0.0362	0.0257
TRF				0.1171			0.0345	0.0362	0.0257
POL				0.1171			0.0345	0.0362	0.0257

June 2021 through December 2035 (¢/kWh)

	Rider RER1			Rider DGC			Rider DFC
Rate Schedule	CEI	OE	TE	CEI	OE	TE	CEI	OE	TE
RS							0.0345	0.0362	0.0257
GS							0.0345	0.0362	0.0257
GP							0.0345	0.0362	0.0257
GSU							0.0345	0.0362	0.0257
GT							0.0345	0.0362	0.0257
STL							0.0345	0.0362	0.0257
TRF							0.0345	0.0362	0.0257
POL							0.0345	0.0362	0.0257

5

EXHIBIT F - Rider PIR Reconciliation Mechanism and Rate Design Process

For each PIR Computational Period, each Applicant will apply the applicable rates from the table above to its most recent sales forecast in order to determine the amount of revenue that otherwise would have been collected from each rate schedule under the existing recovery mechanisms. These estimated revenues will then be used to determine allocation factors by which to allocate its Rider PIR revenue requirement for the upcoming PIR Computational Period.3

For each rate schedule i and each month j, let

Salesij	=	Estimated sales for rate schedule i in month j

RER1 Rateij	=	Estimated Rider RER1 rate otherwise applicable to rate schedule i in month j

DGC Rateij	=	Estimated Rider DGC rate otherwise applicable to rate schedule i in month j

DFC Rateij	=	Estimated Rider DFC rate otherwise applicable to rate schedule i in month j

Then

=	Estimated revenue billed to rate schedule i in month j under the otherwise applicable existing recovery mechanisms

=	Salesij x [ RER1 Rateij + DGC Rateij + DFC Rateij]

Let p be a generic PIR Computational Period comprised of months j = k, k+1, …, k+5. Then the estimated revenue to be billed to rate schedule i during PIR Computational Period p under the otherwise applicable existing recovery mechanisms is calculated by

(1)

Similarly, the estimated revenue billed to all rate schedules under this same PIR Computational Period p is

(2)

[3]	In the event that the final legal maturity date of the PIR securitization bonds extends past December 2035, (the month in which recovery of the Phase-In Costs would otherwise be fully recovered under the existing recovery methodology), the estimated tariff prices in effect as of December 2035 from the table will be used for purposes of calculating the allocation factors for Rider PIR.

6

EXHIBIT F - Rider PIR Reconciliation Mechanism and Rate Design Process

For each Applicant, the resulting ratios of (1) estimated revenue billed to each rate schedule i during PIR Computational Period p under the otherwise applicable existing recovery mechanisms to (2) estimated revenue billed to all rate schedules during PIR Computational Period p under the otherwise applicable recovery mechanisms, will be used to allocate REV REQp to the different rate schedules for PIR Computational Period p.

Let

REV REQip	=	Revenue requirement for PIR Computational Period p allocated to rate schedule i, where
and

Allocation Factorip	=	Allocation factor applied to rate schedule i for purposes of allocating the estimated Rider PIR revenue to be billed during PIR Computational Period p

=

Then for each rate schedule i,

REV REQip	=	Allocation Factorip x REV REQp.

	=	Amount of Rider PIR revenue requirement allocated to rate schedule i in PIR Computational Period p

Under this methodology, any changes in electric consumption behavior across the rate schedules will be accounted for as part of the calculation of the allocation ratios. For example, if a particular rate schedule experiences a significant change in its electric consumption, this change will be reflected in the sales forecast used to determine the level of revenue otherwise billed under the existing recovery mechanisms, and the resulting allocation ratios will be updated accordingly. In other words, if a particular rate schedule would have otherwise been billed more or less (as a percentage of the total) under the existing recovery mechanisms due to significant changes in its electric consumption, the same relationship among all rate schedules will generally be maintained when allocating the estimated Rider PIR billed revenues under this methodology.

An illustrative example is included as Exhibit F – Attachment 1, which shows, for illustrative purposes, the revenue requirement calculation and associated rate design for the initial Rider PIR charge.

7

Rider PIR - Semi-annual Revenue Requirement Calculation	Exhibit F - Attachment 1
Illustrative Example - Initial Rider PIR Charge	Page 1 of 3

Line	Line Item Description	CEI	OE	TE	TOTAL

1	Estimated Debt Service
2	Principal
3	Class A	$12,875,895	$11,739,792	$461,867	$25,077,554
4	Class B	$0	$0	$0	$0
5	Class C	$0	$0	$0	$0

6	Total Principal	$12,875,895	$11,739,792	$461,867	$25,077,554
7
8	Interest
9	Class A	$224,065	$144,708	$10,892	$379,665
10	Class B	$504,000	$98,000	$44,800	$646,800
11	Class C	$1,718,257	$2,059,280	$577,623	$4,355,161

12	Total Interest	$2,446,322	$2,301,988	$633,315	$5,381,626
13
14	Principal & Interest
15	Class A	$13,099,960	$11,884,501	$472,759	$25,457,219
16	Class B	$504,000	$98,000	$44,800	$646,800
17	Class C	$1,718,257	$2,059,280	$577,623	$4,355,161

18	Total Principal & Interest	$15,322,217	$14,041,780	$1,095,183	$30,459,180
19
20	Estimated Ongoing Financing Costs
21	Servicing Fee	$125,340	$94,177	$22,881	$242,399
22	Administration Fees and Expenses	$25,854	$19,426	$4,720	$50,000
23	Trustee Fees and Expenses	$12,927	$9,713	$2,360	$25,000
24	Legal Fees	$12,927	$9,713	$2,360	$25,000
25	Accounting Fees	$25,854	$19,426	$4,720	$50,000
26	Independent Manager’s Fees	$5,171	$3,885	$944	$10,000
27	Rating Agency Fees	$19,391	$14,570	$3,540	$37,500
28	Printing and Filing Fees	$646	$486	$118	$1,250
29	Miscellaneous	$1,293	$971	$236	$2,500
30	Return on Capital Account	$42,929	$32,256	$7,837	$83,022
31	Dealers In Intangible Tax	$5,014	$3,767	$915	$9,696

32	Total Ongoing Financing Costs	$277,346	$208,389	$50,631	$536,366
33

34	Estimated Debt Service & Ongoing Financing Costs	$15,599,563	$14,250,170	$1,145,813	$30,995,547

35
36	Cumulative Under (Over) Collection				$0
37

38	Total to be Recovered Before Gross-ups	$15,599,563	$14,250,170	$1,145,813	$30,995,547

39
40	Estimated Uncollectible Ratio	0.75%	0.55%	0.75%
41	CAT Tax & Non-Ohio State Income Tax	0.96%	1.05%	1.03%

42	Gross-up Factor - Tax & Uncollectible	1.71%	1.60%	1.78%
43

44	Total Amount to be Collected with Gross-ups	$15,870,710	$14,481,968	$1,166,537	$31,519,214

45
46	Billing Lag Conversion Factor	114.5%	115.0%	115.3%
47

48	Total Rider PIR Revenue Requirement	$18,171,590	$16,654,665	$1,344,764	$36,171,020

NOTES

1-18	Estimated debt service for PIR Bonds to be paid and / or accrued over the upcoming 6 months
20-32	Estimated ongoing financing costs to be paid and / or accrued over the upcoming 6 months
34	Calculation: Line 18 + Line 32
36	Cumulative under (over) collection of debt service and ongoing expenses as of upcoming 6 month period
38	Calculation: Line 34 + Line 36
40	Estimated Uncollectible Expense ratio for upcoming 6 months
41	Composite tax rate for taxes aplicable to Rider PIR revenues (includes CAT Tax and non-Ohio state income taxes)
42	Gross-up factor applied to amount to be recovered. Calculation: Line 40 + Line 41
44	Calculation: Line 38 / (1 - Line 42)
46	Factor to convert from cash to revenue based on estimated lag between billings and cash received
48	Calculation: Line 44 x Line 46

Rider PIR - Allocation Factors	Exhibit F - Attachment 1
Illustrative Example - Initial Rider PIR Charge *	Page 2 of 3

(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)	(K)	(L)	(M)
Line	Company	Rate Schedule	Forecasted kWh Sales	Otherwise Applicable Tariff Rates (¢/kWh)				Otherwise Applicable Tariff Revenue				Allocation Ratio
				RER1	DGC	DFC	TOTAL	RER1	DGC	DFC	TOTAL

1	CEI	Rate RS	2,576,378,511	0.2787	0.1171	0.0345	0.4303	$7,180,367	$3,016,939	$888,851	$11,086,157	54.60%
2	CEI	Rate GS	3,529,472,016	0.0000	0.1171	0.0345	0.1516	$0	$4,133,012	$1,217,668	$5,350,680	26.35%
3	CEI	Rate GP 1	134,859,708	0.0000	0.1130	0.0345	0.1475	$0	$152,391	$46,527	$198,918	0.98%
4	CEI	Rate GP 2	69,431,894	0.0000	0.0000	0.0345	0.0345	$0	$0	$23,954	$23,954	0.12%
5	CEI	Rate GSU 1	1,781,056,126	0.0000	0.1099	0.0345	0.1444	$0	$1,957,381	$614,464	$2,571,845	12.67%
6	CEI	Rate GSU 2	147,722,702	0.0000	0.0000	0.0345	0.0345	$0	$0	$50,964	$50,964	0.25%
7	CEI	Rate GT 1	469,488,715	0.0000	0.1097	0.0345	0.1442	$0	$515,029	$161,974	$677,003	3.33%
8	CEI	Rate GT 2	551,005,295	0.0000	0.0000	0.0345	0.0345	$0	$0	$190,097	$190,097	0.94%
9	CEI	Rate STL	63,194,628	0.0000	0.1171	0.0345	0.1516	$0	$74,001	$21,802	$95,803	0.47%
10	CEI	Rate POL	29,283,302	0.0000	0.1171	0.0345	0.1516	$0	$34,291	$10,103	$44,393	0.22%
11	CEI	Rate TRF	8,996,539	0.0000	0.1171	0.0345	0.1516	$0	$10,535	$3,104	$13,639	0.07%
12	CEI	Rate ESIP		0.0000	0.0000	0.0000	0.0000	$0	$0	$0	$0	0.00%

13	CEI	TOTAL	9,360,889,437					$7,180,367	$9,893,579	$3,229,507	$20,303,453	100.00%
14
15	OE	Rate RS	4,417,606,731	0.3114	0.0000	0.0362	0.3476	$13,756,427	$0	$1,599,174	$15,355,601	84.82%
16	OE	Rate GS	3,322,756,199	0.0000	0.0000	0.0362	0.0362	$0	$0	$1,202,838	$1,202,838	6.64%
17	OE	Rate GP	1,415,224,337	0.0000	0.0000	0.0362	0.0362	$0	$0	$512,311	$512,311	2.83%
18	OE	Rate GSU	519,654,272	0.0000	0.0000	0.0362	0.0362	$0	$0	$188,115	$188,115	1.04%
19	OE	Rate GT	2,239,971,058	0.0000	0.0000	0.0362	0.0362	$0	$0	$810,870	$810,870	4.48%
20	OE	Rate STL	15,062,508	0.0000	0.0000	0.0362	0.0362	$0	$0	$5,453	$5,453	0.03%
21	OE	Rate POL	17,925,372	0.0000	0.0000	0.0362	0.0362	$0	$0	$6,489	$6,489	0.04%
22	OE	Rate TRF	8,335,177	0.0000	0.0000	0.0362	0.0362	$0	$0	$3,017	$3,017	0.02%
23	OE	Rate ESIP	50,286,811	0.0000	0.0000	0.0362	0.0362	$0	$0	$18,204	$18,204	0.10%

24	OE	TOTAL	12,006,822,464					$13,756,427	$0	$4,346,470	$18,102,897	100.00%
25
26	TE	Rate RS	1,190,363,084	0.0000	0.0000	0.0257	0.0257	$0	$0	$305,923	$305,923	22.09%
27	TE	Rate GS	1,029,986,844	0.0000	0.0000	0.0257	0.0257	$0	$0	$264,707	$264,707	19.11%
28	TE	Rate GP	537,628,374	0.0000	0.0000	0.0257	0.0257	$0	$0	$138,170	$138,170	9.98%
29	TE	Rate GSU	58,074,478	0.0000	0.0000	0.0257	0.0257	$0	$0	$14,925	$14,925	1.08%
30	TE	Rate GT	2,540,943,349	0.0000	0.0000	0.0257	0.0257	$0	$0	$653,022	$653,022	47.15%
31	TE	Rate STL	24,854,471	0.0000	0.0000	0.0257	0.0257	$0	$0	$6,388	$6,388	0.46%
32	TE	Rate POL	5,451,752	0.0000	0.0000	0.0257	0.0257	$0	$0	$1,401	$1,401	0.10%
33	TE	Rate TRF	1,519,955	0.0000	0.0000	0.0257	0.0257	$0	$0	$391	$391	0.03%
34	TE	Rate ESIP		0.0000	0.0000	0.0000	0.0000	$0	$0	$0	$0	0.00%

35	TE	TOTAL	5,388,822,306					$0	$0	$1,384,927	$1,384,927	100.00%

NOTES

*	Illustrative calculation of initial Rider PIR charge, estimated to be effective January 1, 2013. As part of the Rider PIR reconciliation process, existing riders that would otherwise go to zero absent the securitization will be reflected as zero in the determination of the allocation factors. For example, under the existing recovery methodology, Rider RER1 is expected to be fully recovered by approximately June 2014 for CEI and OE. Accordingly, the prices in column E will be updated to zero at this time and the allocation factors will be calculated accordingly.
(D)	Estimated kWh sales for the upcoming six-month period based on the most recent sales forecast.
(E)-(G)	Estimated average tariff rates that would otherwise be in effect over the upcoming six-month period
(H)	Calculation: Column E + Column F + Column G
(I)	Calculation: Column D x Column E
(J)	Calculation: Column D x Column F
(K)	Calculation: Column D x Column G
(L)	Calculation: Column I + Column J + Column K
(M)	Calculation: Column L / Company Total Column L

Rider PIR - Rate Design	Exhibit F - Attachment 1
Illustrative Example - Initial Rider PIR Charge	Page 3 of 3

Line	Line Item Description	CEI	OE	TE	TOTAL

1	Rider PIR Revenue Requirement	$18,171,590	$16,654,665	$1,344,764	$36,171,020
2
3	Allocation Ratio
4	Rate RS	54.60%	84.82%	22.09%
5	Rate GS	26.35%	6.64%	19.11%
6	Rate GP 1	0.98%	2.83%	9.98%
7	Rate GP 2	0.12%
8	Rate GSU 1	12.67%	1.04%	1.08%
9	Rate GSU 2	0.25%
10	Rate GT 1	3.33%	4.48%	47.15%
11	Rate GT 2	0.94%
12	Rate STL	0.47%	0.03%	0.46%
13	Rate POL	0.22%	0.04%	0.10%
14	Rate TRF	0.07%	0.02%	0.03%
15	Rate ESIP		0.10%

16	Total Allocation Ratios	100.00%	100.00%	100.00%
17
18	Allocated Revenue Requirement
19	Rate RS	$9,922,110	$14,127,153	$297,052	$24,346,315
20	Rate GS	$4,788,858	$1,106,611	$257,030	$6,152,499
21	Rate GP 1	$178,032	$471,326	$134,164	$783,522
22	Rate GP 2	$21,439			$21,439
23	Rate GSU 1	$2,301,801	$173,066	$14,492	$2,489,359
24	Rate GSU 2	$45,613			$45,613
25	Rate GT 1	$605,917	$746,000	$634,085	$1,986,002
26	Rate GT 2	$170,137			$170,137
27	Rate STL	$85,744	$5,016	$6,202	$96,963
28	Rate POL	$39,732	$5,970	$1,360	$47,063
29	Rate TRF	$12,207	$2,776	$379	$15,362
30	Rate ESIP		$16,748		$16,748

31	Total Revenue Requirement	$18,171,590	$16,654,665	$1,344,764	$36,171,020
32
33	Estimated kWh Sales
34	Rate RS	2,576,378,511	4,417,606,731	1,190,363,084	8,184,348,326
35	Rate GS	3,529,472,016	3,322,756,199	1,029,986,844	7,882,215,059
36	Rate GP 1	134,859,708	1,415,224,337	537,628,374	2,087,712,420
37	Rate GP 2	69,431,894			69,431,894
38	Rate GSU 1	1,781,056,126	519,654,272	58,074,478	2,358,784,875
39	Rate GSU 2	147,722,702			147,722,702
40	Rate GT 1	469,488,715	2,239,971,058	2,540,943,349	5,250,403,122
41	Rate GT 2	551,005,295			551,005,295
42	Rate STL	63,194,628	15,062,508	24,854,471	103,111,607
43	Rate POL	29,283,302	17,925,372	5,451,752	52,660,425
44	Rate TRF	8,996,539	8,335,177	1,519,955	18,851,671
45	Rate ESIP		50,286,811		50,286,811

46	Total Estimated kWh Sales	9,360,889,437	12,006,822,464	5,388,822,306	26,756,534,207
47
48	Rider PIR Rate (¢/kWh)
49	Rate RS	0.3851	0.3198	0.0250
50	Rate GS	0.1357	0.0333	0.0250
51	Rate GP 1	0.1320	0.0333	0.0250
52	Rate GP 2	0.0309
53	Rate GSU 1	0.1292	0.0333	0.0250
54	Rate GSU 2	0.0309
55	Rate GT 1	0.1291	0.0333	0.0250
56	Rate GT 2	0.0309
57	Rate STL	0.1357	0.0333	0.0250
58	Rate POL	0.1357	0.0333	0.0250
59	Rate TRF	0.1357	0.0333	0.0250
60	Rate ESIP		0.0333

NOTES

1	Total amount to be billed under Rider PIR for the upcoming 6 months - Page 1, Line 48
3-16	Allocation ratios based on estimated revenue to be billed under existing Riders RER1, DGC, and DFC - Page 2, Column M
18-31	Calculation: Rider PIR Revenue Requirement x Allocation Ratio
33-46	Estimated kWh sales for the upcoming 6 months
48-60	Calculation: Allocated Revenue Requirement x 100 / Estimated kWh Sales

Exhibit G

CEI - Page 1 of 24

The Cleveland Electric Illuminating Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase ($) (E)	Percent Increase (%) (E)
Residential Service - Standard (Rate RS)
1	0	250	$33.94	$33.82	$(0.11)	-0.3%
2	0	500	$63.84	$63.61	$(0.23)	-0.4%
3	0	750	$93.74	$93.41	$(0.34)	-0.4%
4	0	1,000	$123.65	$123.20	$(0.45)	-0.4%
5	0	1,250	$153.55	$152.99	$(0.56)	-0.4%
6	0	1,500	$183.46	$182.78	$(0.68)	-0.4%
7	0	2,000	$243.27	$242.36	$(0.90)	-0.4%
8	0	2,500	$302.84	$301.71	$(1.13)	-0.4%
9	0	3,000	$362.42	$361.07	$(1.36)	-0.4%
10	0	3,500	$422.00	$420.42	$(1.58)	-0.4%
11	0	4,000	$481.58	$479.77	$(1.81)	-0.4%
12	0	4,500	$541.16	$539.12	$(2.03)	-0.4%
13	0	5,000	$600.74	$598.48	$(2.26)	-0.4%
14	0	5,500	$660.31	$657.83	$(2.49)	-0.4%
15	0	6,000	$719.89	$717.18	$(2.71)	-0.4%
16	0	6,500	$779.47	$776.53	$(2.94)	-0.4%
17	0	7,000	$839.05	$835.88	$(3.16)	-0.4%
18	0	7,500	$898.63	$895.24	$(3.39)	-0.4%
19	0	8,000	$958.20	$954.59	$(3.62)	-0.4%
20	0	8,500	$1,017.78	$1,013.94	$(3.84)	-0.4%
21	0	9,000	$1,077.36	$1,073.29	$(4.07)	-0.4%
22	0	9,500	$1,136.94	$1,132.64	$(4.29)	-0.4%
23	0	10,000	$1,196.52	$1,192.00	$(4.52)	-0.4%
24	0	10,500	$1,256.09	$1,251.35	$(4.75)	-0.4%
25	0	11,000	$1,315.67	$1,310.70	$(4.97)	-0.4%
26	0	11,500	$1,375.25	$1,370.05	$(5.20)	-0.4%
27	0	12,000	$1,434.83	$1,429.41	$(5.42)	-0.4%
28	0	12,500	$1,494.41	$1,488.76	$(5.65)	-0.4%
29	0	13,000	$1,553.99	$1,548.11	$(5.88)	-0.4%
30	0	13,500	$1,613.56	$1,607.46	$(6.10)	-0.4%
31	0	14,000	$1,673.14	$1,666.81	$(6.33)	-0.4%
32	0	14,500	$1,732.72	$1,726.17	$(6.55)	-0.4%
33	0	15,000	$1,792.30	$1,785.52	$(6.78)	-0.4%
34	0	15,500	$1,851.60	$1,844.59	$(7.01)	-0.4%
35	0	16,000	$1,910.89	$1,903.66	$(7.23)	-0.4%
36	0	16,500	$1,970.19	$1,962.73	$(7.46)	-0.4%
37	0	17,000	$2,029.49	$2,021.80	$(7.68)	-0.4%
38	0	17,500	$2,088.79	$2,080.88	$(7.91)	-0.4%

Exhibit G

CEI - Page 2 of 24

The Cleveland Electric Illuminating Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase ($) (E)	Percent Increase (%) (E)
Residential Service - Electric Heating (Rate RS)
1	0	250	$25.29	$25.17	$(0.11)	-0.4%
2	0	500	$46.54	$46.31	$(0.23)	-0.5%
3	0	750	$58.79	$58.46	$(0.34)	-0.6%
4	0	1,000	$71.05	$70.60	$(0.45)	-0.6%
5	0	1,250	$83.30	$82.74	$(0.56)	-0.7%
6	0	1,500	$95.56	$94.88	$(0.68)	-0.7%
7	0	2,000	$120.07	$119.16	$(0.90)	-0.8%
8	0	2,500	$144.34	$143.21	$(1.13)	-0.8%
9	0	3,000	$168.62	$167.27	$(1.36)	-0.8%
10	0	3,500	$192.90	$191.32	$(1.58)	-0.8%
11	0	4,000	$217.18	$215.37	$(1.81)	-0.8%
12	0	4,500	$241.46	$239.42	$(2.03)	-0.8%
13	0	5,000	$265.74	$263.48	$(2.26)	-0.9%
14	0	5,500	$290.01	$287.53	$(2.49)	-0.9%
15	0	6,000	$314.29	$311.58	$(2.71)	-0.9%
16	0	6,500	$338.57	$335.63	$(2.94)	-0.9%
17	0	7,000	$362.85	$359.68	$(3.16)	-0.9%
18	0	7,500	$387.13	$383.74	$(3.39)	-0.9%
19	0	8,000	$411.40	$407.79	$(3.62)	-0.9%
20	0	8,500	$435.68	$431.84	$(3.84)	-0.9%
21	0	9,000	$459.96	$455.89	$(4.07)	-0.9%
22	0	9,500	$484.24	$479.94	$(4.29)	-0.9%
23	0	10,000	$508.52	$504.00	$(4.52)	-0.9%
24	0	10,500	$532.79	$528.05	$(4.75)	-0.9%
25	0	11,000	$557.07	$552.10	$(4.97)	-0.9%
26	0	11,500	$581.35	$576.15	$(5.20)	-0.9%
27	0	12,000	$605.63	$600.21	$(5.42)	-0.9%
28	0	12,500	$629.91	$624.26	$(5.65)	-0.9%
29	0	13,000	$654.19	$648.31	$(5.88)	-0.9%
30	0	13,500	$678.46	$672.36	$(6.10)	-0.9%
31	0	14,000	$702.74	$696.41	$(6.33)	-0.9%
32	0	14,500	$727.02	$720.47	$(6.55)	-0.9%
33	0	15,000	$751.30	$744.52	$(6.78)	-0.9%
34	0	15,500	$775.30	$768.29	$(7.01)	-0.9%
35	0	16,000	$799.29	$792.06	$(7.23)	-0.9%
36	0	16,500	$823.29	$815.83	$(7.46)	-0.9%
37	0	17,000	$847.29	$839.60	$(7.68)	-0.9%
38	0	17,500	$871.29	$863.38	$(7.91)	-0.9%

Exhibit G

CEI - Page 3 of 24

The Cleveland Electric Illuminating Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase ($) (E)	Percent Increase (%) (E)
Residential Service - Water Heating (Rate RS)
1	0	250	$33.94	$33.82	$(0.11)	-0.3%
2	0	500	$63.84	$63.61	$(0.23)	-0.4%
3	0	750	$88.24	$87.91	$(0.34)	-0.4%
4	0	1,000	$112.65	$112.20	$(0.45)	-0.4%
5	0	1,250	$137.05	$136.49	$(0.56)	-0.4%
6	0	1,500	$161.46	$160.78	$(0.68)	-0.4%
7	0	2,000	$210.27	$209.36	$(0.90)	-0.4%
8	0	2,500	$258.84	$257.71	$(1.13)	-0.4%
9	0	3,000	$307.42	$306.07	$(1.36)	-0.4%
10	0	3,500	$356.00	$354.42	$(1.58)	-0.4%
11	0	4,000	$404.58	$402.77	$(1.81)	-0.4%
12	0	4,500	$453.16	$451.12	$(2.03)	-0.4%
13	0	5,000	$501.74	$499.48	$(2.26)	-0.5%
14	0	5,500	$550.31	$547.83	$(2.49)	-0.5%
15	0	6,000	$598.89	$596.18	$(2.71)	-0.5%
16	0	6,500	$647.47	$644.53	$(2.94)	-0.5%
17	0	7,000	$696.05	$692.88	$(3.16)	-0.5%
18	0	7,500	$744.63	$741.24	$(3.39)	-0.5%
19	0	8,000	$793.20	$789.59	$(3.62)	-0.5%
20	0	8,500	$841.78	$837.94	$(3.84)	-0.5%
21	0	9,000	$890.36	$886.29	$(4.07)	-0.5%
22	0	9,500	$938.94	$934.64	$(4.29)	-0.5%
23	0	10,000	$987.52	$983.00	$(4.52)	-0.5%
24	0	10,500	$1,036.09	$1,031.35	$(4.75)	-0.5%
25	0	11,000	$1,084.67	$1,079.70	$(4.97)	-0.5%
26	0	11,500	$1,133.25	$1,128.05	$(5.20)	-0.5%
27	0	12,000	$1,181.83	$1,176.41	$(5.42)	-0.5%
28	0	12,500	$1,230.41	$1,224.76	$(5.65)	-0.5%
29	0	13,000	$1,278.99	$1,273.11	$(5.88)	-0.5%
30	0	13,500	$1,327.56	$1,321.46	$(6.10)	-0.5%
31	0	14,000	$1,376.14	$1,369.81	$(6.33)	-0.5%
32	0	14,500	$1,424.72	$1,418.17	$(6.55)	-0.5%
33	0	15,000	$1,473.30	$1,466.52	$(6.78)	-0.5%
34	0	15,500	$1,521.60	$1,514.59	$(7.01)	-0.5%
35	0	16,000	$1,569.89	$1,562.66	$(7.23)	-0.5%
36	0	16,500	$1,618.19	$1,610.73	$(7.46)	-0.5%
37	0	17,000	$1,666.49	$1,658.80	$(7.68)	-0.5%
38	0	17,500	$1,714.79	$1,706.88	$(7.91)	-0.5%

Exhibit G

CEI - Page 4 of 24

The Cleveland Electric Illuminating Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase ($) (E)	Percent Increase (%) (E)
Residential Service - Standard (Rate RS)
1	0	250	$36.22	$36.11	$(0.11)	-0.3%
2	0	500	$68.41	$68.19	$(0.23)	-0.3%
3	0	750	$100.60	$100.27	$(0.34)	-0.3%
4	0	1,000	$132.80	$132.34	$(0.45)	-0.3%
5	0	1,250	$164.99	$164.42	$(0.56)	-0.3%
6	0	1,500	$197.18	$196.50	$(0.68)	-0.3%
7	0	2,000	$261.56	$260.66	$(0.90)	-0.3%
8	0	2,500	$325.71	$324.58	$(1.13)	-0.3%
9	0	3,000	$389.86	$388.51	$(1.36)	-0.3%
10	0	3,500	$454.02	$452.43	$(1.58)	-0.3%
11	0	4,000	$518.17	$516.36	$(1.81)	-0.3%
12	0	4,500	$582.32	$580.28	$(2.03)	-0.3%
13	0	5,000	$646.47	$644.21	$(2.26)	-0.3%
14	0	5,500	$710.62	$708.14	$(2.49)	-0.3%
15	0	6,000	$774.77	$772.06	$(2.71)	-0.4%
16	0	6,500	$838.93	$835.99	$(2.94)	-0.4%
17	0	7,000	$903.08	$899.91	$(3.16)	-0.4%
18	0	7,500	$967.23	$963.84	$(3.39)	-0.4%
19	0	8,000	$1,031.38	$1,027.76	$(3.62)	-0.4%
20	0	8,500	$1,095.53	$1,091.69	$(3.84)	-0.4%
21	0	9,000	$1,159.68	$1,155.62	$(4.07)	-0.4%
22	0	9,500	$1,223.84	$1,219.54	$(4.29)	-0.4%
23	0	10,000	$1,287.99	$1,283.47	$(4.52)	-0.4%
24	0	10,500	$1,352.14	$1,347.39	$(4.75)	-0.4%
25	0	11,000	$1,416.29	$1,411.32	$(4.97)	-0.4%
26	0	11,500	$1,480.44	$1,475.24	$(5.20)	-0.4%
27	0	12,000	$1,544.59	$1,539.17	$(5.42)	-0.4%
28	0	12,500	$1,608.75	$1,603.10	$(5.65)	-0.4%
29	0	13,000	$1,672.90	$1,667.02	$(5.88)	-0.4%
30	0	13,500	$1,737.05	$1,730.95	$(6.10)	-0.4%
31	0	14,000	$1,801.20	$1,794.87	$(6.33)	-0.4%
32	0	14,500	$1,865.35	$1,858.80	$(6.55)	-0.4%
33	0	15,000	$1,929.50	$1,922.72	$(6.78)	-0.4%
34	0	15,500	$1,993.37	$1,986.37	$(7.01)	-0.4%
35	0	16,000	$2,057.25	$2,050.01	$(7.23)	-0.4%
36	0	16,500	$2,121.12	$2,113.66	$(7.46)	-0.4%
37	0	17,000	$2,184.99	$2,177.30	$(7.68)	-0.4%
38	0	17,500	$2,248.86	$2,240.95	$(7.91)	-0.4%

Exhibit G

CEI - Page 5 of 24

The Cleveland Electric Illuminating Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase ($) (E)	Percent Increase (%) (E)
Residential Service - Electric Heating (Rate RS)
1	0	250	$36.22	$36.11	$(0.11)	-0.3%
2	0	500	$68.41	$68.19	$(0.23)	-0.3%
3	0	750	$91.60	$91.27	$(0.34)	-0.4%
4	0	1,000	$114.80	$114.34	$(0.45)	-0.4%
5	0	1,250	$137.99	$137.42	$(0.56)	-0.4%
6	0	1,500	$161.18	$160.50	$(0.68)	-0.4%
7	0	2,000	$207.56	$206.66	$(0.90)	-0.4%
8	0	2,500	$253.71	$252.58	$(1.13)	-0.4%
9	0	3,000	$299.86	$298.51	$(1.36)	-0.5%
10	0	3,500	$346.02	$344.43	$(1.58)	-0.5%
11	0	4,000	$392.17	$390.36	$(1.81)	-0.5%
12	0	4,500	$438.32	$436.28	$(2.03)	-0.5%
13	0	5,000	$484.47	$482.21	$(2.26)	-0.5%
14	0	5,500	$530.62	$528.14	$(2.49)	-0.5%
15	0	6,000	$576.77	$574.06	$(2.71)	-0.5%
16	0	6,500	$622.93	$619.99	$(2.94)	-0.5%
17	0	7,000	$669.08	$665.91	$(3.16)	-0.5%
18	0	7,500	$715.23	$711.84	$(3.39)	-0.5%
19	0	8,000	$761.38	$757.76	$(3.62)	-0.5%
20	0	8,500	$807.53	$803.69	$(3.84)	-0.5%
21	0	9,000	$853.68	$849.62	$(4.07)	-0.5%
22	0	9,500	$899.84	$895.54	$(4.29)	-0.5%
23	0	10,000	$945.99	$941.47	$(4.52)	-0.5%
24	0	10,500	$992.14	$987.39	$(4.75)	-0.5%
25	0	11,000	$1,038.29	$1,033.32	$(4.97)	-0.5%
26	0	11,500	$1,084.44	$1,079.24	$(5.20)	-0.5%
27	0	12,000	$1,130.59	$1,125.17	$(5.42)	-0.5%
28	0	12,500	$1,176.75	$1,171.10	$(5.65)	-0.5%
29	0	13,000	$1,222.90	$1,217.02	$(5.88)	-0.5%
30	0	13,500	$1,269.05	$1,262.95	$(6.10)	-0.5%
31	0	14,000	$1,315.20	$1,308.87	$(6.33)	-0.5%
32	0	14,500	$1,361.35	$1,354.80	$(6.55)	-0.5%
33	0	15,000	$1,407.50	$1,400.72	$(6.78)	-0.5%
34	0	15,500	$1,453.37	$1,446.37	$(7.01)	-0.5%
35	0	16,000	$1,499.25	$1,492.01	$(7.23)	-0.5%
36	0	16,500	$1,545.12	$1,537.66	$(7.46)	-0.5%
37	0	17,000	$1,590.99	$1,583.30	$(7.68)	-0.5%
38	0	17,500	$1,636.86	$1,628.95	$(7.91)	-0.5%

Exhibit G

CEI - Page 6 of 24

The Cleveland Electric Illuminating Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase ($) (E)	Percent Increase (%) (E)
Residential Service - Water Heating (Rate RS)
1	0	250	$36.22	$36.11	$(0.11)	-0.3%
2	0	500	$68.41	$68.19	$(0.23)	-0.3%
3	0	750	$95.10	$94.77	$(0.34)	-0.4%
4	0	1,000	$121.80	$121.34	$(0.45)	-0.4%
5	0	1,250	$148.49	$147.92	$(0.56)	-0.4%
6	0	1,500	$175.18	$174.50	$(0.68)	-0.4%
7	0	2,000	$228.56	$227.66	$(0.90)	-0.4%
8	0	2,500	$281.71	$280.58	$(1.13)	-0.4%
9	0	3,000	$334.86	$333.51	$(1.36)	-0.4%
10	0	3,500	$388.02	$386.43	$(1.58)	-0.4%
11	0	4,000	$441.17	$439.36	$(1.81)	-0.4%
12	0	4,500	$494.32	$492.28	$(2.03)	-0.4%
13	0	5,000	$547.47	$545.21	$(2.26)	-0.4%
14	0	5,500	$600.62	$598.14	$(2.49)	-0.4%
15	0	6,000	$653.77	$651.06	$(2.71)	-0.4%
16	0	6,500	$706.93	$703.99	$(2.94)	-0.4%
17	0	7,000	$760.08	$756.91	$(3.16)	-0.4%
18	0	7,500	$813.23	$809.84	$(3.39)	-0.4%
19	0	8,000	$866.38	$862.76	$(3.62)	-0.4%
20	0	8,500	$919.53	$915.69	$(3.84)	-0.4%
21	0	9,000	$972.68	$968.62	$(4.07)	-0.4%
22	0	9,500	$1,025.84	$1,021.54	$(4.29)	-0.4%
23	0	10,000	$1,078.99	$1,074.47	$(4.52)	-0.4%
24	0	10,500	$1,132.14	$1,127.39	$(4.75)	-0.4%
25	0	11,000	$1,185.29	$1,180.32	$(4.97)	-0.4%
26	0	11,500	$1,238.44	$1,233.24	$(5.20)	-0.4%
27	0	12,000	$1,291.59	$1,286.17	$(5.42)	-0.4%
28	0	12,500	$1,344.75	$1,339.10	$(5.65)	-0.4%
29	0	13,000	$1,397.90	$1,392.02	$(5.88)	-0.4%
30	0	13,500	$1,451.05	$1,444.95	$(6.10)	-0.4%
31	0	14,000	$1,504.20	$1,497.87	$(6.33)	-0.4%
32	0	14,500	$1,557.35	$1,550.80	$(6.55)	-0.4%
33	0	15,000	$1,610.50	$1,603.72	$(6.78)	-0.4%
34	0	15,500	$1,663.37	$1,656.37	$(7.01)	-0.4%
35	0	16,000	$1,716.25	$1,709.01	$(7.23)	-0.4%
36	0	16,500	$1,769.12	$1,761.66	$(7.46)	-0.4%
37	0	17,000	$1,821.99	$1,814.30	$(7.68)	-0.4%
38	0	17,500	$1,874.86	$1,866.95	$(7.91)	-0.4%

Exhibit G

CEI - Page 7 of 24

The Cleveland Electric Illuminating Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
General Service Secondary (Rate GS)
1	10	1,000	$168.90	$168.75	$(0.16)	-0.1%
2	10	2,000	$251.37	$251.05	$(0.32)	-0.1%
3	10	3,000	$333.41	$332.94	$(0.48)	-0.1%
4	10	4,000	$415.43	$414.79	$(0.64)	-0.2%
5	10	5,000	$497.47	$496.68	$(0.80)	-0.2%
6	10	6,000	$579.49	$578.54	$(0.95)	-0.2%
7	1,000	100,000	$18,434.64	$18,418.74	$(15.90)	-0.1%
8	1,000	200,000	$26,581.28	$26,549.48	$(31.80)	-0.1%
9	1,000	300,000	$34,727.93	$34,680.23	$(47.70)	-0.1%
10	1,000	400,000	$42,874.57	$42,810.97	$(63.60)	-0.1%
11	1,000	500,000	$51,021.22	$50,941.72	$(79.50)	-0.2%
12	1,000	600,000	$59,167.87	$59,072.47	$(95.40)	-0.2%

Exhibit G

CEI - Page 8 of 24

The Cleveland Electric Illuminating Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
General Service Primary (Rate GP)
1	500	50,000	$5,571.63	$5,563.88	$(7.75)	-0.1%
2	500	100,000	$9,120.95	$9,105.45	$(15.50)	-0.2%
3	500	150,000	$12,670.27	$12,647.02	$(23.25)	-0.2%
4	500	200,000	$16,219.60	$16,188.60	$(31.00)	-0.2%
5	500	250,000	$19,768.92	$19,730.17	$(38.75)	-0.2%
6	500	300,000	$23,318.24	$23,271.74	$(46.50)	-0.2%
7	5,000	500,000	$54,260.99	$54,183.49	$(77.50)	-0.1%
8	5,000	1,000,000	$89,285.28	$89,130.28	$(155.00)	-0.2%
9	5,000	1,500,000	$123,374.51	$123,142.01	$(232.50)	-0.2%
10	5,000	2,000,000	$157,463.74	$157,153.74	$(310.00)	-0.2%
11	5,000	2,500,000	$191,552.97	$191,165.47	$(387.50)	-0.2%
12	5,000	3,000,000	$225,642.21	$225,177.21	$(465.00)	-0.2%

Exhibit G

CEI - Page 9 of 24

The Cleveland Electric Illuminating Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
General Service Subtransmission (Rate GSU)
1	1,000	100,000	$9,226.24	$9,211.04	$(15.20)	-0.2%
2	1,000	200,000	$15,944.59	$15,914.19	$(30.40)	-0.2%
3	1,000	300,000	$22,662.93	$22,617.33	$(45.60)	-0.2%
4	1,000	400,000	$29,381.28	$29,320.48	$(60.80)	-0.2%
5	1,000	500,000	$36,099.63	$36,023.63	$(76.00)	-0.2%
6	1,000	600,000	$42,817.97	$42,726.77	$(91.20)	-0.2%
7	10,000	1,000,000	$90,068.19	$89,916.19	$(152.00)	-0.2%
8	10,000	2,000,000	$154,443.65	$154,139.65	$(304.00)	-0.2%
9	10,000	3,000,000	$218,819.12	$218,363.12	$(456.00)	-0.2%
10	10,000	4,000,000	$283,194.58	$282,586.58	$(608.00)	-0.2%
11	10,000	5,000,000	$347,570.04	$346,810.04	$(760.00)	-0.2%
12	10,000	6,000,000	$411,945.50	$411,033.50	$(912.00)	-0.2%

Exhibit G

CEI - Page 10 of 24

The Cleveland Electric Illuminating Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
General Service Transmission (Rate GT)
1	2,000	200,000	$25,495.84	$25,465.64	$(30.20)	-0.1%
2	2,000	400,000	$34,015.33	$33,954.93	$(60.40)	-0.2%
3	2,000	600,000	$42,534.82	$42,444.22	$(90.60)	-0.2%
4	2,000	800,000	$51,054.31	$50,933.51	$(120.80)	-0.2%
5	2,000	1,000,000	$59,104.87	$58,953.87	$(151.00)	-0.3%
6	2,000	1,200,000	$67,062.76	$66,881.56	$(181.20)	-0.3%
7	20,000	2,000,000	$248,717.33	$248,415.33	$(302.00)	-0.1%
8	20,000	4,000,000	$328,296.26	$327,692.26	$(604.00)	-0.2%
9	20,000	6,000,000	$407,875.18	$406,969.18	$(906.00)	-0.2%
10	20,000	8,000,000	$487,454.11	$486,246.11	$(1,208.00)	-0.2%
11	20,000	10,000,000	$567,033.03	$565,523.03	$(1,510.00)	-0.3%
12	20,000	12,000,000	$646,611.96	$644,799.96	$(1,812.00)	-0.3%

Exhibit G

CEI - Page 11 of 24

The Cleveland Electric Illuminating Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Bulb Rating (Lumens or Watts) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
Street Lighting Service (Rate STL)
1	Company Owned - Incandescent Lighting (a)
2	Overhead Service
3	1,000	24	$12.00	$11.99	$(0.00)	0.0%
4	2,000	56	$13.42	$13.41	$(0.01)	-0.1%
5	2,500	70	$14.07	$14.06	$(0.01)	-0.1%
6	4,000	126	$16.57	$16.55	$(0.02)	-0.1%
7	6,000	157	$17.94	$17.91	$(0.02)	-0.1%
8	10,000	242	$21.75	$21.71	$(0.04)	-0.2%
9	15,000	282	$23.53	$23.48	$(0.04)	-0.2%
10	Underground Service
11	1,000	24	$7.16	$7.15	$(0.00)	-0.1%
12	2,000	56	$8.58	$8.57	$(0.01)	-0.1%
13	2,500	70	$9.23	$9.22	$(0.01)	-0.1%
14	4,000	126	$11.73	$11.71	$(0.02)	-0.2%
15	6,000	157	$13.10	$13.07	$(0.02)	-0.2%
16	10,000	242	$16.91	$16.87	$(0.04)	-0.2%
17	15,000	282	$18.69	$18.64	$(0.04)	-0.2%
18	Company Owned - Mercury Street Lighting (b)
19	Overhead Service - Wood Pole
20	175	69	$10.48	$10.47	$(0.01)	-0.1%
21	250	104	$13.46	$13.44	$(0.02)	-0.1%
22	400	158	$18.45	$18.43	$(0.03)	-0.1%
23	1,000	380	$40.49	$40.42	$(0.06)	-0.1%
24	Underground Service - Post Type
25	175	69	$14.83	$14.82	$(0.01)	-0.1%
26	Underground Service - Pole Type
27	175	69	$21.39	$21.38	$(0.01)	-0.1%
28	250	104	$25.18	$25.16	$(0.02)	-0.1%
29	400	158	$30.39	$30.37	$(0.03)	-0.1%
30	400	158	$30.64	$30.62	$(0.03)	-0.1%
31	400	316	$46.95	$46.90	$(0.05)	-0.1%
32	1000	380	$54.32	$54.25	$(0.06)	-0.1%

Exhibit G

CEI - Page 12 of 24

The Cleveland Electric Illuminating Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Bulb Rating (Lumens or Watts) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
Street Lighting Service (Rate STL)
33	Company Owned - High Pressure Sodium Lighting (c)
34	Overhead Service - Wood Pole
35	100	42	$12.19	$12.18	$(0.01)	-0.1%
36	150	62	$13.71	$13.70	$(0.01)	-0.1%
37	250	105	$17.90	$17.88	$(0.02)	-0.1%
38	400	163	$22.46	$22.43	$(0.03)	-0.1%
39	Underground Service - Post Type
40	100	42	$16.71	$16.70	$(0.01)	0.0%
41	Underground Service - Pole Type
42	100	42	$23.75	$23.74	$(0.01)	0.0%
43	150	62	$25.52	$25.51	$(0.01)	0.0%
44	250	105	$29.55	$29.53	$(0.02)	-0.1%
45	250	210	$46.82	$46.79	$(0.03)	-0.1%
46	400	163	$33.92	$33.89	$(0.03)	-0.1%
47	Special Architectural Pole Installations
48	100	42	$22.18	$22.17	$(0.01)	0.0%
49	100	42	$34.21	$34.20	$(0.01)	0.0%
50	150	62	$24.25	$24.24	$(0.01)	0.0%
51	150	62	$35.92	$35.91	$(0.01)	0.0%
52	250	105	$29.13	$29.11	$(0.02)	-0.1%
53	250	105	$40.96	$40.94	$(0.02)	0.0%
54	400	163	$33.69	$33.66	$(0.03)	-0.1%
55	400	163	$46.33	$46.30	$(0.03)	-0.1%
56	Customer Owned - All Lamp Types
57	N/A	25	$1.12	$1.12	$(0.00)	-0.4%
58	N/A	50	$2.24	$2.23	$(0.01)	-0.4%
59	N/A	75	$4.22	$4.21	$(0.01)	-0.3%
60	N/A	100	$6.49	$6.47	$(0.02)	-0.2%
61	N/A	125	$8.11	$8.09	$(0.02)	-0.2%
62	N/A	150	$11.24	$11.21	$(0.02)	-0.2%
63	N/A	175	$13.48	$13.45	$(0.03)	-0.2%
64	N/A	200	$17.66	$17.63	$(0.03)	-0.2%
65	N/A	225	$20.20	$20.16	$(0.04)	-0.2%
66	N/A	250	$11.19	$11.15	$(0.04)	-0.4%
67	N/A	275	$13.17	$13.12	$(0.04)	-0.3%
68	N/A	300	$15.44	$15.39	$(0.05)	-0.3%
69	N/A	325	$17.06	$17.01	$(0.05)	-0.3%
70	N/A	350	$20.19	$20.13	$(0.06)	-0.3%
71	N/A	375	$22.43	$22.37	$(0.06)	-0.3%
72	N/A	400	$26.59	$26.52	$(0.06)	-0.2%

Exhibit G

CEI - Page 13 of 24

The Cleveland Electric Illuminating Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Bulb Rating (Lumens or Watts) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
Street Lighting Service (Rate STL)
73	Customer Owned, Limited Company Maintenance - All Lamp Types
74	N/A	25	$1.12	$1.12	$(0.00)	-0.4%
75	N/A	50	$2.24	$2.23	$(0.01)	-0.4%
76	N/A	75	$5.67	$5.66	$(0.01)	-0.2%
77	N/A	100	$9.87	$9.85	$(0.02)	-0.2%
78	N/A	125	$12.32	$12.30	$(0.02)	-0.2%
79	N/A	150	$18.83	$18.80	$(0.02)	-0.1%
80	N/A	175	$22.94	$22.91	$(0.03)	-0.1%
81	N/A	200	$32.24	$32.21	$(0.03)	-0.1%
82	N/A	225	$37.20	$37.16	$(0.04)	-0.1%
83	N/A	250	$11.19	$11.15	$(0.04)	-0.4%
84	N/A	275	$14.62	$14.57	$(0.04)	-0.3%
85	N/A	300	$18.82	$18.77	$(0.05)	-0.3%
86	N/A	325	$21.27	$21.22	$(0.05)	-0.2%
87	N/A	350	$27.78	$27.72	$(0.06)	-0.2%
88	N/A	375	$31.89	$31.83	$(0.06)	-0.2%
89	N/A	400	$41.17	$41.10	$(0.06)	-0.2%

Exhibit G

CEI - Page 14 of 24

The Cleveland Electric Illuminating Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Bulb Rating (Lumens or Watts) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
Private Outdoor Lighting Service (Rate POL)
1	Mercury Lighting
2	Overhead Service - Wood Pole
3	175	69	$15.57	$15.56	$(0.01)	-0.1%
4	400	158	$31.88	$31.86	$(0.03)	-0.1%
5	1,000	380	$63.69	$63.62	$(0.06)	-0.1%
6	All Other Installations
7	175	69	$17.91	$17.90	$(0.01)	-0.1%
8	High Pressure Sodium Lighting
9	Overhead Service - Wood Pole
10	100	42	$17.14	$17.13	$(0.01)	0.0%
11	150	62	$21.44	$21.43	$(0.01)	0.0%
12	250	105	$27.34	$27.32	$(0.02)	-0.1%
13	400	163	$37.29	$37.26	$(0.03)	-0.1%
14	All Other Installations
15	100	42	$20.22	$20.21	$(0.01)	0.0%
16	150	62	$26.84	$26.83	$(0.01)	0.0%
17	150	88	$41.53	$41.52	$(0.01)	0.0%
18	250	105	$34.08	$34.06	$(0.02)	0.0%
19	250	105	$45.82	$45.80	$(0.02)	0.0%
20	400	163	$41.61	$41.58	$(0.03)	-0.1%

Exhibit G

CEI - Page 15 of 24

The Cleveland Electric Illuminating Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
Traffic Lighting Schedule (Rate TRF)
1	0	100	$5.94	$5.92	$(0.02)	-0.3%
2	0	200	$11.89	$11.86	$(0.03)	-0.3%
3	0	300	$17.81	$17.76	$(0.05)	-0.3%
4	0	400	$23.75	$23.68	$(0.06)	-0.3%
5	0	500	$29.70	$29.62	$(0.08)	-0.3%
6	0	600	$35.64	$35.54	$(0.10)	-0.3%

Exhibit G

CEI - Page 16 of 24

The Cleveland Electric Illuminating Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
General Service Secondary (Rate GS)
1	10	1,000	$178.05	$177.90	$(0.16)	-0.1%
2	10	2,000	$269.66	$269.34	$(0.32)	-0.1%
3	10	3,000	$360.85	$360.38	$(0.48)	-0.1%
4	10	4,000	$452.02	$451.38	$(0.64)	-0.1%
5	10	5,000	$543.21	$542.42	$(0.79)	-0.1%
6	10	6,000	$634.37	$633.42	$(0.95)	-0.2%
7	1,000	100,000	$19,349.34	$19,333.44	$(15.90)	-0.1%
8	1,000	200,000	$28,410.68	$28,378.88	$(31.80)	-0.1%
9	1,000	300,000	$37,472.03	$37,424.33	$(47.70)	-0.1%
10	1,000	400,000	$46,533.37	$46,469.77	$(63.60)	-0.1%
11	1,000	500,000	$55,594.72	$55,515.22	$(79.50)	-0.1%
12	1,000	600,000	$64,656.07	$64,560.67	$(95.40)	-0.1%

Exhibit G

CEI - Page 17 of 24

The Cleveland Electric Illuminating Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
General Service Primary (Rate GP)
1	500	50,000	$6,013.13	$6,005.38	$(7.75)	-0.1%
2	500	100,000	$10,003.95	$9,988.45	$(15.50)	-0.2%
3	500	150,000	$13,994.77	$13,971.52	$(23.25)	-0.2%
4	500	200,000	$17,985.60	$17,954.60	$(31.00)	-0.2%
5	500	250,000	$21,976.42	$21,937.67	$(38.75)	-0.2%
6	500	300,000	$25,967.24	$25,920.74	$(46.50)	-0.2%
7	5,000	500,000	$58,675.99	$58,598.49	$(77.50)	-0.1%
8	5,000	1,000,000	$98,115.28	$97,960.28	$(155.00)	-0.2%
9	5,000	1,500,000	$136,619.51	$136,387.01	$(232.50)	-0.2%
10	5,000	2,000,000	$175,123.74	$174,813.74	$(310.00)	-0.2%
11	5,000	2,500,000	$213,627.97	$213,240.47	$(387.50)	-0.2%
12	5,000	3,000,000	$252,132.21	$251,667.21	$(465.00)	-0.2%

Exhibit G

CEI - Page 18 of 24

The Cleveland Electric Illuminating Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
General Service Subtransmission (Rate GSU)
1	1,000	100,000	$10,084.44	$10,069.24	$(15.20)	-0.2%
2	1,000	200,000	$17,660.99	$17,630.59	$(30.40)	-0.2%
3	1,000	300,000	$25,237.53	$25,191.93	$(45.60)	-0.2%
4	1,000	400,000	$32,814.08	$32,753.28	$(60.80)	-0.2%
5	1,000	500,000	$40,390.63	$40,314.63	$(76.00)	-0.2%
6	1,000	600,000	$47,967.17	$47,875.97	$(91.20)	-0.2%
7	10,000	1,000,000	$98,650.19	$98,498.19	$(152.00)	-0.2%
8	10,000	2,000,000	$171,607.65	$171,303.65	$(304.00)	-0.2%
9	10,000	3,000,000	$244,565.12	$244,109.12	$(456.00)	-0.2%
10	10,000	4,000,000	$317,522.58	$316,914.58	$(608.00)	-0.2%
11	10,000	5,000,000	$390,480.04	$389,720.04	$(760.00)	-0.2%
12	10,000	6,000,000	$463,437.50	$462,525.50	$(912.00)	-0.2%

Exhibit G

CEI - Page 19 of 24

The Cleveland Electric Illuminating Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
General Service Transmission (Rate GT)
1	2,000	200,000	$27,210.44	$27,180.24	$(30.20)	-0.1%
2	2,000	400,000	$37,444.53	$37,384.13	$(60.40)	-0.2%
3	2,000	600,000	$47,678.62	$47,588.02	$(90.60)	-0.2%
4	2,000	800,000	$57,912.71	$57,791.91	$(120.80)	-0.2%
5	2,000	1,000,000	$67,677.87	$67,526.87	$(151.00)	-0.2%
6	2,000	1,200,000	$77,350.36	$77,169.16	$(181.20)	-0.2%
7	20,000	2,000,000	$265,863.33	$265,561.33	$(302.00)	-0.1%
8	20,000	4,000,000	$362,588.26	$361,984.26	$(604.00)	-0.2%
9	20,000	6,000,000	$459,313.18	$458,407.18	$(906.00)	-0.2%
10	20,000	8,000,000	$556,038.11	$554,830.11	$(1,208.00)	-0.2%
11	20,000	10,000,000	$652,763.03	$651,253.03	$(1,510.00)	-0.2%
12	20,000	12,000,000	$749,487.96	$747,675.96	$(1,812.00)	-0.2%

Exhibit G

CEI - Page 20 of 24

The Cleveland Electric Illuminating Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Bulb Rating (Lumens or Watts) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
Street Lighting Service (Rate STL)
1	Company Owned - Incandescent Lighting (a)
2	Overhead Service
3	1,000	24	$12.22	$12.21	$(0.00)	0.0%
4	2,000	56	$13.93	$13.92	$(0.01)	-0.1%
5	2,500	70	$14.71	$14.70	$(0.01)	-0.1%
6	4,000	126	$17.72	$17.70	$(0.02)	-0.1%
7	6,000	157	$19.38	$19.35	$(0.02)	-0.1%
8	10,000	242	$23.97	$23.93	$(0.04)	-0.2%
9	15,000	282	$26.11	$26.06	$(0.04)	-0.2%
10	Underground Service
11	1,000	24	$7.38	$7.37	$(0.00)	-0.1%
12	2,000	56	$9.09	$9.08	$(0.01)	-0.1%
13	2,500	70	$9.87	$9.86	$(0.01)	-0.1%
14	4,000	126	$12.88	$12.86	$(0.02)	-0.2%
15	6,000	157	$14.54	$14.51	$(0.02)	-0.2%
16	10,000	242	$19.13	$19.09	$(0.04)	-0.2%
17	15,000	282	$21.27	$21.22	$(0.04)	-0.2%
18	Company Owned - Mercury Street Lighting (b)
19	Overhead Service - Wood Pole
20	175	69	$11.11	$11.10	$(0.01)	-0.1%
21	250	104	$14.41	$14.39	$(0.02)	-0.1%
22	400	158	$19.90	$19.88	$(0.03)	-0.1%
23	1,000	380	$43.96	$43.89	$(0.06)	-0.1%
24	Underground Service - Post Type
25	175	69	$15.46	$15.45	$(0.01)	-0.1%
26	Underground Service - Pole Type
27	175	69	$22.02	$22.01	$(0.01)	0.0%
28	250	104	$26.13	$26.11	$(0.02)	-0.1%
29	400	158	$31.84	$31.82	$(0.03)	-0.1%
30	400	158	$32.09	$32.07	$(0.03)	-0.1%
31	400	316	$49.84	$49.79	$(0.05)	-0.1%
32	1000	380	$57.79	$57.72	$(0.06)	-0.1%

Exhibit G

CEI - Page 21 of 24

The Cleveland Electric Illuminating Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Bulb Rating (Lumens or Watts) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
Street Lighting Service (Rate STL)
33	Company Owned - High Pressure Sodium Lighting (c)
34	Overhead Service - Wood Pole
35	100	42	$12.57	$12.56	$(0.01)	-0.1%
36	150	62	$14.28	$14.27	$(0.01)	-0.1%
37	250	105	$18.86	$18.84	$(0.02)	-0.1%
38	400	163	$23.95	$23.92	$(0.03)	-0.1%
39	Underground Service - Post Type
40	100	42	$17.09	$17.08	$(0.01)	0.0%
41	Underground Service - Pole Type
42	100	42	$24.13	$24.12	$(0.01)	0.0%
43	150	62	$26.09	$26.08	$(0.01)	0.0%
44	250	105	$30.51	$30.49	$(0.02)	-0.1%
45	250	210	$48.74	$48.71	$(0.03)	-0.1%
46	400	163	$35.41	$35.38	$(0.03)	-0.1%
47	Special Architectural Pole Installations
48	100	42	$22.56	$22.55	$(0.01)	0.0%
49	100	42	$34.59	$34.58	$(0.01)	0.0%
50	150	62	$24.82	$24.81	$(0.01)	0.0%
51	150	62	$36.49	$36.48	$(0.01)	0.0%
52	250	105	$30.09	$30.07	$(0.02)	-0.1%
53	250	105	$41.92	$41.90	$(0.02)	0.0%
54	400	163	$35.18	$35.15	$(0.03)	-0.1%
55	400	163	$47.82	$47.79	$(0.03)	-0.1%
56	Customer Owned - All Lamp Types
57	N/A	25	$1.34	$1.34	$(0.00)	-0.3%
58	N/A	50	$2.70	$2.69	$(0.01)	-0.3%
59	N/A	75	$4.90	$4.89	$(0.01)	-0.2%
60	N/A	100	$7.41	$7.39	$(0.02)	-0.2%
61	N/A	125	$9.25	$9.23	$(0.02)	-0.2%
62	N/A	150	$12.62	$12.59	$(0.02)	-0.2%
63	N/A	175	$15.08	$15.05	$(0.03)	-0.2%
64	N/A	200	$19.49	$19.46	$(0.03)	-0.2%
65	N/A	225	$22.26	$22.22	$(0.04)	-0.2%
66	N/A	250	$13.47	$13.43	$(0.04)	-0.3%
67	N/A	275	$15.69	$15.64	$(0.04)	-0.3%
68	N/A	300	$18.18	$18.13	$(0.05)	-0.3%
69	N/A	325	$20.04	$19.99	$(0.05)	-0.3%
70	N/A	350	$23.39	$23.33	$(0.06)	-0.2%
71	N/A	375	$25.86	$25.80	$(0.06)	-0.2%
72	N/A	400	$30.25	$30.18	$(0.06)	-0.2%

Exhibit G

CEI - Page 22 of 24

The Cleveland Electric Illuminating Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Bulb Rating (Lumens or Watts) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
Street Lighting Service (Rate STL)
73	Customer Owned, Limited Company Maintenance - All Lamp Types
74	N/A	25	$1.34	$1.34	$(0.00)	-0.3%
75	N/A	50	$2.70	$2.69	$(0.01)	-0.3%
76	N/A	75	$6.35	$6.34	$(0.01)	-0.2%
77	N/A	100	$10.79	$10.77	$(0.02)	-0.1%
78	N/A	125	$13.46	$13.44	$(0.02)	-0.1%
79	N/A	150	$20.21	$20.18	$(0.02)	-0.1%
80	N/A	175	$24.54	$24.51	$(0.03)	-0.1%
81	N/A	200	$34.07	$34.04	$(0.03)	-0.1%
82	N/A	225	$39.26	$39.22	$(0.04)	-0.1%
83	N/A	250	$13.47	$13.43	$(0.04)	-0.3%
84	N/A	275	$17.14	$17.09	$(0.04)	-0.3%
85	N/A	300	$21.56	$21.51	$(0.05)	-0.2%
86	N/A	325	$24.25	$24.20	$(0.05)	-0.2%
87	N/A	350	$30.98	$30.92	$(0.06)	-0.2%
88	N/A	375	$35.32	$35.26	$(0.06)	-0.2%
89	N/A	400	$44.83	$44.76	$(0.06)	-0.1%

Exhibit G

CEI - Page 23 of 24

The Cleveland Electric Illuminating Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Bulb Rating (Lumens or Watts) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
Private Outdoor Lighting Service (Rate POL)
1	Mercury Lighting
2	Overhead Service - Wood Pole
3	175	69	$16.20	$16.19	$(0.01)	-0.1%
4	400	158	$33.33	$33.31	$(0.03)	-0.1%
5	1,000	380	$67.16	$67.09	$(0.06)	-0.1%
6	All Other Installations
7	175	69	$18.54	$18.53	$(0.01)	-0.1%
8	High Pressure Sodium Lighting
9	Overhead Service - Wood Pole
10	100	42	$17.52	$17.51	$(0.01)	0.0%
11	150	62	$22.01	$22.00	$(0.01)	0.0%
12	250	105	$28.30	$28.28	$(0.02)	-0.1%
13	400	163	$38.78	$38.75	$(0.03)	-0.1%
14	All Other Installations
15	100	42	$20.60	$20.59	$(0.01)	0.0%
16	150	62	$27.41	$27.40	$(0.01)	0.0%
17	150	88	$42.34	$42.33	$(0.01)	0.0%
18	250	105	$35.04	$35.02	$(0.02)	0.0%
19	250	105	$46.78	$46.76	$(0.02)	0.0%
20	400	163	$43.10	$43.07	$(0.03)	-0.1%

Exhibit G

CEI - Page 24 of 24

The Cleveland Electric Illuminating Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
Traffic Lighting Schedule (Rate TRF)
1	0	100	$6.86	$6.84	$(0.02)	-0.2%
2	0	200	$13.72	$13.69	$(0.03)	-0.2%
3	0	300	$20.55	$20.50	$(0.05)	-0.2%
4	0	400	$27.41	$27.34	$(0.06)	-0.2%
5	0	500	$34.27	$34.19	$(0.08)	-0.2%
6	0	600	$41.13	$41.03	$(0.10)	-0.2%

Exhibit G

OE - Page 1 of 26

Ohio Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase ($) (E)	Percent Increase (%) (E)
Residential Service - Standard (Rate RS)
1	0	250	$34.74	$34.67	$(0.07)	-0.2%
2	0	500	$65.45	$65.31	$(0.14)	-0.2%
3	0	750	$96.15	$95.95	$(0.21)	-0.2%
4	0	1,000	$126.86	$126.58	$(0.28)	-0.2%
5	0	1,250	$157.57	$157.22	$(0.35)	-0.2%
6	0	1,500	$188.28	$187.86	$(0.42)	-0.2%
7	0	2,000	$249.69	$249.14	$(0.56)	-0.2%
8	0	2,500	$310.88	$310.18	$(0.69)	-0.2%
9	0	3,000	$372.06	$371.23	$(0.83)	-0.2%
10	0	3,500	$433.25	$432.27	$(0.97)	-0.2%
11	0	4,000	$494.43	$493.32	$(1.11)	-0.2%
12	0	4,500	$555.62	$554.37	$(1.25)	-0.2%
13	0	5,000	$616.80	$615.41	$(1.39)	-0.2%
14	0	5,500	$677.99	$676.46	$(1.53)	-0.2%
15	0	6,000	$739.17	$737.50	$(1.67)	-0.2%
16	0	6,500	$800.36	$798.55	$(1.81)	-0.2%
17	0	7,000	$861.54	$859.60	$(1.95)	-0.2%
18	0	7,500	$922.73	$920.64	$(2.09)	-0.2%
19	0	8,000	$983.91	$981.69	$(2.22)	-0.2%
20	0	8,500	$1,045.10	$1,042.73	$(2.36)	-0.2%
21	0	9,000	$1,106.28	$1,103.78	$(2.50)	-0.2%
22	0	9,500	$1,167.47	$1,164.82	$(2.64)	-0.2%
23	0	10,000	$1,228.65	$1,225.87	$(2.78)	-0.2%
24	0	10,500	$1,289.84	$1,286.92	$(2.92)	-0.2%
25	0	11,000	$1,351.02	$1,347.96	$(3.06)	-0.2%
26	0	11,500	$1,412.20	$1,409.01	$(3.20)	-0.2%
27	0	12,000	$1,473.39	$1,470.05	$(3.34)	-0.2%
28	0	12,500	$1,534.57	$1,531.10	$(3.48)	-0.2%
29	0	13,000	$1,595.76	$1,592.15	$(3.61)	-0.2%
30	0	13,500	$1,656.94	$1,653.19	$(3.75)	-0.2%
31	0	14,000	$1,718.13	$1,714.24	$(3.89)	-0.2%
32	0	14,500	$1,779.31	$1,775.28	$(4.03)	-0.2%
33	0	15,000	$1,840.50	$1,836.33	$(4.17)	-0.2%
34	0	15,500	$1,901.40	$1,897.09	$(4.31)	-0.2%
35	0	16,000	$1,962.31	$1,956.90	$(5.41)	-0.3%
36	0	16,500	$2,023.21	$2,018.62	$(4.59)	-0.2%
37	0	17,000	$2,084.12	$2,079.39	$(4.73)	-0.2%
38	0	17,500	$2,145.02	$2,140.15	$(4.86)	-0.2%

Exhibit G

OE - Page 2 of 26

Ohio Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase ($) (E)	Percent Increase (%) (E)
Residential Service - Electric Heating (Rate RS)
1	0	250	$34.74	$34.67	$(0.07)	-0.2%
2	0	500	$65.45	$65.31	$(0.14)	-0.2%
3	0	750	$86.98	$86.77	$(0.21)	-0.2%
4	0	1,000	$108.51	$108.23	$(0.28)	-0.3%
5	0	1,250	$130.04	$129.70	$(0.35)	-0.3%
6	0	1,500	$142.65	$142.24	$(0.42)	-0.3%
7	0	2,000	$167.87	$167.31	$(0.56)	-0.3%
8	0	2,500	$192.85	$192.16	$(0.70)	-0.4%
9	0	3,000	$217.84	$217.00	$(0.83)	-0.4%
10	0	3,500	$242.82	$241.85	$(0.97)	-0.4%
11	0	4,000	$267.81	$266.70	$(1.11)	-0.4%
12	0	4,500	$292.79	$291.54	$(1.25)	-0.4%
13	0	5,000	$317.78	$316.39	$(1.39)	-0.4%
14	0	5,500	$342.76	$341.23	$(1.53)	-0.4%
15	0	6,000	$367.75	$366.08	$(1.67)	-0.5%
16	0	6,500	$392.73	$390.92	$(1.81)	-0.5%
17	0	7,000	$417.72	$415.77	$(1.95)	-0.5%
18	0	7,500	$442.70	$440.62	$(2.09)	-0.5%
19	0	8,000	$467.69	$465.46	$(2.22)	-0.5%
20	0	8,500	$492.67	$490.31	$(2.36)	-0.5%
21	0	9,000	$517.66	$515.15	$(2.50)	-0.5%
22	0	9,500	$542.64	$540.00	$(2.64)	-0.5%
23	0	10,000	$567.63	$564.85	$(2.78)	-0.5%
24	0	10,500	$592.61	$589.69	$(2.92)	-0.5%
25	0	11,000	$617.60	$614.54	$(3.06)	-0.5%
26	0	11,500	$642.58	$639.38	$(3.20)	-0.5%
27	0	12,000	$667.56	$664.23	$(3.34)	-0.5%
28	0	12,500	$692.55	$689.07	$(3.48)	-0.5%
29	0	13,000	$717.53	$713.92	$(3.61)	-0.5%
30	0	13,500	$742.52	$738.77	$(3.75)	-0.5%
31	0	14,000	$767.50	$763.61	$(3.89)	-0.5%
32	0	14,500	$792.49	$788.46	$(4.03)	-0.5%
33	0	15,000	$817.47	$813.30	$(4.17)	-0.5%
34	0	15,500	$842.18	$837.87	$(4.31)	-0.5%
35	0	16,000	$866.88	$861.47	$(5.41)	-0.6%
36	0	16,500	$891.59	$887.00	$(4.59)	-0.5%
37	0	17,000	$916.29	$911.56	$(4.73)	-0.5%
38	0	17,500	$940.99	$936.13	$(4.87)	-0.5%

Exhibit G

OE - Page 3 of 26

Ohio Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase ($) (E)	Percent Increase (%) (E)
Residential Service - Water Heating (Rate RS)
1	0	250	$34.74	$34.67	$(0.07)	-0.2%
2	0	500	$65.45	$65.31	$(0.14)	-0.2%
3	0	750	$91.73	$91.52	$(0.21)	-0.2%
4	0	1,000	$118.01	$117.73	$(0.28)	-0.2%
5	0	1,250	$144.29	$143.95	$(0.35)	-0.2%
6	0	1,500	$170.58	$170.16	$(0.42)	-0.2%
7	0	2,000	$223.14	$222.59	$(0.56)	-0.2%
8	0	2,500	$275.48	$274.78	$(0.70)	-0.3%
9	0	3,000	$327.81	$326.98	$(0.83)	-0.3%
10	0	3,500	$380.15	$379.17	$(0.97)	-0.3%
11	0	4,000	$432.48	$431.37	$(1.11)	-0.3%
12	0	4,500	$484.82	$483.57	$(1.25)	-0.3%
13	0	5,000	$537.15	$535.76	$(1.39)	-0.3%
14	0	5,500	$589.49	$587.96	$(1.53)	-0.3%
15	0	6,000	$641.82	$640.15	$(1.67)	-0.3%
16	0	6,500	$694.16	$692.35	$(1.81)	-0.3%
17	0	7,000	$746.49	$744.55	$(1.95)	-0.3%
18	0	7,500	$798.83	$796.74	$(2.09)	-0.3%
19	0	8,000	$851.16	$848.94	$(2.22)	-0.3%
20	0	8,500	$903.50	$901.13	$(2.36)	-0.3%
21	0	9,000	$955.83	$953.33	$(2.50)	-0.3%
22	0	9,500	$1,008.17	$1,005.52	$(2.64)	-0.3%
23	0	10,000	$1,060.50	$1,057.72	$(2.78)	-0.3%
24	0	10,500	$1,112.84	$1,109.92	$(2.92)	-0.3%
25	0	11,000	$1,165.17	$1,162.11	$(3.06)	-0.3%
26	0	11,500	$1,217.50	$1,214.31	$(3.20)	-0.3%
27	0	12,000	$1,269.84	$1,266.50	$(3.34)	-0.3%
28	0	12,500	$1,322.17	$1,318.70	$(3.47)	-0.3%
29	0	13,000	$1,374.51	$1,370.90	$(3.61)	-0.3%
30	0	13,500	$1,426.84	$1,423.09	$(3.75)	-0.3%
31	0	14,000	$1,479.18	$1,475.29	$(3.89)	-0.3%
32	0	14,500	$1,531.51	$1,527.48	$(4.03)	-0.3%
33	0	15,000	$1,583.85	$1,579.68	$(4.17)	-0.3%
34	0	15,500	$1,635.90	$1,631.59	$(4.31)	-0.3%
35	0	16,000	$1,687.96	$1,682.55	$(5.41)	-0.3%
36	0	16,500	$1,740.01	$1,735.42	$(4.59)	-0.3%
37	0	17,000	$1,792.07	$1,787.34	$(4.73)	-0.3%
38	0	17,500	$1,844.12	$1,839.25	$(4.86)	-0.3%

Exhibit G

OE - Page 4 of 26

Ohio Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase ($) (E)	Percent Increase (%) (E)
Residential Service - Standard (Rate RS)
1	0	250	$37.03	$36.96	$(0.07)	-0.2%
2	0	500	$70.02	$69.88	$(0.14)	-0.2%
3	0	750	$103.01	$102.81	$(0.21)	-0.2%
4	0	1,000	$136.01	$135.73	$(0.28)	-0.2%
5	0	1,250	$169.00	$168.66	$(0.35)	-0.2%
6	0	1,500	$202.00	$201.58	$(0.42)	-0.2%
7	0	2,000	$267.99	$267.43	$(0.56)	-0.2%
8	0	2,500	$333.75	$333.05	$(0.69)	-0.2%
9	0	3,000	$399.50	$398.67	$(0.83)	-0.2%
10	0	3,500	$465.26	$464.29	$(0.97)	-0.2%
11	0	4,000	$531.02	$529.91	$(1.11)	-0.2%
12	0	4,500	$596.78	$595.53	$(1.25)	-0.2%
13	0	5,000	$662.54	$661.15	$(1.39)	-0.2%
14	0	5,500	$728.30	$726.77	$(1.53)	-0.2%
15	0	6,000	$794.05	$792.39	$(1.67)	-0.2%
16	0	6,500	$859.81	$858.00	$(1.81)	-0.2%
17	0	7,000	$925.57	$923.62	$(1.95)	-0.2%
18	0	7,500	$991.33	$989.24	$(2.09)	-0.2%
19	0	8,000	$1,057.09	$1,054.86	$(2.22)	-0.2%
20	0	8,500	$1,122.85	$1,120.48	$(2.36)	-0.2%
21	0	9,000	$1,188.60	$1,186.10	$(2.50)	-0.2%
22	0	9,500	$1,254.36	$1,251.72	$(2.64)	-0.2%
23	0	10,000	$1,320.12	$1,317.34	$(2.78)	-0.2%
24	0	10,500	$1,385.88	$1,382.96	$(2.92)	-0.2%
25	0	11,000	$1,451.64	$1,448.58	$(3.06)	-0.2%
26	0	11,500	$1,517.40	$1,514.20	$(3.20)	-0.2%
27	0	12,000	$1,583.15	$1,579.82	$(3.34)	-0.2%
28	0	12,500	$1,648.91	$1,645.44	$(3.47)	-0.2%
29	0	13,000	$1,714.67	$1,711.06	$(3.61)	-0.2%
30	0	13,500	$1,780.43	$1,776.68	$(3.75)	-0.2%
31	0	14,000	$1,846.19	$1,842.30	$(3.89)	-0.2%
32	0	14,500	$1,911.95	$1,907.91	$(4.03)	-0.2%
33	0	15,000	$1,977.70	$1,973.53	$(4.17)	-0.2%
34	0	15,500	$2,043.18	$2,038.87	$(4.31)	-0.2%
35	0	16,000	$2,108.66	$2,103.25	$(5.41)	-0.3%
36	0	16,500	$2,174.14	$2,169.55	$(4.59)	-0.2%
37	0	17,000	$2,239.61	$2,234.89	$(4.73)	-0.2%
38	0	17,500	$2,305.09	$2,300.23	$(4.86)	-0.2%

Exhibit G

OE - Page 5 of 26

Ohio Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase ($) (E)	Percent Increase (%) (E)
Residential Service - Electric Heating (Rate RS)
1	0	250	$37.03	$36.96	$(0.07)	-0.2%
2	0	500	$70.02	$69.88	$(0.14)	-0.2%
3	0	750	$93.84	$93.63	$(0.21)	-0.2%
4	0	1,000	$117.66	$117.38	$(0.28)	-0.2%
5	0	1,250	$141.48	$141.13	$(0.35)	-0.2%
6	0	1,500	$165.30	$164.88	$(0.42)	-0.3%
7	0	2,000	$212.94	$212.38	$(0.56)	-0.3%
8	0	2,500	$260.35	$259.65	$(0.69)	-0.3%
9	0	3,000	$307.75	$306.92	$(0.83)	-0.3%
10	0	3,500	$355.16	$354.19	$(0.97)	-0.3%
11	0	4,000	$402.57	$401.46	$(1.11)	-0.3%
12	0	4,500	$449.98	$448.73	$(1.25)	-0.3%
13	0	5,000	$497.39	$496.00	$(1.39)	-0.3%
14	0	5,500	$544.80	$543.27	$(1.53)	-0.3%
15	0	6,000	$592.20	$590.54	$(1.67)	-0.3%
16	0	6,500	$639.61	$637.80	$(1.81)	-0.3%
17	0	7,000	$687.02	$685.07	$(1.95)	-0.3%
18	0	7,500	$734.43	$732.34	$(2.09)	-0.3%
19	0	8,000	$781.84	$779.61	$(2.22)	-0.3%
20	0	8,500	$829.25	$826.88	$(2.36)	-0.3%
21	0	9,000	$876.65	$874.15	$(2.50)	-0.3%
22	0	9,500	$924.06	$921.42	$(2.64)	-0.3%
23	0	10,000	$971.47	$968.69	$(2.78)	-0.3%
24	0	10,500	$1,018.88	$1,015.96	$(2.92)	-0.3%
25	0	11,000	$1,066.29	$1,063.23	$(3.06)	-0.3%
26	0	11,500	$1,113.70	$1,110.50	$(3.20)	-0.3%
27	0	12,000	$1,161.10	$1,157.77	$(3.34)	-0.3%
28	0	12,500	$1,208.51	$1,205.04	$(3.47)	-0.3%
29	0	13,000	$1,255.92	$1,252.31	$(3.61)	-0.3%
30	0	13,500	$1,303.33	$1,299.58	$(3.75)	-0.3%
31	0	14,000	$1,350.74	$1,346.85	$(3.89)	-0.3%
32	0	14,500	$1,398.15	$1,394.11	$(4.03)	-0.3%
33	0	15,000	$1,445.55	$1,441.38	$(4.17)	-0.3%
34	0	15,500	$1,492.68	$1,488.37	$(4.31)	-0.3%
35	0	16,000	$1,539.81	$1,534.40	$(5.41)	-0.4%
36	0	16,500	$1,586.94	$1,582.35	$(4.59)	-0.3%
37	0	17,000	$1,634.06	$1,629.34	$(4.73)	-0.3%
38	0	17,500	$1,681.19	$1,676.33	$(4.86)	-0.3%

Exhibit G

OE - Page 6 of 26

Ohio Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase ($) (E)	Percent Increase (%) (E)
Residential Service - Water Heating (Rate RS)
1	0	250	$37.03	$36.96	$(0.07)	-0.2%
2	0	500	$70.02	$69.88	$(0.14)	-0.2%
3	0	750	$98.59	$98.38	$(0.21)	-0.2%
4	0	1,000	$127.16	$126.88	$(0.28)	-0.2%
5	0	1,250	$155.73	$155.38	$(0.35)	-0.2%
6	0	1,500	$184.30	$183.88	$(0.42)	-0.2%
7	0	2,000	$241.44	$240.88	$(0.56)	-0.2%
8	0	2,500	$298.35	$297.65	$(0.69)	-0.2%
9	0	3,000	$355.25	$354.42	$(0.83)	-0.2%
10	0	3,500	$412.16	$411.19	$(0.97)	-0.2%
11	0	4,000	$469.07	$467.96	$(1.11)	-0.2%
12	0	4,500	$525.98	$524.73	$(1.25)	-0.2%
13	0	5,000	$582.89	$581.50	$(1.39)	-0.2%
14	0	5,500	$639.80	$638.27	$(1.53)	-0.2%
15	0	6,000	$696.70	$695.04	$(1.67)	-0.2%
16	0	6,500	$753.61	$751.80	$(1.81)	-0.2%
17	0	7,000	$810.52	$808.57	$(1.95)	-0.2%
18	0	7,500	$867.43	$865.34	$(2.09)	-0.2%
19	0	8,000	$924.34	$922.11	$(2.22)	-0.2%
20	0	8,500	$981.25	$978.88	$(2.36)	-0.2%
21	0	9,000	$1,038.15	$1,035.65	$(2.50)	-0.2%
22	0	9,500	$1,095.06	$1,092.42	$(2.64)	-0.2%
23	0	10,000	$1,151.97	$1,149.19	$(2.78)	-0.2%
24	0	10,500	$1,208.88	$1,205.96	$(2.92)	-0.2%
25	0	11,000	$1,265.79	$1,262.73	$(3.06)	-0.2%
26	0	11,500	$1,322.70	$1,319.50	$(3.20)	-0.2%
27	0	12,000	$1,379.60	$1,376.27	$(3.34)	-0.2%
28	0	12,500	$1,436.51	$1,433.04	$(3.47)	-0.2%
29	0	13,000	$1,493.42	$1,489.81	$(3.61)	-0.2%
30	0	13,500	$1,550.33	$1,546.58	$(3.75)	-0.2%
31	0	14,000	$1,607.24	$1,603.35	$(3.89)	-0.2%
32	0	14,500	$1,664.15	$1,660.11	$(4.03)	-0.2%
33	0	15,000	$1,721.05	$1,716.88	$(4.17)	-0.2%
34	0	15,500	$1,777.68	$1,773.37	$(4.31)	-0.2%
35	0	16,000	$1,834.31	$1,828.90	$(5.41)	-0.3%
36	0	16,500	$1,890.94	$1,886.35	$(4.59)	-0.2%
37	0	17,000	$1,947.56	$1,942.84	$(4.73)	-0.2%
38	0	17,500	$2,004.19	$1,999.33	$(4.86)	-0.2%

Exhibit G

OE - Page 7 of 26

Ohio Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
General Service Secondary (Rate GS)
1	10	1,000	$149.00	$148.97	$(0.03)	0.0%
2	10	2,000	$226.58	$226.53	$(0.06)	0.0%
3	10	3,000	$303.71	$303.62	$(0.09)	0.0%
4	10	4,000	$380.84	$380.73	$(0.12)	0.0%
5	10	5,000	$457.98	$457.83	$(0.14)	0.0%
6	10	6,000	$535.08	$534.91	$(0.17)	0.0%
7	1,000	100,000	$15,534.93	$15,532.03	$(2.90)	0.0%
8	1,000	200,000	$23,191.57	$23,185.77	$(5.80)	0.0%
9	1,000	300,000	$30,848.21	$30,839.51	$(8.70)	0.0%
10	1,000	400,000	$38,504.84	$38,493.24	$(11.60)	0.0%
11	1,000	500,000	$46,161.48	$46,146.98	$(14.50)	0.0%
12	1,000	600,000	$53,818.11	$53,800.71	$(17.40)	0.0%

Exhibit G

OE - Page 8 of 26

Ohio Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
General Service Primary (Rate GP)
1	500	50,000	$5,978.56	$5,977.11	$(1.45)	0.0%
2	500	100,000	$9,459.58	$9,456.68	$(2.90)	0.0%
3	500	150,000	$12,940.60	$12,936.25	$(4.35)	0.0%
4	500	200,000	$16,421.62	$16,415.82	$(5.80)	0.0%
5	500	250,000	$19,902.63	$19,895.38	$(7.25)	0.0%
6	500	300,000	$23,383.65	$23,374.95	$(8.70)	0.0%
7	5,000	500,000	$58,330.38	$58,315.88	$(14.50)	0.0%
8	5,000	1,000,000	$92,617.21	$92,588.21	$(29.00)	0.0%
9	5,000	1,500,000	$125,860.49	$125,816.99	$(43.50)	0.0%
10	5,000	2,000,000	$159,103.77	$159,045.77	$(58.00)	0.0%
11	5,000	2,500,000	$192,347.06	$192,274.56	$(72.50)	0.0%
12	5,000	3,000,000	$225,590.34	$225,503.34	$(87.00)	0.0%

Exhibit G

OE - Page 9 of 26

Ohio Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
General Service Subtransmission (Rate GSU)
1	1,000	100,000	$9,257.49	$9,254.59	$(2.90)	0.0%
2	1,000	200,000	$15,847.43	$15,841.63	$(5.80)	0.0%
3	1,000	300,000	$22,437.36	$22,428.66	$(8.70)	0.0%
4	1,000	400,000	$29,027.30	$29,015.70	$(11.60)	0.0%
5	1,000	500,000	$35,617.24	$35,602.74	$(14.50)	0.0%
6	1,000	600,000	$42,207.17	$42,189.77	$(17.40)	0.0%
7	10,000	1,000,000	$90,146.35	$90,117.35	$(29.00)	0.0%
8	10,000	2,000,000	$152,911.91	$152,853.91	$(58.00)	0.0%
9	10,000	3,000,000	$215,677.48	$215,590.48	$(87.00)	0.0%
10	10,000	4,000,000	$278,443.04	$278,327.04	$(116.00)	0.0%
11	10,000	5,000,000	$341,208.60	$341,063.60	$(145.00)	0.0%
12	10,000	6,000,000	$403,974.17	$403,800.17	$(174.00)	0.0%

Exhibit G

OE - Page 10 of 26

Ohio Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
General Service Transmission (Rate GT)
1	2,000	200,000	$28,326.82	$28,321.02	$(5.80)	0.0%
2	2,000	400,000	$37,071.69	$37,060.09	$(11.60)	0.0%
3	2,000	600,000	$45,816.56	$45,799.16	$(17.40)	0.0%
4	2,000	800,000	$54,561.43	$54,538.23	$(23.20)	0.0%
5	2,000	1,000,000	$62,782.96	$62,753.96	$(29.00)	0.0%
6	2,000	1,200,000	$70,901.07	$70,866.27	$(34.80)	0.0%
7	20,000	2,000,000	$276,646.92	$276,588.92	$(58.00)	0.0%
8	20,000	4,000,000	$357,828.05	$357,712.05	$(116.00)	0.0%
9	20,000	6,000,000	$439,009.18	$438,835.18	$(174.00)	0.0%
10	20,000	8,000,000	$520,190.30	$519,958.30	$(232.00)	0.0%
11	20,000	10,000,000	$601,371.43	$601,081.43	$(290.00)	0.0%
12	20,000	12,000,000	$682,552.55	$682,204.55	$(348.00)	-0.1%

Exhibit G

OE - Page 11 of 26

Ohio Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Bulb Rating (Lumens or Watts) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
Street Lighting Service (Rate STL)
1	Company Owned - Incandescent Lighting (a)
2	1,000	24	$17.82	$17.82	$(0.00)	0.0%
3	2,000	56	$19.30	$19.30	$(0.00)	0.0%
4	2,500	70	$19.99	$19.99	$(0.00)	0.0%
5	4,000	126	$22.60	$22.59	$(0.00)	0.0%
6	6,000	157	$24.04	$24.04	$(0.00)	0.0%
7	10,000	242	$28.01	$28.00	$(0.01)	0.0%
8	15,000	282	$29.90	$29.89	$(0.01)	0.0%
9	Company Owned - Mercury Street Lighting (b)
10	Overhead Service - Wood Pole
11	100	43	$7.82	$7.82	$(0.00)	0.0%
12	175	69	$8.30	$8.30	$(0.00)	0.0%
13	250	104	$10.13	$10.13	$(0.00)	0.0%
14	400	158	$12.65	$12.65	$(0.00)	0.0%
15	700	287	$19.16	$19.15	$(0.01)	0.0%
16	1,000	380	$23.15	$23.14	$(0.01)	0.0%
17	Overhead Service - Metal Pole
18	100	43	$15.64	$15.64	$(0.00)	0.0%
19	175	69	$16.18	$16.18	$(0.00)	0.0%
20	250	104	$18.95	$18.95	$(0.00)	0.0%
21	250	208	$26.89	$26.89	$(0.01)	0.0%
22	400	158	$20.89	$20.89	$(0.00)	0.0%
23	400	316	$31.57	$31.57	$(0.01)	0.0%
24	700	287	$28.92	$28.91	$(0.01)	0.0%
25	1000	380	$33.03	$33.02	$(0.01)	0.0%
26	1000	760	$56.97	$56.94	$(0.02)	0.0%
27	Underground Service - Post Type
28	100	43	$10.66	$10.66	$(0.00)	0.0%
29	175	69	$11.67	$11.67	$(0.00)	0.0%
30	250	104	$14.55	$14.55	$(0.00)	0.0%
31	Underground Service - Pole Type
32	100	43	$18.04	$18.04	$(0.00)	0.0%
33	175	69	$18.88	$18.88	$(0.00)	0.0%
34	250	104	$23.35	$23.35	$(0.00)	0.0%
35	400	158	$26.18	$26.18	$(0.00)	0.0%
36	700	287	$50.86	$50.85	$(0.01)	0.0%
37	1000	380	$54.68	$54.67	$(0.01)	0.0%
38	1000	760	$76.93	$76.90	$(0.02)	0.0%

Exhibit G

OE - Page 12 of 26

Ohio Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Bulb Rating (Lumens or Watts) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
Street Lighting Service (Rate STL)
39	Bridge or Underpass Wallpack
40	175	69	$10.73	$10.73	$(0.00)	0.0%
41	250	104	$12.79	$12.79	$(0.00)	0.0%
42	Company Owned - High Pressure Sodium Lighting (c)
43	Overhead Service - Wood Pole
44	70	29	$7.72	$7.72	$(0.00)	0.0%
45	100	42	$8.01	$8.01	$(0.00)	0.0%
46	150	62	$8.58	$8.58	$(0.00)	0.0%
47	215	89	$10.04	$10.04	$(0.00)	0.0%
48	250	105	$10.43	$10.43	$(0.00)	0.0%
49	400	163	$13.10	$13.10	$(0.00)	0.0%
50	1000	410	$26.98	$26.97	$(0.01)	0.0%
51	Overhead Service - Metal Pole
52	70	29	$15.51	$15.51	$(0.00)	0.0%
53	100	42	$15.84	$15.84	$(0.00)	0.0%
54	150	62	$17.45	$17.45	$(0.00)	0.0%
55	215	89	$18.83	$18.83	$(0.00)	0.0%
56	250	105	$19.23	$19.23	$(0.00)	0.0%
57	400	163	$22.91	$22.91	$(0.00)	0.0%
58	1000	410	$35.95	$35.94	$(0.01)	0.0%
59	Underground Service - Post Type
60	70	29	$10.82	$10.82	$(0.00)	0.0%
61	100	42	$11.45	$11.45	$(0.00)	0.0%
62	150	62	$12.67	$12.67	$(0.00)	0.0%
63	Underground Service - Pole Type
64	70	29	$17.81	$17.81	$(0.00)	0.0%
65	100	42	$18.43	$18.43	$(0.00)	0.0%
66	150	62	$21.87	$21.87	$(0.00)	0.0%
67	200	88	$23.78	$23.78	$(0.00)	0.0%
68	215	89	$21.43	$21.43	$(0.00)	0.0%
69	250	105	$24.37	$24.37	$(0.00)	0.0%
70	310	128	$26.41	$26.40	$(0.00)	0.0%
71	400	163	$44.78	$44.78	$(0.00)	0.0%
72	400	326	$56.70	$56.69	$(0.01)	0.0%
73	1000	410	$59.74	$59.73	$(0.01)	0.0%
74	Bridge or Underpass Wallpack
75	70	29	$11.38	$11.38	$(0.00)	0.0%
76	100	42	$12.70	$12.70	$(0.00)	0.0%
77	150	62	$13.42	$13.42	$(0.00)	0.0%
78	215	89	$13.34	$13.34	$(0.00)	0.0%
79	250	105	$15.85	$15.85	$(0.00)	0.0%

Exhibit G

OE - Page 13 of 26

Ohio Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Bulb Rating (Lumens or Watts) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
Street Lighting Service (Rate STL)
80	Customer Owned - All Lamp Types
81	N/A	25	$1.26	$1.25	$(0.00)	-0.1%
82	N/A	50	$2.50	$2.50	$(0.00)	-0.1%
83	N/A	75	$3.76	$3.75	$(0.00)	-0.1%
84	N/A	100	$5.01	$5.01	$(0.00)	-0.1%
85	N/A	125	$6.26	$6.25	$(0.00)	-0.1%
86	N/A	150	$7.50	$7.50	$(0.00)	-0.1%
87	N/A	175	$8.77	$8.76	$(0.01)	-0.1%
88	N/A	200	$10.03	$10.03	$(0.01)	-0.1%
89	N/A	225	$11.27	$11.26	$(0.01)	-0.1%
90	N/A	250	$12.51	$12.50	$(0.01)	-0.1%
91	N/A	275	$13.77	$13.76	$(0.01)	-0.1%
92	N/A	300	$15.03	$15.02	$(0.01)	-0.1%
93	N/A	325	$16.27	$16.26	$(0.01)	-0.1%
94	N/A	350	$17.52	$17.51	$(0.01)	-0.1%
95	N/A	375	$18.77	$18.76	$(0.01)	-0.1%
96	N/A	400	$20.02	$20.01	$(0.01)	-0.1%
97	Customer Owned, Limited Company Maintenance - All Lamp Types
98	N/A	25	$1.88	$1.87	$(0.00)	0.0%
99	N/A	50	$3.73	$3.73	$(0.00)	0.0%
100	N/A	75	$5.61	$5.60	$(0.00)	0.0%
101	N/A	100	$7.48	$7.48	$(0.00)	0.0%
102	N/A	125	$9.35	$9.34	$(0.00)	0.0%
103	N/A	150	$11.20	$11.20	$(0.00)	0.0%
104	N/A	175	$13.08	$13.07	$(0.01)	0.0%
105	N/A	200	$14.96	$14.96	$(0.01)	0.0%
106	N/A	225	$16.82	$16.81	$(0.01)	0.0%
107	N/A	250	$18.67	$18.66	$(0.01)	0.0%
108	N/A	275	$20.55	$20.54	$(0.01)	0.0%
109	N/A	300	$22.43	$22.42	$(0.01)	0.0%
110	N/A	325	$24.29	$24.28	$(0.01)	0.0%
111	N/A	350	$26.15	$26.14	$(0.01)	0.0%
112	N/A	375	$28.02	$28.01	$(0.01)	0.0%
113	N/A	400	$29.89	$29.88	$(0.01)	0.0%

Exhibit G

OE - Page 14 of 26

Ohio Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Bulb Rating (Lumens or Watts) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
Street Lighting Service (Rate STL)
114	Efficiency Safety Incentive Program - All Lamp Types
115	N/A	25	$2.65	$2.64	$(0.00)	0.0%
116	N/A	50	$5.27	$5.27	$(0.00)	0.0%
117	N/A	75	$7.92	$7.91	$(0.00)	0.0%
118	N/A	100	$10.56	$10.56	$(0.00)	0.0%
119	N/A	125	$13.19	$13.18	$(0.00)	0.0%
120	N/A	150	$15.82	$15.82	$(0.00)	0.0%
121	N/A	175	$18.47	$18.46	$(0.01)	0.0%
122	N/A	200	$21.11	$21.11	$(0.01)	0.0%
123	N/A	225	$23.74	$23.73	$(0.01)	0.0%
124	N/A	250	$26.37	$26.36	$(0.01)	0.0%
125	N/A	275	$29.01	$29.00	$(0.01)	0.0%
126	N/A	300	$31.66	$31.65	$(0.01)	0.0%
127	N/A	325	$34.28	$34.27	$(0.01)	0.0%
128	N/A	350	$36.92	$36.91	$(0.01)	0.0%
129	N/A	375	$39.56	$39.55	$(0.01)	0.0%
130	N/A	400	$42.19	$42.18	$(0.01)	0.0%

Exhibit G

OE - Page 15 of 26

Ohio Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Bulb Rating (Lumens or Watts) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
Private Outdoor Lighting Service (Rate POL)
1	Mercury Lighting
2	Overhead Service - Wood Pole
3	175	69	$10.50	$10.50	$(0.00)	0.0%
4	400	158	$17.43	$17.43	$(0.00)	0.0%
5	1,000	380	$31.42	$31.41	$(0.01)	0.0%
6	All Other Installations
7	175	69	$14.90	$14.90	$(0.00)	0.0%
8	High Pressure Sodium Lighting
9	Overhead Service - Wood Pole
10	100	42	$10.16	$10.16	$(0.00)	0.0%
11	250	105	$16.18	$16.18	$(0.00)	0.0%
12	400	163	$20.28	$20.28	$(0.00)	0.0%
13	All Other Installations
14	100	42	$15.19	$15.19	$(0.00)	0.0%
15	Metal Halide Lighting
16	Overhead Service - Wood Pole
17	15,000	73	$15.45	$15.45	$(0.00)	0.0%
18	23,000	111	$17.62	$17.62	$(0.00)	0.0%
19	40,000	172	$21.15	$21.15	$(0.00)	0.0%
20	All Other Installations
21	15,000	73	$25.23	$25.23	$(0.00)	0.0%
22	23,000	111	$27.40	$27.40	$(0.00)	0.0%
23	40,000	172	$30.93	$30.93	$(0.00)	0.0%

Exhibit G

OE - Page 16 of 26

Ohio Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kWH) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
Traffic Lighting Schedule (Rate TRF)
1	0	100	$6.52	$6.52	$(0.00)	0.0%
2	0	200	$13.00	$13.00	$(0.01)	0.0%
3	0	300	$19.47	$19.46	$(0.01)	0.0%
4	0	400	$25.94	$25.93	$(0.01)	0.0%
5	0	500	$32.42	$32.41	$(0.01)	0.0%
6	0	600	$38.90	$38.89	$(0.02)	0.0%

Exhibit G

OE - Page 17 of 26

Ohio Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
General Service Secondary (Rate GS)
1	10	1,000	$158.15	$158.12	$(0.03)	0.0%
2	10	2,000	$244.87	$244.82	$(0.06)	0.0%
3	10	3,000	$331.15	$331.06	$(0.09)	0.0%
4	10	4,000	$417.43	$417.32	$(0.12)	0.0%
5	10	5,000	$503.72	$503.57	$(0.15)	0.0%
6	10	6,000	$589.96	$589.79	$(0.17)	0.0%
7	1,000	100,000	$16,449.63	$16,446.73	$(2.90)	0.0%
8	1,000	200,000	$25,020.97	$25,015.17	$(5.80)	0.0%
9	1,000	300,000	$33,592.31	$33,583.61	$(8.70)	0.0%
10	1,000	400,000	$42,163.64	$42,152.04	$(11.60)	0.0%
11	1,000	500,000	$50,734.98	$50,720.48	$(14.50)	0.0%
12	1,000	600,000	$59,306.31	$59,288.91	$(17.40)	0.0%

Exhibit G

OE - Page 18 of 26

Ohio Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
General Service Primary (Rate GP)
1	500	50,000	$6,420.06	$6,418.61	$(1.45)	0.0%
2	500	100,000	$10,342.58	$10,339.68	$(2.90)	0.0%
3	500	150,000	$14,265.10	$14,260.75	$(4.35)	0.0%
4	500	200,000	$18,187.62	$18,181.82	$(5.80)	0.0%
5	500	250,000	$22,110.13	$22,102.88	$(7.25)	0.0%
6	500	300,000	$26,032.65	$26,023.95	$(8.70)	0.0%
7	5,000	500,000	$62,745.38	$62,730.88	$(14.50)	0.0%
8	5,000	1,000,000	$101,447.21	$101,418.21	$(29.00)	0.0%
9	5,000	1,500,000	$139,105.49	$139,061.99	$(43.50)	0.0%
10	5,000	2,000,000	$176,763.77	$176,705.77	$(58.00)	0.0%
11	5,000	2,500,000	$214,422.06	$214,349.56	$(72.50)	0.0%
12	5,000	3,000,000	$252,080.34	$251,993.34	$(87.00)	0.0%

Exhibit G

OE - Page 19 of 26

Ohio Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
General Service Subtransmission (Rate GSU)
1	1,000	100,000	$10,115.69	$10,112.79	$(2.90)	0.0%
2	1,000	200,000	$17,563.83	$17,558.03	$(5.80)	0.0%
3	1,000	300,000	$25,011.96	$25,003.26	$(8.70)	0.0%
4	1,000	400,000	$32,460.10	$32,448.50	$(11.60)	0.0%
5	1,000	500,000	$39,908.24	$39,893.74	$(14.50)	0.0%
6	1,000	600,000	$47,356.37	$47,338.97	$(17.40)	0.0%
7	10,000	1,000,000	$98,728.35	$98,699.35	$(29.00)	0.0%
8	10,000	2,000,000	$170,075.91	$170,017.91	$(58.00)	0.0%
9	10,000	3,000,000	$241,423.48	$241,336.48	$(87.00)	0.0%
10	10,000	4,000,000	$312,771.04	$312,655.04	$(116.00)	0.0%
11	10,000	5,000,000	$384,118.60	$383,973.60	$(145.00)	0.0%
12	10,000	6,000,000	$455,466.17	$455,292.17	$(174.00)	0.0%

Exhibit G

OE - Page 20 of 26

Ohio Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
General Service Transmission (Rate GT)
1	2,000	200,000	$30,041.42	$30,035.62	$(5.80)	0.0%
2	2,000	400,000	$40,500.89	$40,489.29	$(11.60)	0.0%
3	2,000	600,000	$50,960.36	$50,942.96	$(17.40)	0.0%
4	2,000	800,000	$61,419.83	$61,396.63	$(23.20)	0.0%
5	2,000	1,000,000	$71,355.96	$71,326.96	$(29.00)	0.0%
6	2,000	1,200,000	$81,188.67	$81,153.87	$(34.80)	0.0%
7	20,000	2,000,000	$293,792.92	$293,734.92	$(58.00)	0.0%
8	20,000	4,000,000	$392,120.05	$392,004.05	$(116.00)	0.0%
9	20,000	6,000,000	$490,447.18	$490,273.18	$(174.00)	0.0%
10	20,000	8,000,000	$588,774.30	$588,542.30	$(232.00)	0.0%
11	20,000	10,000,000	$687,101.43	$686,811.43	$(290.00)	0.0%
12	20,000	12,000,000	$785,428.55	$785,080.55	$(348.00)	0.0%

Exhibit G

OE - Page 21 of 26

Ohio Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Bulb Rating (Lumens or Watts) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
Street Lighting Service (Rate STL)
1	Company Owned - Incandescent Lighting (a)
2	1,000	24	$18.04	$18.04	$(0.00)	0.0%
3	2,000	56	$19.81	$19.81	$(0.00)	0.0%
4	2,500	70	$20.63	$20.63	$(0.00)	0.0%
5	4,000	126	$23.75	$23.74	$(0.00)	0.0%
6	6,000	157	$25.48	$25.48	$(0.00)	0.0%
7	10,000	242	$30.23	$30.22	$(0.01)	0.0%
8	15,000	282	$32.48	$32.47	$(0.01)	0.0%
9	Company Owned - Mercury Street Lighting (b)
10	Overhead Service - Wood Pole
11	100	43	$8.22	$8.22	$(0.00)	0.0%
12	175	69	$8.93	$8.93	$(0.00)	0.0%
13	250	104	$11.08	$11.08	$(0.00)	0.0%
14	400	158	$14.10	$14.10	$(0.00)	0.0%
15	700	287	$21.79	$21.78	$(0.01)	0.0%
16	1,000	380	$26.62	$26.61	$(0.01)	0.0%
17	Overhead Service - Metal Pole
18	100	43	$16.04	$16.04	$(0.00)	0.0%
19	175	69	$16.81	$16.81	$(0.00)	0.0%
20	250	104	$19.90	$19.90	$(0.00)	0.0%
21	250	208	$28.79	$28.79	$(0.01)	0.0%
22	400	158	$22.34	$22.34	$(0.00)	0.0%
23	400	316	$34.46	$34.46	$(0.01)	0.0%
24	700	287	$31.55	$31.54	$(0.01)	0.0%
25	1000	380	$36.50	$36.49	$(0.01)	0.0%
26	1000	760	$63.93	$63.90	$(0.02)	0.0%
27	Underground Service - Post Type
28	100	43	$11.06	$11.06	$(0.00)	0.0%
29	175	69	$12.30	$12.30	$(0.00)	0.0%
30	250	104	$15.50	$15.50	$(0.00)	0.0%
31	Underground Service - Pole Type
32	100	43	$18.44	$18.44	$(0.00)	0.0%
33	175	69	$19.51	$19.51	$(0.00)	0.0%
34	250	104	$24.30	$24.30	$(0.00)	0.0%
35	400	158	$27.63	$27.63	$(0.00)	0.0%
36	700	287	$53.49	$53.48	$(0.01)	0.0%
37	1000	380	$58.15	$58.14	$(0.01)	0.0%
38	1000	760	$83.89	$83.86	$(0.02)	0.0%

Exhibit G

OE - Page 22 of 26

Ohio Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Bulb Rating (Lumens or Watts) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
Street Lighting Service (Rate STL)
39	Bridge or Underpass Wallpack
40	175	69	$11.36	$11.36	$(0.00)	0.0%
41	250	104	$13.74	$13.74	$(0.00)	0.0%
42	Company Owned - High Pressure Sodium Lighting (c)
43	Overhead Service - Wood Pole
44	70	29	$7.98	$7.98	$(0.00)	0.0%
45	100	42	$8.39	$8.39	$(0.00)	0.0%
46	150	62	$9.15	$9.15	$(0.00)	0.0%
47	215	89	$10.86	$10.86	$(0.00)	0.0%
48	250	105	$11.39	$11.39	$(0.00)	0.0%
49	400	163	$14.59	$14.59	$(0.00)	0.0%
50	1000	410	$30.73	$30.72	$(0.01)	0.0%
51	Overhead Service - Metal Pole
52	70	29	$15.77	$15.77	$(0.00)	0.0%
53	100	42	$16.22	$16.22	$(0.00)	0.0%
54	150	62	$18.02	$18.02	$(0.00)	0.0%
55	215	89	$19.65	$19.65	$(0.00)	0.0%
56	250	105	$20.19	$20.19	$(0.00)	0.0%
57	400	163	$24.40	$24.40	$(0.00)	0.0%
58	1000	410	$39.70	$39.69	$(0.01)	0.0%
59	Underground Service - Post Type
60	70	29	$11.08	$11.08	$(0.00)	0.0%
61	100	42	$11.83	$11.83	$(0.00)	0.0%
62	150	62	$13.24	$13.24	$(0.00)	0.0%
63	Underground Service - Pole Type
64	70	29	$18.07	$18.07	$(0.00)	0.0%
65	100	42	$18.81	$18.81	$(0.00)	0.0%
66	150	62	$22.44	$22.44	$(0.00)	0.0%
67	200	88	$24.59	$24.59	$(0.00)	0.0%
68	215	89	$22.25	$22.25	$(0.00)	0.0%
69	250	105	$25.33	$25.33	$(0.00)	0.0%
70	310	128	$27.58	$27.57	$(0.00)	0.0%
71	400	163	$46.27	$46.27	$(0.00)	0.0%
72	400	326	$59.68	$59.67	$(0.01)	0.0%
73	1000	410	$63.49	$63.48	$(0.01)	0.0%
74	Bridge or Underpass Wallpack
75	70	29	$11.64	$11.64	$(0.00)	0.0%
76	100	42	$13.08	$13.08	$(0.00)	0.0%
77	150	62	$13.99	$13.99	$(0.00)	0.0%
78	215	89	$14.16	$14.16	$(0.00)	0.0%
79	250	105	$16.81	$16.81	$(0.00)	0.0%

Exhibit G

OE - Page 23 of 26

Ohio Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Bulb Rating (Lumens or Watts) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
Street Lighting Service (Rate STL)
80	Customer Owned - All Lamp Types
81	N/A	25	$1.48	$1.47	$(0.00)	0.0%
82	N/A	50	$2.96	$2.96	$(0.00)	0.0%
83	N/A	75	$4.44	$4.43	$(0.00)	0.0%
84	N/A	100	$5.93	$5.93	$(0.00)	0.0%
85	N/A	125	$7.40	$7.39	$(0.00)	0.0%
86	N/A	150	$8.88	$8.88	$(0.00)	0.0%
87	N/A	175	$10.37	$10.36	$(0.01)	0.0%
88	N/A	200	$11.86	$11.86	$(0.01)	0.0%
89	N/A	225	$13.33	$13.32	$(0.01)	0.0%
90	N/A	250	$14.79	$14.78	$(0.01)	0.0%
91	N/A	275	$16.29	$16.28	$(0.01)	0.0%
92	N/A	300	$17.77	$17.76	$(0.01)	0.0%
93	N/A	325	$19.25	$19.24	$(0.01)	0.0%
94	N/A	350	$20.72	$20.71	$(0.01)	0.0%
95	N/A	375	$22.20	$22.19	$(0.01)	0.0%
96	N/A	400	$23.68	$23.67	$(0.01)	0.0%
97	Customer Owned, Limited Company Maintenance - All Lamp Types
98	N/A	25	$2.10	$2.09	$(0.00)	0.0%
99	N/A	50	$4.19	$4.19	$(0.00)	0.0%
100	N/A	75	$6.29	$6.28	$(0.00)	0.0%
101	N/A	100	$8.40	$8.40	$(0.00)	0.0%
102	N/A	125	$10.49	$10.48	$(0.00)	0.0%
103	N/A	150	$12.58	$12.58	$(0.00)	0.0%
104	N/A	175	$14.68	$14.67	$(0.01)	0.0%
105	N/A	200	$16.79	$16.79	$(0.01)	0.0%
106	N/A	225	$18.88	$18.87	$(0.01)	0.0%
107	N/A	250	$20.95	$20.94	$(0.01)	0.0%
108	N/A	275	$23.07	$23.06	$(0.01)	0.0%
109	N/A	300	$25.17	$25.16	$(0.01)	0.0%
110	N/A	325	$27.27	$27.26	$(0.01)	0.0%
111	N/A	350	$29.35	$29.34	$(0.01)	0.0%
112	N/A	375	$31.45	$31.44	$(0.01)	0.0%
113	N/A	400	$33.55	$33.54	$(0.01)	0.0%

Exhibit G

OE - Page 24 of 26

Ohio Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Bulb Rating (Lumens or Watts) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
Street Lighting Service (Rate STL)
114	Efficiency Safety Incentive Program - All Lamp Types
115	N/A	25	$2.87	$2.86	$(0.00)	0.0%
116	N/A	50	$5.73	$5.73	$(0.00)	0.0%
117	N/A	75	$8.60	$8.59	$(0.00)	0.0%
118	N/A	100	$11.48	$11.48	$(0.00)	0.0%
119	N/A	125	$14.33	$14.32	$(0.00)	0.0%
120	N/A	150	$17.20	$17.20	$(0.00)	0.0%
121	N/A	175	$20.07	$20.06	$(0.01)	0.0%
122	N/A	200	$22.94	$22.94	$(0.01)	0.0%
123	N/A	225	$25.80	$25.79	$(0.01)	0.0%
124	N/A	250	$28.65	$28.64	$(0.01)	0.0%
125	N/A	275	$31.53	$31.52	$(0.01)	0.0%
126	N/A	300	$34.40	$34.39	$(0.01)	0.0%
127	N/A	325	$37.26	$37.25	$(0.01)	0.0%
128	N/A	350	$40.12	$40.11	$(0.01)	0.0%
129	N/A	375	$42.99	$42.98	$(0.01)	0.0%
130	N/A	400	$45.85	$45.84	$(0.01)	0.0%

Exhibit G

OE - Page 25 of 26

Ohio Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Bulb Rating (Lumens or Watts) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
Private Outdoor Lighting Service (Rate POL)
1	Mercury Lighting
2	Overhead Service - Wood Pole
3	175	69	$11.09	$11.09	$(0.00)	0.0%
4	400	158	$18.85	$18.84	$(0.00)	0.0%
5	1,000	380	$34.86	$34.85	$(0.01)	0.0%
6	All Other Installations
7	175	69	$15.49	$15.49	$(0.00)	0.0%
8	High Pressure Sodium Lighting
9	Overhead Service - Wood Pole
10	100	42	$10.51	$10.51	$(0.00)	0.0%
11	250	105	$17.11	$17.11	$(0.00)	0.0%
12	400	163	$21.74	$21.73	$(0.00)	0.0%
13	All Other Installations
14	100	42	$15.54	$15.54	$(0.00)	0.0%
15	Metal Halide Lighting
16	Overhead Service - Wood Pole
17	15,000	73	$16.08	$16.08	$(0.00)	0.0%
18	23,000	111	$18.61	$18.60	$(0.00)	0.0%
19	40,000	172	$22.69	$22.68	$(0.00)	0.0%
20	All Other Installations
21	15,000	73	$25.86	$25.86	$(0.00)	0.0%
22	23,000	111	$28.39	$28.38	$(0.00)	0.0%
23	40,000	172	$32.47	$32.46	$(0.00)	0.0%

Exhibit G

OE - Page 26 of 26

Ohio Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)
Traffic Lighting Schedule (Rate TRF)
1	0	100	$7.44	$7.44	$(0.00)	0.0%
2	0	200	$14.83	$14.83	$(0.01)	0.0%
3	0	300	$22.21	$22.20	$(0.01)	0.0%
4	0	400	$29.60	$29.59	$(0.01)	0.0%
5	0	500	$36.99	$36.98	$(0.01)	0.0%
6	0	600	$44.39	$44.38	$(0.02)	0.0%

Exhibit G

TE - Page 1 of 27

The Toledo Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase ($) (E)	Percent Increase (%) (E)

Residential Service - Standard (Rate RS)
1	0	250	$35.03	$35.03	$(0.00)	0.0%
2	0	500	$66.02	$66.02	$(0.00)	0.0%
3	0	750	$97.02	$97.01	$(0.01)	0.0%
4	0	1,000	$128.01	$128.01	$(0.01)	0.0%
5	0	1,250	$159.01	$159.00	$(0.01)	0.0%
6	0	1,500	$190.01	$190.00	$(0.01)	0.0%
7	0	2,000	$252.00	$251.98	$(0.01)	0.0%
8	0	2,500	$313.76	$313.74	$(0.02)	0.0%
9	0	3,000	$375.52	$375.50	$(0.02)	0.0%
10	0	3,500	$437.28	$437.26	$(0.02)	0.0%
11	0	4,000	$499.04	$499.02	$(0.03)	0.0%
12	0	4,500	$560.80	$560.77	$(0.03)	0.0%
13	0	5,000	$622.57	$622.53	$(0.03)	0.0%
14	0	5,500	$684.33	$684.29	$(0.04)	0.0%
15	0	6,000	$746.09	$746.05	$(0.04)	0.0%
16	0	6,500	$807.85	$807.80	$(0.05)	0.0%
17	0	7,000	$869.61	$869.56	$(0.05)	0.0%
18	0	7,500	$931.37	$931.32	$(0.05)	0.0%
19	0	8,000	$993.13	$993.08	$(0.06)	0.0%
20	0	8,500	$1,054.89	$1,054.83	$(0.06)	0.0%
21	0	9,000	$1,116.66	$1,116.59	$(0.06)	0.0%
22	0	9,500	$1,178.42	$1,178.35	$(0.07)	0.0%
23	0	10,000	$1,240.18	$1,240.11	$(0.07)	0.0%
24	0	10,500	$1,301.94	$1,301.87	$(0.07)	0.0%
25	0	11,000	$1,363.70	$1,363.62	$(0.08)	0.0%
26	0	11,500	$1,425.46	$1,425.38	$(0.08)	0.0%
27	0	12,000	$1,487.22	$1,487.14	$(0.08)	0.0%
28	0	12,500	$1,548.98	$1,548.90	$(0.09)	0.0%
29	0	13,000	$1,610.74	$1,610.65	$(0.09)	0.0%
30	0	13,500	$1,672.51	$1,672.41	$(0.09)	0.0%
31	0	14,000	$1,734.27	$1,734.17	$(0.10)	0.0%
32	0	14,500	$1,796.03	$1,795.93	$(0.10)	0.0%
33	0	15,000	$1,857.79	$1,857.68	$(0.11)	0.0%
34	0	15,500	$1,919.27	$1,919.16	$(0.11)	0.0%
35	0	16,000	$1,980.75	$1,980.64	$(0.11)	0.0%
36	0	16,500	$2,042.23	$2,042.12	$(0.12)	0.0%
37	0	17,000	$2,103.71	$2,103.59	$(0.12)	0.0%
38	0	17,500	$2,165.19	$2,165.07	$(0.12)	0.0%

Exhibit G

TE - Page 2 of 27

The Toledo Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase ($) (E)	Percent Increase (%) (E)

Residential Service - Electric Heating (Rate RS)
1	0	250	$35.03	$35.03	$(0.00)	0.0%
2	0	500	$66.02	$66.02	$(0.00)	0.0%
3	0	750	$87.87	$87.86	$(0.01)	0.0%
4	0	1,000	$109.71	$109.71	$(0.01)	0.0%
5	0	1,250	$131.56	$131.55	$(0.01)	0.0%
6	0	1,500	$153.41	$153.40	$(0.01)	0.0%
7	0	2,000	$197.10	$197.08	$(0.01)	0.0%
8	0	2,500	$225.06	$225.04	$(0.02)	0.0%
9	0	3,000	$253.02	$253.00	$(0.02)	0.0%
10	0	3,500	$280.98	$280.96	$(0.02)	0.0%
11	0	4,000	$308.94	$308.92	$(0.03)	0.0%
12	0	4,500	$336.90	$336.87	$(0.03)	0.0%
13	0	5,000	$364.87	$364.83	$(0.04)	0.0%
14	0	5,500	$392.83	$392.79	$(0.04)	0.0%
15	0	6,000	$420.79	$420.75	$(0.04)	0.0%
16	0	6,500	$448.75	$448.70	$(0.05)	0.0%
17	0	7,000	$476.71	$476.66	$(0.05)	0.0%
18	0	7,500	$504.67	$504.62	$(0.05)	0.0%
19	0	8,000	$532.63	$532.58	$(0.06)	0.0%
20	0	8,500	$560.59	$560.53	$(0.06)	0.0%
21	0	9,000	$588.56	$588.49	$(0.06)	0.0%
22	0	9,500	$616.52	$616.45	$(0.07)	0.0%
23	0	10,000	$644.48	$644.41	$(0.07)	0.0%
24	0	10,500	$672.44	$672.37	$(0.07)	0.0%
25	0	11,000	$700.40	$700.32	$(0.08)	0.0%
26	0	11,500	$728.36	$728.28	$(0.08)	0.0%
27	0	12,000	$756.32	$756.24	$(0.08)	0.0%
28	0	12,500	$784.28	$784.20	$(0.09)	0.0%
29	0	13,000	$812.24	$812.15	$(0.09)	0.0%
30	0	13,500	$840.21	$840.11	$(0.09)	0.0%
31	0	14,000	$868.17	$868.07	$(0.10)	0.0%
32	0	14,500	$896.13	$896.03	$(0.10)	0.0%
33	0	15,000	$924.09	$923.98	$(0.11)	0.0%
34	0	15,500	$951.77	$951.66	$(0.11)	0.0%
35	0	16,000	$979.45	$979.34	$(0.11)	0.0%
36	0	16,500	$1,007.13	$1,007.02	$(0.12)	0.0%
37	0	17,000	$1,034.81	$1,034.69	$(0.12)	0.0%
38	0	17,500	$1,062.49	$1,062.37	$(0.12)	0.0%

Exhibit G

TE - Page 3 of 27

The Toledo Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase ($) (E)	Percent Increase (%) (E)

Residential Service - Electric Heating Apartment (Rate RS)
1	0	250	$24.83	$24.83	$(0.00)	0.0%
2	0	500	$45.62	$45.62	$(0.00)	0.0%
3	0	750	$57.27	$57.26	$(0.01)	0.0%
4	0	1,000	$68.91	$68.91	$(0.01)	0.0%
5	0	1,250	$80.56	$80.55	$(0.01)	0.0%
6	0	1,500	$92.21	$92.20	$(0.01)	0.0%
7	0	2,000	$115.50	$115.48	$(0.01)	0.0%
8	0	2,500	$158.96	$158.94	$(0.02)	0.0%
9	0	3,000	$202.42	$202.40	$(0.02)	0.0%
10	0	3,500	$245.88	$245.86	$(0.02)	0.0%
11	0	4,000	$289.34	$289.32	$(0.03)	0.0%
12	0	4,500	$332.80	$332.77	$(0.03)	0.0%
13	0	5,000	$376.27	$376.23	$(0.04)	0.0%
14	0	5,500	$419.73	$419.69	$(0.04)	0.0%
15	0	6,000	$463.19	$463.15	$(0.04)	0.0%
16	0	6,500	$506.65	$506.60	$(0.05)	0.0%
17	0	7,000	$550.11	$550.06	$(0.05)	0.0%
18	0	7,500	$593.57	$593.52	$(0.05)	0.0%
19	0	8,000	$637.03	$636.98	$(0.06)	0.0%
20	0	8,500	$680.49	$680.43	$(0.06)	0.0%
21	0	9,000	$723.96	$723.89	$(0.06)	0.0%
22	0	9,500	$767.42	$767.35	$(0.07)	0.0%
23	0	10,000	$810.88	$810.81	$(0.07)	0.0%
24	0	10,500	$854.34	$854.27	$(0.07)	0.0%
25	0	11,000	$897.80	$897.72	$(0.08)	0.0%
26	0	11,500	$941.26	$941.18	$(0.08)	0.0%
27	0	12,000	$984.72	$984.64	$(0.08)	0.0%
28	0	12,500	$1,028.18	$1,028.10	$(0.09)	0.0%
29	0	13,000	$1,071.64	$1,071.55	$(0.09)	0.0%
30	0	13,500	$1,115.11	$1,115.01	$(0.09)	0.0%
31	0	14,000	$1,158.57	$1,158.47	$(0.10)	0.0%
32	0	14,500	$1,202.03	$1,201.93	$(0.10)	0.0%
33	0	15,000	$1,245.49	$1,245.38	$(0.11)	0.0%
34	0	15,500	$1,288.67	$1,288.56	$(0.11)	0.0%
35	0	16,000	$1,331.85	$1,331.74	$(0.11)	0.0%
36	0	16,500	$1,375.03	$1,374.92	$(0.12)	0.0%
37	0	17,000	$1,418.21	$1,418.09	$(0.12)	0.0%
38	0	17,500	$1,461.39	$1,461.27	$(0.12)	0.0%

Exhibit G

TE - Page 4 of 27

The Toledo Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase ($) (E)	Percent Increase (%) (E)

Residential Service - Water Heating (Rate RS)
1	0	250	$35.03	$35.03	$(0.00)	0.0%
2	0	500	$66.02	$66.02	$(0.00)	0.0%
3	0	750	$91.37	$91.36	$(0.01)	0.0%
4	0	1,000	$116.71	$116.71	$(0.01)	0.0%
5	0	1,250	$142.06	$142.05	$(0.01)	0.0%
6	0	1,500	$167.41	$167.40	$(0.01)	0.0%
7	0	2,000	$218.10	$218.08	$(0.01)	0.0%
8	0	2,500	$268.56	$268.54	$(0.02)	0.0%
9	0	3,000	$319.02	$319.00	$(0.02)	0.0%
10	0	3,500	$369.48	$369.46	$(0.02)	0.0%
11	0	4,000	$419.94	$419.92	$(0.03)	0.0%
12	0	4,500	$470.40	$470.37	$(0.03)	0.0%
13	0	5,000	$520.87	$520.83	$(0.03)	0.0%
14	0	5,500	$571.33	$571.29	$(0.04)	0.0%
15	0	6,000	$621.79	$621.75	$(0.04)	0.0%
16	0	6,500	$672.25	$672.20	$(0.05)	0.0%
17	0	7,000	$722.71	$722.66	$(0.05)	0.0%
18	0	7,500	$773.17	$773.12	$(0.05)	0.0%
19	0	8,000	$823.63	$823.58	$(0.06)	0.0%
20	0	8,500	$874.09	$874.03	$(0.06)	0.0%
21	0	9,000	$924.56	$924.49	$(0.06)	0.0%
22	0	9,500	$975.02	$974.95	$(0.07)	0.0%
23	0	10,000	$1,025.48	$1,025.41	$(0.07)	0.0%
24	0	10,500	$1,075.94	$1,075.87	$(0.07)	0.0%
25	0	11,000	$1,126.40	$1,126.32	$(0.08)	0.0%
26	0	11,500	$1,176.86	$1,176.78	$(0.08)	0.0%
27	0	12,000	$1,227.32	$1,227.24	$(0.08)	0.0%
28	0	12,500	$1,277.78	$1,277.70	$(0.09)	0.0%
29	0	13,000	$1,328.24	$1,328.15	$(0.09)	0.0%
30	0	13,500	$1,378.71	$1,378.61	$(0.09)	0.0%
31	0	14,000	$1,429.17	$1,429.07	$(0.10)	0.0%
32	0	14,500	$1,479.63	$1,479.53	$(0.10)	0.0%
33	0	15,000	$1,530.09	$1,529.98	$(0.11)	0.0%
34	0	15,500	$1,580.27	$1,580.16	$(0.11)	0.0%
35	0	16,000	$1,630.45	$1,630.34	$(0.11)	0.0%
36	0	16,500	$1,680.63	$1,680.52	$(0.12)	0.0%
37	0	17,000	$1,730.81	$1,730.69	$(0.12)	0.0%
38	0	17,500	$1,780.99	$1,780.87	$(0.12)	0.0%

Exhibit G

TE - Page 5 of 27

The Toledo Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase ($) (E)	Percent Increase (%) (E)

Residential Service - Standard (Rate RS)
1	0	250	$37.31	$37.31	$(0.00)	0.0%
2	0	500	$70.60	$70.59	$(0.00)	0.0%
3	0	750	$103.88	$103.87	$(0.01)	0.0%
4	0	1,000	$137.16	$137.15	$(0.01)	0.0%
5	0	1,250	$170.44	$170.44	$(0.01)	0.0%
6	0	1,500	$203.73	$203.72	$(0.01)	0.0%
7	0	2,000	$270.29	$270.28	$(0.01)	0.0%
8	0	2,500	$336.63	$336.61	$(0.02)	0.0%
9	0	3,000	$402.96	$402.94	$(0.02)	0.0%
10	0	3,500	$469.30	$469.27	$(0.02)	0.0%
11	0	4,000	$535.63	$535.60	$(0.03)	0.0%
12	0	4,500	$601.97	$601.93	$(0.03)	0.0%
13	0	5,000	$668.30	$668.27	$(0.03)	0.0%
14	0	5,500	$734.64	$734.60	$(0.04)	0.0%
15	0	6,000	$800.97	$800.93	$(0.04)	0.0%
16	0	6,500	$867.30	$867.26	$(0.05)	0.0%
17	0	7,000	$933.64	$933.59	$(0.05)	0.0%
18	0	7,500	$999.97	$999.92	$(0.05)	0.0%
19	0	8,000	$1,066.31	$1,066.25	$(0.06)	0.0%
20	0	8,500	$1,132.64	$1,132.58	$(0.06)	0.0%
21	0	9,000	$1,198.98	$1,198.92	$(0.06)	0.0%
22	0	9,500	$1,265.31	$1,265.25	$(0.07)	0.0%
23	0	10,000	$1,331.65	$1,331.58	$(0.07)	0.0%
24	0	10,500	$1,397.98	$1,397.91	$(0.07)	0.0%
25	0	11,000	$1,464.32	$1,464.24	$(0.08)	0.0%
26	0	11,500	$1,530.65	$1,530.57	$(0.08)	0.0%
27	0	12,000	$1,596.99	$1,596.90	$(0.08)	0.0%
28	0	12,500	$1,663.32	$1,663.23	$(0.09)	0.0%
29	0	13,000	$1,729.66	$1,729.56	$(0.09)	0.0%
30	0	13,500	$1,795.99	$1,795.90	$(0.09)	0.0%
31	0	14,000	$1,862.33	$1,862.23	$(0.10)	0.0%
32	0	14,500	$1,928.66	$1,928.56	$(0.10)	0.0%
33	0	15,000	$1,994.99	$1,994.89	$(0.11)	0.0%
34	0	15,500	$2,061.05	$2,060.94	$(0.11)	0.0%
35	0	16,000	$2,127.10	$2,126.99	$(0.11)	0.0%
36	0	16,500	$2,193.16	$2,193.04	$(0.12)	0.0%
37	0	17,000	$2,259.21	$2,259.09	$(0.12)	0.0%
38	0	17,500	$2,325.26	$2,325.14	$(0.12)	0.0%

Exhibit G

TE - Page 6 of 27

The Toledo Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase ($) (E)	Percent Increase (%) (E)

Residential Service - Electric Heating (Rate RS)
1	0	250	$37.31	$37.31	$(0.00)	0.0%
2	0	500	$70.60	$70.59	$(0.00)	0.0%
3	0	750	$94.73	$94.72	$(0.01)	0.0%
4	0	1,000	$118.86	$118.85	$(0.01)	0.0%
5	0	1,250	$142.99	$142.99	$(0.01)	0.0%
6	0	1,500	$167.13	$167.12	$(0.01)	0.0%
7	0	2,000	$215.39	$215.38	$(0.01)	0.0%
8	0	2,500	$263.43	$263.41	$(0.02)	0.0%
9	0	3,000	$311.46	$311.44	$(0.02)	0.0%
10	0	3,500	$359.50	$359.47	$(0.02)	0.0%
11	0	4,000	$407.53	$407.50	$(0.03)	0.0%
12	0	4,500	$455.57	$455.53	$(0.03)	0.0%
13	0	5,000	$503.60	$503.57	$(0.03)	0.0%
14	0	5,500	$551.64	$551.60	$(0.04)	0.0%
15	0	6,000	$599.67	$599.63	$(0.04)	0.0%
16	0	6,500	$647.70	$647.66	$(0.05)	0.0%
17	0	7,000	$695.74	$695.69	$(0.05)	0.0%
18	0	7,500	$743.77	$743.72	$(0.05)	0.0%
19	0	8,000	$791.81	$791.75	$(0.06)	0.0%
20	0	8,500	$839.84	$839.78	$(0.06)	0.0%
21	0	9,000	$887.88	$887.82	$(0.06)	0.0%
22	0	9,500	$935.91	$935.85	$(0.07)	0.0%
23	0	10,000	$983.95	$983.88	$(0.07)	0.0%
24	0	10,500	$1,031.98	$1,031.91	$(0.07)	0.0%
25	0	11,000	$1,080.02	$1,079.94	$(0.08)	0.0%
26	0	11,500	$1,128.05	$1,127.97	$(0.08)	0.0%
27	0	12,000	$1,176.09	$1,176.00	$(0.08)	0.0%
28	0	12,500	$1,224.12	$1,224.03	$(0.09)	0.0%
29	0	13,000	$1,272.16	$1,272.06	$(0.09)	0.0%
30	0	13,500	$1,320.19	$1,320.10	$(0.09)	0.0%
31	0	14,000	$1,368.23	$1,368.13	$(0.10)	0.0%
32	0	14,500	$1,416.26	$1,416.16	$(0.10)	0.0%
33	0	15,000	$1,464.29	$1,464.19	$(0.11)	0.0%
34	0	15,500	$1,512.05	$1,511.94	$(0.11)	0.0%
35	0	16,000	$1,559.80	$1,559.69	$(0.11)	0.0%
36	0	16,500	$1,607.56	$1,607.44	$(0.12)	0.0%
37	0	17,000	$1,655.31	$1,655.19	$(0.12)	0.0%
38	0	17,500	$1,703.06	$1,702.94	$(0.12)	0.0%

Exhibit G

TE - Page 7 of 27

The Toledo Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase ($) (E)	Percent Increase (%) (E)

Residential Service - Water Heating (Rate RS)
1	0	250	$37.31	$37.31	$(0.00)	0.0%
2	0	500	$70.60	$70.59	$(0.00)	0.0%
3	0	750	$98.23	$98.22	$(0.01)	0.0%
4	0	1,000	$125.86	$125.85	$(0.01)	0.0%
5	0	1,250	$153.49	$153.49	$(0.01)	0.0%
6	0	1,500	$181.13	$181.12	$(0.01)	0.0%
7	0	2,000	$236.39	$236.38	$(0.01)	0.0%
8	0	2,500	$291.43	$291.41	$(0.02)	0.0%
9	0	3,000	$346.46	$346.44	$(0.02)	0.0%
10	0	3,500	$401.50	$401.47	$(0.02)	0.0%
11	0	4,000	$456.53	$456.50	$(0.03)	0.0%
12	0	4,500	$511.57	$511.53	$(0.03)	0.0%
13	0	5,000	$566.60	$566.57	$(0.03)	0.0%
14	0	5,500	$621.64	$621.60	$(0.04)	0.0%
15	0	6,000	$676.67	$676.63	$(0.04)	0.0%
16	0	6,500	$731.70	$731.66	$(0.05)	0.0%
17	0	7,000	$786.74	$786.69	$(0.05)	0.0%
18	0	7,500	$841.77	$841.72	$(0.05)	0.0%
19	0	8,000	$896.81	$896.75	$(0.06)	0.0%
20	0	8,500	$951.84	$951.78	$(0.06)	0.0%
21	0	9,000	$1,006.88	$1,006.82	$(0.06)	0.0%
22	0	9,500	$1,061.91	$1,061.85	$(0.07)	0.0%
23	0	10,000	$1,116.95	$1,116.88	$(0.07)	0.0%
24	0	10,500	$1,171.98	$1,171.91	$(0.07)	0.0%
25	0	11,000	$1,227.02	$1,226.94	$(0.08)	0.0%
26	0	11,500	$1,282.05	$1,281.97	$(0.08)	0.0%
27	0	12,000	$1,337.09	$1,337.00	$(0.08)	0.0%
28	0	12,500	$1,392.12	$1,392.03	$(0.09)	0.0%
29	0	13,000	$1,447.16	$1,447.06	$(0.09)	0.0%
30	0	13,500	$1,502.19	$1,502.10	$(0.09)	0.0%
31	0	14,000	$1,557.23	$1,557.13	$(0.10)	0.0%
32	0	14,500	$1,612.26	$1,612.16	$(0.10)	0.0%
33	0	15,000	$1,667.29	$1,667.19	$(0.11)	0.0%
34	0	15,500	$1,722.05	$1,721.94	$(0.11)	0.0%
35	0	16,000	$1,776.80	$1,776.69	$(0.11)	0.0%
36	0	16,500	$1,831.56	$1,831.44	$(0.12)	0.0%
37	0	17,000	$1,886.31	$1,886.19	$(0.12)	0.0%
38	0	17,500	$1,941.06	$1,940.94	$(0.12)	0.0%

Exhibit G

TE - Page 8 of 27

The Toledo Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)

General Service Secondary (Rate GS)
1	10	1,000	$165.01	$165.00	$(0.01)	0.0%
2	10	2,000	$245.56	$245.55	$(0.01)	0.0%
3	10	3,000	$325.64	$325.61	$(0.02)	0.0%
4	10	4,000	$405.72	$405.69	$(0.03)	0.0%
5	10	5,000	$485.81	$485.77	$(0.04)	0.0%
6	10	6,000	$565.87	$565.83	$(0.04)	0.0%
7	1,000	100,000	$18,590.88	$18,590.18	$(0.70)	0.0%
8	1,000	200,000	$26,542.97	$26,541.57	$(1.40)	0.0%
9	1,000	300,000	$34,495.07	$34,492.97	$(2.10)	0.0%
10	1,000	400,000	$42,447.16	$42,444.36	$(2.80)	0.0%
11	1,000	500,000	$50,399.26	$50,395.76	$(3.50)	0.0%
12	1,000	600,000	$58,351.36	$58,347.16	$(4.20)	0.0%

Exhibit G

TE - Page 9 of 27

The Toledo Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)

General Service Primary (Rate GP)
1	500	50,000	$5,559.79	$5,559.44	$(0.35)	0.0%
2	500	100,000	$9,200.24	$9,199.54	$(0.70)	0.0%
3	500	150,000	$12,840.69	$12,839.64	$(1.05)	0.0%
4	500	200,000	$16,481.14	$16,479.74	$(1.40)	0.0%
5	500	250,000	$20,121.58	$20,119.83	$(1.75)	0.0%
6	500	300,000	$23,762.03	$23,759.93	$(2.10)	0.0%
7	5,000	500,000	$54,142.69	$54,139.19	$(3.50)	0.0%
8	5,000	1,000,000	$89,636.27	$89,629.27	$(7.00)	0.0%
9	5,000	1,500,000	$123,313.50	$123,303.00	$(10.50)	0.0%
10	5,000	2,000,000	$156,990.73	$156,976.73	$(14.00)	0.0%
11	5,000	2,500,000	$190,667.96	$190,650.46	$(17.50)	0.0%
12	5,000	3,000,000	$224,345.19	$224,324.19	$(21.00)	0.0%

Exhibit G

TE - Page 10 of 27

The Toledo Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)

General Service Subtransmission (Rate GSU)
1	1,000	100,000	$9,299.80	$9,299.10	$(0.70)	0.0%
2	1,000	200,000	$16,035.00	$16,033.60	$(1.40)	0.0%
3	1,000	300,000	$22,770.19	$22,768.09	$(2.10)	0.0%
4	1,000	400,000	$29,505.39	$29,502.59	$(2.80)	0.0%
5	1,000	500,000	$36,240.59	$36,237.09	$(3.50)	0.0%
6	1,000	600,000	$42,975.78	$42,971.58	$(4.20)	0.0%
7	10,000	1,000,000	$90,181.83	$90,174.83	$(7.00)	0.0%
8	10,000	2,000,000	$152,079.29	$152,065.29	$(14.00)	0.0%
9	10,000	3,000,000	$213,976.75	$213,955.75	$(21.00)	0.0%
10	10,000	4,000,000	$275,874.21	$275,846.21	$(28.00)	0.0%
11	10,000	5,000,000	$337,771.68	$337,736.68	$(35.00)	0.0%
12	10,000	6,000,000	$399,669.14	$399,627.14	$(42.00)	0.0%

Exhibit G

TE - Page 11 of 27

The Toledo Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)

General Service Transmission (Rate GT)
1	2,000	200,000	$27,145.94	$27,144.54	$(1.40)	0.0%
2	2,000	400,000	$35,803.53	$35,800.73	$(2.80)	0.0%
3	2,000	600,000	$44,461.12	$44,456.92	$(4.20)	0.0%
4	2,000	800,000	$53,118.71	$53,113.11	$(5.60)	0.0%
5	2,000	1,000,000	$60,865.41	$60,858.41	$(7.00)	0.0%
6	2,000	1,200,000	$68,432.10	$68,423.70	$(8.40)	0.0%
7	20,000	2,000,000	$262,129.87	$262,115.87	$(14.00)	0.0%
8	20,000	4,000,000	$337,796.79	$337,768.79	$(28.00)	0.0%
9	20,000	6,000,000	$413,463.72	$413,421.72	$(42.00)	0.0%
10	20,000	8,000,000	$489,130.64	$489,074.64	$(56.00)	0.0%
11	20,000	10,000,000	$564,797.57	$564,727.57	$(70.00)	0.0%
12	20,000	12,000,000	$640,464.49	$640,380.49	$(84.00)	0.0%

Exhibit G

TE - Page 12 of 27

The Toledo Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Bulb Rating (Lumens or Watts) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)

Street Lighting Service (Rate STL)
1	Company Owned - Incandescent Street Lighting (a)
2	Overhead Wood Service (Single lamps)
3	1,000	24	$12.13	$12.13	$(0.00)	0.0%
4	2,000	56	$13.68	$13.68	$(0.00)	0.0%
5	2,500	70	$14.38	$14.38	$(0.00)	0.0%
6	4,000	126	$17.11	$17.11	$(0.00)	0.0%
7	6,000	157	$18.60	$18.60	$(0.00)	0.0%
8	10,000	242	$22.76	$22.75	$(0.00)	0.0%
9	15,000	282	$24.72	$24.72	$(0.00)	0.0%
10	Overhead Steel Service (Single lamps)
11	1,000	24	$13.11	$13.11	$(0.00)	0.0%
12	2,000	56	$14.66	$14.66	$(0.00)	0.0%
13	2,500	70	$15.36	$15.36	$(0.00)	0.0%
14	4,000	126	$18.09	$18.09	$(0.00)	0.0%
15	6,000	157	$19.58	$19.58	$(0.00)	0.0%
16	10,000	242	$23.74	$23.73	$(0.00)	0.0%
17	15,000	282	$25.70	$25.70	$(0.00)	0.0%
18	Underground Service (Single lamps)
19	1,000	24	$19.31	$19.31	$(0.00)	0.0%
20	2,000	56	$20.86	$20.86	$(0.00)	0.0%
21	2,500	70	$21.56	$21.56	$(0.00)	0.0%
22	4,000	126	$24.29	$24.29	$(0.00)	0.0%
23	6,000	157	$25.78	$25.78	$(0.00)	0.0%
24	10,000	242	$29.94	$29.93	$(0.00)	0.0%
25	15,000	282	$31.90	$31.90	$(0.00)	0.0%
26	Underground Service (Dual lamps)
27	1,000	48	$34.62	$34.61	$(0.00)	0.0%
28	2,000	112	$37.71	$37.71	$(0.00)	0.0%
29	2,500	140	$39.09	$39.08	$(0.00)	0.0%
30	4,000	252	$44.55	$44.55	$(0.00)	0.0%
31	6,000	314	$47.58	$47.58	$(0.00)	0.0%
32	10,000	484	$55.87	$55.87	$(0.00)	0.0%
33	15,000	564	$59.75	$59.75	$(0.00)	0.0%

Exhibit G

TE - Page 13 of 27

The Toledo Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Bulb Rating (Lumens or Watts) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)

Street Lighting Service (Rate STL)
34	Company Owned - Fluorescent Street Lighting (a)
35	Overhead Steel Service (Single lamps)
36	6,000	45	$19.00	$19.00	$(0.00)	0.0%
37	13,800	94	$21.40	$21.40	$(0.00)	0.0%
38	21,800	135	$23.39	$23.39	$(0.00)	0.0%
39	43,600	264	$29.68	$29.68	$(0.00)	0.0%
40	Underground Service (Single lamps)
41	6,000	45	$17.26	$17.26	$(0.00)	0.0%
42	13,800	94	$19.66	$19.66	$(0.00)	0.0%
43	21,800	135	$21.65	$21.65	$(0.00)	0.0%
44	43,600	264	$27.94	$27.94	$(0.00)	0.0%
45	Underground Service (Dual lamps)
46	6,000	90	$24.98	$24.98	$(0.00)	0.0%
47	13,800	188	$29.75	$29.75	$(0.00)	0.0%
48	21,800	270	$33.75	$33.75	$(0.00)	0.0%
49	43,600	528	$46.36	$46.35	$(0.00)	0.0%
50	Company Owned - Mercury Street Lighting - Single lamp (c)
51	Overhead Service - Wood Pole
52	175	69	$9.35	$9.35	$(0.00)	0.0%
53	250	104	$11.64	$11.64	$(0.00)	0.0%
54	400	158	$15.96	$15.96	$(0.00)	0.0%
55	700	287	$27.43	$27.43	$(0.00)	0.0%
56	1000	380	$34.41	$34.41	$(0.00)	0.0%
57	Overhead Service - Metal Pole
58	175	69	$11.63	$11.63	$(0.00)	0.0%
59	250	104	$13.76	$13.76	$(0.00)	0.0%
60	400	158	$18.66	$18.66	$(0.00)	0.0%
61	700	287	$30.34	$30.34	$(0.00)	0.0%
62	1000	380	$37.38	$37.38	$(0.00)	0.0%
63	Underground Service
64	175	69	$15.35	$15.35	$(0.00)	0.0%
65	250	104	$17.60	$17.60	$(0.00)	0.0%
66	400	158	$22.29	$22.29	$(0.00)	0.0%
67	700	287	$32.20	$32.20	$(0.00)	0.0%
68	1000	380	$39.02	$39.02	$(0.00)	0.0%

Exhibit G

TE - Page 14 of 27

The Toledo Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Bulb Rating (Lumens or Watts) (A)		Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)

Street Lighting Service (Rate STL)
69	Company Owned - Mercury Street Lighting - Dual lamps (c)
70	Overhead Service - Wood Pole
71	175		138	$16.90	$16.89	$(0.00)	0.0%
72	400		316	$29.95	$29.95	$(0.00)	0.0%
73	Overhead Service - Metal Pole
74	400		316	$32.61	$32.61	$(0.00)	0.0%
75	Underground Service
76	250		208	$27.69	$27.69	$(0.00)	0.0%
77	400		316	$35.88	$35.88	$(0.00)	0.0%
78	Company Owned - High Pressure Sodium Lighting - Single lamps (d)
79	Overhead Service - Wood Pole
80	100		42	$11.21	$11.21	$(0.00)	0.0%
81	150		62	$13.36	$13.36	$(0.00)	0.0%
82	200		88	$17.51	$17.51	$(0.00)	0.0%
83	250		105	$15.50	$15.50	$(0.00)	0.0%
84	400		163	$21.54	$21.54	$(0.00)	0.0%
85	Overhead Service - Metal Pole
86	100		42	$13.06	$13.06	$(0.00)	0.0%
87	150		62	$14.68	$14.68	$(0.00)	0.0%
88	200		88	$19.63	$19.63	$(0.00)	0.0%
89	250		105	$19.47	$19.47	$(0.00)	0.0%
90	400		163	$24.97	$24.97	$(0.00)	0.0%
91	Underground Service
92	100		42	$16.81	$16.81	$(0.00)	0.0%
93	100 (orn.	)	42	$28.11	$28.11	$(0.00)	0.0%
94	150		62	$15.69	$15.69	$(0.00)	0.0%
95	200		88	$23.58	$23.58	$(0.00)	0.0%
96	250		105	$21.17	$21.17	$(0.00)	0.0%
97	250 (dwntwn	)	105	$36.19	$36.19	$(0.00)	0.0%
98	400		163	$25.70	$25.70	$(0.00)	0.0%
99	400 (dwntwn	)	25	$46.77	$46.77	$(0.00)	0.0%

Exhibit G

TE - Page 15 of 27

The Toledo Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Bulb Rating (Lumens or Watts) (A)		Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)

Street Lighting Service (Rate STL)
100	Company Owned - High Pressure Sodium Lighting - Dual lamps (d)
101	Overhead Service - Wood Pole
102	100		84	$21.97	$21.97	$(0.00)	0.0%
103	150		124	$24.94	$24.94	$(0.00)	0.0%
104	250		210	$31.17	$31.17	$(0.00)	0.0%
105	Overhead Service - Metal Pole
106	100		84	$22.86	$22.86	$(0.00)	0.0%
107	150		124	$25.38	$25.38	$(0.00)	0.0%
108	250		210	$32.58	$32.58	$(0.00)	0.0%
109	Underground Service
110	100		84	$27.10	$27.10	$(0.00)	0.0%
111	150		124	$32.06	$32.06	$(0.00)	0.0%
112	250		210	$38.83	$38.83	$(0.00)	0.0%
113	400 (davit	)	326	$38.97	$38.96	$(0.00)	0.0%
114	Customer Owned - Limited Company Maintenance - All Lamp Types
115	N/A		25	$1.23	$1.23	$(0.00)	0.0%
116	N/A		50	$2.42	$2.42	$(0.00)	0.0%
117	N/A		75	$4.77	$4.77	$(0.00)	0.0%
118	N/A		100	$7.49	$7.49	$(0.00)	0.0%
119	N/A		125	$9.36	$9.36	$(0.00)	0.0%
120	N/A		150	$13.16	$13.16	$(0.00)	0.0%
121	N/A		175	$15.81	$15.81	$(0.00)	0.0%
122	N/A		200	$20.99	$20.99	$(0.00)	0.0%
123	N/A		225	$24.05	$24.05	$(0.00)	0.0%
124	N/A		250	$12.18	$12.18	$(0.00)	0.0%
125	N/A		275	$14.52	$14.52	$(0.00)	0.0%
126	N/A		300	$17.23	$17.23	$(0.00)	0.0%
127	N/A		325	$19.10	$19.09	$(0.00)	0.0%
128	N/A		350	$22.92	$22.92	$(0.00)	0.0%
129	N/A		375	$25.58	$25.58	$(0.00)	0.0%
130	N/A		400	$30.73	$30.73	$(0.00)	0.0%

Exhibit G

TE - Page 16 of 27

The Toledo Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Bulb Rating (Lumens or Watts) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)

Private Outdoor Lighting Service (Rate POL)
1	Mercury Lighting
2	Overhead Service - Wood Pole
3	175	69	$11.76	$11.76	$(0.00)	0.0%
4	400	158	$30.25	$30.25	$(0.00)	0.0%
5	1,000	380	$54.98	$54.98	$(0.00)	0.0%
6	All Other Installations
7	175	69	$18.35	$18.35	$(0.00)	0.0%
8	High Pressure Sodium Lighting
9	Overhead Service - Wood Pole
10	200	88	$15.97	$15.97	$(0.00)	0.0%
11	400	163	$28.77	$28.77	$(0.00)	0.0%

Exhibit G

TE - Page 17 of 27

The Toledo Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Winter Bill ($) (C)	Proposed Winter Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)

Traffic Lighting Schedule (Rate TRF)
1	0	100	$10.95	$10.95	$(0.00)	0.0%
2	0	200	$21.89	$21.89	$(0.00)	0.0%
3	0	300	$32.82	$32.82	$(0.00)	0.0%
4	0	400	$43.78	$43.78	$(0.00)	0.0%
5	0	500	$54.74	$54.74	$(0.00)	0.0%
6	0	600	$65.66	$65.65	$(0.00)	0.0%

Exhibit G

TE - Page 18 of 27

The Toledo Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)

General Service Secondary (Rate GS)
1	10	1,000	$174.16	$174.15	$(0.01)	0.0%
2	10	2,000	$263.85	$263.84	$(0.01)	0.0%
3	10	3,000	$353.08	$353.05	$(0.02)	0.0%
4	10	4,000	$442.31	$442.28	$(0.03)	0.0%
5	10	5,000	$531.55	$531.51	$(0.03)	0.0%
6	10	6,000	$620.75	$620.71	$(0.04)	0.0%
7	1,000	100,000	$19,505.58	$19,504.88	$(0.70)	0.0%
8	1,000	200,000	$28,372.37	$28,370.97	$(1.40)	0.0%
9	1,000	300,000	$37,239.17	$37,237.07	$(2.10)	0.0%
10	1,000	400,000	$46,105.96	$46,103.16	$(2.80)	0.0%
11	1,000	500,000	$54,972.76	$54,969.26	$(3.50)	0.0%
12	1,000	600,000	$63,839.56	$63,835.36	$(4.20)	0.0%

Exhibit G

TE - Page 19 of 27

The Toledo Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)

General Service Primary (Rate GP)
1	500	50,000	$6,001.29	$6,000.94	$(0.35)	0.0%
2	500	100,000	$10,083.24	$10,082.54	$(0.70)	0.0%
3	500	150,000	$14,165.19	$14,164.14	$(1.05)	0.0%
4	500	200,000	$18,247.14	$18,245.74	$(1.40)	0.0%
5	500	250,000	$22,329.08	$22,327.33	$(1.75)	0.0%
6	500	300,000	$26,411.03	$26,408.93	$(2.10)	0.0%
7	5,000	500,000	$58,557.69	$58,554.19	$(3.50)	0.0%
8	5,000	1,000,000	$98,466.27	$98,459.27	$(7.00)	0.0%
9	5,000	1,500,000	$136,558.50	$136,548.00	$(10.50)	0.0%
10	5,000	2,000,000	$174,650.73	$174,636.73	$(14.00)	0.0%
11	5,000	2,500,000	$212,742.96	$212,725.46	$(17.50)	0.0%
12	5,000	3,000,000	$250,835.19	$250,814.19	$(21.00)	0.0%

Exhibit G

TE - Page 20 of 27

The Toledo Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)

General Service Subtransmission (Rate GSU)
1	1,000	100,000	$10,158.00	$10,157.30	$(0.70)	0.0%
2	1,000	200,000	$17,751.40	$17,750.00	$(1.40)	0.0%
3	1,000	300,000	$25,344.79	$25,342.69	$(2.10)	0.0%
4	1,000	400,000	$32,938.19	$32,935.39	$(2.80)	0.0%
5	1,000	500,000	$40,531.59	$40,528.09	$(3.50)	0.0%
6	1,000	600,000	$48,124.98	$48,120.78	$(4.20)	0.0%
7	10,000	1,000,000	$98,763.83	$98,756.83	$(7.00)	0.0%
8	10,000	2,000,000	$169,243.29	$169,229.29	$(14.00)	0.0%
9	10,000	3,000,000	$239,722.75	$239,701.75	$(21.00)	0.0%
10	10,000	4,000,000	$310,202.21	$310,174.21	$(28.00)	0.0%
11	10,000	5,000,000	$380,681.68	$380,646.68	$(35.00)	0.0%
12	10,000	6,000,000	$451,161.14	$451,119.14	$(42.00)	0.0%

Exhibit G

TE - Page 21 of 27

The Toledo Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)

General Service Transmission (Rate GT)
1	2,000	200,000	$28,860.54	$28,859.14	$(1.40)	0.0%
2	2,000	400,000	$39,232.73	$39,229.93	$(2.80)	0.0%
3	2,000	600,000	$49,604.92	$49,600.72	$(4.20)	0.0%
4	2,000	800,000	$59,977.11	$59,971.51	$(5.60)	0.0%
5	2,000	1,000,000	$69,438.41	$69,431.41	$(7.00)	0.0%
6	2,000	1,200,000	$78,719.70	$78,711.30	$(8.40)	0.0%
7	20,000	2,000,000	$279,275.87	$279,261.87	$(14.00)	0.0%
8	20,000	4,000,000	$372,088.79	$372,060.79	$(28.00)	0.0%
9	20,000	6,000,000	$464,901.72	$464,859.72	$(42.00)	0.0%
10	20,000	8,000,000	$557,714.64	$557,658.64	$(56.00)	0.0%
11	20,000	10,000,000	$650,527.57	$650,457.57	$(70.00)	0.0%
12	20,000	12,000,000	$743,340.49	$743,256.49	$(84.00)	0.0%

Exhibit G

TE - Page 22 of 27

The Toledo Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Bulb Rating (Lumens or Watts) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)

Street Lighting Service (Rate STL)
1	Company Owned - Incandescent Street Lighting (a)
2	Overhead Wood Service (Single lamps)
3	1,000	24	$12.35	$12.35	$(0.00)	0.0%
4	2,000	56	$14.19	$14.19	$(0.00)	0.0%
5	2,500	70	$15.02	$15.02	$(0.00)	0.0%
6	4,000	126	$18.26	$18.26	$(0.00)	0.0%
7	6,000	157	$20.04	$20.04	$(0.00)	0.0%
8	10,000	242	$24.98	$24.97	$(0.00)	0.0%
9	15,000	282	$27.30	$27.30	$(0.00)	0.0%
10	Overhead Steel Service (Single lamps)
11	1,000	24	$13.33	$13.33	$(0.00)	0.0%
12	2,000	56	$15.17	$15.17	$(0.00)	0.0%
13	2,500	70	$16.00	$16.00	$(0.00)	0.0%
14	4,000	126	$19.24	$19.24	$(0.00)	0.0%
15	6,000	157	$21.02	$21.02	$(0.00)	0.0%
16	10,000	242	$25.96	$25.95	$(0.00)	0.0%
17	15,000	282	$28.28	$28.28	$(0.00)	0.0%
18	Underground Service (Single lamps)
19	1,000	24	$19.53	$19.53	$(0.00)	0.0%
20	2,000	56	$21.37	$21.37	$(0.00)	0.0%
21	2,500	70	$22.20	$22.20	$(0.00)	0.0%
22	4,000	126	$25.44	$25.44	$(0.00)	0.0%
23	6,000	157	$27.22	$27.22	$(0.00)	0.0%
24	10,000	242	$32.16	$32.15	$(0.00)	0.0%
25	15,000	282	$34.48	$34.48	$(0.00)	0.0%
26	Underground Service (Dual lamps)
27	1,000	48	$35.05	$35.04	$(0.00)	0.0%
28	2,000	112	$38.74	$38.74	$(0.00)	0.0%
29	2,500	140	$40.37	$40.36	$(0.00)	0.0%
30	4,000	252	$46.86	$46.86	$(0.00)	0.0%
31	6,000	314	$50.46	$50.46	$(0.00)	0.0%
32	10,000	484	$60.30	$60.30	$(0.00)	0.0%
33	15,000	564	$64.91	$64.91	$(0.00)	0.0%

Exhibit G

TE - Page 23 of 27

The Toledo Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Bulb Rating (Lumens or Watts) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)

Street Lighting Service (Rate STL)
34	Company Owned - Fluorescent Street Lighting (a)
35	Overhead Steel Service (Single lamps)
36	6,000	45	$19.41	$19.41	$(0.00)	0.0%
37	13,800	94	$22.26	$22.26	$(0.00)	0.0%
38	21,800	135	$24.63	$24.63	$(0.00)	0.0%
39	43,600	264	$32.10	$32.10	$(0.00)	0.0%
40	Underground Service (Single lamps)
41	6,000	45	$17.67	$17.67	$(0.00)	0.0%
42	13,800	94	$20.52	$20.52	$(0.00)	0.0%
43	21,800	135	$22.89	$22.89	$(0.00)	0.0%
44	43,600	264	$30.36	$30.36	$(0.00)	0.0%
45	Underground Service (Dual lamps)
46	6,000	90	$25.80	$25.80	$(0.00)	0.0%
47	13,800	188	$31.47	$31.47	$(0.00)	0.0%
48	21,800	270	$36.22	$36.22	$(0.00)	0.0%
49	43,600	528	$51.19	$51.18	$(0.00)	0.0%
50	Company Owned - Mercury Street Lighting - Single lamp (c)
51	Overhead Service - Wood Pole
52	175	69	$9.98	$9.98	$(0.00)	0.0%
53	250	104	$12.59	$12.59	$(0.00)	0.0%
54	400	158	$17.41	$17.41	$(0.00)	0.0%
55	700	287	$30.06	$30.06	$(0.00)	0.0%
56	1000	380	$37.88	$37.88	$(0.00)	0.0%
57	Overhead Service - Metal Pole
58	175	69	$12.26	$12.26	$(0.00)	0.0%
59	250	104	$14.71	$14.71	$(0.00)	0.0%
60	400	158	$20.11	$20.11	$(0.00)	0.0%
61	700	287	$32.97	$32.97	$(0.00)	0.0%
62	1000	380	$40.85	$40.85	$(0.00)	0.0%
63	Underground Service
64	175	69	$15.98	$15.98	$(0.00)	0.0%
65	250	104	$18.55	$18.55	$(0.00)	0.0%
66	400	158	$23.74	$23.74	$(0.00)	0.0%
67	700	287	$34.83	$34.83	$(0.00)	0.0%
68	1000	380	$42.49	$42.49	$(0.00)	0.0%

Exhibit G

TE - Page 24 of 27

The Toledo Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Bulb Rating (Lumens or Watts) (A)		Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)

Street Lighting Service (Rate STL)
69	Company Owned - Mercury Street Lighting - Dual lamps (c)
70	Overhead Service - Wood Pole
71	175		138	$18.16	$18.15	$(0.00)	0.0%
72	400		316	$32.84	$32.84	$(0.00)	0.0%
73	Overhead Service - Metal Pole
74	400		316	$35.50	$35.50	$(0.00)	0.0%
75	Underground Service
76	250		208	$29.59	$29.59	$(0.00)	0.0%
77	400		316	$38.77	$38.77	$(0.00)	0.0%
78	Company Owned - High Pressure Sodium Lighting - Single lamps (d)
79	Overhead Service - Wood Pole
80	100		42	$11.59	$11.59	$(0.00)	0.0%
81	150		62	$13.93	$13.93	$(0.00)	0.0%
82	200		88	$18.32	$18.32	$(0.00)	0.0%
83	250		105	$16.46	$16.46	$(0.00)	0.0%
84	400		163	$23.03	$23.03	$(0.00)	0.0%
85	Overhead Service - Metal Pole
86	100		42	$13.44	$13.44	$(0.00)	0.0%
87	150		62	$15.25	$15.25	$(0.00)	0.0%
88	200		88	$20.44	$20.44	$(0.00)	0.0%
89	250		105	$20.43	$20.43	$(0.00)	0.0%
90	400		163	$26.46	$26.46	$(0.00)	0.0%
91	Underground Service
92	100		42	$17.19	$17.19	$(0.00)	0.0%
93	100 (orn.	)	42	$28.49	$28.49	$(0.00)	0.0%
94	150		62	$16.26	$16.26	$(0.00)	0.0%
95	200		88	$24.39	$24.39	$(0.00)	0.0%
96	250		105	$22.13	$22.13	$(0.00)	0.0%
97	250 (dwntwn	)	105	$37.15	$37.15	$(0.00)	0.0%
98	400		163	$27.19	$27.19	$(0.00)	0.0%
99	400 (dwntwn	)	25	$46.99	$46.99	$(0.00)	0.0%

Exhibit G

TE - Page 25 of 27

The Toledo Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Bulb Rating (Lumens or Watts) (A)		Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)

Street Lighting Service (Rate STL)
100	Company Owned - High Pressure Sodium Lighting - Dual lamps (d)
101	Overhead Service - Wood Pole
102	100		84	$22.74	$22.74	$(0.00)	0.0%
103	150		124	$26.07	$26.07	$(0.00)	0.0%
104	250		210	$33.09	$33.09	$(0.00)	0.0%
105	Overhead Service - Metal Pole
106	100		84	$23.63	$23.63	$(0.00)	0.0%
107	150		124	$26.51	$26.51	$(0.00)	0.0%
108	250		210	$34.50	$34.50	$(0.00)	0.0%
109	Underground Service
110	100		84	$27.87	$27.87	$(0.00)	0.0%
111	150		124	$33.19	$33.19	$(0.00)	0.0%
112	250		210	$40.75	$40.75	$(0.00)	0.0%
113	400 (davit	)	326	$41.95	$41.94	$(0.00)	0.0%
114	Customer Owned - Limited Company Maintenance - All Lamp Types
115	N/A		25	$1.45	$1.45	$(0.00)	0.0%
116	N/A		50	$2.88	$2.88	$(0.00)	0.0%
117	N/A		75	$5.45	$5.45	$(0.00)	0.0%
118	N/A		100	$8.41	$8.41	$(0.00)	0.0%
119	N/A		125	$10.50	$10.50	$(0.00)	0.0%
120	N/A		150	$14.54	$14.54	$(0.00)	0.0%
121	N/A		175	$17.41	$17.41	$(0.00)	0.0%
122	N/A		200	$22.82	$22.82	$(0.00)	0.0%
123	N/A		225	$26.11	$26.11	$(0.00)	0.0%
124	N/A		250	$14.46	$14.46	$(0.00)	0.0%
125	N/A		275	$17.04	$17.04	$(0.00)	0.0%
126	N/A		300	$19.97	$19.97	$(0.00)	0.0%
127	N/A		325	$22.08	$22.07	$(0.00)	0.0%
128	N/A		350	$26.12	$26.12	$(0.00)	0.0%
129	N/A		375	$29.01	$29.01	$(0.00)	0.0%
130	N/A		400	$34.39	$34.39	$(0.00)	0.0%

Exhibit G

TE - Page 26 of 27

The Toledo Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Bulb Rating (Lumens or Watts) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)

Private Outdoor Lighting Service (Rate POL)
1	Mercury Lighting
2	Overhead Service - Wood Pole
3	175	69	$13.22	$13.22	$(0.00)	0.0%
4	400	158	$33.60	$33.60	$(0.00)	0.0%
5	1,000	380	$63.01	$63.01	$(0.00)	0.0%
6	All Other Installations
7	175	69	$19.81	$19.81	$(0.00)	0.0%
8	High Pressure Sodium Lighting
9	Overhead Service - Wood Pole
10	200	88	$17.84	$17.84	$(0.00)	0.0%
11	400	163	$32.21	$32.21	$(0.00)	0.0%

Exhibit G

TE - Page 27 of 27

The Toledo Edison Company

Case No. 12-1465-EL-ATS

Estimated Typical Bills - Comparison (Q2 2012 vs. Q2 2012 w/ Securitization)

Bill Data
Line No.	Level of Demand (kW) (A)	Level of Usage (kWH) (B)	Current Summer Bill ($) (C)	Proposed Summer Bill ($) (D)	Dollar Increase (D)-(C) (E)	Percent Increase (E)/(C) (F)

Traffic Lighting Schedule (Rate TRF)
1	0	100	$11.87	$11.87	$(0.00)	0.0%
2	0	200	$23.72	$23.72	$(0.00)	0.0%
3	0	300	$35.56	$35.56	$(0.00)	0.0%
4	0	400	$47.44	$47.44	$(0.00)	0.0%
5	0	500	$59.31	$59.31	$(0.00)	0.0%
6	0	600	$71.15	$71.14	$(0.00)	0.0%

EXHIBIT H - PROPOSED TARIFFS SHEETS FOR RIDER PIR

The Cleveland Electric Illuminating Company		Original Sheet X
Cleveland, Ohio	P.U.C.O. No. 13	Page 1 of 1

RIDER PIR

Phase-In Recovery Rider

APPLICABILITY:

Applicable to any customer who receives electric service under the Company’s rate schedules set forth below. The Phase-In Recovery Rider (PIR) charges will apply, by rate schedule, for all kWhs per kWh. This Rider is nonbypassable within the meaning of O.R.C. § 4928.231 and is not avoidable for customers who take electric generation service from a certified supplier.

RATE:

RS	x.xxxx	¢
GS	x.xxxx	¢
GP1	x.xxxx	¢
GP2	x.xxxx	¢
GSU1	x.xxxx	¢
GSU2	x.xxxx	¢
GT1	x.xxxx	¢
GT2	x.xxxx	¢
STL	x.xxxx	¢
TRF	x.xxxx	¢
POL	x.xxxx	¢

PROVISIONS:

1.	The charges set forth in this Rider recover costs associated with phase-in recovery bonds issued to securitize costs for which the Company was previously authorized recovery, in accordance with O.R.C. §§ 4928.23 through 4928.2318.

2.	The GP2, GSU2, and GT2 PIR charges are applicable to those customers served under a special contract that included a fixed price for service where such fixed price was different than the rate under the otherwise applicable tariff and where the contract term included the period January 1, 2009 through May 31, 2009. The GP1, GSU1, and GT1 PIR charges are applicable to all other customers taking service under these rate schedules.

RIDER UPDATES:

The charges contained in this Rider shall be updated on a semi-annual basis. No later than November 1st and May 1st of each year, the Company will file with the PUCO a request for approval of the Rider charges which, unless otherwise ordered by the PUCO, shall become effective on a service rendered basis on January 1st and July 1st of each year.

Filed pursuant to Order dated                     , in Case No.                     , before

The Public Utilities Commission of Ohio

Issued by: , President	Effective: [DATE]

EXHIBIT H - PROPOSED TARIFFS SHEETS FOR RIDER PIR

Ohio Edison Company		Original Sheet X
Akron, Ohio	P.U.C.O. No. 13	Page 1 of 1

RIDER PIR

Phase-In Recovery Rider

APPLICABILITY:

Applicable to any customer who receives electric service under the Company’s rate schedules set forth below. The Phase-In Recovery Rider (PIR) charges will apply, by rate schedule, for all kWhs per kWh. This Rider is nonbypassable within the meaning of O.R.C. § 4928.231 and is not avoidable for customers who take electric generation service from a certified supplier.

RATE:

RS	x.xxxx	¢
GS	x.xxxx	¢
GP	x.xxxx	¢
GSU	x.xxxx	¢
GT	x.xxxx	¢
STL	x.xxxx	¢
TRF	x.xxxx	¢
POL	x.xxxx	¢

PROVISIONS:

The charges set forth in this Rider recover costs associated with phase-in recovery bonds issued to securitize costs for which the Company was previously authorized recovery, in accordance with O.R.C. §§ 4928.23 through 4928.2318.

RIDER UPDATES:

The charges contained in this Rider shall be updated on a semi-annual basis. No later than November 1st and May 1st of each year, the Company will file with the PUCO a request for approval of the Rider charges which, unless otherwise ordered by the PUCO, shall become effective on a service rendered basis on January 1st and July 1st of each year.

Filed pursuant to Order dated                     , in Case No.                     , before

The Public Utilities Commission of Ohio

Issued by: , President	Effective: [DATE]

EXHIBIT H - PROPOSED TARIFFS SHEETS FOR RIDER PIR

The Toledo Edison Company		Original Sheet X
Toledo, Ohio	P.U.C.O. No. 13	Page 1 of 1

RIDER PIR

Phase-In Recovery Rider

APPLICABILITY:

Applicable to any customer who receives electric service under the Company’s rate schedules set forth below. The Phase-In Recovery Rider (PIR) charges will apply, by rate schedule, for all kWhs per kWh. This Rider is nonbypassable within the meaning of O.R.C. § 4928.231 and is not avoidable for customers who take electric generation service from a certified supplier.

RATE:

RS	x.xxxx	¢
GS	x.xxxx	¢
GP	x.xxxx	¢
GSU	x.xxxx	¢
GT	x.xxxx	¢
STL	x.xxxx	¢
TRF	x.xxxx	¢
POL	x.xxxx	¢

PROVISIONS:

The charges set forth in this Rider recover costs associated with phase-in recovery bonds issued to securitize costs for which the Company was previously authorized recovery, in accordance with O.R.C. §§ 4928.23 through 4928.2318.

RIDER UPDATES:

The charges contained in this Rider shall be updated on a semi-annual basis. No later than November 1st and May 1st of each year, the Company will file with the PUCO a request for approval of the Rider charges which, unless otherwise ordered by the PUCO, shall become effective on a service rendered basis on January 1st and July 1st of each year.

Filed pursuant to Order dated                     , in Case No.                     , before

The Public Utilities Commission of Ohio

Issued by: , President	Effective: [DATE]

EXHIBIT I – PROPOSED BILL FORMAT	Page 1 of 2

Bill Based On: Actual Meter Reading	February 18, 2012	I20

Billing Period:	Jan 20 to Feb 17, 2012	Account Number: 999 999 999 999
Name	JOHN DOE	Amount Due: $190.67
Service	123 MAIN ST	Due Date: March 05, 2012
Address	ANYTOWN OH 11111

To report an emergency or an outage, call 24 hours a day 1-888-544-4877. For Customer Service, call 1-800-589-3101. For Payment Options, call 1-800-686-9901.

Pay your bill online at www.firstenergycorp.com.

Bill issued by: The Illuminating Company, PO Box 3638, Akron OH 44309-3638

Messages

To avoid a 1.5% Late Payment Charge being added to your bill, please pay the AMOUNT DUE by the Due Date.

Your current PRICE TO COMPARE for bypassable generation and transmission from Ohio Edison is 6.84 cents per kWh. For you to save, a supplier’s price must be lower. To obtain an Apples to Apples comparison of available competitive electric supplier offers, visit the PUCO web site at www.PUCO.ohio.gov.

Your next meter reading is scheduled for Mar 19, 2012.

Earned Income Tax Credit (EITC) is a tax credit for certain lower-income Individuals. For information and to determine if you qualify, call 1-800-829-1040.

If termination of service would be especially dangerous to your health or the health of someone in your household, please contact our office regarding certification of the related medical condition by a licensed physician, physician’s assistant, clinical nurse specialist, certified nurse practitioner, certified nurse-midwife or local board of health physician so that service can be maintained.

For a brochure describing your customer rights and obligations, please call our Customer Service phone number.

Usage History

Month	KWH	Month	KWH
Feb 11	4,033	Aug 11	722
Mar 11	2,947	Sep 11	724
Apr 11	1,674	Oct 11	1,286
May 11	1,293	Nov 11	1,696
Jun 11	1,071	Dec 11	2,422
Jul 11	686	Jan 12	4,378
		Feb 12	3,830

	Feb 11	Feb 12
Average Daily Use (KWH)	144	137
Average Daily Temperature	26	22
Days in Billing Period	28	28
Last 12 Months Use (KWH)		23,857
Average Monthly Use (KWH)		1,988

Account Summary		Amount Due

Previous Balance	232.18
Payments/Adjustments	-232.18
Balance at Billing on Feb 18, 2012	0.00	0.00
The Illuminating Company - Consumption	190.67	190.67

Amount Due by Mar 05, 2012		$190.67

Usage Information for Meter Number 301027

Feb 17, 2012 KWH Reading (Actual)	92,931
Jan 20, 2012 KWH Reading (Estimate)	89,101
KWH used for 29 day billing period	3,830

Charges from The Illuminating Company

Customer Number 0000000000 0000000000
Rate: Residential Service CE-RSF
Customer Charge	4.00
Distribution Related Component	208.56
Cost Recovery Charges	-3.23
Bypassable Generation and Transmission Related Component	262.08
Residential Distribution Credit	-56.61
Residential Generation Credit	-160.86
Residential Non-Standard Credit	-63.27
Current Consumption Bill Charges	$190.67

Detail Payment and Adjustment Information

02/04/12	Payment	-232.18

JOHN DOE

123 MAIN ST

ANYTOWN OH 11111-9999

Return this part with a check or money order payable to The Illuminating Company

Account Number: 999 999 999 999

Amount Paid
Amount Due	$190.67
Due Date	Mar 05, 2012

THE ILLUMINATING COMPANY
PO BOX 3638
AKRON OH 44309-3638

04999999999999000000000000000000000000190670000190671

Explanation of Terms

Bypassable Generation and Transmission Related Component – Charges for purchasing power and delivering it through the transmission system. These charges are avoided when switching to a Certified Retail Electric Service provider.

Cost Recovery Charges – Recovers previously incurred costs, including PUCO-approved Phase-In Recovery Charges CEI collects from all customers on behalf of a subsidiary, CEI Funding LLC, which owns the right to impose and collect such charges.

Customer Charge – Monthly charge that offsets costs for billing, meter reading, equipment, and service line maintenance.

Distribution Related Component – Charge for moving electricity over distribution lines to a service location.

Economic Development Component – Charges related to economic development support.

Estimated Reading – On the months we do not read a meter, we calculate the bill based on past electrical usage.

KWH (Kilowatt Hour) – A unit of measure for electricity usage equal to 1,000 watts used for one hour.

Late Payment Charge – A charge added to the bill on balances owed after the Due Date.

Price to Compare (PTC) – The utility’s price per KWH for bypassable generation and transmission; can be compared with the price offered by another supplier.

Residential Distribution Credit – A distribution credit for a qualifying rate applied to all usage over 500 KWH during the winter billing period.

Residential Generation Credit – A credit for a qualifying rate and usage applied to all usage during the billing periods beginning October 31 and ending March 31.

Residential Non-Standard Credit – A generation credit for a qualifying rate applied to all usage over 500 KWH during the winter billing period.

Important Information

If you have billing questions or complaints about your Illuminating Company account or for a written explanation of the Price to Compare:

Call Customer Service at 1-800-589-3101 from Monday–Friday, 8:00 a.m.–6:00 p.m.

Call Payment Options at 1-800-686-9901 from Monday–Friday, 8:00 a.m.–6:00 p.m.

Visit our web site at www.firstenergycorp.com

Write to us at The Illuminating Company, 76 S. Main St., A-RPC. Akron, OH 44308-1890.

For customers who have a hearing or speech impairment and use a text telephone, call the TTY (Teletype) at 1-800-750-0750.

We welcome the opportunity to work with you and will try to answer your questions. If your complaint is not resolved after you have called your electric utility, or for general utility information, residential and business customers may contact the Public Utilities Commission of Ohio for assistance at 1-800-686-7826 (toll free), or for TTY at 1-800-686-1570 (toll free), from 8:00 a.m. to 5:00 p.m. weekdays, or at www.PUCO.ohio.gov.

Residential customers may also contact the Ohio Consumers’ Counsel for assistance with complaints and utility issues at 1-877-742-5622 (toll free) from 8:00 a.m. to 5:00 p.m. weekdays or at www.pickocc.org.

For Energy Assistance: Contact the Home Energy Assistance Program (HEAP) at 1-800-282-0880 (TDD/TTY 1-800-686-1577) Monday – Friday between 8:00 a.m. and 5:00 p.m.

For your protection, all of our employees wear Photo I.D. badges.

Electronic Check Conversion – Your check authorizes us either to make a one-time electronic funds transfer (EFT) from your account or process as a check. If you have questions about this program, or do not wish to participate, call 1-866-283-8081.

To provide a customer meter reading, use the dials provided and enter the reading online at www.firstenergycorp.com/meterreading or by calling 1-800-589-3101. Have the date you took the reading available.

Exhibit J

Structure / Transaction Flow Chart

Initial Cash Flows
...Alternatively, each Special Purpose Entity may independently offer PIRBs to investors in three separate offerings
CEI
$ Proceeds
Property Right to Bill and Collect Charges
Bankruptcy Remote Special Purpose Entity
$ Proceeds
PIRBs
OE
$ Proceeds
Property Right to Bill and Collect Charges
Bankruptcy Remote Special Purpose Entity
$ Proceeds
PIRBs
Trust
$ Proceeds
Certificates
Investors
TE
$ Proceeds
Property Right to Bill and Collect Charges
Bankruptcy Remote Special Purpose Entity
$ Proceeds
PIRBs
Ongoing Cash Flows
Third-Party Collectors (if any)
B. Charges*
B. Charges*
Charges
A. Charges*
Utility (Servicer)
Charges
Trustee
Debt Service
Investors

*	Charges may be collected directly (A) and / or indirectly (B)

This foregoing document was electronically filed with the Public Utilities

Commission of Ohio Docketing Information System on

5/3/2012 5:04:55 PM

in

Case No(s). 12-1465-EL-ATS

Summary: Application for Authority to Recover Phase-In Costs and Financing Costs, Issue Phase-In Recovery Bonds and Impose and Collect Phase-In Charges and for Tariff and Bill Format Approvals and for Commission Action on an Expedited Basis

ATTACHMENT A

TO THE MEMORANDUM IN SUPPORT OF APPLICATION FOR REHEARING

OF OHIO EDISON COMPANY, THE CLEVELAND ELECTRIC ILLUMINATING

COMPANY, AND THE TOLEDO EDISON COMPANY

BEFORE

THE PUBLIC UTILITIES COMMISSION OF OHIO

In the Matter of the Joint Application of Ohio Edison Company, The Cleveland Electric Illuminating Company, and The Toledo Edison Company for Authority to Issue Phase-In-Recovery Bonds and Impose, Charge and Collect Phase-In-Recovery Charges and for Approval of Tariff and Bill Format Changes.	) ) ) ) ) ) ) )	Case No. 12-1465-EL-ATS

FINANCING ORDER

The Commission finds:

I.	BACKGROUND

Pursuant to its March 15, 2009, Opinion and Order in Case No. 08-935-EL-SSO (08-935), In the Matter of the Application of Ohio Edison Company, the Cleveland Electric Illuminating Company, and The Toledo Edison Company for Authority to Establish a Standard Service Offer Pursuant to Section 4928.143, Revised Code, in the Form of an Electric Security Plan, its March 24, 2010, Opinion and Order in Case No. 07-1003-EL-ATA, In the Matter of the Application of Ohio Edison Company, The Cleveland Electric Illuminating Company, and The Toledo Edison Company for Authority to Modify Certain Accounting Practices and for Tariff Approvals, and its August 25, 2010, Opinion and Order in Case No. 10-388-EL-SSO, In the Matter of the Application of Ohio Edison Company, The Cleveland Electric Illuminating Company, and The Toledo Edison Company for Authority to Establish a Standard Service Offer Pursuant to Section 4928.143, Revised Code, in the Form of an Electric Security Plan, the Commission authorized Ohio Edison Company (Ohio Edison), The Cleveland Electric Illuminating Company (CEI), and The Toledo Edison Company (Toledo Edison) (collectively. Applicants) to defer and recover as regulatory assets certain costs, and associated carrying charges, through a Deferred Fuel Cost Recovery Rider (Rider DFC), related to fuel costs in the 2006-2007 time frame. Specifically, the rider provides for the recovery of uncollected fuel costs for the time frame covering January 1, 2006 through December 31, 2007. Full recovery of the deferred costs associated with this rider is expected to occur by approximately 2035 (Staff Comments at 29).

In its Order of March 25, 2009, in 08-935, the Commission authorized CEI to defer and recover as a regulatory asset the power costs and related carrying charges through a Deferred Generation Cost Recovery Rider (Rider DGC). Specifically, the rider provides for recovery of uncollected purchase power costs for the time frame January 1, 2009, through May 31, 2009. Full recovery of the deferred costs associated with this rider is expected to occur by approximately 2021 (Id.).

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In its May 25, 2011, Opinion and Order in Case No. 10-176-EL-ATA, In the Matter of the Application of Ohio Edison Company, The Cleveland Electric Illuminating Company, and The Toledo Edison Company for Approval of a New Rider and Revision of an Existing Rider, the Commission authorized Ohio Edison and CEI to defer and recover as a regulatory asset the costs and associated carrying charges associated with the transition of all electric customers toward market pricing beginning in 2011. This recovery is to be accomplished through a Residential Electric Heating Recover Rider (Rider RERl). Full recovery of the deferred costs associated with this rider is expected by occur by approximately June 2014 (Id.).

II.	APPLICABLE LAW

The 129th General Assembly passed HB 364 on December 14, 2011, establishing Sections 4928.23 through 4928.2318, Revised Code, (the Act), for the purpose of providing electric distribution utilities (EDUs) with the mechanism to securitize, through the issuance of Phase-In-Recovery Bonds (PIR Bonds), certain costs previously approved by the Commission for deferred recovery (Phase-In Costs). Pursuant to the Act, which was signed into law on December 21, 2011, and became effective on March 22, 2012, EDUs may seek a Financing Order from the Commission to securitize certain types of costs known as deferred assets. These assets include fuel costs, infrastructure costs, and environmental clean-up expenses that the Commission has allowed a utility to defer and collect from customers. Section 4928.231(B), Revised Code, describes the requisite components of the application for a Financing Order.

Section 4928.01(A)(6), Revised Code provides that an EDU means an electric utility that supplies at least retail electric distribution service. Pursuant to Section 4928.231, Revised Code, an EDU may apply to the Commission for a Financing Order that authorizes the following:

(1)	The issuance of PIR Bonds, in one or more series to recover uncollected Phase-In Costs;

(2)	The imposition, charging, and collection of Phase-In- Recovery Charges, in accordance with the adjustment mechanism, approved by the Commission under Section 4928.232, Revised Code, and consistent with the Commission’s authority regarding governmental aggregation as provided in division (I) of Section 4928.20, Revised Code, to recover both of the following:

(a)	Uncollected Phase-In Costs;

(b)	Financing costs.

(3)	The creation of Phase-In Recovery Property under the Financing Order.

12-1465-EL-ATS	-3-

Pursuant to Section 4928.231, Revised Code, the application must include the following:

(1)	A description of the uncollected Phase-In Costs that the EDU seeks to recover through the issuance of PIR Bonds;

(2)	An estimate of the date each series of PIR Bonds are expected to be issued;

(3)	The expected term during which the Phase-In Costs associated with the issuance of each series of PIR Bonds are expected to be recovered;

(4)	An estimate of the financing costs, as described in Section 4928.23, Revised Code, associated with the issuance of each series of PIR Bonds;

(5)	An estimate of the amount of Phase-In-Recovery Charges necessary to recover the Phase-In Costs and financing costs set forth in the application and the calculation for that estimate, which calculation shall take into account the estimated date or dates of issuance and the estimated principal amount of each series of PIR Bonds;

(6)	For Phase-In-Recovery Charges not subject to allocation according to an existing order, a proposed methodology for allocating Phase-In-Recovery Charges among customer classes, including a proposed methodology for allocating such charges to government aggregation customers based upon the proportionate benefit determination made under division (I) of Section 4928.20, Revised Code;

(7)	A description of a proposed adjustment mechanism for use as described in division (A)(2) of this Section 4928.31, Revised Code;

(8)	A description and valuation of how the issuance of PIR Bonds, including financing costs, will both result in cost savings to customers and mitigate rate impacts to customers when compared to the use of other financing mechanisms or cost-recovery methods available to the EDU; and

(9)	Any other information required by the Commission.

Consistent with Section 4928.232(D)(1), Revised Code, the Commission shall not issue a Financing Order under Section 4928.232(C), Revised Code, unless the Commission determines that the Financing Order is consistent with Section 4928.02, Revised Code. Pursuant to Section 4928.232(D)(2), Revised Code, in order to issue a financing order, the Commission must find that the issuance of the PIR Bonds and the Phase-In Recovery Charges authorized by the order results in, consistent with market conditions, both

12-1465-EL-ATS	-4-

measurably enhancing cost savings to customers and mitigating impacts to customer as compared with traditional financing mechanisms or traditional cost recovery methods available to the EDU or, if the Commission previously approved a recovery method, as compared with that recovery method.

III.	APPLICATION OVERVIEW AND PROCEDURAL HISTORY

On May 3, 2012, as amended on August 16, 2012, Applicants filed a joint application (application) and exhibits, pursuant to Section 4928.231, Revised Code, seeking authority to recover Phase-In Costs and financing costs, issue PIR Bonds, and impose and collect Phase-In-Recovery Charges. Additionally, Applicants seek the requested tariff and bill format approvals. Further, Applicants request that the Commission consider the application on an expedited basis.

Applicants represent that they are Ohio corporations engaged in the distribution of electricity for sale to retail customers in the State of Ohio under rates and tariffs approved by this Commission and are EDUs, pursuant to Section 4928.01(A)(6), Revised Code (Application at 3).

According to Applicants, the Act provides for EDUs to securitize Phase-In Costs through the issuance of PIR Bonds pursuant to a Financing Order issued by the Commission. As contemplated by the application, Applicants request that the Commission authorize the issuance of the PIR Bonds if such issuances result in, consistent with market conditions, measurably enhancing cost savings to customers and mitigating rate impacts to customers as compared with the Commission’s previously-approved recovery methods, and are consistent with Section 4928.02, Revised Code (Id.). Applicants represent that these benefits to customers are reflected in a reduction in the expected amount payable by the customers on both a nominal and a net present value basis as compared with existing recovery mechanisms (Id.).

Applicants request that the Commission issue a Financing Order pursuant to the provisions of Section 4928.232(C) and (D)(2) authorizing the issuance of PIR Bonds up to an aggregate principal amount of $555 million in one or more series and in one or more classes/tranches. Specifically, Applicants request that the Commission approve the issuance of PIR Bonds in amounts of $280 million for CEI, $220 million for Ohio Edison and $55 million for Toledo Edison as described in the application. (Application at 3-5.)

Through their application, Applicants propose to establish a new Phase-In-Recovery Rider (Rider PIR) in order to recover securitized costs associated with Applicants’ existing riders (i.e., DFC, DGC, and RER1). Once the Rider PIR is approved and effective, Riders RERl, DGC, and DFC will be withdrawn (Staff Comments at 29). All of these existing riders for which there are uncollected balances constitute Phase-In Costs to be financed through the proposed securitization in this case (Application at 3). Applicants propose to develop a revenue requirement for Rider PIR based on the securitization costs of each Applicant’s special purpose entity (SPE). The allocated

12-1465-EL-ATS	-5-

revenue requirement is to be divided by the expected kWh sales in order to arrive at proposed Rider PIR rates. Once approved, the rates will be included in the EDUs tariff and will remain in effect until the next scheduled update (Id.).

Applicants state that the proceeds from the PIR Bonds will: (i) allow full collection of the associated financing costs, and (ii) compensate the Applicants for Phase-In Costs at an effective interest rate (after taking into account upfront and ongoing financing costs) that is lower than each Applicant’s Commission authorized rate of return for such regulatory assets (Id.). Each Applicant intends to use a portion of the proceeds from the issuance of the PIR Bonds to repay existing long-term debt, pay financing costs, and to assist with other corporate purposes (Id. at 4). The current and pro forma capitalization in connection with the issuance of PIR Bonds is presented in Exhibit D to the application (Id.).

Applicants submit that the proposed securitization will benefit customers by providing both cost savings and rate mitigation through reducing the overall cost of the deferred regulatory assets and by reducing the rates customers are currently paying toward their recovery of the deferred assets (Id. at 2). Specifically, Applicants aver the issuance of the PIR Bonds is expected to significantly reduce the carrying charges over the recovery period for these Phase-In Costs, resulting in estimated nominal costs savings to customers of approximately $104 million in the aggregate as shown on Exhibit B to the application (Id.). According to the application, rate mitigation will occur by flowing the cost savings through to customers annually in a manner that yields lower associated rates compared to the traditional cost recovery mechanisms previously approved by the Commission (Id.)

The PIR Bonds are expected to be recorded in accordance with Generally Accepted Accounting Principles (GAAP) primarily as long term debt on the balance sheet of each Applicant’s SPE for financial reporting purposes. Such SPE’s PIR Bonds will also appear on the consolidated balance sheet of the respective parent company in its GAAP financial statements (Id. at 5). Applicants note that the repayment of existing long-term debt by the Applicants may result in improved credit metrics for each of the Applicants as the PIR Bonds are not expected to be classified as debt of the Applicants by rating agencies because they will not be supported by the general revenue streams or collateralized by assets of any Applicant (Id. at 4).

Regarding implementation of the proposed securitization, each individual Applicant will form a SPE, a separate, wholly-owned limited liability company expected to be organized in Delaware, for the purposes of the securitization transaction. Each individual Applicant will then transfer, sell or assign its Phase-In-Recovery Property to its respective SPE. A structure/transaction flow chart has been provided as Exhibit J to the application. Applicants request that the Financing Order confirm the formation of each SPE, the creation of Phase-In-Recovery Property simultaneous with its sale to each SPE, and the issuance by each SPE of PIR Bonds secured by the Phase-In-Recovery Property and other assets and property (subject to possible limited exceptions described in the application) owned by such SPE. (Id. at 16-21.)

12-1465-EL-ATS	-6-

In order to accomplish the securitization, each individual Applicant will enter into several agreements with its respective SPE subsidiary, as more fully described in the application. Such agreements will be substantially similar among each Applicant and its respective subsidiary (Id. at 26-28).

Applicants’ estimated deferral balances subject to securitization are provided in Exhibit A to the application. Applicants intend that the PIR Bonds overall scheduled recovery period will not exceed the remaining recovery period under the existing riders (Id. at 7). Applicants explain that different tranches (classes) of bonds with different maturity dates will be issued in order to reduce the average interest costs (Id.).

The issuance date for the PIR Bonds, assuming no material changes in market conditions, is expected to be within 120 days of the Financing Order becoming the Final Financing Order (Id. at 8). For illustrative purposes of the application, the assumed issuance date for the PIR Bonds is December 31, 2012. The indicative transaction structure, including the recommended tranches with initial principal amounts, first scheduled principal payment dates, expected maturity dates, final legal maturity dates, and average lives are provided in Exhibit E to the application (Id.). According to Applicants, at the time of the issuance of the PIR Bonds, certain of these financing costs are likely to vary from such estimated amounts reflected in the application as a result of the market conditions and other factors (e.g., the actual costs of redeeming or otherwise retiring existing long-term debt) (Id.).

Exhibit C to the application reflects an estimate of the corresponding upfront and ongoing financing costs. Applicants currently estimate that the financing costs will be $8.4 million exclusive of debt retirement costs. Applicants recognize that actual financing costs will vary from these estimates due to market conditions. Applicants represent that, promptly upon final determination, a statement setting forth the final upfront financing costs will be provided. (Id. at 8, 9.)

While recognizing that the debt retirement costs may vary significantly in response to market conditions and as a result of the terms of the various debt securities to be retired, each Applicant agrees to retire debt only in a manner that will permit the securitization transaction to achieve enhanced cost savings to customers and mitigate rate impacts for customers (Id. at 9).

Applicants opine that, as reflected in Exhibit B to the application, the issuance of the PIR Bonds measurably enhances cost savings to customers relative to the uncollected Phase-In Recovery Charges under the existing riders (Id. at 10).

In support of the assertions set forth in the application regarding the alleged savings. Applicants represent that:

(1)

Ohio Edison customers will have an estimated initial Phase-In-Recovery Charge of 0.3198 cents/kWh resulting in a monthly cost of $3.20 for the typical residential bill (1,000 kWh). If the existing riders continued as

12-1465-EL-ATS	-7-

approved, a 1,000 kWh customer would pay on average for Rider DFC, and the Rider RER1, a total monthly charge of 0.3476 cents/kWh resulting in a monthly cost of $3.48.

(2)	CEI customers would have an estimated initial Phase-In-Recovery Charge of 0.3851 cents/kWh resulting in a monthly cost of $3.85 for a typical residential bill (1,000 kWh). If the existing riders continued as approved, a 1,000 kWh customer would pay on average for the Deferred Generation Cost Rider, DFC, and RER1, a total monthly charge of 0.4303 cents/kWh resulting in a monthly cost of $4.30.

(3)	Toledo Edison customers would have an estimated initial Phase-In-Recovery Charge of 0.0250 cents/kWh resulting in a monthly cost of $0.25 for the typical residential bill (1,000 kWh). If the existing riders continued as approved, a 1,000 kWh customer will pay an average for Rider DFC, a total monthly charge of 0.0257 cents/kWh resulting in a monthly cost of $0.26.

(See Application, Ex. G). Additionally, Applicants note that the Phase-In-Recovery Charges are nonbypassable and that all customers, including those participating in government aggregation will be responsible for repayment of the PIR Bonds (Id. at 4, 14).

As reflected in Exhibit F to the application, Applicants propose a formula-based adjustment mechanism for Phase-In-Recovery Charges whereby an initial update to each applicant’s Riders PIR will occur sometime within the first 12 months of the issuance date for the PIR Bonds. Thereafter, each Applicant’s Rider PIR will be updated semiannually with the exception of the last year of maturity which may require monthly updates for each series of outstanding PIR Bonds (Id. at 12, 35).

Specifically, pursuant to Applicants’ proposal, no later than May 1 and November 1 of each year, the Applicants will file a request for approval of the adjusted Phase-In-Recovery Charges. Review of the adjustments is limited to whether mathematical errors occurred in the application of the formula-based mechanism relating to the appropriate amount of any over- or under-collection of Phase-In-Recovery Charges (Id. at 35). Adjustments may also occur to address increases or decreases in trustee and servicing costs, rating agency surveillance fees, and legal and accounting fees and other ongoing financing costs. Adjustments may also occur related to the difference between estimated and actual costs. These adjustments will take into account revised projections of electricity consumption and customer payment information (Id.).

Proposed tariff sheets reflecting Phase-In-Recovery Charges that are expected to approximate the final tariff charges are included in Exhibit H to the application. According to the application, following the issuance of the Financing Order and upon pricing of the PIR Bonds, the proposed tariff sheets will be updated in accordance with the Commission-approved adjustment mechanism to reflect the actual costs and any other revised

12-1465-EL-ATS	-8-

assumptions and filed with the Commission. The existing riders will be reduced to zero on the effective date of the final initial tariff sheets subject to final reconciliation of the remaining deferral balances, if any, which will be maintained on the Applicants’ books subject to carrying charges until full cost recovery occurs.

Finally, Applicants seek approval of a modified bill format that includes language relating to cost recovery charges in the notes section of the bill as provided in Exhibit I to the application.

In order to afford all interested persons the opportunity to provide comments on the application filed by Ohio Edison, CEI, and Toledo Edison, a comment cycle for the filing of initial and reply comments was established pursuant to the attorney examiner Entry of May 25, 2012.

Pursuant to the attorney examiner Entry of June 8, 2012, the automatic approval time frames set forth in Rule 4901:1-10-22(C), Ohio Administrative Code (O.A.C.), were suspended. On June 7, 2012, the office of the Ohio Consumers’ Counsel (OCC) filed a motion to intervene in this case. In support of its motion, OCC points out that, if the requested Phase-In Costs and financing costs are approved, they will be charged to the residential utility customers of the applicants, who are represented by OCC. Therefore, OCC submits that the interests of Ohio residential customers may be adversely affected by this case. As a result, OCC avers that intervention should be granted inasmuch as it satisfies the criteria set forth in Section 4903.221, Revised Code, and Rules 4901-1-11(A) and (B), O.A.C. OCC’s motion to intervene is reasonable and should be granted.

IV.	COMMENT SUMMARIES

On June 25, 2012, the Commission Staff (Staff) filed its comments and recommendations. Also on June 25, 2012, OCC filed its comments relative to the application. On July 9, 2012, reply comments were submitted by both Applicants and OCC.

Staff reviewed Applicants’ securitization application and concurs that the financing terms and costs projected by the Applicants appear to be in conformance with general market conditions and are, therefore, reasonable. In particular, Staff states that it applied the following tests and reviews in order to verify whether the proposed securitization transaction satisfied certain conditions: (1) the total revenue test, (2) the present value test, (3) the proceeds test, (4) the debt retirement review, and (5) the bond structuring and pricing review (Staff Comments at 12).

Staff believes that the proposed securitization meets the total revenue test based on the conclusion that total revenue from the Phase-In-Recovery Charges will be less than the total revenue requirements under conventional utility financing methods in the expected case scenarios (Id. at 12,13). Specifically, Staff opines that in the expected case scenario, securitization will result in revenues of about $52 million less for CEI, $44 million less for

12-1465-EL-ATS	-9-

Ohio Edison, and $8 million less for Toledo Edison than the revenues under the Commission’s previously-approved recovery methods/conventional financing methods (Id. at 12).

Using the present value test, Staff also concludes that, under the expected case scenario, the securitization will result in tangible and quantifiable benefits to consumers due to the fact that they will pay less than if the same balances were recovered through previously-approved recovery methods/conventional financing methods. In particular, Staff states that CEI retail consumers will pay $27 million less, Ohio Edison retail consumers will pay $17 million less, and Toledo Edison retail consumers will pay $2 million less on a present value basis. (Id. at 12,15.)

Staff believes that the proceeds test will be satisfied when Applicants primarily use the proceeds they receive from the issuance of PIR Bonds in exchange for the sale of the Phase-In-Recovery Property to retire their existing debt securities (Id. at 13, 15, 16). Staff notes that in the case of Toledo Edison, in addition to using a portion of the PIR Bonds proceeds for retiring certain debt securities, the company proposes to use $11 million for other corporate purposes (Id. at 13). In regard to this $11 million, Staff recommends that Toledo Edison consider investing this sum of money for other corporate purposes, including investment in the FirstEnergy Utility Money Pool on a short-term basis, or in other types of short-term investments comparable to the Money Pool, if the interest rates for such investment alternatives are greater than the interest rate that it would realize by investment in the Money Pool (Id. at 22).

Staff has verified the deferral balances as of May 2012, associated with Deferred Generation Costs, Deferred Fuel Costs, and Residential All Electric Credits (Id. at 23). Upon comparing the debt retirement costs as a percentage of the total debt retired by each company (debt retirement review), Staff opines that the debt retirement of CEI and Ohio Edison appears to be reasonable (Id. at 16). With respect to Toledo Edison, Staff notes that the company will be incurring debt retirement cost of about $8 million to retire about $25 million of its existing long-term debt. This equates to 33 percent of the debt proposed to be retired. Despite this high percentage, Staff concludes that, to the extent that Toledo Edison is part of a combined large issuance of the PIR Bonds, it will still be able to realize certain cost savings (Id. at 16, 17). In particular, Staff identifies that the estimated cost savings of the proposed securitization as a result of the reduction in carrying charges over the recovery period for the Phase-In Costs will be $52 million, $44 million, and $8 million for the customers of CEI, Ohio Edison, and Toledo Edison, respectively (Id. at 17).

Regarding the bond structuring and pricing review, Staff points out that this test is intended to ensure that the structuring and pricing of the PIR Bonds results in the lowest Phase-In-Recovery Charges consistent with market conditions and the terms of the Financing Order. Specific to the current application, Staff notes that Applicants have structured the proposed securitization financing to ensure that the PIR Bonds receive the highest bond rating reasonably possible and at the same time obtaining the lowest overall cost of financing through securitized PIR Bonds (Id. at 17, 18). According to Staff, the actual investor market-clearing interest rates for PIR Bonds will be determined through the marketing and price discovery process (Id. at 18).

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Based on the comparison set forth in the application of the effects of the proposed securitization relative to the existing rate-making mechanisms, Staff believes that customers will benefit due to an estimated nominal savings of $104 million in the aggregate (Id. at 25). Staff notes that the recovery period will not exceed the overall recovery period under the existing recovery methodologies approved by the Commission for such regulatory assets. Staff points out that the proposed securitization is expected to mitigate rate impacts to customers by flowing the cost savings through to customers annually in a manner that yields lower associated rates compared to the traditional cost recovery mechanisms previously approved by the Commission (Id.).

For the purpose of ensuring that the actual financing terms and costs incurred by the Applicants reflect the projected financing terms and costs, Staff recommends that the Commission condition its approval of the securitization financing costs of the PIR Bonds at an amount not to exceed 105 percent of the projections provided in the application (Id. at 18). To the extent that the upfront financing costs and/or the ongoing financing costs at the time of pricing the bonds exceed the estimated cost reflected in the application by 105 percent, Staff recommends that Applicants seek specific Commission approval (Id. at 26).

Additionally, Staff believes that fixed interest rates for PIR Bonds, rather than floating interest rates, are necessary in order to ensure that consumers benefit from the proposed securitization (Id. at 21). Further, while recognizing that Applicants require certain flexibility in establishing the terms and conditions for the PIR Bonds, Staff recommends that this flexibility exist only up until the time of issuance and not be available after bond issuance in order to guarantee cost savings to customers and the mitigation of rate impacts (Id. at 23).

Staff proposes that the Commission require Applicants to file an Issuance Advice Letter, including a certification from the individual affected Applicant for each series of PIR Bonds following the determination of the final terms of the bonds and prior to their issuance. Staff recommends that the Issuance Advice Letter be filed with the Commission no later than the end of the first business day after the pricing date for that series of PIR Bonds (Id. at 19).

Staff provided a draft of its proposed Issuance Advice Letter, which incorporates several supporting schedules. According to Staff, through an Issuance Advice Letter, each of the Applicants will provide a confirmation to the Commission that the PIR Bonds have been priced to be sold at the lowest market-clearing rates consistent with the market conditions on the day of pricing (Id. at 18). Staff recommends that the Issuance Advice Letter for each series of PIR Bonds should reflect the final structure of the PIR Bonds including the best estimate of the total ongoing financing costs and actual dollar amount of the initial Phase-In-Recovery Charges and other information specific to the PIR Bonds to be issued (Id. at 19). Staff opines that the initial Phase-In-Recovery Charges and the final

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terms of the PIR Bonds set forth in the Issuance Advice Letters should become effective on the date of the issuance of the PIR Bonds unless prior to noon on the fourth business day after pricing, the Commission issues a Supplemental Financing Order finding that the proposed issuance does not comply with the requirements of the Financing Order (Id. at 20).

Staff agrees with the Applicants’ proposal that each Applicant be authorized to recover its average long-term debt rate, without reduction for accumulated deferred income taxes on its respective SPE’s capitalization amount, as an ongoing financing cost (Id. at 24). Staff also agrees with the proposed Phase-In-Recovery Charges adjustment mechanism process (Id. at 26).

Staff responds to Applicants’ request for the Commission to consider allowing third parties to bill and/or collect any Phase-In-Recovery Charges. In particular, Staff submits that under the current law, Phase-In-Recovery Charges can only be collected by EDUs. Therefore, Staff believes that Applicants’ request is premature and unnecessary at this time inasmuch as third party billing/collection is not permitted under the existing statutes (Id. at 30).

Applicants respond to Staff’s recommendation that the Applicants seek Commission approval if, after the pricing of the PIR Bonds, the upfront financing costs and/or the ongoing financing costs are in excess of 105 percent of the estimated costs. Specifically, Applicants reject Staff’s supposition that relative to the debt retirement portion of the financing costs, an increase in financing costs means that customer savings will be impacted (Applicants’ Reply Comments at 3.) Rather, Applicants submit that an increase in debt retirement costs may be offset by lower interest rates on the PIR Bonds. Under this scenario, Applicants state that debt retirement costs should not adversely impact customer savings in any meaningful way (Id. at 4). Therefore, to the extent that the Commission believes that some form of a cap for debt retirement is necessary, Applicants propose a formula that attempts to tie the actual debt retirement costs and interest rates to the estimated debt retirement costs and interest rates set forth in the application and then provides for a 15-percent adjustment range. Under the Applicants’ proposal, if the customer savings are impacted by more than 15 percent, the Applicants would be obligated to provide Staff with revised exhibits explaining the difference (Id. at 5, 6.)

Regarding Staff’s concerns related to third-party billing agent parameters, Applicants believe that it is important that minimum standards be specified in the Financing Order simply because third-party billing and/or collection could potentially be authorized in the future during the life of the PIR Bonds. As a result of this potentiality, Applicants believe that third-party billing must be addressed in order for the bonds to be considered the highest credit quality instrument and correspondingly bear a low rate of interest and deliver the expected savings.

In support of their position, Applicants note that the PIR Bonds may have an expected maturity in excess of 20 years and that there is no guarantee that third-party

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billing and/or collection will not be implemented during this time frame. While the Commission may take necessary steps to address third-party billing and/or collection in the future, Applicants do not believe that such an approach will be sufficient for the purposes of the bonds that are the subject of this proceeding. Additionally, Applicants posit that the proposed minimum standards are similar to those typically found in financing orders issued in jurisdictions where third-party billing and/or collection have been permitted. To the extent that the State of Ohio or the Commission ultimately permits third-party billing and/or collection in the future, Applicants opine that standards similar to that proposed would be incorporated (Id. at 6-9.)

Applicants also respond to Staff’s proposed requirement that the Issuance Advice Letter include a certification to be made by the Applicants that the structuring and pricing of the PIR Bonds will result in the lowest PIR Bond charges consistent with market conditions and the terms of the Financing Order. In particular, Applicants believe that the imposition of such a standard is not required by the Act and is beyond the scope of the Commission’s designated authority and may serve to undermine the viability of securitization (Id. at 10).

Applicants have provided revisions to the Issuance Advice Letter drafted by Staff in order to resolve any discrepancies between such letter and either the requirements of the Act or the Applicants’ modeling. Applicants assert that the submission of any Issuance Advice Letter to the Commission subsequent to pricing should only be used to confirm consistency with the form of the Issuance Advice Letter approved in the Final Financing Order and to confirm the arithmetical accuracy of the information included therein (Id. at 13,14.)

Applicants request that Staff’s proposed time frame for review of the Issuance Advice Letter be shortened from four days to the next business day after submission (Id. at 14). Applicants request that the Financing Order state that if the Commission does not act within the prescribed time frame, the Issuance Advice Letter will be deemed accepted (Id.). Finally, Applicants concur with Staff’s recommendation that the PIR Bonds be issued with fixed rates and not rely upon floating rates (Id. at 15).

OCC submits that pursuant to Section 4928.232(D)(1), Revised Code, the Commission must find that the issuance of a Financing Order is consistent with the State of Ohio’s electric services policies as set forth in Section 4928.02, Revised Code. Specifically, OCC advocates that when considering the issue of consistency with the State’s policies, the following factors should be liberally applied when reviewing and approving the terms and conditions of the Financing Order in this proceeding:

(1)	The availability of adequate, reliable, safe, efficient, nondiscriminatory, and reasonably priced electric service;

(2)	The protection of at-risk populations; and

(3)	The facilitation of the State’s effectiveness in the global economy.

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(OCC Initial Comments at 10).

To the extent that a Financing Order is consistent with the State of Ohio’s electric services policies, OCC asserts that, in accordance with Section 4928.232(D)(2), Revised Code, the Commission must next determine whether the issuance of the PIR Bonds and the authorization of the Phase-In-Recovery Charges are consistent with market conditions, and will result in both measurably enhancing cost savings to customers and mitigate customer rate impacts as compared with traditional financing mechanisms or traditional cost-recovery methods available to the EDU. (Id. at 9-11.)

As part of the Commission’s review process, OCC notes that, currently, there are no guidelines in place regarding the upfront and ongoing financing costs, the hiring and use of an investment banking firm, and the marketing and pricing of PIR Bonds. In regard to this concern, OCC recommends that the Commission establish certain guidelines and/or benchmarks, such as the hiring of an independent financial advisor, in order to ensure that the securitization measurably enhances savings for customers. (Id. at 11.)

With respect to the issue of the selection of an investment banking firm to provide advice and service regarding the issuance of the PIR Bonds, OCC considers this selection to be a key component of the securitization process since the banking firm will be the primary financial advisor to the Applicants throughout the securitization process. Despite this important function, OCC submits that the application provides no information regarding the identity and expertise of the selected firm, the process used in the selection process, the tasks to be performed, or the compensation structure for the services provided. (Id. at 20.) Additionally, OCC seeks information in order to determine if the fees to be charged by the selected firm and the other upfront financing costs are reasonable and comparable to the industry norm (Id.). OCC believes that such information is necessary in order to determine if the application meets the statutory requirements of advancing state electric policies and whether the proposed securitization will measurably enhance cost savings to customers and mitigate customer rate impact (Id.).

OCC also asserts that the Commission should retain its own independent financial advisor in order to review the reasonableness of the Applicants’ proposal, including the financing costs that customers will be asked to pay. OCC also believes that the Commission should hire and independent financial advisor in order to review whether the estimated debt retirement costs are reasonable and if the costs conform to terms and conditions of debt securities commonly accepted in the financial industry (OCC Initial Comments at 24.)

OCC expresses concern regarding the proposed use of a privately negotiated sale of the PIR Bonds rather than via an open auction or other type of competitive bid process (Id.). OCC believes that the use of a competitive process to price and sell PIR Bonds may be desirable for the purpose of attracting more buyers and a lower interest rate. (Id. at 21, 22.)

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OCC questions the proposed transaction structure for the PIR Bonds. Citing to the application, OCC notes that in order to reduce the average interest cost, the PIR Bonds will likely be issued in the following three classes (tranches):

(1)	$122,000,000 initial principal amount with a three-year maturity and projected interest rate of 0.62 percent.

(2)	$92,400,000 initial principal amount with a seven-year maturity and projected interest rate of 1.4 percent.

(3)	$270,397,439 initial principal amount with a 20.5-year maturity and projected interest rate of 3.22 percent.

Specifically, OCC raises concern regarding the third proposed issuance, which constitutes 55.78 percent of the total bonds to be issued. OCC asserts that Applicants have not provided a rationale for this particular transaction structure. OCC believes that Applicants should be required to present alternative transaction structures for review and comparison of the projected impacts on customers. In particular, OCC recommends that Applicants consider relying less on PIR Bonds with long expected maturity and, instead, focus on PIR Bonds with a shorter maturity in order to reduce the interest costs for customers. (Id. at 22, 23.)

OCC expresses concern regarding the upfront financing costs related to the application. Specifically, OCC notes that the upfront financing costs of approximately $48.5 million are even more than the estimated net present value of total savings in the amount of $46.9 million. In its opinion, OCC believes that, while providing little detailed supporting information, Applicants are requesting customers to pay a very substantial prepayment penalty to retire existing debt securities that were used to finance the deferred costs. OCC notes that, since this is the first securitization case to come before the Commission, there is little benchmark information for the Commission to rely upon other than the information included in the application. (Id. at 23.)

Regarding debt retirement expenses, OCC recommends that the Commission order the submission of additional information in support of the estimated costs (OCC Initial Comments at 24). Specifically, OCC disagrees with Staff’s determination that the debt retirement costs are reasonable for Ohio Edison and Toledo Edison. To illustrate its concern, OCC highlights the fact that there are significant variations in the percentage of debt retirement costs as a percentage of debt retired (i.e., 5 percent for CEI, 12 percent for Ohio Edison, and 33 percent for Toledo Edison) and that Applicants have failed to provide a valid explanation for the differences (Id. at 8, 9).

OCC opines that the same percentage should be utilized as the applicable cap since the debt retirement of the three EDUs will taking place during the same time period and the debt securities should have similar conditions related to debt retirement since they were all issued by the three EDUs with similar financial ratings and controlled by the same parent (OCC Reply Comments at 8, 9). In particular, OCC believes that a cap of 8 percent should

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be utilized for the purpose of this proceeding due to the fact that it represents a 60 percent additional allowance on the baseline number of 5 percent (Id. at 9). Based on this percentage, OCC proposes that the debt retirement costs for Ohio Edison should be capped at $13,221,169, instead of the estimated $19,910,070 in the application. Additionally, OCC recommends that the debt retirement costs for Toledo Edison should be capped at $2,038,9971 instead of the $8,410,757 estimated in the application (Id.).

While OCC agrees with Staff that the Applicants should seek Commission approval of the securitization structure if the upfront and ongoing financing costs exceed a threshold of the estimated costs by 105 percent, it does not agree that the amount of the estimated financing costs provided in Exhibit C to the application should be used as the baseline since Applicants failed to provide supporting documents, reports, or studies to validate these estimated costs (OCC Reply Comments at 7). Additionally, OCC questions whether Staff is proposing a threshold of 105 percent or a threshold of 205 percent which is based on the 100 percent of the baseline plus an allowed variance of 105 percent. In support of its position, OCC notes that 205 percent of the estimated financing cost of $48,465,099 is $99,5353,453, which would potentially diminish the net savings of $46.9 million resulting from the proposed securitization (Id. at 6, 7).

OCC recommends that the Commission establish caps on certain upfront expense items (i.e., Accountant’s/Auditor Fees, Fee for Applicants’ Structure Advisor, Legal Fees and Expenses for Applicants’/Issuer’s Counsel, Legal Fees and Expenses for Trustee’s Counsel, Legal Fees and Expenses for Underwriter’s Counsel, Service Set-up Costs, and Miscellaneous Costs) based on the typical or average expenses incurred by Applicants for debt securities over the past five to ten years. OCC suggests that the Commission also take into consideration caps established in similar securitization transactions in other states. (Id. at 24.) To the extent that expenses exceed the established caps, OCC recommends that Applicants be responsible for the additional amounts due to the fact that they receive many benefits from the securitization of the regulatory assets (Id.).

OCC does not object to Toledo Edison’s decision to issue PIR Bonds in an amount greater than sum of the amount retired, debt retirement costs and insurance expense and using the funds for general corporate purposes. However, OCC does object to Staff’s proposal that Toledo Edison consider investing the estimated $11 million in “extra proceeds” from the PIR Bonds into other types of short-term investments comparable to First Energy Money Pool if the interest rates for such investment alternatives are greater than the interest that would be realized by investment in the Money Pool (Id. at 10).

Additionally, OCC asserts that since only part of the funds obtained through the securitization is for refinancing of deferred costs and the remainder are “extra proceeds,” it is only reasonable that just a portion of the issuance expense and debt retirement costs associated with the securitization be recovered through a Phase-In-Recovery Charge to Toledo Edison’s customers (Id. at 10). Based on its contention that that Toledo Edison will be utilizing 70 percent of the bond proceeds for debt retirement purposes and 30 percent for other corporate purposes, OCC believes that an issuance expense of $941,755 and a

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debt retirement cost of $8,410,757 should be allocated to Toledo Edison. Notwithstanding these determinations, OCC then recommends that Toledo Edison’s debt retirement cost be capped at $2,038,971, as discussed supra. (Id. at 10, 11.)

OCC supports Staff’s recommendation that the PIR Bonds should only be issued with fixed interest rates. In support of its position, OCC notes that “the purposes of PIR Bonds are to ensure that customers achieve a guaranteed level of savings in financing costs, to permit EDUs to collect the deferred costs immediately, and to assure that bond investors are not exposed to any risks greater than those associated with the highest-rated bonds” (OCC Reply Comments at 5). Since there is no guarantee that Applicants will save interest costs by issuing bonds with floating interest rates, OCC believes that PIR Bonds should only be issued with fixed interest rates (Id.). Similarly, OCC concurs with Staff’s recommendation that flexibility in establishing the terms and conditions for the PIR Bonds to accommodate changes in market conditions should only be permitted prior to the issuance of the bonds. According to OCC, such a condition will help ensure a guarantee of measurably enhanced savings to customers (Id. at 6).

Applicants note that, despite filing comments in opposition to the request in this case, OCC never asserts that customers will not realize measurably enhanced cost savings under the proposed securitization or that the statutory standards have not been met. In response to OCC’s concerns regarding upfront financing costs, Applicants represent that the estimated fees included in the application are reasonable estimated levels for the proposed securitization transactions and that the fees to be actually included in the Rider PIR will reflect the actual financing costs incurred by the Applicants for services needed to accomplish the issuance and administration of the PIR Bonds (Applicants’ Reply Comments at 16).

Applicants explain that the calculation of debt retirement costs will be based on: (1) the current interest rates on U.S. Treasury securities with a similar remaining maturity as the debt to be redeemed, (2) interest rates on existing debt to be redeemed, and (3) the maturity period remaining on the existing debt to be redeemed. They may also seek to utilize a public tender offer for the purposes of retiring existing debt (Id. at 17). While OCC believes that the Applicants should absorb part of the costs incurred to undertake the securitization transaction, Applicants contend that such an approach is not consistent with the Act. Therefore, Applicants assert that they should not be forced to absorb any the financing costs, especially in light of the fact that the proposed transaction is projected to save customers in excess of $100 million in the aggregate (Id. at 18). Applicants note that by retiring existing debt, both the Applicants and their customers benefit due the reduction in borrowing costs (Id. at 18).

Applicant’s reject OCC’s proposal that the Commission consider the use of a competitive bid process to market and price PIR Bonds rather than relying on negotiated sales to investors, coordinated through underwriters, initial purchasers or placement agents. In particular, Applicants contend that negotiated sales are preferred and the most frequent due to the very fact that it involves issuers and underwriters, and investors in order to price

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the transaction at a level where there is expected to be adequate demand for the bonds to be fully distributed to investors. (Id. at 19.) In support of its position, Applicants represent that the selected structuring advisor in connection with this securitization transaction has represented that “obtaining the lowest interest rate is more likely to be obtained through a broad, transparent marketing process to a broad range of institutional investors, with the full cooperation and support of the Applicants in explaining the securities, rather than a competitive bid process where bids will be based upon underwriters’ subjective judgments on market clearing price” (Id. at 20).

Applicants note that the underwriters, initial purchasers or placement agents have not yet been selected with respect to this securitization transaction (Id.). Regarding OCC’s concerns regarding the identity of the structuring advisor selected for this securitization transaction, Applicants state that Goldman Sachs, a recognized leader in the field of securitization transactions, has been selected (Id. at 21). Applicants represent that Goldman Sachs has served as an underwriter on over $24 billion worth of electric utility securitizations and advised on the structuring of several such transactions, including two completed by a utility company affiliated with the Applicants (Id. at 21).

V.	DISCUSSION AND CONCLUSIONS

This case represents the first time that the Commission is considering an application filed by an EDU pursuant to the Act, seeking a financing order for the issuance of PIR Bonds and to recover uncollected Phase-In Costs. Applicants are EDUs pursuant to Section 4928.01(A)(6), Revised Code, and, therefore, have the proper standing to have their application in this proceeding considered by the Commission. Prior to setting forth the actual statutorily required provisions of the Financing Order pursuant to Section 4928.232, Revised Code, the Commission will first resolve the disputed issues as raised in the context of the parties’ comments in this case.

Based on the comment summaries supra, the first issue in dispute between the parties relates to the Staff’s recommendation that the Commission condition its approval of the Applicants’ securitization financing costs of the PIR Bonds at an amount not to exceed 105 percent of the projections provided in the application (Staff Comments at 18).

As noted above, Applicants focus on the issue of debt retirement costs and assert that while an increase in debt retirement costs may occur, it will be offset by the lower interest rates on the PIR Bonds. Applicants then propose a formula that attempts to tie the actual debt retirement costs and interest rates to the estimated debt retirement costs and interest rates set forth in the application. Under the Applicants’ proposal, if the customer savings are impacted by more than 15 percent, Applicants would be obligated to provide Staff with revised exhibits (Applicants’ Reply Comments at 3-6).

OCC is unclear as to the actual threshold being proposed by Staff. Additionally, regardless of the threshold to be utilized, OCC does not believe that the estimated financing costs provided in Exhibit C of the application should be relied upon as the applicable baseline (OCC Reply Comments at 6, 7).

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While the Commission agrees with the conceptual framework proposed by Staff, we recognize the confusion identified by OCC regarding the intended manner by which the threshold is to be implemented. Therefore, the Commission clarifies that the actual financing costs (both up front and ongoing) of the PIR Bonds, excluding debt retirement costs, cannot exceed the estimated financing costs identified in the application by more than 5 percent. With respect to the issue of debt retirement costs, the Commission agrees with Applicants that these costs should be afforded more flexibility. Therefore, the actual costs related to debt retirement cannot exceed the estimated retirement costs identified in the application by more than 15 percent. While OCC questions the reasonableness of the estimated financing costs identified on Exhibit C to the application, the Commission agrees with the Staff’s determination that the financing costs projected by the Applicants appear to be in conformance with general market conditions and, therefore, are reasonable.

The next dispute between the parties relates to the Applicants’ request that the Commission consider allowing third parties to bill and/or collect any Phase-In-Recovery Charges. As discussed supra, Applicants believe that it is important that minimum standards be specified in the Financing Order due to the fact that third-party billing and/or collection could be potentially authorized in the future during the life of the PIR Bonds. Based on this potentiality, Applicants assert that third-party billing must be addressed in order for the bonds to be considered the highest credit quality instrument and correspondingly bear a low rate of interest and deliver the expected savings (Applicants’ Comments at 6-9).

Applicants also explain that the establishment of minimum standards is important in order to minimize the potential risk to customers of any defaults by third parties that may in the future bill and collect the Phase-In-Recovery Charges. Specifically, Applicants opine that, in the absence of minimum standards, if a third party failed to properly remit collected charges due to a bankruptcy, the bondholders could suffer a shortfall and the shortfall would be recovered from all customers through an adjustment to future Phase-In-Recovery Charges in the true-up mechanism. (Id. at 8.)

In response to Applicants’ desire for the inclusion of language pertaining to the billing and/or collecting of Phase-In-Recovery Charges by third parties, Staff points out that currently Phase-In-Recovery Charges can only be collected by EDUs. Therefore, Staff believes that Applicants’ request is premature and unnecessary (Staff Comments at 30).

The Commission notes that there is no dispute that competitive third-party billing/collection is not currently permitted by the Commission’s rules. However, if the Commission, in the future, establishes rules relating to competitive third-party billing/collection, the Commission will take the necessary steps to ensure nonbypassability, both to preserve the high credit quality of the PIR Bonds and to minimize the likelihood that any defaults by any such third party result in an increase in

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charges thereafter billed to all customers. Further, any such third-party billing/collection costs shall be included as part of the recoverable, ongoing costs as contemplated by the application and the Act, or as part of any other rates and charges, as appropriate.

The next issue in dispute concerns Staff’s proposed requirement that the Issuance Advice Letter include a certification by the Applicants that the structuring and pricing of the PIR Bonds will result in the lowest Phase-In-Recovery Charges consistent with market conditions and the terms of the Financing Order. In particular, Applicants believe that the imposition of such a standard is not required by the applicable statute and is beyond the scope of the Commission’s designated authority and may serve to undermine the viability of securitization (Id. at 10).

Based on their reading of Section 4928.232(D)(2), Revised Code, Applicants assert that the relevant statutory standard does not focus on whether the Phase-In-Recovery Charges are the lowest possible but, rather, relates to whether cost savings are measurably enhanced as compared to existing recovery methods. (Id. at 10, 11.) Applicants submit that the “lowest cost” standard advocated by Staff is an impossible standard to satisfy inasmuch as there may always be something else out there that theoretically could have been less expensive (Id. at 12).

The Commission agrees with Applicants that, consistent with the criteria forth in Section 4928.32(D)(2), Revised Code, the Commission must determine whether the issuance of the phase-in-recovery bonds and the phase-in-recovery charges authorized by the order results in, consistent with market conditions, both measurably enhancing cost savings to customers and mitigating rate impacts to customers as compared with traditional financing mechanisms or traditional cost-recovery methods available to the electric distribution utility or, if the Commission previously approved a recovery method, as compared with that recovery method.

[Section 4928.32(D)(2), Revised Code]

A review of this statutory language reflects the absence of a specific required demonstration that Applicants certify that they have obtained the lowest Phase-In-Recovery Charges. Rather, the focus is on whether the issuance of the PIR Bonds will result in both measurably enhancing cost savings to customers and mitigating rate impacts to customers as compared with traditional financing mechanisms or traditional cost-recovery methods available to the EDU. Specifically, as part of this showing, the Commission expects that the EDU establish that the PIR Bonds reflect a market price of most recently issued comparable securities that demonstrates both measurably enhancing cost savings and mitigating rate impacts to customers as compared with traditional financing mechanisms or traditional cost-recovery methods available to the EDU. Therefore, the requisite terms of the certification (the Certification) shall be amended consistent with this determination.

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Another disputed issue related to the filing of the Issuance Advice Letter concerns the effective date of the initial Phase-In-Recovery Charges and the final terms of the PIR Bonds as set forth in the Issuance Advice Letter. Staff proposes that the terms and charges in the Issuance Advice Letter will become effective on the date of issuance of the PIR Bonds unless prior to noon on the fourth business day after pricing, the Commission issues a Supplemental Financing Order finding that the proposed issuance does not comply with the requirements of the Financing Order. (Staff Comments at 19, 20.)

Applicants request that the Staff’s proposed time frame for review of the Issuance Advice Letter be shortened from four days to the next business day. Applicants contend that the shortened time frame substantially reduces the risk of an unexpected obstacle in the closing process and allows the parties to focus on getting the transaction consummated. (Applicants’ Reply Comments at 14.) Further, Applicants assert that the submission of an Issuance Advice Letter to the Commission subsequent to pricing should only be used to confirm consistency with the form of the Issuance Advice Letter approved in the final Financing Order and to confirm the arithmetical accuracy of the information included therein. Applicants highlight that the Commission’s review of the Issuance Advice Letter should not extend beyond these parameters in order avoid introducing a level of risk and uncertainty to the bond pricing process that would be difficult for the Applicants, the underwriters and prospective investors to manage. (Id. at 13, 14.)

The Commission determines that for each series of PIR Bonds, each Applicant shall file a completed Issuance Advice Letter in the form attached hereto no later than the first business day following the pricing date for that series of PIR Bonds. The Commission will be provided four complete business days following the filing of the Issuance Advice Letter to review the Issuance Advice Letter. The Commission may stop the issuance of the PIR Bonds through the issuance of an order if the Applicants fail to make the requisite demonstration pursuant Section 4928.235(C)(2), Revised Code. If the Commission does not act within this specified time frame, the terms and charges will become effective at the end of the fourth business day following the filing of the Issuance Advice Letter. This time frame will provide an adequate amount of time for the Commission to complete its review of the Issuance Advice Letter for both form and substance and take the appropriate action if necessary consistent with the Act. This determination is reasonable especially in light of the irrevocability of the Financing Order once it becomes final in accordance with Section 4928.235(B), Revised Code.

Regarding OCC’s concerns regarding the lack of information related to the identity and the expertise of investment banking firm selected by Applicants to provide advice and service regarding the issuance of the PIR Bonds, the Commission notes that Applicants have now identified Goldman Sachs as the selected structuring advisor. The Commission finds that this selection is reasonable based on Goldman Sachs’ experience in the field of securitization as described in the application. With respect to OCC’s request that the Commission hire an independent financial advisor to assist in the review of the reasonableness of the Applicants’ proposal, including a determination of whether the estimated debt retirement costs are reasonable and if the costs conform to terms and conditions of debt securities commonly accepted in the financial industry, the Commission finds that such upfront action is not appropriate at this time.

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The Commission next considers OCC’s stated concern that over 55 percent of the total amount of the proposed bonds to be issued are included in one of the three tranches and that no alternative bond issuance scenario has been offered for the Commission’s consideration. The Commission highlights that all of the transactions contemplated by the Act are to be market driven. Applicants have set forth an actual proposal containing terms which they believe the market will currently bear. The Commission has analyzed the application to ensure that, based on the underlying terms and provisions, it satisfies the Act.

Regarding OCC’s concerns the proposed upfront financing costs of $48.5 million, the Commission first notes that this amount simply represents the estimated upfront financing costs. The actual dollar amount may actually be less than the estimated level. The Commission also points out that the estimated financing costs include approximately $40 million in debt retirement costs. Although, on their face, these are significant dollar amounts, the Commission’s primary focus is on the ultimate net savings that will be experienced as a result of the proposed securitization and on determining whether this savings constitutes measurably enhancing cost savings to customers and mitigating rate impacts to customers as compared with traditional financing mechanisms or traditional cost-recovery methods available to the EDU or, if the Commission previously approved a recovery method, as compared with that recovery method.

In order to provide measurably enhanced savings, Applicants will undertake the retirement of a portion of their existing long-term obligations. By the very terms of these existing financial instruments, early retirement costs must be incurred. Based on a review of the upfront financing costs set forth in the application, the Commission finds that these costs are reasonable and allow for measurably enhancing cost savings to customers and mitigating rate impacts to customers.

As discussed supra, OCC’s requests either the establishment of benchmarks and/or guidelines relative to the expenses and fees associated with the securitization process or in the absence of such reference points, the establishment of caps on certain expenses. In regard to this request, the Commission finds that the review of each securitization application requires its own independent analysis based on the existing market conditions and costs at a specific point and time. Therefore, the use of established benchmarks/guidelines and caps as proposed by OCC does not appear to be very conducive to the requisite review needed to be performed by the Commission. Additionally, in lieu of the caps proposed by OCC, the Commission, as noted supra, has adopted a five-percent adjustment factor to serve as the cap on the approved costs.

As noted supra, OCC believes that a cap of 8 percent should be used as the percentage of debt retirement costs to the amount of debt retired for this proceeding for all three Applicants (OCC Reply Comments at 9). OCC believes that this amount is

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appropriate since it reflects a 60 percent additional allowance on the lowest percentage of the three Applicants (i.e., CEI’s 5 percent compared with Ohio Edison’s 12 percent and Toledo Edison’s 33 percent). In support of its position, OCC focuses on the fact that the debt securities for the three Applicants are expected to be retired at the same time and should have similar terms and conditions regarding debt retirement because they are issued with similar financial ratings and are controlled by the same parent company.

Upon a review of OCC’s arguments, the Commission finds that OCC’s request to establish a cap of 8 percent for each of the Applicants should be denied. As discussed supra, regarding the issue of establishing benchmarks and caps, the Commission will review each request on a company-specific basis and will not establish generic levels to be applied across the three Applicants in this case. Additionally, while OCC opines that the debt securities should have similar terms and conditions; this is simply a general hypothesis with no company-specific analysis provided. Rather, based on the company-specific information provided in the application and considering the benefits of the application in its entirety, the Commission finds the indicated retirement costs for each Applicant to be reasonable.

As discussed supra, while OCC does not object to Toledo Edison’s request to issue PIR Bonds in an amount greater than the sum of the amounts of debt retired, debt retirement and issuance expense, it does not support Staff’s recommendation that Applicants be permitted to invest the additional $11 million in other types of short-term investments comparable to the FirstEnergy Money Pool. Additionally, OCC submits that since only a portion of the funds obtained through the proposed securitization is for the refinancing of Toledo Edison’s deferred costs, only a portion of the issuance expense and debt retirement costs associated with the securitization should be recovered through the Phase-In-Recovery Charges to customers. (OCC Reply Comments at 10.)

The Commission determines that OCC’s objections regarding this issue should be denied. First, the Commission notes that OCC has failed to provide any rationale regarding its objection to the Applicant investment of the additional $11 million. Additionally, while OCC is correct that only a portion of the funds obtained through the proposed securitization is for the refinancing of Toledo Edison’s deferred costs, this fact does not preclude the Applicant’s ability to fully recover for the related issuance and debt retirement expenses. In support of this conclusion, the Commission notes that the company would be entitled to the recovery of the $11 million in deferred assets regardless of whether the PIR Bonds are issued or not. Based on the record, the required recovery amount will be reduced through the securitization even when taking into account the issuance and debt retirement expense for the $11 million (See Application, Exhibit C). Consistent with market conditions, this reduction results in both measurably enhancing cost savings to customers and mitigating rate impacts to customers as compared with traditional recovery methods. Finally, the Commission notes that the inclusion of the $11 million as part of the securitization will provide volumetric benefit for the purpose of bringing the proposed offering to market.

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Finally, the Commission addresses OCC’s request that the Commission consider the use of an open and competitive process for the sale of the PIR Bonds rather than through a negotiated sale to investors. As discussed supra, according to Applicants, the selected structuring advisor (Goldman Sachs) in connection with this securitization transaction has represented that “obtaining the lowest interest rate is more likely to be obtained through a broad, transparent marketing process to a broad range of institutional investors, with the full cooperation and support of the Applicants in explaining the securities, rather than a competitive bid process where bids will be based upon underwriters’ subjective judgments on market clearing price.” (Id. at 20.)

In regard to this issue, the Commission notes that it expects Applicants to rely on Goldman Sachs, as the structuring advisor, to structure the PIR Bond offering in such a manner in order to obtain the most optimal rates, terms and conditions for the purpose of satisfying the requisite conditions set forth in the Act. Additionally, the Commission notes that upon the filing of the Issuance Advice Letter, including the Certification, and consistent with the Financing Order, it will ultimately have the ability to review the reasonableness of the results from this approach.

VI.	TERMS AND CONDITIONS

Pursuant to Section 4928.232(E)(1)-(7), Revised Code, the Commission must include the following components in a Financing Order:

(1)	A determination of the maximum amount and a description of the Phase-In Costs that may be recovered through PIR Bonds issued under the Financing Order;

(2)	A description of Phase-In-Recovery Property, the creation of which is authorized by the Financing Order;

(3)	A description of the financing costs that may be recovered through Phase-In-Recovery Charges and the period over which those costs may be recovered;

(4)	For Phase-In-Recovery Charges not subject to allocation according to an existing order, a description of the methodology and calculation for allocating Phase-In-Recovery Charges among customer classes, including the allocation of such charges, if any, to governmental aggregation customers based upon the proportionate benefit determination made under division (I) of Section 4928.20, Revised Code;

(5)	A description of the adjustment mechanism for use in the imposition, charging, and collection of the Phase-In-Recovery Charges;

(6)	The maximum term of the PIR Bonds; and

(7)	Any other provisions the Commission considers appropriate to ensure the full and timely imposition, charging, collection, and adjustment, pursuant to an approved adjustment mechanism, of the Phase-In-Recovery Charges described in divisions (E)(3) to (5) of this section.

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Additionally, the Commission recognizes that in order for investors to be willing to accept a relatively lower interest rate for the PIR Bonds, the bonds must have relatively low associated credit risk. In order to accomplish this objective and satisfy specific statutory requirements, there are a number of expressed regulatory authorizations that are incorporated in the Financing Order, including those related to (a) Irrevocability; (b) State pledge; (c) True sale; (d) Successor utility; (e) Security interest; (f) Bankruptcy of the electric distribution utility; (g) Non-bypassability; and (i) Validity of the Financing Order; and (j) Treatment of Phase-In-Recovery Charges.

Subject to the determinations set forth above, the Commission finds that the proposed securitization transactions are consistent with Section 4928.02, Revised Code, and result in, consistent with market conditions, both measurably enhancing cost savings to customers and mitigating rate impacts to customers as compared with traditional financing mechanisms or traditional cost-recovery methods available to EDUs or compared with previously approved recovery methods. In support of these determinations, the Commission finds that a review of Exhibits A, B, and E to the application reflects that the proposed securitization will result in a reduction in the reimbursement period for the deferred expenses and at the same time reduce the applicable interest rate; eventually netting a cost savings of approximately $104,000,000. Additionally, the Commission relies upon the Applicants’ representation that pursuant to the proposed securitization, it is expected that the following should occur:

(1)	CEI customers will have an estimated Phase-In-Recovery Charge of 0.3851 cents/kWh resulting in a monthly cost of $3.85 for the typical residential bill compared a monthly cost of $4.30 under the existing riders.

(2)	Ohio Edison customers will have an estimated Phase-In-Recovery Charge of .3198 cents/kWh resulting in a monthly cost of $3.20 for the typical residential bill compared to a monthly cost of $3.48 under the existing riders.

(3)	Toledo Edison customers will have an estimated Phase-In-Recovery Charge of .0250 cents/kWh resulting in a monthly cost of $.25 for the typical residential bill compared to the monthly cost of $.26 under the existing riders.

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(Application at 11.)

Specifically, in accordance with the application, and together with the determinations set forth in this Financing Order, the Commission authorizes the following:

A.	Formation of SPEs and Creation and Transfer of Phase-In-Recovery Property.

(1)	Each Applicant is authorized to form a separate, wholly-owned limited liability company as a SPE for the purposes of effectuating the respective securitization transactions described in the application. Each SPE is expected to be organized in Delaware. Upon formation of its respective SPE, each Applicant is then authorized to then transfer, sell, or assign its Phase-In-Recovery Property to such entity. Each SPE will be an “Assignee” of Phase-In-Recovery Property as defined in Section 4928.23(B), Revised Code, and as provided for in Section 4928.234(A), Revised Code.

(2)	Consistent with the representations set forth in the application, each SPE will be a bankruptcy remote, special purpose limited liability company, in that its activities generally will be limited to (i) purchasing, owning, administering and servicing the Phase-In-Recovery Property transferred, sold or assigned to it, (ii) issuing and, if applicable, registering the PIR Bonds, (iii) making payments on the PIR Bonds, (iv) managing, selling, assigning, pledging, collecting amounts due on, and otherwise dealing with the Phase-In-Recovery Property and (v) granting a statutory first priority security interest in the Phase-In-Recovery Property to secure such PIR Bonds.

(3)	The LLC Agreement for each SPE should reflect that each SPE is not permitted to engage in any activity not related to its restricted purposes and should contain provisions regarding separateness, independent mangers and restrictions on commencing bankruptcy and insolvency proceedings.

(4)	Each Applicant will capitalize its respective SPE in an amount of not less than 0.50 percent of its initial principal balance of the PIR Bonds, as may be adjusted upward at the time of issuance based on rating agency requirements and the return of and on such capitalization shall be maintained as an ongoing financing cost. Each Applicant will be authorized to receive a return on its respective SPE’s capitalization amount as an ongoing financing cost based on its average long-term debt rate without reduction for accumulated deferred income taxes. Upon the full repayment of the PIR Bonds, the capitalization amount will be returned to each Applicant to the extent of the available funds.

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(5)	Each SPE will have no employees and will engage with other parties to undertake the activities necessary to issue the PIR Bonds and perform other functions in connection with each issuance.

(6)	Upon the sale of the Phase-In-Recovery Property by each Applicant to its SPE subsidiary, there will arise and constitute an existing present property right and interest in such Phase-In-Recovery Property, which shall continue to exist until the PIR Bonds and all financing costs are paid in full. Consistent with Section 4928.232(G), Revised Code, the creation of each Applicant’s Phase-In-Recovery Property is confirmed and shall be simultaneous with the sale of that property to its respective SPE and the grant of a security interest therein, among other assets and property of such SPE to secure the payment of such SPE’s PIR Bonds and other obligations referenced in (7) below.

(7)	Consistent with Section 4928.2312, Revised Code, a valid and binding security interest in the Phase-In-Recovery Property, among other SPE assets and property, will be created, perfected and enforced to secure the repayment of the principal of and interest on the PIR Bonds, amounts payable under any ancillary agreement, and other financing costs. Such security interest is to be a continuously perfected security interest of the bondholder with priority over any other lien that may subsequently attach to the Phase-In-Recovery Property unless the holder of such lien otherwise agrees in writing.

(8)	All Phase-In-Recovery Property shall continue to exist regardless of whether the Phase-In-Recovery Charges have been billed, have accrued, or have been collected, and notwithstanding any requirement that the value or amount of the property is dependent on the future provision of service to customers by the EDU. Further, all such Phase-In-Recovery Property shall continue to exist until the PIR Bonds are paid in full and all financing costs have been paid in full.

(9)	Each SPE will acquire the Phase-In-Recovery Property from the applicable Applicant with the proceeds from the PIR Bonds, the repayment of which will be secured by a first priority pledge and security interest in all right, title, and interest of the SPE in (i) the Phase-In-Recovery Property, (ii) the transaction documents, (iii) the collection account and all subaccounts established in the bond indentures under which the PIR Bonds will be issued; (iv) the cash used to capitalize the SPE; (v) all other property owned by the SPE (with limited exceptions as may be appropriate); and (vi) all proceeds of each of the foregoing.

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(10)	Consistent with Section 4928.2313, Revised Code, any sale of the Phase-In-Recovery Property under this Financing Order shall be a true sale of, and not a pledge of or secured transaction relating to, the sellers right, title and interest in, to, and under the Phase-In-Recovery Property. This characterization of the sale as a true sale shall be effective and perfected against all third parties and shall not be affected or impaired by the occurrences set forth in Section 4928.2313(B), Revised Code.

B.	PIR Bonds

(1)	CEI, through its SPE, is authorized to issue in one or more series and in one or more classes/tranches PIR Bonds in an amount up to $280 million in the aggregate. The actual amount of CEI’s bond issuance cannot exceed the aggregate amount of the deferral balances and associated costs for the Riders DFC, DGC, and RER1 at the time of issuance, plus CEI’s portion of actual upfront financing costs. The proceeds of these bonds are to be used to recover, finance or refinance CEI’s portion of the actual and estimated financing costs and the following Phase-In Costs:

(a)	The remaining uncollected balances of the deferred costs with carrying charges, associated with the actual fuel costs incurred that exceeded the fuel recovery mechanism revenues collected from January 1, 2006, through December 31, 2007, which currently are being recovered through a separate rider mechanism, namely the Rider DFC;

(b)	The remaining uncollected balances of its deferred costs, with carrying charges, associated purchase power costs incurred that exceeded the purchase power recovery mechanism revenue from January 1, 2009, through May 31, 2009, which currently are being recovered through a separate rider mechanism, namely the Rider DGC.

(c)	The remaining uncollected balances of its deferred costs, with carrying charges, associated with purchase power costs incurred from March 17, 2010, through June 30, 2011, that exceeded the associated purchase power recovery mechanism revenue due to the implementation of the Residential Generation Credit Rider (Rider RGC), which currently are being recovered through a separate rider mechanism, namely Rider RER1.

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(2)	Ohio Edison, through its SPE, is authorized to issue in one or more series and one or more classes/tranches PIR Bonds in an amount up to $220 million in the aggregate. The actual amount of Ohio Edison’s bond issuance cannot exceed the aggregate amount of the deferral balances and associated costs for the Riders DFC and RER1 at the time of issuance, plus Ohio Edison’s portion of actual upfront financing costs. The proceeds of these bonds are to be used to recover, finance or refinance Ohio Edison’s portion of the actual and estimated financing costs and the following Phase-In Costs:

(a)	The remaining uncollected balances of its deferred costs, with carrying charges, associated with the actual fuel costs incurred that exceeded the fuel recovery mechanisms collected from January 1, 2006, through December 31, 2007, which currently are being recovered through a separate rider mechanism, namely Rider DFC; and

(b)	The remaining uncollected balances of its deferred costs, with carrying charges, associated with purchase power costs incurred from March 17, 2010, through June 30, 2011, that exceeded the associated purchase power recovery mechanism revenue due to implementation of the Rider RGC, which currently are being recovered through a separate rider mechanism, RER1.

(3)	Toledo Edison, through its SPE, is authorized to issue in one or more series and one or more classes/tranches PIR Bonds in an amount up to $55 million in the aggregate. The actual amount of Toledo Edison’s bond issuance cannot exceed the aggregate amount of the deferral balances and associated costs for the Rider DFC at the time of issuance, plus Toledo Edison’s portion of actual upfront financing costs. The proceeds of these bonds are to be used to recover, finance or refinance Toledo Edison’s portion of the actual and estimated financing costs and the Phase-In Costs related to the remaining uncollected balances of its deferred costs, with carrying charges, associated with the actual fuel costs incurred that exceeded the fuel recovery mechanism revenues collected from January 1, 2006, through December 31, 2007, which are correctly being recovered through a separate rider mechanism, Rider DFC.

(4)	Each SPE’s PIR Bonds will be non-recourse to the respective Applicant and its assets provided; however, that each Applicant could be liable to holders of PIR Bonds in the event that it breached representations, warranties, or covenants made by it in connection with its Sales Agreement, Servicing Agreement or otherwise to such holders in connection with securitization.

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(5)	The PIR Bonds may be issued and sold through either (i) registered public offering under the U.S. Securities Act of 1933, as amended (the Securities Act), or (ii) an unregistered offering exempt from the registration pursuant to Section 4(a)(2) (formerly Section 4(2)) of the Securities Act (A) with subsequent resales generally to qualified institutional buyers and/or purchasers outside the United States pursuant to Rule 144A and Regulation S, respectively, under the Securities Act or (B) as a negotiated private placement.

(6)	The PIR Bonds should receive a AAA (or equivalent) credit rating from applicable rating agencies.

(7)	Applicants shall have flexibility in establishing the terms and conditions for the PIR Bonds to accommodate changes in market conditions, including repayment reschedules, interest rates, financing costs, collateral requirements, required debt service, and reserves or other credit enhancement provided such changes are performed consistent with this Financing Order. Each Applicant, at its option, will also have the ability to affect a series of issuances of PIR Bonds and correlated assignments, sales, pledges, or other transfers of Phase-In-Recovery Property within the parameters set forth in the application and this Financing Order.

(8)	Notwithstanding the preceding provision, the PIR Bonds shall be issued only with fixed interest rates that are no more than 200 basis points higher than those referenced in the application (i.e. a weighted average yield, exclusive of upfront and ongoing financing costs, of less than five percent) in order to ensure that the securitization results in cost savings consistent with Section 4928.235(C)(2), Revised Code. Additionally, the recovery period for the Phase-In-Recovery Charges will not exceed the overall recovery period authorized under the existing riders.

(9)	In the case of a registered public offering: (i) material agreements will generally be filed as exhibits to a registration statement filed with the U.S. Securities and Exchange Commission (SEC); and (ii) the material terms of each such agreement will also be summarized in the related prospectus included in any such registration statement and used in the offer and sale of the PIR Bonds. In the case of an unregistered offering, the material terms of each material agreement will typically be summarized in an offering memorandum (or private placement memorandum) used in connection with the marketing of the securities, and are generally made available to current or prospective security holders.

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(10)	In order to accomplish securitization, each Applicant is authorized to enter into the necessary agreements with its respective SPE subsidiary. Applicants must file copies of the agreements with their respective SPEs in this docket.

(11)	Consistent with Section 4928.2313, Revised Code, each Applicant is authorized to enter into Sales Agreements with its respective SPE. Each Sales Agreement shall provide the terms and conditions of the absolute transfer and true sale of the appropriate Applicant’s right, title and interest in, to, and under its Phase-In-Recovery Property to its SPE.

(12)	Each Applicant is authorized to enter into Administrative Agreements with its respective SPE for administrative functions including services related to the preparation of financial statements, required filings with the SEC (if any), any tax return required to be filed under applicable law, qualification to do business and minutes of managers’ meetings. Each Applicant (or any successor administrator thereof) will receive a periodic administration fee, expected to be $50,000 annually, for performing these services, which, together with costs and expenses incurred by the administrator, will be recovered through Phase-In- Recovery Charges, as financing costs.

(13)	Each Applicant is authorized to enter into a Servicing Agreement with its respective SPE detailing the services that the Applicant will provide to its SPE principally with respect to calculating, billing and collecting the Phase-In-Recovery Charges. Each servicer under the Applicable Servicing Agreement will be responsible for, among other things: (i) posting of collections, (ii) responding to inquiries by customers, competitive retail electric suppliers (if any), the Commission or others regarding Phase-In-Recovery Charges, (iii) calculating historical electricity usage and customer payment information (e.g., uncollectibles, typical lags between billing and collection charges), (iv) projecting future electricity usage and customer payment information, (v) accounting for collections, (vi) furnishing periodic reports and statements, (vii) making certain filings as necessary to perfect the trustee’s lien on the Phase-In-Recovery Property, and (viii) taking all necessary action in connection with Phase-In-Recovery Charge adjustments.

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(14)	Each Applicant (or any successor EDU) is authorized to receive a periodic servicing fee, which will be recovered through Phase-In-Recovery Charges as a financing cost. Based upon both estimated costs of performing the servicing function and market precedent for such fees, the annual servicing fee to be paid to the respective Applicant or its successor EDU shall be 0.10 percent of the initial principal amounts of the PIR Bonds issued by the SPE of such Applicant. In the event that there is no EDU successor willing or able to perform such servicing functions, a non-utility servicer shall be engaged, and given the incremental costs to perform the servicing function shall be entitled to an increased annual servicing fee to preserve the PIR Bond ratings. However, the annual servicing fee for such non-utility successor shall not exceed 0.75 percent of the initial principal amount of the PIR Bonds.

(15)	The PIR Bonds will not be included in the regulatory capital structure of the Applicants going forward. The PIR Bonds shall be recorded in accordance with GAAP as long-term debt on the balance sheet of each Applicant’s SPE to which the Phase-In- Recovery Property is sold in connection with the securitization for financial reporting purposes. Each SPE’s PIR Bonds will also appear on the consolidated balance sheet of the respective Applicant, as the parent company, in its GAAP financial statements.

C.	Phase-In-Recovery Trusts (PIR Trust)

(1)	As an alternative to directly issuing and marketing the PIR Bonds to unaffiliated investors through either a registered public offering or unregistered exempt offering, each SPE may issue the PIR Bonds to a single purpose trust established jointly by the Applicants.

(2)	Notes or other pass-through certificates or similar instruments (the PIR Certificates) may be issued by the PIR Trust to investors representing undivided beneficial interests in the SPE’s PIR Bonds held by the PIR Trust. The PIR Trust shall engage in no activities other than the holding of the PIR Bonds, issuing the PIR Certificates and engaging in other related activities.

(3)	The PIR Certificates issued by the PIR Trust shall be sold either through a registered public offering or an unregistered exempt offering.

(4)	None of the SPEs shall be obligated with respect to any other SPE’s PIR Bonds. Therefore, the customers of the respective Applicants will not be affected by the actions of any other Applicant or the adequacy of the Phase-In-Recovery Property of such other Applicant.

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(5)	The PIR Trust will transfer an allocable portion of the net proceeds from the sale of the PIR Certificates to the applicable SPE and each such SPE will in turn transfer the proceeds to the applicable Applicant in consideration for the Phase-In-Recovery Property sold to such SPE by the respective Applicant.

(6)	In deciding whether to directly issue and market the PIR Bonds to unaffiliated investors through a registered public offering, an unregistered exempt offering or a PIR Trust, Applicants must negotiate and obtain terms that result in both measurably enhancing cost savings to customers and mitigating rate impacts to customers as compared with traditional financing mechanisms or traditional cost- recovery methods available to the EDU.

(7)	The costs of setting up and maintaining the PIR Trust, including fees and expenses of the trustee and its counsel, shall be included in and constitute upfront and ongoing financing costs.

D.	Phase-In-Recovery Charges

(1)	Phase-In-Recovery Charges, together with the adjustment mechanism, will provide for the full and timely recovery of all costs associated with the issuance of or use of proceeds from the PIR Bonds approved in this proceeding, including all Phase-In Costs and financing costs as described in this Financing Order.

(2)	Consistent with Section 4928.239(B)(1), Revised Code, all of the Applicants’ customers will be responsible for the repayment of PIR Bonds and financing costs through the imposition of separate, nonbypassable Phase-In- Recovery Charges.

(3)	Consistent with Section 4928.238(B), Revised Code, there may be an allocation of proportionate charges to government aggregation customers.

(4)

Phase-In-Recovery Charges will be included on each Applicant’s customer bills which will incorporate a notation reflecting that the right to impose, charge, and collect Phase-In-Recovery Charges is owned by the SPE formed by the respective Applicant. Applicants are authorized to modify their bill format to include the language proposed in the application. As requested in the application, similar language may be included in billing inserts or other communications

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to customers. Applicants must provide customers with a one-time notification regarding the change to allow for the inclusion of the Rider PIR as part of the charges recovered on the bill.

(5)	If a customer of the EDU purchases electric generation service from a competitive retail electric service provider, the EDU shall collect the Phase-In- Recovery Charges directly from that customer. If a customer of the EDU subsequently receives retail electric distribution service from another EDU operating in the same service area, including by succession, assignment, transfer, or merger, the Phase-In-Recovery Charges shall continue to apply to the customer.

(6)	Each Applicant is authorized to estimate the amount of revenue otherwise collected from each rate schedule under the existing riders identified. These estimated revenues, by rate schedule, will then be used to determine allocation ratios representing the proportion of the total revenue collected from each rate schedule under the existing recovery methodology on a monthly basis. These allocation ratios will then be applied to the estimated amounts to be recovered tinder the Phase-In-Recovery Charges in order that in essence, each rate schedule will be paying approximately the same proportion of the Phase-In-Recovery Charges as they are currently paying for each applicable rider under the existing recovery methodology. This same methodology should be utilized for governmental aggregation customers. In the event that, for any reason, any Phase-In- Recovery Charges cannot be allocated to a given customer class, such charges shall be allocated to the remaining customer classes, using the same ratable allocation to the customer classes excluding the customer classes where allocation is not feasible.

(7)	Each SPE shall, pursuant to its indenture or organizational documents, have a priority of payments that shall establish how collection of Phase-In-Recovery Charges and any other amounts are applied to pay principal, interest on, and other costs related to PIR Bonds. The right to impose, charge and collect Phase-In-Recovery Charges, although owned by the applicable SPE, will be considered EDU charges for the purpose of priority of customer payments and termination/reconnection of service will be considered charges of the respective Applicant and will be accorded similar treatment with the Applicant’s own charges under applicable statutes, the Commission’s rules, and tariffs of the respective tariffs.

(8)	The determination of Phase-in-Recovery Charges for each Applicant will take into account (a) the timing and amounts of principal, interest, and other financing costs, (b) the expected monthly

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electricity consumption by customers of the Applicant, (c) the expected delays between the billing and collection of the Phase-In-Recovery Charges, and (d) the expected uncollectibles related to Phase-In-Recovery Charges.

(9)	To ensure the full and timely collection of Phase-In- Recovery Charges, including minimizing the likelihood that customer defaults in the payment of Phase-In-Recovery Charges result in additional charges being borne by other nondefaulting customers, Applicants may terminate any customer who defaults payment of the Phase-In-Recovery Charges. This disconnection shall occur in accordance with applicable statutes, Commission rules and orders and the Applicants’ rules, tariffs, and practices applicable to other charges owed directly to an Applicant.

(10)	Applicants represent that their current estimate of upfront financing costs is approximately $8.4 million in the aggregate, exclusive of debt retirement costs. Through the filing of their Issuance Advice Letter, Applicants are required to provide the Commission with their actual upfront and estimated ongoing financing costs. The aggregate upfront and ongoing financing costs for the issuance of the PIR Bonds exclusive of the debt retirement costs, under the single combined issuance, and should not exceed, by more than 5 percent, the total of the amounts reflected in columns B-D on Exhibit C of the application, Pages 1, 2 and the financial advisor expenses discussed infra. The debt retirement costs should not exceed, by more than 15 percent, the total of the amounts reflected in columns B-D on Exhibit C of the application, Page 1.

(11)	In the context of this proceeding, consistent with Section 4928.23(K), Revised Code, Phase-In- Recovery Property is comprised of the property, rights and interests of the EDU under a Final Financing Order, including the right to impose, charge and collect the Phase-In-Recovery Charges that shall be used to pay and secure the payment of PIR Bonds and financing costs, and including the right to obtain adjustments to Phase-In-Recovery Charges, and any revenues, receipts, collections, rights to payment, payments, moneys, claims, or other proceeds arising from the rights and interests created under the Final Financing Order.

(12)	Each Applicant is authorized to create its respective Phase-In-Recovery Property.

(13)	Applicants are authorized to recover their upfront and ongoing financing costs through the issuance of the PIR Bonds and the

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collection of Phase-In-Recovery Charges. The right to recover financing costs constitutes Phase-In-Recovery Property consistent with Section 4928.23(K), Revised Code. The authorized estimated, upfront financing costs include without limitation, the estimated costs associated with the retiring or refunding of existing long-term debt of the Applicants, counsel fees, structural advisory fees, underwriting fees, rating agency fees, independent auditors’ fees, and filing and printing expenses. The estimated ongoing financing costs include, without limitation, servicing fees, other administrative fees, the cost of any reserves or other credit enhancement (if required) for the PIR Bonds, the periodic costs for servicing the PIR Bonds and the Phase-In-Recovery Charges, trustee and other administrative costs and, if the PIR Bonds are issued in a registered public offering, ongoing Securities and Exchange Commission (SEC) compliance costs. Financing costs also include the recovery of all tax liabilities associated with the collection of the Phase-In-Recovery Charges or otherwise arising due to the securitization.

(14)	Applicants propose tariff sheets reflecting Phase-In-Recovery Charges that are expected to approximate the final tariff charges based upon currently available information related to the terms of the proposed issuance of the PIR Bonds. These tariff sheets are approved in form only. Consistent with Section 4928.232(H), Revised Code, Applicants are directed to file updated tariff sheets to reflect the final initial Phase-In-Recovery Charges determined in accordance with the Commission approved adjustment mechanism to reflect the actual costs and any other revised assumptions. The actual costs to be utilized must be consistent with the criteria discussed in this Financing Order. The final initial Phase-In-Recovery Charges to be included in the final initial tariff sheets are to reflect the terms and conditions of the Final Financing Order including all Phase-In Costs and financing costs. Unless suspended by the Commission, these updated tariff sheets shall be considered approved and effective upon the issuance of the PIR Bonds.

(15)	The existing riders will be reduced to zero on the effective date of the Final Initial Tariff Sheets subject to final reconciliation of the remaining deferral balances, if any, which will be maintained on the Applicants’ books subject to carrying charges until the full cost recovery occurs. Any final reconciliation that reduces deferral balances below zero shall similarly produce a customer credit and will not affect the Phase-In-Recovery Charges, which are irrevocable. The existing riders shall cease to exist upon the issuance of the PIR Bonds and approval of the corresponding tariff sheets.

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E.	Adjustment Mechanism

(1)	Consistent with the methodology set forth in the application (Exhibit F), each Applicant is authorized to make periodic adjustments to the Phase-In- Recovery Charges to be paid by its customers pursuant to this Order.

(2)

The initial update to each Applicant’s Rider PIR will be up to 12 months after the issuance date of the PIR Bonds. Subsequently, each Applicant’s Rider PIR shall be updated semiannually with the exception of the last year each series of PIR Bonds is expected to be outstanding. Specifically, no later than November 1st and May 1st of each year, each Applicant must file a request for approval of the adjusted Phase-In-Recovery Charges and the corresponding amended tariff sheets.

(3)	Unless otherwise ordered by the Commission, these adjusted charges and the associated tariff amendments shall become automatically effective on a service rendered basis sixty days after the filing of the request. Consistent with Section 4928.238, Revised Code, the Commission’s review of this request shall be limited to a determination of whether there is any mathematical error in the application of the adjustment mechanism to the Phase-In-Recovery Charges.

(4)	With respect to the last year that each series of PIR Bonds are expected to be outstanding, updates as frequently as monthly may be necessary.

(5)	No adjustment approved under Section 4928.238, Revised Code, shall in any way effect the irrevocability of the Final Financing Order as specified in Section 4928.235, Revised Code.

(6)	Consistent with Section 4928.2312, Revised Code, no application for an adjustment mechanism, pursuant to Section 4928.238, Revised Code, shall affect the validity, perfection, or priority of the security interest in or the transfer of Phase-In-Recovery Property under the Final Financing Order.

F.	Additional Requirements

(1)

The Commission directs Applicants to retain an independent financial advisor selected by the Commission Staff for the purpose of engaging in its review of the final terms of the proposed transaction consistent with Section (F) infra, including, but not

12-1465-EL-ATS	-37-

limited to the attestation that the final terms and conditions of the transaction are consistent with this Financing Order and the requisite statutory provisions.

(2)	In order to ensure, as required by Section 4928.32(D)(2), Revised Code, that the structuring and pricing of the PIR Bonds result in the charges consistent with market conditions and the terms of this Financing Order, it is necessary for the Commission, acting through its designated representative or financial advisor, to have a decision making role co-equal with Applicants with respect to the structuring and pricing of the PIR Bonds and that all matters relating to the structuring and pricing of the PIR Bonds shall be determined through a joint decision of Applicant and the Commission’s designated representative or financing advisor. The primary responsibilities of the Commission’s financial advisor are to ensure that the structuring and pricing of the PIR Bonds result in charges consistent with market conditions and the terms of this Financing Order and that it protects the competitiveness of the retail electric market in this State. To fulfill its obligations under this Financing Order, the Commission’s financial advisor must give effect to the Commission’s directive that the PIR Bonds reflect a market price of most recently issued comparable securities that demonstrates both measurably enhancing cost savings and mitigating rate impacts to customers as compared with traditional financing mechanisms or traditional cost-recovery.

(3)	To properly advise the Commission, the Commission’s financial advisor must not participate in the underwriting of the PIR Bonds and its fee should not be based upon a percentage of the PIR Bond issuance. Its role should be limited to advising the Commission or acting on behalf of the Commission regarding the structure and pricing of the PIR Bonds. The financial advisor must, however, have an integral role in the pricing, marketing and structuring of the PIR Bonds in order to provide competent advice to the Commission. This requires the financial advisor to participate fully in all plans and decisions related to the pricing, marketing, and structuring of the PIR Bonds and that it be provided timely information as necessary to fulfill its obligation to advise the Commission in a timely manner. In addition, the financial advisor’s fee should be capped at an amount not to exceed $500,000, which will be included as part of the upfront financing costs.

(4)

For each PIR Bond tranche, upon the determination of the final structure of the bonds but prior to the actual issuance, the Applicants shall file the Issuance Advice Letter, including the Certification,

12-1465-EL-ATS	-38-

attached to this Financing Order, no later than the end of the first business day after the pricing date for that series of PIR Bonds. The issuance advice letter should include the actual dollar amount of the initial Phase- In-Recovery Charges and other information specific to the PIR Bonds to be issued.

(5)	The Commission has four complete business days following the filing of the Issuance Advice Letter to complete its review for both format and substance. If the Commission does not act within this specified time frame, terms and charges will become effective at the end of the fourth business day following the filing of the Issuance Advice Letter.

(6)	Consistent with Section 4928.2315, the Commission, on behalf of the State of Ohio, pledges to and agrees with bondholders, any assignee, and any financing parties under a Final Financing Order that the State will not take or permit any action that impairs the value of the Phase-In-Recovery Property under the Final Financing Order or revises the Phase-In Costs for which recovery is authorized under the Final Financing Order or, except as allowed under Section 4928.238, Revised Code, reduce, alter, or impair Phase-In-Recovery Charges that are imposed, charged, collected, or remitted for the benefit of the bondholders, any assignee, and any financing parties, until any principal, interest, and redemption premium in respect of PIR Bonds, all financing costs, and all amounts to be paid to an assignee or financing party under an ancillary agreement are paid and performed in full.

(7)	Consistent with Section 4928.2311, Revised Code, any successor to any Applicant, shall be bound to the requirements of Sections 4928.23, Revised Code, to 4928.317, Revised Code, and shall be obliged to perform and satisfy all obligations of the EDU under the Final Financing Order, including those related to the servicing of the bonds.

(8)

Consistent with Section 4928.2310, Revised Code, if any Applicant subject to this Financing Order defaults on any required payment of a Phase-In- Recovery Revenues, a court, upon application by an interested party and without limiting any other remedies available to the Applicant, shall order the sequestration and payment of the revenues for the benefit of bondholders, any assignee, and any financing parties. The court order shall remain in full force and effect notwithstanding any bankruptcy, reorganization, or other insolvency proceedings with respect to any Applicant or its affiliate. Customers of any Applicant shall be held harmless for the failure of

12-1465-EL-ATS	-39-

the Applicant to remit any required payment of Phase-In-Recovery Revenues, and such failure shall in no way affect the Phase-In- Recovery Property or the rights to impose, collect, and adjust the Phase-In-Recovery Charges. Phase-In-Recovery Property under a Final Financing Order and the interests of an assignee, bondholder, or financing party in that property under a financing agreement are not subject to setoff, counterclaim, surcharge, or defense by the Applicant, including as a result of its failure to provide, past, present, or future services, or in connection with the bankruptcy reorganization, or other insolvency proceeding of an Applicant, any affiliate, or any other entity.

(9)	Consistent with Section 4928.235, a Final Financing Order in this proceeding shall:

(a)	remain in effect until the Phase-In- Recovery Bonds issued under the Order and all financing costs have been paid in full;

(b)	remain in effect and unabated notwithstanding the bankruptcy, reorganization, or insolvency of any Applicant or its affiliate or the commencement of any judicial or nonjudicial proceeding on the Final Financing Order;

(c)	be considered irrevocable and the Commission may not reduce, impair, postpone, or terminate the Phase-In-Recovery Charges authorized in the Final Financing Order or impair the Phase-In-Recovery Property or the collection or recovery of the Phase-In Costs.

(10)	Consistent with Section 4928.235, Revised Code, subsequent to a Financing Order being issued or becoming final and taking effect, but before PIR Bonds have been issued, if marketing conditions are such that customers will not realize cost savings from the issuance of the PIR Bonds, Applicants shall not proceed with securitization under the Final Financing Order.

(11)

If and to the extent that the Commission subsequently allows third parties to bill and/or collect any Phase-In-Recovery Charges, the Commission will take steps to ensure nonbypassability and minimize the likelihood of default by third-party servicers, which generally would include (i) operational standards and minimum credit requirements for any such third party billing servicer, or require a cash deposit, letter of credit or other credit mitigant in lieu thereof, (ii) a finding that, regardless of who is responsible for

12-1465-EL-ATS	-40-

billing, customers shall continue to be responsible for Phase-In-Recovery Charges, (iii) if a third party meters and bills for the Phase-In-Recovery Charges, that the electric distribution utility (as servicer) must have access to information on billing and usage by customers to provide for proper reporting to the SPE and to perform its obligations as servicer, (iv) in the case of a third party default, billing responsibilities must be promptly transferred to another party to minimize potential losses; and (v) the failure of customers to pay Phase-In-Recovery Charges shall allow service termination by the electric distribution utility on behalf of the SPE of the customers failing to pay Phase-In-Recovery Charges in accordance with Commission-approved service termination rules and orders. Any costs associated with such third-party billing and/or collection shall be included as part of the recoverable, ongoing Phase-In Costs or any other rates or charges, as appropriate. Further, the Commission shall not permit implementation of any third-party billing/collection that would result in a downgrade of the PIR Bonds.

FINDINGS OF FACT AND CONCLUSIONS OF LAW:

(1)	Applicants are EDUs, as defined in Section 4928.02(A)(6), Revised Code.

(2)	Sections 4928.23 through 4928.2318, Revised Code, provide EDUs with the mechanism to securitize, through the issuance of PIR Bonds previously approved deferred assets.

(3)	On May 3, 2012, as amended on August 16, 2012, Applicants filed a joint application requesting authority, pursuant to Sections 4928.23 through 4928.2318, Revised Code, to recover certain specified Phase-In Costs through the issuance of PIR Bonds.

(4)	On June 25, 2012, initial comments were filed by Staff and OCC. On July 9, 2012, reply comments were filed by Applicants and OCC.

(5)	The proposed securitization transactions, as discussed and amended by this Financing Order, results in, consistent with market conditions, both measurably enhancing cost savings to customers and mitigating rate impacts to customers as compared with previously approved recovery methods.

(6)	The proposed securitization transactions, as set forth in this Financing Order, are consistent with Section 4928.02, Revised Code.

(7)	This Financing Order shall become final and take effect as provided in Section 4928.233(E), Revised Code, and thereafter shall be considered as the Final Financing Order.

12-1465-EL-ATS	-41-

ORDER:

It is, therefore,

ORDERED, That the application be approved consistent with the conditions set forth in this Financing Order. It is, further,

ORDERED, That CEI, Toledo Edison, and Ohio Edison be authorized to enter into transactions for the issuance of PIR Bonds and to assess and collect Phase-In- Recovery Charges, as set forth in this Financing Order. It is, further,

ORDERED, That Applicants file the applicable SPE agreements in accordance with the terms of this Financing Order. It is, further,

ORDERED, That Applicants file their respective Issuance Advice Letters with the accompanying certification consistent with this Financing Order, It is, further,

ORDERED, That Applicants retain a financial advisor on behalf of the Commission consistent with this Order, It is, further,

ORDERED, That concurrent with the filing of the Issuance Advice Letter, the Commission’s financial advisor shall file its attestation consistent with this Order. It is, further,

ORDERED, That all reports issued by the Commission’s financial advisor shall be docketed in this proceeding. It is, further,

ORDERED, That Applicants file a confirmation upon the final issuance of the PIR Bonds consistent with this Financing Order. It is, further,

ORDERED, That Applicants file their revised tariff sheets consistent with this Financing Order. It is, further,

ORDERED, That the revised tariff sheets be considered approved and upon the issuance of the PIR Bonds, It is, further,

ORDERED, That Applicants modify their bill formats consistent with this Financing Order. It is, further,

ORDERED, That, consistent with this Financing Order, Applicants provide customer notice of the Rider PIR charges. It is, further,

ORDERED, That Applicants comply with the adjustment mechanism set forth in this Financing Order. It is, further,

12-1465-EL-ATS	-42-

ORDERED, That OCC’s motion to intervene be granted. It is further, ORDERED, That Applicants’ request that the Commission consider the application on an expedited basis is denied. It is, further,

ORDERED, That a copy of this Financing Order be served upon all parties and interested persons of record in this case.

ATTACHMENT B

TO THE MEMORANDUM IN SUPPORT OF APPLICATION FOR REHEARING

OF OHIO EDISON COMPANY, THE CLEVELAND ELECTRIC

ILLUMINATING COMPANY, AND THE TOLEDO EDISON COMPANY

Case No. 12-1465-EL-ATS

ATTACHMENT 1

FORM OF ISSUANCE ADVICE LETTER

    day                         , 201

Case No. 12-1465-EL-ATS

The Public Utilities Commission of Ohio

SUBJECT: ISSUANCE ADVICE LETTER FOR PHASE-IN-RECOVERY BONDS

Pursuant to the Financing Order issued In the Matter of the Joint Application of Ohio Edison Company, The Cleveland Electric Illuminating Company, and The Toledo Edison Company for Authority to Issue Phase-In-Recovery Bonds and Impose, Charge and Collect Phase-In-Recovery Charges and for Approvals of Tariff and Bill Format Changes in Case No. 12-1465-EL-ATS, each Applicant hereby submits, no later than the end of the first business day after the pricing of this series of PIR Bonds, the information referenced below. This Issuance Advice Letter is for the PIR Bonds series    , tranches             . Any capitalized terms not defined in this Issuance Advice Letter shall have the meanings ascribed to them in the Financing Order.

PURPOSE:

This filing establishes the following:

(a)	The total amount of Phase-In Costs and financing costs being securitized;

(b)	Confirmation of compliance with issuance standards;

(c)	The actual terms and structure of the PIR Bonds being issued;

(d)	The initial Phase-In-Recovery Charges for retail users; and

(e)	The identification of the SPEs.

PHASE-IN COSTS BEING SECURITIZED:

The total amount of Phase-In Costs and financing costs being securitized is presented in Attachment 1.

Case No. 12-1465-EL-ATS

COMPLIANCE WITH ISSUANCE STANDARDS

The Financing Order requires Applicants to confirm, using the methodology approved therein, that the actual terms of the PIR Bonds result in compliance with the standards set forth in the Financing Order. These standards are:

1.	The total amount of Phase-In-Recovery Charge revenues to be collected under the Financing Order is less than the revenue requirement that would be recovered using traditional cost recovery mechanisms (See Exhibit-A, Attachment 2, Schedule C and D);

2.	The PIR Bonds will be issued in one or more series comprised of one or more tranches having final maturities of years and legal final maturities not exceeding years from the date of issuance of such series (See Exhibit-A, Attachment 2, Schedule A); and

The structuring and pricing of the PIR Bonds is certified by the Applicants to result in the Phase-In-Recovery Charges as of the date of issuance consistent with market conditions and the terms set out in this Financing Order (See Exhibit-A, Attachment 3) that demonstrates both measurably enhanced cost savings to customers and mitigates rate impacts to customers as compared with traditional cost recovery methods available to the Applicants.

Case No. 12-1465-EL-ATS

ACTUAL TERMS OF ISSUANCE

PIR Bond Series:

PIR Bond Issuer: [SPE]

Trustee:

Closing date:                     , 201

Bond ratings: S&P AAA, Fitch AAA, Moody’s Aaa

Amount Issued: $

PIR Bond Issuance Costs (upfront financing costs): See Attachment        Schedule

PIR Bond Support and Servicing (ongoing financing costs): See Attachment        Schedule

Tranche	Coupon Rate	Expected Final Maturity	Legal Final Maturity
A-1		/ /	/ /
A-2		/ /	/ /
A-3		/ /	/ /

Effective Annual Weighted Average Interest Rate of the PIR Bonds		%
Life of Series:	years
Weighted Average Life of Series:	years
Call Provisions (including premium, if any):
Target Amortization Schedule:
Target Final Maturity Dates:
Legal final Maturity Dates:
Payments to Investors:	Semiannually Beginning , 201
Initial annual Servicing Fee as a percent of original PIR Bond principal balance:		%

Case No. 12-1465-EL-ATS

INITIAL PHASE-IN-RECOVERY CHARGES

Table I below shows the current assumptions for variables used in the calculation of the initial Phase-In-Recovery Charges.

TABLE I

Input Values For Initial Phase-In-Recovery Charges

Applicable period: from , to ,
Forecasted retail kWh sales for the applicable period:
PIR Bond debt service for the applicable period:	$
Percent of billed amounts expected to be charged-off		%
Forecasted % of Billing Paid in the Applicable Period:		%
Forecasted retail kWh sales billed and collected for the applicable period:
Current PIR Bond outstanding balance:	$	.
Target PIR Bond outstanding balance as of / /	$
Total Periodic Billing Requirement for applicable period:	$

Case No. 12-1465-EL-ATS

ATTACHMENT-1

SCHEDULE A

TOTAL AMOUNT SECURITIZED

	OE	CEI	TE	Total
Amount permitted to be securitized by Financing Order	$	$	$	$
Phase-In Costs	$	$	$	$
Upfront financing costs	$	$	$	$
TOTAL AMOUNT SECURITIZED	$	$	$	$

Case No. 12-1465-EL-ATS

ATTACHMENT-l

SCHEDULE B

ESTIMATED UPFRONT FINANCING COSTS

AMOUNT[1]
1	Accountant’s/Auditor’s Fees
2	Fee for Applicants’ Structuring Advisor
3	Legal Fees and Expenses for Applicants/Issuer’s Counsel
4	Legal Fees and Expenses for Trustee’s Counsel
5	Legal Fees and Expenses for Underwriter’s Counsel
6	Printing and Filing Fees
7	Rating Agency Fee[2]
8	SEC Registration Fees[3]
9	Servicer Set-up Costs[4]
10	Trustee Payments
11	Underwriting Costs[5]
12	Fees & Expenses for Commission’s Financial Advisor
13	Miscellaneous[6]
14	Subtotal Issuance Expenses (Sum Lines 1-13)
15	Debt Retirement Costs[7]
16	TOTAL ESTIMATED UP-FRONT FINANCING COSTS
(Lines 14 + Line 15)

[1]	Up-front financing costs expected to be allocated based upon Phase-In Cost amounts assuming an SEC-registered single combined offering, unless otherwise noted.
[2]	Based upon current fee schedules applied to issuance amounts which change from time to time.
[3]	Based upon current fee level of $0.0000393 applied to issuance amounts
[4]	Assumes $100,000 per Applicant.
[5]	Based upon fee level of 0.50% applied to issuance amounts.
[6]	Unforeseen expenses, if any, will be described in the [Final Financing Order] following the issuance of the PIR Bonds.
[7]	Will vary depending upon market conditions and the timing and method of debt retirement.

Case No. 12-1465-EL-ATS

ATTACHMENT-2

SCHEDULE-A

PIR BOND REPAYMENT SCHEDULE

SERIES              , TRANCHE

Payment Date	Principal Balance	Interest	Principal	Total Payment

SERIES              , TRANCHE

Payment Date	Principal Balance	Interest	Principal	Total Payment

SERIES              , TRANCHE

Payment Date	Principal Balance	Interest	Principal	Total Payment

Case No. 12-1465-EL-ATS

ATTACHMENT-2

SCHEDULE-B

ONGOING FINANCING COSTS

ANNUAL AMOUNT[1]
Ongoing Servicer Fee (The Companies as Servicer)[2] (0.10% of issuance amount) OR Ongoing Servicer Fee (Third Party as Servicer) ( % of issuance amount)
Administration Fees and Expenses
Trustee Fees and Expenses
Legal Fees
Accounting Fees
SPE Independent Manager’s Fees
Rating Agency Fees[3]
Reporting and SEC Filing Fees
Miscellaneous
Return on Capital Account[4]
Dealers in Intangible Tax[5]
TOTAL ONGOING FINANCING COSTS

Note: The amounts shown for each category of operating expense on this attachment are the expected expenses for the first year of the PIR Bonds. Phase-In Recovery Charges will be adjusted at least semi-annually to reflect any changes in ongoing financing costs through the true-up process described in the Financing Order.

[1]	Ongoing financing costs expected to be allocated ratably based upon issuance amount assuming an SEC-registered single combined offering.
[2]	Assumes each Applicant acts as servicer and earns annual servicing fees equal to 0.10% of issuance amount.
[3]	Based upon current scheduled fee levels.
[4]	Assumes each Applicant funds reserve account equal to 0.50% of issuance amount and earns an annual rate of return of 6.85% thereon.
[5]	Assumes each securitization SPE is required to pay a 0.8% annual tax on amounts funded in capital account.

Case No. 12-1465-EL-ATS

ATTACHMENT-2

SCHEDULE-C

SUMMARY OF PHASE-IN-RECOVERY CHARGES

Year (a)	PIR Bond Payments[1] (b)	Ongoing Financing Costs[2] (c)	Total Nominal Phase-In- Recovery Charge Requirement[3] (d)	Present Value of Phase-In- Recovery Charges[4] (e)

[1]	From Attachment 2, Schedule A.
[2]	From Attachment 2, Schedule B.
[3]	Sum of PIR Bond payments and ongoing financing costs, adjusted for applicable taxes, uncollectibles and billing lags
[4]	The discount rate used is the weighted average effective annual interest rate of the PIR Bonds.

Case No. 12-1465-EL-ATS

ATTACHMENT-2

SCHEDULE-D

COMPLIANCE WITH THE PRESENT VALUE STANDARD1

	Existing Ratemaking[2]	Securitization Financing[3]	Savings/ (Cost) of Securitization Financing
Nominal	$	$	$
Present Value	$	$	$

[1]	Calculated in accordance with the methodology used in the Joint Application using the discount rate referenced in footnote 4 on Attachment-2, Schedule-C, page 9 of 12.
[2]	Carrying Costs at 6.85%.
[3]	From Attachment 2, Schedule C.

Case No. 12-1465-EL-ATS

ATTACHMENT-3

CERTIFICATION OF COMPLIANCE

[FE Companies Letterhead]

Date:             , 201

Re:	Joint Application of Ohio Edison Company, The Cleveland Electric Illuminating Company, and The Toledo Edison Company, Case No. 12-1465-EL-ATS

Applicants, Ohio Edison, Cleveland Electric, and Toledo Edison submit this Certification pursuant to the Financing Order In the Matter of the Joint Application of Ohio Edison Company, The Cleveland Electric Illuminating Company, and The Toledo Edison Company for Authority to Issue Phase-In-Recovery Bonds and Impose, Charge and Collect Phase-In-Recovery Charges and for Approvals of Tariff and Bill Format Changes in Case No. 12-1465-EL-ATS. All capitalized terms not defined in this letter shall have the meanings ascribed to them in the Financing Order.

In its issuance advice letter dated                  , 201    , the Applicant has set forth the following particulars of the PIR Bonds:

Name of PIR Bonds:

PIR Bond Issuer: [SPE]

Trustee:

Closing date:             , 201

Amount Issued: $

Expected Amortization Schedule: See Attachment 2, Schedule A to the Issuance Advice Letter

Distributions to Investors (quarterly or semi-annually):

Weighted Average Coupon Rate:     %

Weighted Average Yield:    %

The following actions were taken in connection with the design, structuring and pricing of the PIR Bonds:

<Insert actions actually taken here>

Case No. 12-1465-EL-ATS

Based upon the information reasonably available to its officers, agents, and employees of the Applicants, the Applicants hereby certify that the structuring and pricing of the PIR Bonds, as described in the Issuance Advice Letter, will result in the Phase-In-Recovery Charges as of the date of issuance, consistent with market conditions and the terms set out in this Financing Order that demonstrates both measurably enhanced cost savings to customers and mitigates rate impacts to customers as compared with traditional cost recovery methods available to the Applicants.

The forgoing certifications do not mean that lower Phase-In-Recovery Charges could not have been achieved under different market conditions, or that structuring and pricing the PIR Bonds under conditions not permitted by the Financing Order could not also have achieved lower PIR Bond charges.

The Applicants are delivering this Certification to the Commission solely to assist the Commission in establishing compliance with the aforementioned standard. The Applicants specifically disclaim any responsibility to any other person for the contents of this Certification, whether such person claims rights directly or as third-party beneficiary.

Respectfully submitted,

OHIO EDISON COMPANY
THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
THE TOLEDO EDISON COMPANY

By:
Name:
Title: